                                                         FILE NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                     UNITED PAN-EUROPE COMMUNICATIONS N. V.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              THE NETHERLANDS                                   4841
      (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL
      INCORPORATION OR ORGANIZATION)                 CLASSIFICATION CODE NUMBER)

              THE NETHERLANDS                                98-0191997
      (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                            ------------------------
                     UNITED PAN-EUROPE COMMUNICATIONS N. V.
                            FRED. ROESKESTRAAT 123,
                                 P.O. BOX 74763
                       1076 EE AMSTERDAM, THE NETHERLANDS
                                 31-20-778-9840
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                     UNITED PAN-EUROPE COMMUNICATIONS N.V.
                                 P.O. BOX 74763
                               1076 EE AMSTERDAM
                                THE NETHERLANDS
                                 31-20-778-9840
                            ------------------------
              MICHAEL T. FRIES, CHAIRMAN OF UPC SUPERVISORY BOARD
                           C/O UNITEDGLOBALCOM, INC.
                      4643 SOUTH ULSTER STREET, SUITE 1300
                             DENVER, COLORADO 80237
                                 (303) 770-4001
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                 BONNIE A. BARSAMIAN, ESQ.                                       WILLIAM A. PLAPINGER, ESQ.
             CLIFFORD CHANCE ROGERS & WELLS LLP                                     SULLIVAN & CROMWELL
                      200 PARK AVENUE                                                ST. OLAVE'S HOUSE
                  NEW YORK, NEW YORK 10166                                           9A IRONMONGER LANE
                       (212) 878-8000                                             LONDON, ENGLAND EC2V 8EY
                                                                                      +44-20-7710-6500

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective and upon completion of the transactions described in the enclosed prospectus.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM           PROPOSED
  TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE          OFFERING PRICE       MAXIMUM AGGREGATE          AMOUNT OF
       TO BE REGISTERED(1)(4)             REGISTERED(2)           PER UNIT(3)         OFFERING PRICE(3)       REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
 Ordinary Shares A, nominal value
   Euro 1.00 per share...............   26,392,782 shares             N/A                    N/A                U.S.$107,949
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to the securities of the Registrant exchangeable for shares of common stock of SBS Broadcasting S.A., a public limited liability company (societe anonyme) organized and existing under the laws of Luxembourg (SBS), par value U.S.$1.50 per share (the SBS shares), in the exchange offer by the Registrant (the exchange offer) for all of the outstanding SBS shares.
(2) Based on the maximum number of shares expected to be issued in connection with the exchange offer calculated as the product of (a) 26,329,591, representing the aggregate number of SBS shares outstanding on May 5, 2000 (other than shares owned by SBS and the Registrant) plus the maximum number of SBS shares issuable upon exercise of options, warrants and convertible notes outstanding at the same date and (b) the exchange ratio of 1.0024 ordinary shares A of the registrant for each SBS share.
(3) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated pursuant to Rule 457(f)(1) and (3) under the Securities Act based on (i) the maximum aggregate price of the securities to be received by the Registrant in the exchange offer, less (ii) the total amount of cash to be paid by the Registrant in the exchange offer. The maximum aggregate price of the securities to be received by the Registrant is $1,462,082,188, determined as follows: the product of (i) the sum of the aggregate number of SBS shares outstanding on May 5, 2000 (other than shares owned by SBS and the Registrant) and the maximum number of SBS shares issuable upon exercise of options, warrants and convertible notes outstanding on the same date, and (ii) $55.53 (the average of the high and low per share trading prices of the SBS shares on Nasdaq on May 5, 2000. The total amount of cash to be paid by the Registrant in the exchange offer is approximately $1,053,183,642, based on the number of SBS shares outstanding and the number of SBS shares issuable upon exercise of outstanding options as described in the immediately preceding sentence.
(4) A separate registration statement on Form F-6 (File No. 333-9850) has been filed for the registration of American depositary shares, each representing one fully paid ordinary share A of the Registrant, issuable upon deposit of the ordinary shares A registered hereby.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED [       ], 2000

            OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF

                             SBS BROADCASTING S.A.
                  FOR [          ] AMERICAN DEPOSITARY SHARES
                         REPRESENTING ORDINARY SHARES A
                                       OF

                     UNITED PAN-EUROPE COMMUNICATIONS N.V.
                                   PLUS CASH
                  SUBJECT TO CERTAIN ELECTIONS DESCRIBED BELOW

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON [DAY], [DATE], 2000 UNLESS EXTENDED. SBS SHARES TENDERED PURSUANT TO THIS EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

    We are offering to exchange [    ] UPC ADSs plus U.S.$[      ] in cash,
without interest, for each outstanding SBS share that is validly tendered in the exchange offer and not properly withdrawn.

    You may elect to vary the proportions of UPC ADSs and cash that you receive in the exchange offer. Citibank, N.A., whom we have appointed to act as the exchange agent for the exchange offer, will allocate the exchange offer consideration among SBS shareholders based on the number of tendered SBS shares for which holders elect to receive a higher proportion of UPC ADSs and the number of tendered SBS shares for which holders elect to receive a higher proportion of cash. The exchange agent's ability to satisfy an SBS shareholder's election will depend on other shareholders making offsetting elections so you may not receive the total mix of UPC ADSs and cash that you requested.

    ON MARCH 9, 2000, WE ENTERED INTO AN EXCHANGE OFFER AGREEMENT WITH SBS. THE BOARD OF DIRECTORS OF SBS (EXCEPT THE CURRENT BOARD MEMBER NOMINATED BY UPC, WHO ABSTAINED) HAS UNANIMOUSLY APPROVED THE EXCHANGE OFFER AGREEMENT, DETERMINED THAT THE EXCHANGE OFFER IS FAIR TO AND IN THE BEST INTERESTS OF SBS AND ITS SHAREHOLDERS (OTHER THAN UPC), AND RECOMMENDS THAT THE SBS SHAREHOLDERS ACCEPT THE EXCHANGE OFFER AND TENDER THEIR SHARES PURSUANT TO THE EXCHANGE OFFER.

    OUR OBLIGATION TO EXCHANGE AMERICAN DEPOSITARY SHARES REPRESENTING UPC ORDINARY SHARES A AND CASH FOR SBS COMMON STOCK IN THE EXCHANGE OFFER DESCRIBED IN THIS PROSPECTUS IS SUBJECT TO THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN A NUMBER OF SBS SHARES THAT, TOGETHER WITH THE SBS SHARES HELD BY UPC AND ITS AFFILIATES, REPRESENT AT LEAST TWO-THIRDS OF THE OUTSTANDING SBS SHARES ON A FULLY DILUTED BASIS. THE EXCHANGE OFFER IS ALSO SUBJECT TO THE OTHER CONDITIONS LISTED UNDER "THE EXCHANGE OFFER -- CONDITIONS OF THE EXCHANGE OFFER."

    The UPC ADSs are quoted on the National Market System of the Nasdaq Stock Market, Inc. under the symbol "UPCOY." The UPC ordinary shares A are traded in the Netherlands on the Official Segment of the Stock Market of Amsterdam Exchanges N.V., referred to as the Amsterdam Stock Exchange, under the symbol "UPC." The SBS shares are quoted on Nasdaq under the symbol "SBTV" and trade on the Amsterdam Stock Exchange under the symbol "SBS."
                            ------------------------
                                   IMPORTANT
                            ------------------------

    If you wish to tender your SBS shares in the exchange offer, you should (A) complete and sign the Letter of Transmittal provided to you with this prospectus (or a copy of it) in accordance with the instructions included in the Letter of Transmittal and mail or deliver it, together with the certificate(s) representing your tendered shares and any other required documents, to the exchange agent named on the back cover of this prospectus or (B) use the procedures for book-entry transfer described in "The Exchange Offer -- How to Tender Your SBS Shares," below. If you hold your SBS shares through a broker, dealer, commercial bank, trust company or other nominee, you should read the letter received from the broker, dealer, commercial bank, trust company or other nominee, and you must complete the instructions accompanying that letter (or contact them if such materials have not been received) if you wish to tender your SBS shares.

    If you wish to tender your SBS shares, but your certificates are not immediately available, or if you cannot comply with the procedures for book-entry transfer described in this prospectus on a timely basis, you may tender your shares by following the procedures for guaranteed delivery described in "The Exchange Offer -- How to Tender Your SBS Shares -- Guaranteed Delivery," below.

    Questions and requests for assistance, or for additional copies of this prospectus, the Letter of Transmittal, or other exchange offer materials, may be directed to the information agent at its addresses and telephone numbers printed on the back cover of this prospectus. Holders of shares may also contact their brokers, dealers or banks for additional copies of this prospectus, the Letter of Transmittal or other exchange offer materials.

    SEE "RISK FACTORS" BEGINNING ON PAGE 25 AND "SPECIAL FACTORS" BEGINNING ON PAGE 36 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY JURISDICTION IN WHICH AN OFFER OR SOLICITATION IS UNLAWFUL. WE ARE NOT MAKING THE EXCHANGE OFFER IN OR INTO -- AND YOU MAY NOT ACCEPT THE EXCHANGE OFFER IN OR FROM -- AUSTRALIA, CANADA OR JAPAN.
                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE OFFER, PASSED UPON THE MERITS OR FAIRNESS OF THE EXCHANGE OFFER OR THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                 The date of this prospectus is [       ], 2000

                 THE DEALER MANAGER FOR THIS EXCHANGE OFFER IS:

                              GOLDMAN, SACHS & CO.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION........    1
WHERE YOU CAN FIND MORE INFORMATION.........................    5
SUMMARY.....................................................    7
  The Companies.............................................    7
  The Proposed Combination..................................    8
  Reasons for the Exchange Offer............................    8
  Support of SBS's Board Of Directors and Management........    9
  The Exchange Offer........................................    9
  Risk Factors..............................................   13
  Special Factors...........................................   14
  Market Prices of UPC ADSs, UPC Ordinary Shares A and SBS
     Shares.................................................   14
  Material U.S. Federal Income Tax Consequences of the
     Exchange Offer.........................................   15
  Selected Historical Consolidated Financial Data of UPC....   16
  Unaudited Pro Forma Condensed Consolidated Financial
     Data...................................................   18
  Selected Historical Consolidated Financial Data of SBS....   22
  Comparative Per Share Information.........................   24
RISK FACTORS................................................   25
  Risks Related to the Exchange Offer.......................   25
  Risks Related to UPC......................................   29
SPECIAL FACTORS.............................................   36
  Background of the Exchange Offer..........................   36
  Recommendation of SBS's Board; Fairness of the Exchange
     Offer..................................................   38
  Opinion of Donaldson, Lufkin & Jenrette International,
     SBS's Financial Adviser................................   38
  Certain Projected Financial Information...................   50
  Position of UPC Regarding Fairness of the Exchange
     Offer..................................................   51
  Purposes of the Exchange Offer............................   52
  Reasons for the Exchange Offer............................   53
  Plans for SBS after the Exchange Offer....................   54
  Certain Effects of the Exchange Offer.....................   55
  Material U.S. Federal Income Tax Consequences of the
     Exchange Offer.........................................   56
  Other Agreements and Relationships with SBS...............   60
  Appraisal Rights..........................................   62
THE COMPANIES...............................................   63
THE EXCHANGE OFFER..........................................   65
  Basic Terms...............................................   65
  Acceptance for Exchange and Payment for SBS Shares........   69
  Cash Instead of Fractional UPC ADSs.......................   70
  Withdrawal Rights.........................................   70
  How to Tender Your SBS Shares.............................   71
  Conditions of the Exchange Offer..........................   75

                                                              PAGE
                                                              ----
  Regulatory Consents and Approvals.........................   78
  Source and Amount of Funds................................   79
  Accounting Treatment......................................   80
  Fees and Expenses.........................................   80
  Stock Exchange Listings...................................   81
  Miscellaneous.............................................   81
THE EXCHANGE OFFER AGREEMENT AND THE SHARE EXCHANGE
  AGREEMENT.................................................   83
  The Exchange Offer Agreement..............................   83
  The Share Exchange Agreement..............................   94
MARKET PRICES AND DIVIDENDS.................................   97
EXCHANGE RATE DATA..........................................   99
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  INFORMATION...............................................  100
DESCRIPTION OF UPC'S SHARE CAPITAL..........................  108
  Ordinary Shares...........................................  108
  Priority Shares...........................................  109
  Preference Shares.........................................  109
  Transfer and Dividend Paying Agent and Registrar..........  110
SUMMARY OF ADDITIONAL MATERIAL PROVISIONS OF THE ARTICLES OF
  ASSOCIATION AND OTHER MATTERS.............................  111
DESCRIPTION OF AMERICAN DEPOSITARY SHARES...................  114
COMPARISON OF RIGHTS OF HOLDERS OF UPC ADSs AND HOLDERS OF
  SBS SHARES................................................  123
MATERIAL TAX CONSEQUENCES UNDER NETHERLANDS LAW.............  131
FORWARD-LOOKING STATEMENTS..................................  136
LEGAL MATTERS...............................................  137
EXPERTS.....................................................  138
SCHEDULE I..................................................  A-1
  UPC Directors and Executive Officers......................  A-1
  UnitedGlobalCom, Inc. Directors and Executive Officers....  A-7
SCHEDULE II.................................................  B-1
  Opinion of Donaldson, Lufkin & Jenrette International.....  B-1

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT UNITED PAN-EUROPE COMMUNICATIONS N.V. AND SBS BROADCASTING S.A. THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. THAT INFORMATION IS AVAILABLE WITHOUT CHARGE TO YOU UPON WRITTEN OR ORAL REQUEST. YOU MAY REQUEST THAT INFORMATION IN WRITING OR BY TELEPHONE FROM THE RELEVANT COMPANY.


      UNITED PAN-EUROPE COMMUNICATIONS                     SBS BROADCASTING S.A.
              12 STANHOPE GATE                                36 IVES STREET
               LONDON W1Y 5LB                                 LONDON SW3 2ND
                   ENGLAND                                        ENGLAND
          TEL: 011-44-20-7518-7980                       TEL: 011-44-20-7590-3600
        ATTENTION: INVESTOR RELATIONS                 ATTENTION: CORPORATE SECRETARY
                                                                    OR
                                                       C/O SBS SERVICES (U.S.), INC.
                                                           1266 EAST MAIN STREET
                                                        STAMFORD, CONNECTICUT 06902
                                                            TEL: (203) 921-0359
                                                      ATTENTION: CORPORATE SECRETARY

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM UPC OR SBS, PLEASE DO SO BY [DATE 10 DAYS BEFORE EXPIRATION DATE] TO RECEIVE THEM PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

     The information regarding SBS and its affiliates contained in this prospectus, particularly in the sections captioned "Summary -- The
Companies -- SBS," "-- Support of SBS's Board of Directors and Management,"
"-- Market Prices of UPC ADSs, UPC Ordinary Shares A and SBS Shares,"
"-- Selected Historical Consolidated Financial Data of SBS," and "-- Comparative Per Share Information," "Special Factors -- Recommendation of SBS's Board, Fairness of the Exchange Offer," "-- Opinion of Donaldson, Lufkin & Jenrette International, SBS's Financial Adviser," "-- Certain Projected Financial Information," "-- Other Agreements and Relationships with SBS" and "-- Interests of Directors and Executive Officers of SBS"; "The Companies" and "The Exchange Offer -- Regulatory Consents and Approvals"; "Market Prices and Dividends"; SBS financial information contained in "Unaudited Pro Forma Condensed Combined Financial Information"; and "Comparison of Rights of Holders of UPC ADSs and Holders of SBS Shares", was prepared, based on or extracted from documents filed publicly by SBS, or provided to us by SBS during the course of the preparation of this prospectus.

     THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH YOU SHOULD READ CAREFULLY BEFORE YOU MAKE ANY DECISION WITH RESPECT TO THE EXCHANGE OFFER.

TO THE SBS SHAREHOLDERS:

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION

Q: WHAT ARE UPC AND SBS PROPOSING?

A: We have entered into an Exchange Offer Agreement with SBS in which we have agreed to offer to exchange UPC ADSs and cash for each outstanding SBS share. We are offering UPC ADSs and cash to SBS shareholders resident in the United States and UPC ordinary shares A and cash to SBS shareholders resident outside the United States.

   For a period of six months following the completion of the exchange offer, we will use our reasonable best efforts, subject to applicable law, to acquire any remaining shares of SBS held by minority shareholders that are not tendered in the exchange offer at a purchase price that is equal to the price paid in the exchange offer, or if such consideration is not permitted by applicable law, at a purchase price substantially equivalent to the price paid in the exchange offer. How we will conduct this buyout of minority shareholders (which we refer to as the minority buy-out) will be at our discretion and may include redemption, merger or other corporate actions, as permitted under Luxembourg or other applicable law. We cannot assure you that there will be a minority buy-out of any remaining shares after the completion of the exchange offer or that it will be successful.

   The purpose of the exchange offer is to acquire all of the outstanding SBS
   shares that we do not already own. We already own approximately [     %] of
   the SBS shares on a fully diluted basis. This exchange offer will permit us to acquire control of, and will facilitate our intended acquisition of the entire equity interest in, SBS. If we successfully acquire all of the outstanding SBS shares in the exchange offer and any subsequent minority buy-out SBS would become a wholly-owned subsidiary of UPC.

Q: WHAT WILL I RECEIVE IN EXCHANGE FOR MY SBS SHARES?

A: We are offering to exchange [          ] UPC ADSs plus U.S.$[          ] in
   cash, without interest, for each outstanding SBS share that you validly tender and do not properly withdraw. Therefore, the total value of the consideration that you will receive in exchange for each SBS share is equal
   to [$          ] plus [          ] UPC ADSs multiplied by the market value of
   a UPC ADS at the time of the closing of the exchange offer. Based on the
   closing sales price of a UPC ADS on Nasdaq on [DATE], 2000 of [$          ],
   the total value of the consideration you would have received for each SBS
   share on that date would have been approximately [$          ]. Of course,
   the total value of the consideration you will receive in the exchange offer will fluctuate with the market value of UPC ADSs, as described below. You may elect to vary the proportions of UPC ADSs and cash that you receive in the exchange offer, as explained below.

Q: WILL THE EXCHANGE RATIO AND THE VALUE OF THE UPC ADSs I WILL RECEIVE CHANGE
   BETWEEN NOW AND THE TIME THE EXCHANGE OFFER CLOSES?

A: The exchange ratio, which determines the number of UPC ADSs that you will receive for each SBS share, is fixed and will not change between now and the time the exchange offer closes. The exchange ratio was based on
   U.S.$          , which is the average of the closing sales prices of the UPC
   ADSs on Nasdaq over a ten day trading period that ended on [DATE], 2000.

   The value of the UPC ADSs you receive will fluctuate based on changes in the market price for the UPC ADSs and UPC ordinary shares A. Any fluctuation in the market price of UPC ADSs or ordinary shares A between now and the closing of the exchange offer will change the value of the UPC ADSs that you will receive. Therefore, the value of the UPC ADSs that you will receive could be higher or lower than the price on which the exchange ratio was based.

Q: WILL THE VALUE OF THE CASH PORTION OF THE EXCHANGE OFFER CONSIDERATION
   CHANGE?

A: No. The cash portion of the purchase price is fixed at U.S.$[          ] per
   SBS share.

Q: WILL THE UPC ADSs THAT I RECEIVE IN THE EXCHANGE OFFER BE LISTED ON A
   NATIONAL STOCK EXCHANGE OR ELSEWHERE?

A: Yes. UPC ADSs are presently quoted and principally traded on Nasdaq, and UPC ordinary shares A also trade on the Amsterdam Stock Exchange. The UPC ADSs that will be issued in the exchange offer will be quoted and traded on Nasdaq. The UPC ordinary shares A to be issued in the exchange offer will be traded on the Amsterdam Stock Exchange.

Q: WHAT IF I WANT TO RECEIVE MORE UPC ADSs AND LESS CASH, OR MORE CASH AND FEWER
   UPC ADSs IN EXCHANGE FOR MY SBS SHARES?

A: You may elect to vary the proportions of UPC ADSs and cash that you receive in the exchange offer. Citibank, N.A., whom we have appointed to act as the exchange agent for the exchange offer, will allocate the exchange offer consideration among SBS shareholders based on the number of tendered SBS shares for which shareholders elect to receive a higher proportion of cash and the number of tendered SBS shares for which shareholders elect to receive a higher proportion of UPC ADSs. The exchange agent's ability to satisfy an SBS shareholder's election to receive a higher proportion of UPC ADSs or cash will depend on other shareholders making offsetting elections. In other words, in order for SBS shareholders who request a higher proportion of cash to receive a higher proportion of cash, other shareholders will have to request a higher proportion of UPC ADSs. As a result, you may not receive the total mix of UPC ADSs and cash that you request.

   This election is described more fully in this prospectus under the caption, "The Exchange Offer -- Basic Terms -- Shareholder Election." Any shareholder who wishes to elect to receive a higher proportion of cash or UPC ADSs should carefully read and comply with the instructions accompanying the Letter of Transmittal.

Q: WHAT HAPPENS IF I DO NOT MAKE AN ELECTION?

A: SBS shareholders who do not elect to receive a higher proportion of UPC ADSs
   or cash will receive [          ] UPC ADSs and [$          ] in cash for each
   SBS share tendered.

Q: WHEN WILL THE EXCHANGE OFFER EXPIRE?

A: The exchange offer will expire at 12:00 midnight, New York City time, on [DAY], [DATE], 2000, subject to extension, as discussed in "Extension of Exchange Offer Period" under the caption, "The Exchange Offer -- Summary of the Exchange Offer."

Q: WHEN WILL THE MINORITY BUY-OUT, IF ANY, OCCUR?

A: If not all of the SBS shares are tendered in the exchange offer, for a period of six months after the completion of the exchange offer we will use our reasonable best efforts, subject to applicable law, to acquire any remaining shares of SBS held by minority shareholders. The timing of a minority buy-out, if any, will depend on the form of buy-out we select, such as a redemption, merger or other corporate action.

Q: WHY SHOULD I TENDER MY SHARES IN THE EXCHANGE OFFER RATHER THAN WAIT FOR THE
   MINORITY BUY-OUT?

A: If not enough SBS shares are tendered in the exchange offer to satisfy the minimum tender condition discussed below, we are not obligated to complete the exchange offer and, therefore, no minority buy-out will occur. Also, we cannot assure you that the minority buy-out will occur or that, if commenced, it will be successfully completed.

Q: WHAT PERCENTAGE OF THE EQUITY INTEREST IN UPC WILL SBS SHAREHOLDERS OWN AFTER
   THE EXCHANGE OFFER AND THE MINORITY BUY-OUT?

A: If we were to acquire all of the SBS shares through the exchange offer and the minority buy-out, if any, the former shareholders of SBS would own
   approximately [     %] of the total equity interest in UPC, based upon the
   exchange ratio of [          ] and the number of UPC ordinary shares A
   (including UPC ordinary shares A represented by UPC ADSs) and the number of SBS shares outstanding on [DATE], 2000.

   After giving effect to the foregoing, our majority shareholder,
   UnitedGlobalCom, Inc. would own approximately [     %] of the UPC ordinary
   shares A and all of our priority shares.

Q: WHAT IS MEANT BY THE "SPECIAL FACTORS" DESCRIBED IN THIS PROSPECTUS?

A: Because we hold approximately      % of the SBS shares and are seeking to
   acquire the remaining shares that we do not yet hold, for the purposes of the U.S. federal securities laws the exchange offer is considered a "going private" transaction. As a result, we are required to include in this prospectus, among other things, certain financial information regarding SBS and certain information about the fairness of the transaction to SBS shareholders other than UPC. You will find this important information in the "Special Factors" section of this prospectus, and you should read it carefully before you decide to tender your SBS shares in the exchange offer.

Q: WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

A: If you are the record owner of your shares and you tender your shares in the exchange offer, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

   Except as described in the instructions to the accompanying Letter of Transmittal, transfer taxes on the tender of SBS shares pursuant to the exchange offer will be paid by us or on our behalf. However, any tendering shareholder or other payee who fails to complete and sign the Substitute Form W-9 included in the accompanying Letter of Transmittal may be subject to a required backup federal income tax withholding of 31% of the total consideration payable to such shareholder or other payee pursuant to the exchange offer.

Q: DOES SBS SUPPORT THE EXCHANGE OFFER?

A: Yes. The board of directors of SBS (except the current board member nominated by UPC, who abstained):

   - has unanimously approved entering into the Exchange Offer Agreement;

   - has determined that the exchange offer is fair to and in the best interests of SBS and its shareholders (other than UPC); and

   - recommends that the SBS shareholders accept the exchange offer and tender their shares.

   Information about the recommendation of SBS's board of directors is more fully set forth in SBS's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to SBS shareholders together with this prospectus.

Q: HAS SBS RECEIVED A FAIRNESS OPINION IN CONNECTION WITH THE EXCHANGE OFFER?

A: Yes. SBS has received a written opinion from Donaldson, Lufkin & Jenrette
   International, or DLJ, dated March 9, 2000, to the effect that, as of that date, based on and subject to the assumptions, limitations and qualifications included in that written opinion, the consideration to be received by SBS shareholders pursuant to the exchange offer was fair to those shareholders (other than shareholders who are affiliates of SBS, including UPC) from a financial point of view. You will find a copy of this opinion attached as
   Schedule II to this prospectus.

Q: HAVE ANY SBS SHAREHOLDERS AGREED TO TENDER THEIR SHARES?

A: Yes. Four directors and executive officers of SBS have each entered into a
   Share Exchange Agreement with UPC in which, among other things, each of them has agreed to tender all the SBS shares he owns in the exchange offer, upon the terms and subject to the conditions of the Share Exchange Agreement. These directors and executive officers currently hold a total of
   approximately      % of SBS's outstanding shares, and      % on a fully
   diluted basis (taking into account the options to acquire SBS shares held by these persons, although they are not required to tender the shares subject to those options in the exchange offer unless those options are exercised).

Q: ARE THERE CONDITIONS TO THE EXCHANGE OFFER?

A: Yes. The exchange offer is subject to several conditions, which we can waive if we so choose. You will find a summary of these conditions in this prospectus under the caption "The Exchange Offer -- Conditions of the Exchange Offer."

Q: HOW DO I PARTICIPATE IN THE EXCHANGE OFFER?

A: To tender your SBS shares, you should do the following:

   - If you hold your SBS shares in your own name, in certificated form, complete and sign the accompanying Letter of Transmittal and return it with your share certificates to Citibank, N.A., the exchange agent for the exchange offer, at one of its addresses on the back cover of this prospectus.

   - If you hold your SBS shares in "book entry," or uncertificated form, through a broker, ask your broker to tender your shares by completing the instructions to broker.

   - For more information on procedures for tendering shares the timing of the exchange offer, extensions of the exchange offer period and your rights to withdraw your shares from the exchange offer before the expiration date, please refer to "The Exchange Offer."

Q: WILL I BE TAXED ON THE CASH AND UPC ADSs THAT I RECEIVE?

A: Yes. If you are a U.S. taxpayer, your receipt of UPC ADSs and cash in the exchange offer is a taxable exchange for U.S. federal income tax purposes. You will be required to report the amount of any gain or loss recognized on the exchange. The amount of gain or loss that you will recognize will be equal to the difference between (x) the sum of the fair market value of the UPC ADSs and the amount of cash you receive in the exchange offer and (y) your adjusted tax basis in your SBS shares.

   If you are not a U.S. taxpayer, you should consult your tax adviser concerning the U.S. federal income tax consequences to you of the exchange offer.

   The U.S. federal income tax consequences that will apply to you in connection with the exchange offer will depend on your particular circumstances. For a discussion of the material tax consequences of the exchange offer you should read "Special Factors -- Material U.S. Federal Income Tax Consequences of the Exchange Offer." For a discussion of the material tax consequences to you under Netherlands law as a holder of UPC ADSs, you should read "Material Tax Consequences under Netherlands Law." You are urged to consult your tax adviser for a full understanding of these tax consequences.

Q: WHERE CAN I FIND MORE INFORMATION ABOUT UPC AND SBS?

A: The section captioned "Where You Can Find More Information" describes where you can find more information about UPC and SBS.

Q: WHAT SHOULD I DO IF I HAVE QUESTIONS?

A: If you have any questions about the exchange offer or the proposed combination of UPC and SBS, please call our information agent, D.F. King & Co., Inc., toll-free at (800) 769-4414 or collect at (212) 269-5550. In
   Europe, you can call collect at +44 207 920 9700.

                      WHERE YOU CAN FIND MORE INFORMATION

     UPC files annual, quarterly and special reports and other information with the SEC. SBS files or furnishes annual and special reports and other information with the SEC. You may read and copy any reports, statements or other information filed by UPC or SBS at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings by UPC are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov. UPC filed a registration statement on Form S-4 to register with the SEC the UPC ordinary shares A represented by UPC ADSs to be issued pursuant to the exchange offer and the proposed minority buy-out. This prospectus is a part of that registration statement. In accordance with SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     We also filed with the SEC a statement on Schedule TO/Schedule 13E-3 pursuant to Rule 14d-3 and Rule 13e-3 under the Exchange Act furnishing certain information about the exchange offer. You may read and copy the Schedule TO/Schedule 13E-3 and any amendments to it at the SEC's public reference rooms referred to above.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents specified below that UPC or SBS have previously filed or furnished to with the SEC. These documents contain important information about UPC and SBS and their financial condition.

     Shareholders may obtain UPC or SBS documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the relevant company:

      United Pan-Europe Communications                     SBS Broadcasting S.A.
             12 Stanhope Street                                36 Ives Street
               London W1Y 5LB                                  London SW3 2ND
                  England                                         England
          Tel: 011-44-20-7518-7980                        Tel: 011-44-20-7590-3600
       Attention: Investor Relations                   Attention: Corporate Secretary
                                                                     or
                                                       c/o SBS Services (U.S.), Inc.
                                                           1266 East Main Street
                                                        Stamford, Connecticut 06902
                                                             Tel: (203)921-0359
                                                       Attention: Corporate Secretary

     Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated in this prospectus. These documents are also available at the SEC's public reference rooms referred to above.

     If you would like to request documents from UPC or SBS, please do so by [DATE 10 DAYS BEFORE EXPIRATION DATE] to receive them prior to the expiration of the exchange offer.

DOCUMENTS FILED BY UPC

     The following documents filed by UPC with the SEC are hereby incorporated by reference:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     - Current Reports on Form 8-K filed February 18, 2000, March 14, 2000, March 20, 2000, April 18, 2000, April 19, 2000 and Form 8-K/A filed on September 17, 1999 and May 12, 2000.

     - Proxy Statement for the Annual Meeting of Shareholders to be held on June 9, 2000.

DOCUMENTS FILED OR FURNISHED BY SBS

     The following documents filed or furnished by SBS to the SEC are hereby incorporated by reference:

     - Annual Report on Form 20-F for the fiscal year ended December 31, 1999

     - Reports on Form 6-K furnished on February 1, 2000, February 23, 2000, March 10, 2000, March 21, 2000 and May 5, 2000.

SUBSEQUENT REPORTS

     All documents filed by UPC or SBS pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and certain reports on Form 6-K furnished by SBS to the SEC, to the extent indicated in those reports, in each case, from the date of this prospectus to the date on which SBS shares are accepted for exchange pursuant to the exchange offer (or the date on which the exchange offer is terminated) and, if later, until the date on which the minority buy-out, if any, is completed, are also incorporated by reference in this prospectus. Information contained in documents that are incorporated by reference in this prospectus will be deemed to be modified or superseded by information contained in subsequently filed documents that are incorporated by reference in this prospectus. If any information is modified or superseded by a subsequent document, it will not be deemed to be a part of this prospectus (except as modified or superseded).

                                    SUMMARY

     This summary highlights selected information from this prospectus and may not contain all the information that is important to you. To better understand the exchange offer, you should read this entire document carefully, as well as those additional documents to which we refer you. Please read "Where You Can Find More Information."

THE COMPANIES

UNITED PAN-EUROPE COMMUNICATIONS N.V.
Fred. Roeskestraat 123,
P.O. Box 74763
1076 EE Amsterdam
The Netherlands
011 31 20 778 9840

     Our network footprint covers 17 countries in Europe and Israel. We provide communications services in many European countries through our business lines: cable television, direct-to-home satellite television services and programming, telephone and Internet/data services. Our subscriber base is the largest of any group of broadband communications networks operated across Europe. As of December 31, 1999, our operating systems had approximately 5.8 million aggregate subscribers to their basic tier video services, excluding 254,092 subscribers who subscribe for our direct-to-home service in Poland. At the same date, we also had approximately 202,800 telephone lines in service for our residential and business customers offering local, national and international voice services and approximately 118,000 residential and 3,500 business subscribers to our chello broadband branded Internet access service.

     UnitedGlobalCom, Inc. owns approximately 53% of our outstanding ordinary shares A and all of our outstanding priority shares. UnitedGlobalCom is the largest broadband communications provider outside the United States. It provides multi-channel television services in 23 countries and telephone and Internet/data services in a growing number of its international markets. In addition to its interests in us, UnitedGlobalCom has operations in the Asia/Pacific region and in Latin America. As of December 31, 1999, UnitedGlobalCom's systems had an aggregate of 7.2 million multi-channel television subscribers, 323,000 telephone lines in service and 129,000 Internet/data subscribers. UnitedGlobalCom's principal place of business is located at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237. Its telephone number is (303) 770-4001.

SBS BROADCASTING S.A.
8-10 Rue Mathias Hardt
L-1717 Luxembourg, Luxembourg
011 352 40 78 78

     SBS is a European broadcasting company that creates, acquires, packages and distributes programming and other content via television channels, radio stations and the Internet. SBS owns and/or operates 11 television and 17 radio stations across ten countries in Europe together with various related destinations and promotional web sites. SBS currently broadcasts in or into Norway, Sweden, Denmark, Finland, Flemish Belgium, The Netherlands, Slovenia, Hungary, German-speaking Switzerland, Romania and Greece and has Internet activities or investments in Norway, Sweden, Denmark, Finland, Belgium, The Netherlands and the United States. SBS has announced that it has agreed to acquire a 33% interest in a Polish television station and that the launch of a home shopping channel is planned for Italy. SBS sells advertising to multinational, regional and local advertisers.

     As of December 31, 1999, SBS had approximately 1,300 employees. SBS reported approximately U.S.$412.6 million in revenues for the fiscal year ended December 31, 1999.

     As of [DATE], 2000, there were [          ] SBS shares issued and
outstanding, held by approximately [          ] shareholders of record. Because
certain of these shares are held by brokers or other nominees, the [          ]
number of record holders may not be representative of the number of beneficial owners.

     As of the date of this prospectus, UPC is the beneficial owner of 6,000,000
SBS shares, representing approximately [     %] of the issued and outstanding
SBS shares ([     %] on a fully diluted basis). Under the U.S. federal
securities laws, UnitedGlobalCom, the majority shareholder of UPC, is also deemed to be the beneficial owner of these 6,000,000 SBS shares. UPC has the right to nominate one member of the board of directors of SBS. Mark Schneider, the chief executive officer and chairman of UPC's management board, is currently a member of the board of directors of SBS.

THE PROPOSED COMBINATION

     We and SBS have entered into an Exchange Offer Agreement in which we have agreed to make this exchange offer. We are offering UPC ADSs and cash to SBS shareholders resident in the United States and UPC ordinary shares A and cash to SBS shareholders resident outside the United States. The purpose of the exchange offer is to acquire all of the outstanding SBS shares that we do not already own. This exchange offer will permit us to acquire control of, and will facilitate our intended acquisition of the entire equity interest in, SBS.

     If not all SBS shares are tendered in the exchange offer, for a period of six months following the completion of the exchange offer, we will use our reasonable best efforts, subject to applicable law, to acquire any remaining shares of SBS held by minority shareholders that are not tendered in the exchange offer at a purchase price that is equal to the price paid in the exchange offer, or if such consideration is not permitted by applicable law, at a purchase price substantially equivalent to the price paid in the exchange offer. How we will conduct this minority buy-out will be at our discretion and may include redemption, merger or other corporate actions, as permitted under Luxembourg or other applicable law. We cannot assure you that there will be a minority buy-out of any remaining shares after the completion of the exchange offer or that it will be successful.

     If we successfully acquire all of the outstanding SBS shares in the exchange offer or a subsequent minority buy-out, if any, SBS would become a wholly-owned subsidiary of UPC.

     The Exchange Offer Agreement is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference in this prospectus. We encourage you to read the Exchange Offer Agreement. Please read "The Exchange Offer" and "The Exchange Offer Agreement and the Share Exchange Agreement" for a more detailed description of the Exchange Offer Agreement.

REASONS FOR THE EXCHANGE OFFER

     We believe that the proposed combination of UPC and SBS will produce the following benefits:

     - creation of a pan-European multimedia platform

     - geographic synergies and use of local content

     - strengthening content acquisition position

     - development of additional thematic channels

     - multiplexing of existing channels

     - improved use of advertising inventory

     - enhanced offering to advertisers

     - leverage of SBS's advertising expertise

     - cost savings

     Please read "Special Factors -- Reasons for the Proposed Combination."

     The reasons for the SBS recommendation are included in SBS's
Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to SBS shareholders with this prospectus.

SUPPORT OF SBS'S BOARD OF DIRECTORS AND MANAGEMENT

     The board of directors of SBS (except the current board member nominated by UPC, who abstained):

     - has unanimously approved entering into the Exchange Offer Agreement;

     - has determined that the exchange offer is fair to and in the best interests of SBS and its shareholders (other UPC); and

     - recommends that the SBS shareholders accept the exchange offer and tender their shares.

     Information about the recommendation of SBS's board of directors is more fully described in SBS's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to SBS shareholders together with this prospectus.

     Four directors and executive officers of SBS have each entered into a Share Exchange Agreement with UPC in which, among other things, each of them has agreed to tender all the SBS shares he owns in the exchange offer, upon the terms and subject to the conditions of the Share Exchange Agreement. These
directors and executive officers currently hold a total of approximately      %
of SBS's outstanding shares, and      % on a fully diluted basis (taking into
account the options to acquire SBS shares held by these persons, although they are not required to tender the shares subject to those options in the exchange offer unless those options are exercised).

THE EXCHANGE OFFER

Summary of the Exchange Offer

     Exchange Of UPC ADSs and Cash.  We are offering to exchange [          ]
UPC ADSs, each representing one UPC ordinary share A, plus U.S.$[          ] in
cash, without interest for each outstanding SBS share that you validly tender and do not properly withdraw (subject to a shareholder election, discussed below). We sometimes refer to this fixed number of UPC ADSs that you will receive in respect of each validly tendered SBS share as the "exchange ratio." As discussed below, the exchange offer also includes a shareholder election that will entitle you to elect to vary the proportions of the UPC ADSs and cash that you receive in the exchange offer subject to the offsetting elections of other shareholders.

     The exchange ratio is fixed and will not change between now and the time
the exchange offer closes. The exchange ratio is based on [$          ], which
is the average of the closing sales prices of the UPC ADSs on Nasdaq over a ten day trading period that ended on [DATE], 2000. The value of the UPC ADSs you receive will fluctuate, based on changes in the market price for the UPC ADSs and UPC ordinary shares A. Any fluctuation in the market price of UPC ADSs or ordinary shares A between now and the closing of the exchange offer will change the value of the UPC ADSs that you will receive. Therefore, the value of the UPC ADSs that you will receive could be higher or lower than the price on which the exchange ratio was based. For information on the range of trading prices of UPC ADSs on Nasdaq, please read "Market Prices and Dividends."

     The amount of cash you will receive in the exchange offer is fixed at
U.S.$     per SBS share that you exchange (subject to your shareholder election, if any, described below). This amount will not be affected by fluctuations in the market price of UPC ADSs or SBS shares.

     Therefore, the total value of the consideration that you will receive in
exchange for each SBS share is equal to [$          ] plus [               ] UPC
ADSs multiplied by the market value of a UPC ADS at the closing of the exchange offer. Based on the closing sales price of a UPC ADS on Nasdaq on [DATE], 2000,
of approximately [$          ], the total value of the consideration you
would have received for each SBS share on that date would have been
approximately [$          ]. Of course, the total value of the consideration you
will receive in the exchange offer will fluctuate with the market value of UPC ADSs as described above.

     Shareholder Election. You may elect to vary the proportions of UPC ADSs and cash that you receive in the exchange offer. The exchange agent will allocate the exchange offer consideration among SBS shareholders based on the number of tendered SBS shares for which holders elect to receive a higher proportion of cash and the number of tendered SBS shares for which holders elect to receive a higher proportion of UPC ADSs. The exchange agent's ability to satisfy an SBS shareholder's election will depend on other shareholders making offsetting elections. In other words, in order for shareholders who request a higher proportion of cash to receive a higher proportion of cash, other shareholders will have to request a higher proportion of UPC ADSs. As a result, you may not receive the total mix of UPC ADSs and cash that you request.

     SBS shareholders who do not elect to receive a higher proportion of cash or
UPC ADSs will receive [               ] UPC ADSs and [$          ] in cash for
each SBS share validly tendered.

     This election is described more fully in this prospectus under the caption "The Exchange Offer -- Basic Terms -- Shareholder Election," below. Any shareholder who wishes to make a shareholder election should carefully read that section of this prospectus and comply with the instructions accompanying the Letter of Transmittal.

     Minority Buy-Out. The purpose of the exchange offer is to acquire all of the outstanding SBS shares that we do not already own. For a period of six months following the completion of the exchange offer, we will use our reasonable best efforts, subject to applicable law, to acquire any remaining shares of SBS held by minority shareholders that are not tendered in the exchange offer at a purchase price that is equal to the price paid in the exchange offer, or if such consideration is not permitted by applicable law, at a purchase price substantially equivalent to the price paid in the exchange offer. How we will conduct this minority buy-out will be at our discretion and may include redemption, merger or other corporate actions, as permitted under Luxembourg or other applicable law. We cannot assure you that there will be a minority buy-out of any remaining shares after the completion of the exchange offer or that it will be successful.

     Conditions of the Exchange Offer. Our obligation to accept or pay for any shares that you tender in the exchange offer is subject to various conditions, as more fully described in "The Exchange Offer -- Conditions of the Exchange Offer," including the conditions summarized below.

     - enough SBS shares having been tendered and not withdrawn that, together with the SBS shares beneficially owned by UPC and its affiliates, represent two-thirds of the total number of outstanding SBS shares on a fully diluted basis on the date of purchase (referred to as the "minimum tender condition");

     - subject to certain exceptions, waiting periods or approvals under applicable antitrust or competition laws having expired, been terminated or received, as applicable;

     - there not having occurred and be continuing (1) any general suspension of, or limitation on trading on The New York Stock Exchange or Nasdaq (except as a result of a computerized trading limit or a suspension due to "circuit breakers"), (2) any banking moratorium, suspension of bank payments or any limitation on the extension of credit by lending institutions in the United States, the United Kingdom or Germany or (3) a decline for any three trading days in any consecutive five trading day period of both (A) 30% or more in the Eurotop 300 index, as measured against the closing value on March 8, 2000, and (B) 20% or more in the closing sales price per UPC ADS, as reported by Nasdaq, as measured against U.S.$70.00;

     - no person or "group" (as defined in Section 13(d)(3) of the Exchange Act) other than UPC or any of its affiliates having become the beneficial owner (as that term is used in Rule 13d-3 under the Exchange Act) of more than 25% of the outstanding SBS shares;

     - no occurrence of any event that has had or is reasonably likely to have (individually or in the aggregate), a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of SBS and its subsidiaries taken as a whole (other than effects resulting from any adverse change (1) in applicable law relating to the broadcasting or television industries or in generally accepted accounting principles or (2) economic or business conditions in the broadcasting or television industries); and

     - subject to certain exceptions, SBS not having breached any covenant, representation or warranty under the Exchange Offer Agreement in any material respect.

     Subject to certain exceptions, the exchange offer is also conditioned upon the receipt prior to the completion of the exchange offer of a number of consents and approvals, including under applicable media or broadcast laws and regulations in the European Union and in the United States from various governmental agencies with respect to the Exchange Offer Agreement, the exchange offer and the other transactions contemplated by the Exchange Offer Agreement. Please read "The Exchange Offer -- Regulatory Consents and Approvals."

     The above conditions and other conditions to the exchange offer are discussed in this prospectus under "The Exchange Offer -- Conditions of the Exchange Offer."

     SBS has informed us that as of the close of business on [DATE], 2000, there
were [          ] outstanding SBS shares and [          ] SBS shares reserved
for issuance upon the exercise of outstanding options. At the date of this prospectus, UPC and its affiliates own 6,000,000 SBS shares. Therefore, the
minimum tender condition will be satisfied if at least [          ] shares are
validly tendered and not withdrawn prior to the expiration of the exchange offer.

     Expiration of the Exchange Offer; Extension of Exchange Offer Period. The exchange offer is currently scheduled to expire at 12:00 midnight, New York City time, on [DAY], [DATE], 2000, subject to extension as described below.

     We reserve the right, at any time and from time to time (except as limited by the Exchange Offer Agreement), to extend the period during which the exchange offer is open, by giving oral or written notice to the exchange agent and by making public announcement of the extension as described below.

     Under the Exchange Offer Agreement, without the consent of SBS:

     - We may extend the initial offering period of the exchange offer if at any scheduled expiration time of the initial offering period any of the exchange offer conditions has not been satisfied or waived.

     - We may extend the exchange offer for any period required by any regulation of the SEC or any foreign governmental regulatory authority applicable to the exchange offer.

     - We may increase the offer price and extend the exchange offer in connection with such increase, to the extent required by any applicable law.

     - We may extend the exchange offer on one or more occasions (but not beyond September 30, 2000) if on any expiration date a number of SBS shares which, together with any SBS shares that we or any of our affiliates beneficially own, represents at least 90% of the total outstanding SBS shares on a fully-diluted basis has not been validly tendered and not withdrawn.

     If requested by SBS, we will extend the initial offering period:

     - for a total of not more than 10 business days if at any scheduled expiration of the initial offering period any of the exchange offer conditions have not been satisfied or waived and all such conditions are reasonably capable of being satisfied; and

     - for a total of not more than 15 business days if the exchange offer period has not been previously extended and at the expiration of the initial offer period a number of shares which, together with any shares that we beneficially own, represents at least 90% of the total outstanding SBS shares on a fully-diluted basis, has not been validly tendered and not withdrawn.

     If the exchange offer is extended for any reason, we will make an announcement to that effect before 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date. During any extension of the exchange offer, all SBS shares previously tendered and not withdrawn will remain subject to the exchange offer, subject to your right to withdraw your SBS shares. You should read the discussions under the caption "The Exchange Offer -- Withdrawal Rights" and "The Exchange Offer Agreement and the Share Exchange Agreement -- The Exchange Offer Agreement -- The Exchange Offer" for more details.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SBS SHARES TO BE PAID BY UPC, REGARDLESS OF ANY EXTENSION OF THE EXCHANGE OFFER OR ANY DELAY IN MAKING OF SUCH PAYMENT.

     Delay; Termination; Waiver; Amendment. Subject to the SEC's rules and regulations and the terms of the Exchange Offer Agreement, which, among other things, limit our ability to amend or terminate the exchange offer, we also reserve the right, in our sole discretion, at any time or from time to time:

     - to delay acceptance for exchange and payment of, or, regardless of whether we previously accepted SBS shares for exchange and payment, exchange and payment for, any SBS shares pursuant to the exchange offer upon the failure of any of the conditions of the exchange offer to be satisfied;

     - to terminate the exchange offer and not accept for exchange and payment any SBS shares, upon the failure of any of the conditions of the exchange offer to be satisfied; and

     - to waive any condition or otherwise amend the exchange offer in any respect,

in each case by giving oral or written notice of the delay, termination, waiver or amendment to the exchange agent and by making a public announcement.

     Withdrawal Rights. Your tender of SBS shares pursuant to the exchange offer is irrevocable, except that SBS shares tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration time of the exchange offer, and, unless we previously accepted them for exchange pursuant to the exchange offer, may also be withdrawn at any time after [DATE], 2000. Please read "The Exchange Offer -- Withdrawal Rights" for more details.

     Acceptance for Exchange and Payment for SBS Shares. On the terms and subject to the conditions of the exchange offer (including, if the exchange offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept, and will exchange and pay for, SBS shares validly tendered and not withdrawn as promptly as practicable after the expiration time. Subject to the terms of the Exchange Offer Agreement, any determination concerning the satisfaction of the terms and conditions of the exchange offer will be in the sole discretion of UPC. The conditions to the exchange offer are for our sole benefit, and we may assert or waive them, in whole or in part, at any time at our sole discretion, subject to the terms and conditions of the Exchange Offer Agreement. We expressly reserve the right to delay acceptance for exchange and payment of, or subject to the applicable SEC rules, exchange and payment for shares in order to comply in whole or in part with any applicable law.

     Appraisal Rights. The exchange offer does not entitle you to appraisal rights with respect to your SBS shares. Dissenting shareholders would only have the right to seek legal relief in Luxembourg courts under general principles of legal protection of minority shareholders. Whether or not you would have any appraisal or dissenter's rights under Luxembourg law in a subsequent minority buy-out would depend on how we choose to conduct the minority buy-out, if any.

     How to Tender Your SBS Shares. If you wish to tender your SBS shares in the exchange offer, you should determine how you hold your SBS shares and follow the instructions below:

     If You Hold SBS Shares in Uncertificated (or Book-Entry) Form

     If you hold your SBS shares in a brokerage or custodian account through an agent, including a broker, dealer, bank, trust company, custodian, participant in The Depository Trust Company (DTC) or other nominee, you will need to instruct your agent to follow the exchange offer procedures for SBS shares in book-entry form before the expiration time, as described in the section captioned "The Exchange Offer -- How to Tender Your SBS Shares -- If You Hold Your Shares Through an Agent." Please refer to any materials forwarded to you by your agent to determine how you can instruct your agent to take these actions.

     If You Hold SBS Shares in Certificated Form

     If you hold your SBS shares in certificated form (that is, in the form of stock certificates registered in your name), you must deliver to the exchange agent before the expiration time a properly completed and signed Letter of Transmittal and your SBS share certificates, together with the applicable signature guarantees from an eligible institution. Alternatively, you may arrange for an agent to hold your securities on your behalf in book-entry form and then follow the procedures described above. (Your agent may arrange for SBS shares to be held in book-entry form through any participant in DTC. You and your agent should contact the dealer-manager for the exchange offer if you have questions in this regard.) For more information about how to tender your SBS shares in certificated form, please read "The Exchange Offer -- How to Tender Your SBS Shares -- If You Hold Your SBS Shares in Certificated Form."

     IN ORDER TO TENDER YOUR SBS SHARES VALIDLY, YOU MUST COMPLETE ALL OF THESE PROCEDURES BY THE EXPIRATION TIME FOR THE EXCHANGE OFFER. FOR MORE INFORMATION ON HOW TO TENDER YOUR SBS SHARES IN THE EXCHANGE OFFER, PLEASE REFER TO "THE EXCHANGE OFFER -- HOW TO TENDER YOUR SBS SHARES."

RISK FACTORS

     In deciding whether to tender your shares pursuant to the exchange offer, you should read carefully this prospectus and the documents to which we refer you. You also should consider carefully the following factors as well as the other factors described under "Risk Factors" in this prospectus:

RISKS RELATED TO THE EXCHANGE OFFER

     - The trading price of UPC ADSs may be affected by factors different from those affecting the price of SBS shares.

     - The fixed exchange ratio could work to your disadvantage if the market value of the UPC ADSs declines.

     - The fairness opinion delivered by SBS's financial adviser does not address changes in the relative value of UPC and SBS since March 9, 2000, the date of the opinion.

     - The directors and executive officers of SBS have interests that may be different from those of other SBS shareholders.

     - Any SBS shareholders who remain as minority shareholders after the exchange offer may be adversely affected.

     - We may not successfully complete a minority buy-out.

     - You may not receive the proportions of UPC ADSs and cash that you elect.

     - If you tender your SBS shares, you will become a shareholder of a Netherlands company instead of a Luxembourg company, resulting in different shareholder rights under law.

     - Under some circumstances, you might not be able to vote your UPC ADSs.

     - Preemptive rights may not be available to holders of UPC ADSs.

     - Need for governmental approvals may delay completion of the exchange offer.

     - We may not be able to comply with media regulations in Hungary, Belgium and Finland.

     - Our plans for SBS may not be successful.

  RISKS RELATED TO UPC

     - We expect to continue to make net losses for the next five to ten years.

     - Our high level of debt and limitations on our capacity to borrow and invest could slow down growth in subscribers and revenue.

     - Failure to raise necessary capital could hinder our acquisitions strategy and restrict the development of our network and the introduction of new services.

     - Our acquisitions strategy involves significant risks.

     - Our operations are regulated and an adverse change in regulation could hurt our business.

     - We face competition from other providers, especially in our telephone and Internet businesses.

     Please read "Risk Factors" for a more complete discussion of these factors.

SPECIAL FACTORS

     Because we hold approximately      % of the issued and outstanding SBS
shares and are seeking to acquire the remaining shares that we do not yet hold, for the purposes of the U.S. federal securities laws this transaction is considered a "going private" transaction. As a result, we are required to include in this prospectus, among other things, certain financial information regarding SBS and certain information about the fairness of the transaction to SBS shareholders other than UPC.

     You will find this important information in the "Special Factors" section of this prospectus, and you should read it carefully before you decide to tender your SBS shares in the exchange offer.

MARKET PRICES OF UPC ADSS, UPC ORDINARY SHARES A AND SBS SHARES

     UPC ADSs are quoted on Nasdaq under the symbol "UPCOY," and UPC ordinary shares A are traded on the Amsterdam Stock Exchange under the symbol "UPC." Both began trading on February 12, 1999, at the time of our initial public offering. To date, we have not paid dividends on the UPC ordinary shares A and do not intend to do so for the foreseeable future.

     SBS shares trade on Nasdaq under the symbol "SBTV" and on the Amsterdam Stock Exchange under the symbol "SBS." SBS shares began trading on Nasdaq on March 10, 1993 and on the Amsterdam Stock Exchange on August 4, 1999. According to its filings with the SEC, to date SBS has not paid dividends on the SBS shares and it does not intend to do so for the foreseeable future. Luxembourg law does not currently permit SBS to make any dividend payments.

     SBS has informed us that as of the close of business on [DATE], 2000, there
were                outstanding SBS shares and                SBS shares
reserved for issuance upon the exercise of outstanding options.

     The following table shows the last reported sale price of UPC ordinary shares A, UPC ADSs, and SBS shares, in each case, as of (1) March 8, 2000, the last day of trading before the day on which UPC and SBS announced signing the Exchange Offer Agreement, and (2) [DATE], 2000, the last day for which such information could be practicably calculated prior to the date of this prospectus. The March 8, 2000 sale prices for UPC ordinary shares A and UPC ADSs are adjusted to reflect a March 20, 2000 three-for-one share split.

                                         UPC ORDINARY SHARES A
                                           (AMSTERDAM STOCK       UPC ADSS    SBS SHARES
DATE                                           EXCHANGE)          (NASDAQ)     (NASDAQ)
----                                     ---------------------    --------    ----------
March 8, 2000..........................  Euro 83.317              U.S.$79     U.S.$57
[DATE], 2000...........................  Euro                     U.S.$       U.S.$

     For information about U.S. dollar/euro exchange rates, see the section captioned "Exchange Rate Data."

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     If you are a U.S. taxpayer, your receipt of UPC ADSs and cash in exchange for each of your outstanding SBS shares will constitute for U.S. federal income tax purposes a taxable exchange upon which you will recognize gain or loss. The amount of gain or loss that you will recognize will be equal to the difference between (x) the sum of the fair market value of the UPC ADSs and the amount of cash you receive in the exchange offer and (y) your adjusted tax basis in your SBS shares.

     If you are not a U.S. taxpayer, you should consult your tax adviser concerning the U.S. federal income tax consequences to you of the exchange offer.

     The U.S. federal income tax consequences that will apply to you in connection with the exchange offer will depend on your particular circumstances. For a more detailed discussion of the material U.S. federal income tax consequences of the exchange offer, you should read "Special Factors -- Material U.S. Federal Income Tax Consequences of the Exchange Offer." For a discussion of the material tax consequences to you under Netherlands law as a holder of UPC ADSs, you should read "Material Tax Consequences under Netherlands Law." You are urged to consult your tax adviser for a full understanding of these tax consequences.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF UPC

     The following is a summary of selected historical consolidated financial data of UPC for each of the years in the five-year period ended December 31, 1999. You should read this summary together with the audited consolidated financial statements and their accompanying notes and in conjunction with management's discussion and analysis of operations and financial conditions of UPC in our Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this prospectus. Please read "Where You Can Find More Information."

     The following selected consolidated financial data for the years ended December 31, 1999, 1998, 1997 and 1996 and for the six months ended December 31, 1995 have been derived from our audited consolidated financial statements. These financial statements have been restated to include Monor Communications Group, Inc., Tara Television Limited and Ibercom, Inc., which UPC acquired from UnitedGlobalCom in December 1998 and February 1999, respectively, for all periods in which their operations were part of UnitedGlobalCom's consolidated results prior to our acquisition of these companies. Since the acquisitions were between entities under common control, the transactions were accounted for at historical cost, under which UPC's prior period financial statements have been restated as if UPC had acquired the assets from UnitedGlobalCom as of the date of UnitedGlobalCom's initial investment. The following consolidated financial data for the six months ended June 30, 1995 have been derived from unaudited financial statements that, in our opinion, reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial data for such periods and as of such date. Due to the relative value of the assets contributed by UnitedGlobalCom and Philips Electronics N.V. (Philips) upon our formation, the cable television properties contributed by Philips are deemed to be our predecessor. On December 11, 1997, UnitedGlobalCom acquired the 50% of UPC that it did not already own from Philips. As a result of this acquisition and the associated push-down of UnitedGlobalCom's basis on December 11, 1997, the financial information for the years ended December 31, 1999 and 1998 is presented on a "post-acquisition" basis. UPC adopted the euro as its reporting currency effective December 31, 1999 and has retroactively restated financial information for all periods presented using the exchange rate fixed on January 1, 1999 of Euro 1.0 to 2.20371 Dutch Guilders. For information about U.S. dollar/euro exchange rates, please see the section captioned "Exchange Rate Data."

                                                                                                     PREDECESSOR
                                                                                                      INTEREST
                                                                                                     -----------
                                                        UPC                            SIX MONTHS    SIX MONTHS
                               -----------------------------------------------------      ENDED         ENDED
                                              YEAR ENDED DECEMBER 31,                   DEC. 31,      JUNE 30,
                                  1999          1998          1997          1996          1995          1995
                                  ----          ----          ----          ----       ----------    ----------
                                             (EURO, IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Service and other revenue....      447,501       185,582       153,040       111,257        45,459      41,339
Operating expense............     (293,778)      (62,830)      (53,777)      (37,409)      (14,887)    (10,437)
Selling, general &
  administrative expense.....     (466,260)     (218,587)      (54,030)      (36,836)      (15,255)    (10,709)
Depreciation and
  amortization...............     (266,070)      (85,150)      (60,302)      (36,226)      (15,417)     (9,575)
                               -----------   -----------   -----------   -----------   -----------     -------
Net operating income
  (loss).....................     (578,607)     (180,985)      (15,069)          786          (100)     10,618
Interest income..............       28,064         3,357         2,955         1,251         2,906          --
Interest expense.............     (186,408)      (47,355)      (32,100)      (17,459)       (9,018)         --
Gain on sale of assets.......        1,501            --            --            --            --          --
Provision for loss on
  investment related costs...           --        (2,827)       (8,571)           --            --          --
Foreign exchange gain (loss)
  and other expense..........      (22,561)        1,221       (18,634)       (9,620)       (1,532)         --
                               -----------   -----------   -----------   -----------   -----------     -------

                                                                                                     PREDECESSOR
                                                                                                      INTEREST
                                                                                                     -----------
                                                        UPC                            SIX MONTHS    SIX MONTHS
                               -----------------------------------------------------      ENDED         ENDED
                                              YEAR ENDED DECEMBER 31,                   DEC. 31,      JUNE 30,
                                  1999          1998          1997          1996          1995          1995
                                  ----          ----          ----          ----       ----------    ----------
                                             (EURO, IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net income (loss) before
  income taxes and other
  items......................     (758,011)     (226,589)      (71,419)      (25,042)       (7,744)     10,618
Shares in results of
  affiliated companies,
  net........................      (29,760)      (28,962)      (11,552)      (13,936)      (14,410)     (1,044)
Minority interests in
  subsidiaries...............        1,651           523            69        (1,002)          (87)         --
Income tax benefit
  (expense)..................        1,822          (551)          748          (231)           70          --
                               -----------   -----------   -----------   -----------   -----------     -------
Net income (loss)............     (784,298)     (255,579)      (82,154)      (40,211)      (22,171)      9,574
                               ===========   ===========   ===========   ===========   ===========     =======
Basic and diluted loss per
  ordinary share.............        (2.08)        (1.03)        (0.30)        (0.15)        (0.08)        n/a
                               ===========   ===========   ===========   ===========   ===========     =======
Weighted-average number of
  ordinary shares
  outstanding................  377,969,829   247,915,834   275,421,933   261,187,767   261,187,767         n/a

                                                                                          PREDECESSOR
                                                             UPC                           INTEREST
                                      -------------------------------------------------   -----------
                                                        DECEMBER 31,                       JUNE 30,
                                        1999       1998      1997      1996      1995        1995
                                        ----       ----      ----      ----      ----      --------
                                                           (EURO, IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
Non-restricted cash and cash
  equivalents.......................  1,025,460    13,419    45,443    19,807    56,221         182
Other current assets................    311,202    61,735    38,762    37,784    78,362       4,538
Investments in affiliated
  companies.........................    242,847   223,737   187,706   118,195   122,822       2,360
Property, plant and equipment.......  1,908,414   273,628   220,075   188,768   126,053      87,126
Intangible assets...................  2,611,413   308,585   313,129   122,705    94,964         998
         Total assets...............  6,802,272   938,317   869,309   488,518   478,781     100,013
Short-term debt.....................    213,532   159,664   116,855   204,152   201,207          --
Other current liabilities...........    565,207   110,956    84,150    54,748    42,008      60,035
Long-term debt......................  3,903,410   533,078   438,397   125,153   107,156          --
         Total liabilities..........  4,770,177   960,208   665,779   389,370   352,817      60,035
         Total shareholders' equity
           (deficit)................  2,020,200   (33,659)  199,575    97,081   125,329      39,343

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma condensed consolidated financial data of UPC are presented to reflect the pro forma effect of:

     - our acquisition of an initial approximately 23.5% interest in SBS and successful completion of our offer to acquire the remaining 76.5% of SBS;

     - our acquisition in March 2000 of 100% of the K&T Group, a Dutch cable television company; and

     - our offering of senior notes and discount notes in January 2000.

     The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 also reflects our acquisition of Stjarn TVnatet, a Swedish cable television company, in July 1999 and our acquisition of @Entertainment, a Polish cable television and satellite-delivered programming company, in August 1999, which were are largest acquisitions in 1999.

     The unaudited pro forma condensed consolidated data do not include the realization of any potential cost savings from operating efficiencies, synergies or other restructuring that may result from the acquisition and combination of these businesses. The selected unaudited pro forma condensed consolidated balance sheet and statement of operations and the notes thereto do not purport to represent what our results of operations would actually have been if such transactions had in fact occurred on such dates or what such results will be in the future. See "Unaudited Pro Forma Condensed Consolidated Financial Information." For information about U.S. dollar/euro exchange rates, please see the section captioned "Exchange Rate Data."

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                         PRO FORMA ADJUSTMENT
                                                   ---------------------------------
                                                    JANUARY NOTE
                                                    OFFERING AND
                                        UPC          K&T GROUP             SBS             UPC
                                     HISTORICAL    ACQUISITION(1)    TRANSACTIONS(2)    PRO FORMA
                                     ----------    --------------    ---------------    ---------
                                                        (IN THOUSANDS OF EURO)
ASSETS:
Current assets
  Cash and cash equivalents........  1,025,460         520,103         (1,023,207)(3)      522,356
  Other current assets.............    311,202          15,052            216,218          542,472
                                     ---------       ---------         ----------       ----------
     Total current assets..........  1,336,662         535,155           (806,989)       1,064,828
Goodwill and other intangible
  assets, net......................  2,611,413         862,103          2,071,432(4)     5,544,948
Other assets.......................  2,854,197         239,841             58,299        3,152,337
                                     ---------       ---------         ----------       ----------
     Total assets..................  6,802,272       1,637,099          1,322,742        9,762,113
                                     =========       =========         ==========       ==========
LIABILITIES AND SHAREHOLDERS
  EQUITY:
Long-term debt.....................  3,903,410       1,618,110             33,444        5,554,964
Other liabilities..................    866,767          18,842            216,745        1,102,354
                                     ---------       ---------         ----------       ----------
     Total liabilities.............  4,770,177       1,636,952            250,189        6,657,318
                                     ---------       ---------         ----------       ----------
Minority interest in
  subsidiaries.....................     11,395             147              7,184           19,226
                                     ---------       ---------         ----------       ----------
     Total shareholders' equity....  2,020,200              --          1,065,369(5)     3,085,569
                                     ---------       ---------         ----------       ----------
     Total liabilities and
       shareholders' equity........  6,802,272       1,637,099          1,322,742        9,762,113
                                     =========       =========         ==========       ==========

---------------
(1) Gives effect to (a) the offering of E1.6 billion of our notes and discount notes, and related swaps, in January 2000, and (b) our acquisition of K&T Group in March 2000, as if each had occurred on December 31, 1999.

(2) This gives effect to the SBS Transactions as if each had occurred on December 31, 1999, in July 1999, we closed the purchase of approximately 4.8% of SBS for E22.7 million. In August we acquired an additional 8.5% of SBS for E70.2 million. In February 2000, we further increased our investment in SBS for E70.2 million. In February 2000, we further increased our investment in SBS by acquiring an additional 10.2% for E163.5 million. In March 2000, we announced an offer to acquire the remaining approximately 76.5% of SBS which we do not currently own. For purposes of these pro forma statements, we have used our closing share price of U.S.$73.34 (Euro 73.85) on March 9, 2000, the date we announced our offer. On [DATE], 2000, our
    closing share price was U.S.$      (Euro       ). We have also assumed for
    purposes of the pro formas, that all holders of SBS's stock options tender their options, for a net payment to be made by us, 60% in cash and the remaining 40% value in our shares. Under the terms of the share exchange agreement, the option holders have the right to choose up to 60% cash, our shares or a combination, in exchange for their options. The following represents the historical amounts included in the SBS balance sheet as of December 31, 1999, except as indicated in (3), (4) and (5), converted from US dollars to euro at the spot exchange rate as of December 31, 1999.

(3) Represents the pro forma decreases in cash equivalents as a result of the SBS transactions:

Historical SBS cash and cash equivalents....................      68,245
Net cash received by SBS related to UPC's purchase of
  3,000,000 newly issued SBS shares in February 2000........     161,624
Cash paid by UPC related to UPC's purchase of 3,000,000
  newly issued SBS shares in February 2000..................    (163,512)
Net cash paid by UPC related to tender offer for remaining
  shares of SBS.............................................  (1,089,564)
                                                              ----------
                                                              (1,023,207)
                                                              ==========

(4) Represents the pro forma increase in goodwill and other intangibles as a result of the SBS transactions:

Historical SBS goodwill and other intangibles...............                  54,374
Additional pro forma goodwill and other intangibles due to
  the SBS Transactions:
    Historical SBS shareholders' equity.....................   (162,101)
    Increase in SBS shareholders' equity related to shares
      issued to UPC in February 2000........................   (161,624)
    Conversion of SBS warrants and convertible debt to
      equity................................................    (74,115)
    Purchase price page by UPC..............................  2,414,898
                                                              ---------
                                                                           2,017,058
                                                                           ---------
                                                                           2,071,432
                                                                           =========

(5) Represents the increase in shareholder's equity as a
    result of the issuance of 14,425,457 UPC ordinary shares
    A, assuming a price of U.S.$73.34 (Euro 73.85) per
    share, to the holders of SBS's outstanding shares and
    option holders in UPC's tender offer....................               1,065,369
                                                                           =========

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                                                         PRO FORMA ADJUSTMENTS
                                   ------------------------------------------------------------------
                                                    @ENTERTAINMENT,
                                                      STJARN AND
                                                       K&T GROUP            SBS
                                   UPC HISTORICAL   ACQUISITION(2)    TRANSACTIONS(5)   UPC PRO FORMA
                                   --------------   ---------------   ---------------   -------------
                                       (IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS)
Service and other revenue........       447,501         135,936           440,075          1,023,512
  Operating expense..............      (293,778)       (101,497)         (326,958)          (722,233)
Selling, general and
  administrative expense.........      (466,260)        (71,285)         (100,480)          (638,025)
Depreciation and amortization....      (266,070)       (147,801)(3)      (155,733)(6)       (569,604)
                                    -----------        --------          --------        -----------
    Net operating loss...........      (578,607)       (184,647)         (143,096)          (906,350)
Interest expense, net............      (158,344)       (188,471)(4)      (128,647)(7)       (475,462)
Foreign exchange (loss) and other
  income (expense), net..........       (21,060)        (13,374)          (15,812)           (50,246)
                                    -----------        --------          --------        -----------
    Net loss before income taxes
       and other items...........      (758,011)       (386,492)         (287,555)        (1,432,058)
    Net loss.....................      (784,298)       (451,932)         (294,267)        (1,467,297)
                                    ===========        ========          ========        ===========
    Basic and diluted net loss
       per ordinary share(1).....         (2.08)                                               (3.54)
                                    ===========                                          ===========
    Weighted-average number of
       ordinary shares
       outstanding(1)............   377,969,829                                          414,832,880

---------------
(1) As adjusted for our 3-for-1 stock split in March 2000.

(2) Gives effect to (1) our acquisition of @Entertainment in August 1999, (2) our acquisition of Stjarn in July 1999, and (3) our acquisitions of the K&T Group in March 2000, as if each had occurred on January 1, 1999.

(3) Represents the increase in depreciation and amortization expense as a result of the acquisitions described in (2) above as if each had occurred on January 1, 1999.

(4) Represents the increase in interest expense, net, as a result of the acquisitions described in (2) above as if each had occurred on January 1, 1999.

(5) This gives effect to the SBS Transactions as if each had occurred on January 1, 1999. Represents the historical results of operations of SBS for the year ended December 31, 1999, except as indicated in (6) and (7) converted for US dollar to euro using the average exchange rate for the year ended December 31, 1999.

(6) Represents the increase in depreciation and amortization expense as a result of the SBS transactions:


Historical amortization and depreciation expense of SBS.....     (21,658)
Elimination of historical amortization related to SBS
  warrants..................................................         395
Amortization of the goodwill purchase price allocation for
  the SBS transactions under purchase accounting, based on a
  l5 year life..............................................    (134,470)
                                                                --------
                                                                (155,733)
                                                                ========

(7) Represents the net increase in interest expense, net, as a result of the SBS transactions:


Historical interest expense, net, of SBS....................     (15,443)
Elimination of historical interest expense due to conversion
  of SBS convertible debt to equity.........................       5,600
Interest expense as a result of UPC's October 1999 and
  January 2000 senior notes incurred for UPC's offer to
  acquire the remaining shares of SBS, at blended weighted
  average interest rate of 11.4%............................    (118,804)
                                                                --------
                                                                (128,647)
                                                                ========

(8) For pro forma purposes, the purchase price for UPC's acquisition in July/August 1999 of 13.3% of SBS for approximately Euro 95.0 million and UPC's acquisition in January 2000 of an additional 10.2% interest in SBS for approximately Euro 163.5 million, are assumed to have been funded from the proceeds of UPC's initial public offering and secondary offering, respectively. Consequently, the pro forma weighted shares outstanding for the year ended December 31, 1999 assumes the issuance of 10,339,211 ordinary shares A at the initial offering price and 8,507,369 ordinary shares A at the secondary offering price of Euro 9.18 and Euro 19.22, respectively, net of underwriters commissions.

    Additionally, for pro forma purposes, 14,425,457 ordinary shares A are assumed to be outstanding for the year ended December 31, 1999, related to UPC's ordinary shares A to be issued for the SBS tender offer.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SBS

     The selected consolidated historical financial data set forth below for each of the five years in the period ended December 31, 1999 were derived from the audited Consolidated Financial Statements of SBS. The data should be read in conjunction with the audited Consolidated Financial Statements and notes thereto included in SBS's annual report on Form 20-F for the fiscal year ended December 31, 1999, which is incorporated by reference in this prospectus and is qualified in its entirety by that document. Please read "Where You Can Find More Information." You should read this summary together with these financial statements and their accompanying notes and in conjunction with management's discussion and analysis of operations and financial conditions of SBS contained in such report. The comparability of the operating data in different periods is affected by the dates of acquisitions of ownership interests in television and radio stations by SBS.

                                                           YEARS ENDED DECEMBER 31,
                                             1999       1998(1)      1997        1996        1995
                                             ----       -------      ----        ----        ----
                                             (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue..............................  $412,557    $350,535    $242,838    $182,434    $108,788
Station operating expenses...............   296,689     262,665     204,316     179,563     109,762
Selling, general and administrative
  expenses...............................    81,205      68,779      55,190      50,266      41,631
Corporate expenses.......................    10,930       9,576       9,177       7,822       6,404
Non-cash compensation....................     2,062       1,142       2,676          --          --
Depreciation and amortization expenses...    20,303      20,093      14,899      11,697       8,857
Termination of CME Reorganization
  Agreement..............................     9,825          --          --          --          --
                                           --------    --------    --------    --------    --------
Operating loss...........................    (8,457)    (11,720)    (43,420)    (66,914)    (57,866)
Equity in income (loss) of unconsolidated
  subsidiaries...........................   (14,078)     (3,536)     (3,150)     (1,301)        553
Interest income (expense), net...........   (14,477)    (18,390)    (10,864)     (5,853)        487
Foreign exchange gains (losses), net.....    (9,083)     (3,202)     (4,665)       (193)        926
Investment gains (losses), net...........       423         376        (801)         --      (1,442)
Other income (expense), net..............       (89)     (2,638)      7,213        (587)         --
Income taxes and income tax benefit,
  net....................................       537        (636)        (29)       (250)       (289)
Minority interest in losses, net.........     3,464       6,027      11,866       7,559         282
                                           --------    --------    --------    --------    --------
Net loss.................................  $(42,834)   $(33,719)   $(43,850)   $(67,539)   $(57,349)
                                           ========    ========    ========    ========    ========
Net loss per common share, basic and
  diluted(2).............................  $  (2.38)   $  (2.30)   $  (3.18)   $  (4.96)   $  (4.23)
                                           ========    ========    ========    ========    ========
Average common shares outstanding (in
  thousands).............................    18,027      14,677      13,780      13,605      13,551
SUPPLEMENTAL INFORMATION:
Station operating cash flow(3)...........  $ 34,663    $ 19,091    $(16,668)   $(47,395)   $(42,605)
Cash flow from operations................  $(49,854)   $(30,533)   $(62,130)   $(67,595)   $(67,992)

                                                               DECEMBER 31,
                                             1999       1998       1997       1996       1995
                                             ----       ----       ----       ----       ----
                                                      (IN THOUSANDS OF U.S. DOLLARS)
BALANCE SHEET DATA:
Current assets...........................  $282,485   $253,981   $270,908   $214,360   $209,397
Total assets.............................   491,558    427,821    427,560    339,755    316,701
Current liabilities......................   171,600    117,870    124,248    102,854     68,480
Long-term debt, less current
  portion(4).............................   108,212    281,264    283,366    168,542    155,486
Shareholders' equity (deficit)...........   160,974    (17,975)   (12,863)    35,125     82,516

---------------
(1) An amount of U.S.$819,000 has been reclassified from station operating expenses to depreciation and amortization expenses, affecting station operating cash flow, as compared to previous years' presentation, in order to make 1998 comparable to 1999.

(2) SBS has not paid any dividends for any of the periods presented.

(3) Station operating cash flow is equal to operating loss plus corporate expenses, non-cash compensation, depreciation and amortization expenses and, for 1999 only, a $8.25 million "break-up" fee paid by SBS to CME Media Enterprises Ltd. (CME) under the March 29, 1999 reorganization agreement between CME and SBS. SBS believes that station operating cash flow is accepted by the broadcasting industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of broadcasting companies. Station operating cash flow is not meant to represent funds available for debt service, dividends, reinvestment or other discretionary uses. Station operating cash flow is not, and should not be used as, an indicator or alternative to operating income, net income, or cash flow from operations as reflected in the consolidated financial statements and is not a measure of financial performance under generally accepted accounting principles.

(4) Includes capitalized lease obligations.

COMPARATIVE PER SHARE INFORMATION

     The following table summarizes unaudited per share information for UPC and SBS on a historical, pro forma combined and equivalent pro forma combined basis. The following information should be read in conjunction with the audited consolidated financial statements of UPC and SBS and the selected historical condensed consolidated financial data and the unaudited pro forma condensed combined financial information included elsewhere or incorporated by reference in this prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the exchange offer (assuming all SBS shares are tendered in the exchange offer) had been completed as of the beginning of the respective periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies. The historical book value per share is computed by dividing total shareholders' equity by the number of shares outstanding at the end of the period. The pro forma per share loss from continuing operations is computed by dividing the pro forma loss from continuing operations by the pro forma weighted average number of shares outstanding. The pro forma combined book value per share is computed by dividing total pro forma shareholders' equity by the pro forma number of common shares outstanding at the end of the period. The SBS equivalent pro forma combined per share amounts are calculated by multiplying the UPC pro forma
combined per share amounts by the exchange ratio of [               ]. For
information about U.S. dollar/euro exchange rates, please see the section captioned "Exchange Rate Data."

                                                                YEAR ENDED
                                                             DECEMBER 31, 1999
                                                             -----------------
UPC
Historical Per Ordinary Share Data:
Basic and diluted loss per share...........................      Euro(2.08)
Book value.................................................           4.64
Dividends declared.........................................             --

Equivalent Pro Forma Combined Per Ordinary Share Data:
Basic and diluted loss per share...........................      Euro(3.54)
Book value (at year end)...................................           6.86
Dividends declared.........................................             --

SBS
Historical Per Common Share Data:
Basic and diluted loss per share...........................     U.S.$(2.38)
Book value.................................................           7.14
Dividends declared.........................................             --

Equivalent Pro Forma Combined Per Common Share Data:
Basic and diluted loss per share...........................          U.S.$
Book value (at year end)...................................
Dividends declared.........................................             --

                                  RISK FACTORS

     In deciding whether to tender your shares pursuant to the exchange offer, you should read carefully this prospectus, the accompanying Schedule 14D-9 of SBS and the documents to which we refer you. You also should consider carefully the following factors:

RISKS RELATED TO THE EXCHANGE OFFER

THE TRADING PRICE OF UPC ADSS MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF SBS SHARES.

     After you tender your SBS shares and receive the exchange offer consideration, you will no longer be a shareholder of SBS and will instead be a shareholder of UPC. UPC's business differs from that of SBS, and UPC's business, results of operations, as well as the trading price of UPC ADSs may be affected by factors different from those affecting SBS's business, results of operations and the trading prices of SBS shares.

     For information on UPC's and SBS's respective businesses, refer to UPC's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, SBS's Annual Report on Form 20-F for the fiscal year ended December 31, 1999, and the other documents filed with or furnished to the SEC by UPC and SBS and incorporated by reference in this prospectus described under "Where You Can Find More Information."

THE FIXED EXCHANGE RATIO COULD WORK TO YOUR DISADVANTAGE.

     Because the exchange ratio, or the number of UPC ADSs that you will receive in respect of each SBS share that is validly tendered and not properly withdrawn, is fixed and will not be adjusted in the event of any increase or decrease in the price of UPC ADSs or SBS shares, the market value of the UPC ADSs that you will receive in the exchange offer will fluctuate with the trading price of a UPC ADS on Nasdaq. The trading price will fluctuate for any number of reasons, including those specific to UPC and those that influence the trading prices of equity securities generally. Because the exchange ratio was based on the average of the closing sales prices of the UPC ADSs on Nasdaq over a ten day trading period that ended on [DATE], 2000, the market value of the UPC ADSs that you are entitled to receive in the exchange offer is likely to be different from the market value on the date on which the exchange offer is completed. Of course, the fixed exchange ratio would only be disadvantageous if the market value of the UPC ADSs declines. You should read the section in this prospectus captioned "Market Prices and Dividends" for information on the range of trading prices of UPC ADSs on Nasdaq and you are urged to obtain current market quotations.

THE FAIRNESS OPINION DELIVERED BY SBS'S FINANCIAL ADVISER DOES NOT ADDRESS CHANGES IN THE RELATIVE VALUE OF UPC AND SBS SINCE MARCH 9, 2000, THE DATE OF THE OPINION.

     The fairness opinion prepared by Donaldson, Lufkin & Jenrette International at the request of the SBS board of directors, as described in "Opinion of Donaldson, Lufkin & Jenrette International, SBS's Financial Adviser," was delivered on March 9, 2000 and speaks only as of that date. It does not address any changes in relative value or prospects of UPC and SBS since that date, and will not be updated or amended. Accordingly, the opinion of SBS's financial adviser may not accurately address the fairness of the exchange offer consideration to be received by SBS shareholders other than UPC at the time the exchange offer is completed.

THE DIRECTORS AND EXECUTIVE OFFICERS OF SBS HAVE INTERESTS IN CONNECTION WITH THE EXCHANGE OFFER THAT MAY BE DIFFERENT FROM THOSE OF OTHER SBS SHAREHOLDERS.

     In considering the position of the SBS board with respect to the exchange offer, you should be aware that the directors and executive officers of SBS have interests in connection with the exchange offer that may be different from those of other SBS shareholders.

     Certain directors and executive officers of SBS have substantial holdings of SBS shares and are in a position to realize substantial economic benefits if the exchange offer is completed. As of [DATE], the SBS directors and executive
officers owned in the aggregate [          ] SBS shares. In addition, as of
[DATE], these directors and executive officers held options to acquire an
aggregate of [          ] SBS shares, and the exchange offer would automatically
accelerate those options at the time of the exchange offer. The persons described above would receive payment for their shares in the aggregate amount
of [$          ] if they were to exercise all of their options and tender all of their SBS shares in the exchange offer. Any amounts received by these directors and executive officers of SBS pursuant to the Exchange Offer Agreement will be the same on a per share basis as other SBS shareholders.

     In addition, we anticipate that after the completion of the exchange offer Mr. Harry Evans Sloan, the present chief executive officer of SBS, will be nominated to our supervisory board.

ANY SBS SHAREHOLDERS WHO REMAIN AS MINORITY SHAREHOLDERS AFTER THE EXCHANGE OFFER MAY BE ADVERSELY AFFECTED.

     If we do not acquire all of the outstanding SBS shares not already owned by us, either through the exchange offer or through a subsequent minority buy-out, any remaining shareholder of SBS other than us or our affiliates will be adversely affected in the following ways:

     - controlling stockholder -- If the minimum tender condition is satisfied and not waived, we will have the ability to elect all of the directors of SBS. Under the Exchange Offer Agreement, we are entitled to designate a majority of the board promptly upon our purchase of SBS shares in the exchange offer if the minimum tender condition is satisfied. We also will be able to control substantially all action to be taken by the shareholders of SBS and effectively will have control of the policies and affairs of SBS.

     - reduced liquidity -- The resulting reduction in the number of SBS shares that would trade publicly could adversely affect the liquidity and market value of the remaining SBS shares.

     - possible delisting -- Following completion of the exchange offer, SBS shares may no longer be eligible for continued listing on Nasdaq and also may be withdrawn from listing on the Amsterdam Stock Exchange. If the SBS shares are delisted, the market for the shares could be adversely affected and share price quotations might or might not still be available from other sources.

     - availability of public information -- After we purchase SBS shares through the exchange offer, the SBS shares no longer may be eligible for inclusion on Nasdaq, and we may be able to terminate the registration of the shares under the Exchange Act. If that is the case, we intend to seek to cause SBS to terminate the registration of its shares under the Exchange Act as soon as practicable after they are no longer quoted on Nasdaq. This means that requirements under the Exchange Act to file an annual report to shareholders no longer would apply with respect to SBS shares.

     For more information on how the exchange offer may affect any remaining SBS shareholders, you should read the section "Special Factors -- Certain Effects of the Exchange Offer."

WE MAY NOT SUCCESSFULLY COMPLETE A MINORITY BUY-OUT.

     For a period of six months following completion of the exchange offer, we will use our reasonable best efforts, subject to applicable law, to acquire any remaining shares of SBS held by minority shareholders that are not tendered in the exchange offer. How we will conduct this buy-out of minority shareholders will be at our discretion and may include redemption, merger or other corporate actions, as permitted under Luxembourg or other applicable law. If we waive the minimum tender condition, and after the exchange offer own less than two-thirds of the outstanding SBS shares, we may have difficulty in obtaining any shareholder approvals that may be necessary to effect the minority buy-out. If we are not successful in carrying out a minority buy-out during such six-month period, we are not obligated to effect any purchases of SBS shares not tendered in the exchange offer. We cannot assure you that there will be a minority buy-out of any remaining shares after the completion of the exchange offer or that it will be successful. Therefore, after the completion of the exchange offer, the SBS shares not acquired by UPC may remain outstanding indefinitely and any SBS shareholders who remain as minority shareholders may be adversely affected as described above.

YOU MAY NOT RECEIVE THE PROPORTIONS OF UPC ADSS AND CASH THAT YOU ELECT.

     The exchange agent will allocate the exchange offer consideration among SBS shareholders based on the number of tendered SBS shares for which holders elect to receive a higher proportion of cash and the number of tendered SBS shares for which holders elect to receive a higher proportion of UPC ADSs. The exchange agent's ability to satisfy an SBS shareholder's election will depend on other shareholders making offsetting elections. In other words, in order for shareholders who request a higher proportion of cash to receive a higher proportion of cash, other shareholders will have to request a higher proportion of UPC ADSs. As a result, you may not receive the mix of UPC ADSs and cash that you request.

     As explained above under "Fixed Exchange Ratio Could Work To Your Disadvantage," the market value of the UPC ADSs that you actually receive will fluctuate with the trading price of a UPC ADS. Therefore, the total value of the consideration you actually receive in the exchange offer will also fluctuate and will depend upon the proportion of the UPC ADSs relative to the amount of cash you elect to receive. For example, your choice of a higher proportion of UPC ADSs than cash would result in a lower total value if the trading price of UPC ADS declines. None of UPC, SBS or their respective boards of directors or financial advisers make any recommendation as to whether you should make a shareholder election, or what mix of the UPC ADSs and cash you should elect to receive if you make a shareholder election.

IF YOU TENDER YOUR SBS SHARES, YOU WILL BECOME A SHAREHOLDER OF A NETHERLANDS COMPANY INSTEAD OF A LUXEMBOURG COMPANY.

     SBS is a company organized under the laws of Luxembourg, and UPC is a company organized under the laws of The Netherlands. If you tender your SBS shares in exchange for UPC ADSs, your rights as a holder of ADSs of a Netherlands company will be governed by Netherlands law and UPC's articles of association and other governing documents. Therefore, your rights as a holder of UPC ADSs will be different from your rights as a holder of SBS shares. You should carefully read the section "Description of UPC's Share Capital," "Summary of Additional Material Provisions of the Articles of Associations and Other Matters" and "Description of American Depositary Shares." You should also carefully read "Comparison of Rights of Holders of UPC ADSs and Holders of SBS Shares."

UNDER SOME CIRCUMSTANCES, YOU MAY NOT BE ABLE TO VOTE YOUR UPC ADSS.

     As a holder of UPC ADSs, you would generally have the right to vote the UPC ordinary shares A represented by your UPC ADSs. At our request, the depositary bank would mail you notices explaining how to vote. The ability of the depositary bank to carry out your voting instructions may be limited by practical and legal limitations, as well as by the terms of the UPC ordinary shares A. We cannot assure you that you would receive voting materials in time to enable you to return voting instructions to the depositary bank in order to vote your UPC ADSs. Please read the section captioned "Description of American Depositary Shares -- Voting Rights" for more information about voting the UPC ADSs.

PREEMPTIVE RIGHTS MAY NOT BE AVAILABLE TO HOLDERS OF UPC ADSS.

     Holders of UPC ADSs may be unable to exercise preemptive rights granted to holders of UPC ordinary shares A, in which case holders of UPC ADSs could be substantially diluted. If we grant preemptive rights to holders of UPC ordinary shares A, as a holder of UPC ADSs, you may not be able to exercise these preemptive rights to acquire new shares unless both the rights and the new shares were registered in the United States under the Securities Act or an exemption from registration were available. We cannot assure you that any exemption will be available or that we would file a registration statement at the time any preemptive rights were granted, and we are not obligated to do so.

NEED FOR GOVERNMENTAL APPROVALS MAY DELAY COMPLETION OF THE EXCHANGE OFFER.

     The exchange offer is conditioned upon the receipt prior to the completion of the exchange offer of consents and approvals, including under appropriate competition, antitrust, media or broadcast laws, from various governmental agencies with respect to the Exchange Offer Agreement, the exchange offer and the other transactions contemplated by the Exchange Offer Agreement. You should be aware that all required regulatory approvals may not be obtained in time and could result in a significant delay in the completion of the exchange offer and the purchase of your shares. Also, governmental agencies may seek restrictions on the combined operations of UPC and SBS as a condition to obtaining such approvals which could adversely affect the value of the combined companies.

WE MAY NOT BE ABLE TO COMPLY WITH MEDIA REGULATIONS IN HUNGARY, BELGIUM AND FINLAND.

     Although we and SBS do not believe that media regulations in the various countries in which we and SBS operate would have a material adverse effect on the combined businesses and operations of UPC and SBS after the completion of the exchange offer, you should be aware of the following:

     Hungary. Upon the completion of the exchange offer, we will be in violation of a cross-media ownership provision of the Hungarian media law because we already control Hungarian cable operators and we will indirectly own over 25% of the national broadcaster, TV2. We cannot assure you that the ownership interests of the subsidiaries of UPC and SBS can be restructured to comply with Hungarian law, and this is not a condition of the exchange offer.

     Belgium. Under Belgian law, cable television operators such as UPC are not permitted to take part in the management or to hold more than 24% of the share capital or voting rights in cable TV channels in the Brussels region. We cannot assure you that the relevant law would not be construed against us. If it was, we currently believe that our interest in VT4 Limited can be restructured in order to comply with Belgian law. We cannot assure you, however, that a restructuring of this kind will be successful.

     Finland. The radio licenses held by certain Finnish subsidiaries of SBS may technically terminate under Finnish law on a change of control of SBS. SBS has informed us that it has begun discussions with the Finnish Ministry of Communication about the relevant legislation. Although we believe that these radio licenses can be continued under the terms that are now in effect, we cannot assure you that these licenses will remain in place. Please read "The Exchange Offer -- Conditions of the Exchange Offer" and "-- Regulatory Consents and Approvals" for more information.

OUR PLANS FOR SBS MAY NOT BE SUCCESSFUL.

     We are seeking to acquire the SBS shares that we do not already own in order to facilitate our strategy to become one of Europe's leading providers of multimedia content. As part of this strategy, we currently plan to combine SBS with UPCtv, our programming subsidiary, into UPC Media, a subsidiary we intend to form. We also anticipate that the acquisition of SBS will produce benefits like the ones described in this prospectus under the caption "Special
Factors -- Reasons
for the Exchange Offer." We may not be successful in implementing our strategy or in combining our two businesses, and the acquisition of SBS may not result in the benefits that we anticipate or in any benefits at all. Plans that we may have for SBS after the completion of the exchange offer are described more fully under "Special Factors -- Plans for SBS after the Exchange Offer." Our plans for our combined businesses may not succeed and our plans may change.

RISKS RELATED TO UPC

WE EXPECT TO CONTINUE TO MAKE NET LOSSES FOR THE NEXT FIVE TO TEN YEARS.

     We have experienced net losses every year since we started business in July 1995. Through December 31, 1999, we had recognized cumulative losses of approximately Euro 1,114.2 (U.S.$1,125.3 million) million, excluding approximately Euro 70.2 million (U.S.$70.9 million) in losses allocated to a former shareholder, Philips, through December 11, 1997. New lines of business, in particular, generally have negative cash flow. We expect negative cash flow from the new business ventures to increase as these operations expand. We expect to incur net losses for at least the next five to ten years. Continuing net losses will increase our capital needs.

OUR HIGH LEVEL OF DEBT AND LIMITATIONS ON OUR CAPACITY TO BORROW AND INVEST COULD SLOW DOWN GROWTH IN SUBSCRIBERS AND REVENUE.

     We are highly leveraged. Our high level of debt and limitations on our capacity to borrow and invest reduce our financial flexibility. This could reduce the amount of money available to develop our businesses and result in slower growth in subscribers and revenues than we plan. On a pro forma basis, including our January 2000 offering of senior notes and the completion of our acquisition of the K&T Network Diensten B.V. and Kabel TV & Telecom B.V. and SBS, as of December 31, 1999, we would have owed Euro 5.6 billion (U.S.$5.7 billion) in consolidated debt. Although there can be no assurance that we will be successful in doing so, we may need to seek significant additional financing in the future which could result in our incurring significant additional indebtedness. Please read "-- Failure to raise necessary capital could hinder our acquisitions strategy and restrict the development of our network and the introduction of new services," below. Many of our unconsolidated subsidiaries and affiliates also have long- and short-term debt.

     As a subsidiary of UnitedGlobalCom, we are restricted by the terms of UnitedGlobalCom's debt instruments in addition to our own debt instruments. We have agreed with UnitedGlobalCom not to take any action that would result in a breach of these terms. This limits our ability to incur more debt and issue certain preferred stock. Our freedom to invest in entities that we do not control is also limited. Even if we do not cause a breach of the terms of UnitedGlobalCom's debt securities, a breach that is caused by UnitedGlobalCom or one of its other subsidiaries could still restrict us from incurring more debt or taking other actions.

FAILURE TO RAISE NECESSARY CAPITAL COULD HINDER OUR ACQUISITIONS STRATEGY AND RESTRICT THE DEVELOPMENT OF OUR NETWORK AND THE INTRODUCTION OF NEW SERVICES.

     We will need to raise more capital in the future to fund our acquisitions strategy, continue to develop our network and introduce new services. We may raise further capital by selling assets, issuing debt or equity or borrowing funds. We are not sure whether we will be successful in raising capital through any of these or other methods. If we cannot raise capital, we may not be able to grow by acquiring systems as we intend. Further, we may not be able to develop our network, including building a digital distribution platform, and introduce new services as planned.

     Technological change may make further upgrades necessary if our operating companies are to compete effectively in their markets and continue introducing new and enhanced services. Failure to upgrade our operating systems or make other planned capital expenditures could harm our operations and competitive position.

OUR ACQUISITIONS STRATEGY INVOLVES SIGNIFICANT RISKS.

     A key element of our growth strategy is to continue to acquire systems, and to increase the percentage we own in some systems, in order to expand our coverage and implement our branded package of video, voice and Internet/data offerings. We are often, and currently are, engaged in discussions or negotiations regarding the acquisition of businesses and systems, some potentially significant in relation to our size. Our acquisitions strategy is accompanied by challenges such as the following:

     - Identifying appropriate acquisitions. Our growth may suffer if we are not able to identify and acquire cable/telephone systems that are either near our existing networks or are large enough to serve as the basis for expanded operations.

     - Completing acquisitions. We may not be able to satisfy conditions that sellers of networks may demand in order to close acquisitions. In addition, there may be significant legal, regulatory and contractual issues in connection with acquisitions, such as change of control provisions in licenses and agreements, that could delay or prevent completion.

     - Entering into new markets. If we complete acquisitions in markets in which we have not previously operated, we will have no prior experience in dealing with local regulators or with local market conditions.

     In addition, our acquisitions strategy may expose us to the risk of unanticipated expenditures. At the time of closing any new acquisition, we may waive conditions to closing, either because we believe that the condition will be satisfied in the future or because we believe an unsatisfactory resolution would not materially adversely affect us and our subsidiaries as a whole. For example, although we normally negotiate customary warranty protection when acquiring new systems, we may be liable for undisclosed liabilities, or we may have to incur greater capital expenditures than we intended, in relation to a particular acquisition. There is a risk that our beliefs in some of these instances will prove to be incorrect.

WE CANNOT BE CERTAIN THAT WE WILL BE SUCCESSFUL IN INTEGRATING ACQUIRED BUSINESSES WITH OUR EXISTING BUSINESSES.

     Our success depends, in part, upon the successful integration of our new acquisitions and any future acquisitions we make. Although we believe that the completion of our new acquisitions, including the acquisition of SBS, will result in significant benefits and synergies, the integration of these businesses also will present significant challenges, including:

     - realizing economies of scale in interconnection, programming and network operations, and eliminating duplicate overheads; and

     - integrating networks, financial systems and operational systems.

     We cannot assure you, with respect to the acquisition of SBS, our new acquisitions or future acquisitions, that we will realize any anticipated benefits or will successfully integrate any acquired business with our existing operations.

ADVERSE REGULATION OF OUR VIDEO SERVICES COULD LIMIT OUR REVENUES AND GROWTH PLANS AND EXPOSE US TO VARIOUS PENALTIES.

     In most of our markets, regulation of video services takes the form of price controls and programming content restrictions.

     - In The Netherlands and Austria, local municipalities have contractual rights that restrict our flexibility to increase prices, change programming and introduce new services.

     - Laws in Belgium may require us to obtain special authorization for distributing programming from non-European Union sources (which we are currently distributing without such authori-zation), and to distribute certain digital multiplexed programming (which we are not distributing).

     - In Israel, our subscription fees and program offerings are restricted by franchise agreements and are subject to review by governmental agencies, including the Restrictive Trade Practices Tribunal. We are subject to pending claims in Israel alleging that we have engaged in certain unlawful acts, including violation of our cable television franchise agreements.

     - @Entertainment, our Polish operating company, is currently operating in certain areas without the necessary permits. Failure to obtain these permits could lead to governmental orders requiring @Entertainment to stop operating in those areas, the imposition of monetary penalties, and forfeiture of our cable networks. Poland also has restrictions with respect to rights to install and operate cable television and direct-to-home broadcasting networks by entities in which foreign ownership exceeds certain limits and in which the majority of governing bodies are not Polish citizens residing in Poland. @Entertainment may not be deemed to be in full compliance with these or other restrictions or regulations. In addition, @Entertainment's permits could be revoked or limited in scope upon a direct or indirect change of control of PTK Operator Sp.z o.o. There is a risk that our acquisition of @Entertainment constituted an indirect change of control of PTK Operator Sp.z o.o.

REGULATION MAY INCREASE THE COST OF OFFERING INTERNET/DATA SERVICES AND SLOW DEMAND.

     The Internet access business has, to date, not been materially restricted by regulation in our markets. The legal and regulatory environment of Internet access and electronic commerce is uncertain, however, and may change. New laws and regulations may be adopted for Internet service offerings. Existing laws may be applied to the new forms of electronic commerce. Uncertainty and new regulation could increase our costs. It could also slow the growth of electronic commerce on the Internet significantly. This could delay growth in demand for our Internet/data services and limit the growth of our revenues. New and existing laws may cover issues such as:

     - user privacy

     - cross-border commerce

     - libel and defamation

     - copyright and trademark infringement

     - pornography and indecency and

     - other claims based on the nature and content of Internet materials

OUR BUSINESS IS ALMOST ENTIRELY DEPENDENT ON VARIOUS TELECOMMUNICATIONS AND MEDIA LICENSES GRANTED AND RENEWED BY VARIOUS NATIONAL REGULATORY AUTHORITIES IN THE TERRITORIES IN WHICH WE DO BUSINESS AND WITHOUT THESE LICENSES, A NUMBER OF OUR BUSINESSES COULD BE SEVERELY CURTAILED OR PREVENTED.

     - Licenses are granted for a limited term and they may not be renewed when they expire.

     - Regulatory authorities may have the power, at their discretion, to terminate a license (or amend any provisions, including those related to license fees) without cause.

     - If we were to breach a license or applicable law, regulatory authorities could revoke, suspend, cancel or shorten the term of a license or impose fines.

     - Regulatory authorities may grant new licenses to third parties, resulting in greater competition in territories where we are already licensed.

     - New technologies may permit new competitors to compete in areas where we hold exclusive licenses.

     - National authorities may pass new laws or regulations requiring us to re-bid or reapply for licenses or interpret present laws against us, adversely affecting our business.

     - Licenses may be granted on a temporary basis, and there is no assurance that these licenses will be continued on the same terms.

     - Licenses may require us to grant access to bandwidth, frequency capacity, facilities or services to other businesses that compete for our customers.

     Accordingly, a number of our businesses could be severely curtailed if those licenses were no longer available or were available at unfavorable terms.

LOW DEMAND, COMPETITION, UNPLANNED COSTS, REGULATION AND DIFFICULTIES WITH INTERCONNECTION COULD HINDER THE PROFITABILITY OF OUR TELEPHONE SERVICES.

     Our telephone services may not become profitable for a number of reasons. Customer demand could be low, or we may encounter competition and pricing pressure from incumbent and other telecommunications operators. Our network upgrade may cost more than planned. In addition, our operating companies need to obtain and retain licenses and other regulatory approvals for our existing and new services. They may not succeed. Furthermore, our operating systems need to interconnect their networks with those of the incumbent telecommunications operators in order to provide telephone services. Problems in negotiating interconnection agreements could delay the introduction or impede the profitability of our telephone services. Not all of our systems have interconnection agreements in place, and interconnection agreements have limited duration and may be subject to regulatory and judicial review. We are negotiating interconnection agreements for our planned telephone markets that do not yet have them. This may involve time-consuming negotiations and regulatory proceedings. While incumbent telecommunications operators in the European Union are required by law to provide interconnection, incumbent telecommunications operators may not agree to interconnect on a time scale or on terms that will permit us to offer profitable telephone services. After interconnection agreements are concluded, we remain reliant upon the good faith and cooperation of the other parties to these agreements for reliable interconnection. We are currently involved in a dispute with the Austrian telecommunications operator in the Austrian courts over our interconnection arrangement there.

THE COMPLEXITIES OF THE OPERATING SYSTEMS WE NEED TO DEVELOP FOR OUR NEW SERVICES COULD INCREASE THEIR COSTS AND SLOW THEIR INTRODUCTION.

     We only recently began to offer local telephone and advanced Internet/data services. We may not have planned for or be able to overcome all of the problems in introducing these new services. Our new services may not meet our financial expectations. This would impede our planned revenue growth and harm our financial condition.

     The new services involve many operating complexities. We will need to develop and enhance new services, products and systems, as well as marketing plans to sell the new services. For example, we intend to introduce a comprehensive new billing system to support our new telephone and Internet/data businesses. Until then, however, we plan to employ enhanced versions of our existing customer care and billing systems for these services. Problems with the existing or new systems could delay the introduction of the new services, increase their costs, or slow successful marketing. These complexities and others may cause the new services not to meet our financial expectations. This could impede our planned revenue growth and harm our financial condition.

THE SUCCESS OF OUR NEW TELEPHONE AND INTERNET/DATA SERVICES DEPENDS ON WHETHER WE CONTINUE TO ACHIEVE TECHNOLOGICAL ADVANCES.

     Technology in the cable television and telecommunications industry is changing very rapidly. These changes influence the demand for our products and services. We need to be able to anticipate these changes and to develop successful new and enhanced products quickly enough for the changing market. This will determine whether we can continue to increase our revenues and the number of our subscribers and be competitive.

     We have introduced new services, including:

     - additional video channels and tiers

     - pay-per-view services with frequent starting times, which are known as "impulse" pay-per-view

     - high speed data and Internet access services, and cable telephone services

     The technologies used to provide these services are in operation in some of our systems as well as systems of other providers. However, we cannot be sure that demand for our services will develop or be maintained in light of other new technological advances.

LACK OF NECESSARY EQUIPMENT COULD DELAY OR IMPAIR THE EXPANSION OF OUR NEW SERVICES.

     If we cannot obtain the equipment needed for our existing and planned services, our operating results and financial condition may be harmed. For example, a customer will need a digital set-top box to access the Internet or receive our other enhanced services through a television set. These boxes are being developed by several suppliers. If there are not enough affordable set-top boxes for subscribers, however, we may have to delay our expansion plans.

INABILITY TO OBTAIN THE NECESSARY PROGRAMMING COULD REDUCE DEMAND FOR OUR SERVICES.

     Our success depends on obtaining or developing affordable and popular programming for our subscribers. We may not be able to obtain or develop enough competitive programming to meet our needs. This would reduce demand for our video services, limiting their revenues. We rely on other programming suppliers for most of our programming although we plan to commit substantial resources to obtaining and developing new programming. We expect to seek partners for this. We may not, however, find appropriate partners, obtain necessary broadcasting licenses or successfully implement our programming plans.

EUROPEAN USE OF THE INTERNET, ELECTRONIC COMMERCE AND OTHER BANDWIDTH INTENSIVE APPLICATIONS MAY NOT INCREASE AS WE EXPECT.

     Our business plan assumes that Western European use of the Internet, electronic commerce and other bandwidth intensive applications will increase substantially in the next few years, in a manner similar to the increased use in the United States in the past few years. Our business plan assumes a less rapid increase in Eastern Europe. If the use of applications requiring intensive bandwidth does not increase in Europe as anticipated, subscriptions to chello broadband and other services involving managed bandwidth could be materially lower than we currently anticipate. Reduced demand for our services may have a negative effect on our pricing and our financial condition.

INCREASED COMPETITION IN VIDEO SERVICES COULD REDUCE OUR REVENUES.

     The cable television industry in many of our markets is competitive and changing rapidly. Competition could result in the loss of our customers and a decrease in our revenues. We expect that competition will increase as new entrants, who use multi-channel television technologies different from the technologies our cable systems use, enter our markets. These technologies may include direct-to-home satellite services, private cable systems used by housing associations and multiple unit dwellings, and "wireless" cable transmitted by low frequency radio.

     We may also face competition from other communications and entertainment media companies. These could include incumbent telecommunications operators and providers of services over the

Internet. In some franchise areas, our rights to provide video services are not exclusive. We currently compete with other cable operators and in the future may have to compete with additional cable operators.

THE COMPETITIVENESS OF THE TELEPHONE SERVICES AND INTERNET/DATA SERVICES INDUSTRIES WILL MAKE IT DIFFICULT FOR OUR NEW SERVICES TO ENTER THE MARKET.

     In the provision of our telephony and Internet/data services, we face competition from incumbent telecommunications operators and other new entrants to these markets. Our telephony service also competes with wireless telephone carriers. In the provision of Internet/data services we compete with companies that provide such services using traditional, low speed telephone lines, and we expect to face growing competition from Internet service providers that, like us, use higher-speed, higher-capacity cable modems and providers that use other broadband technologies, such as fiber, microwave, satellite and digital subscriber lines. Some of our competitors have more experience in providing telephone and/or Internet services than we have and others may be able to devote more capital to these services than we can.

     Developing a profitable telephone service will depend, among other things, on whether we can attract and retain customers, maintain competitive prices, and provide high quality customer care and billing services without incurring significant additional costs. Prices for long distance calls have decreased significantly in recent years and we expect them to continue to drop. Increased competition may also push prices down for local telephone services. Regulators may make incumbent telecommunications operators lower their rates or increase their pricing flexibility. Because these are our principal competitors, this could force us to lower our rates to remain competitive.

FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS MAY CAUSE FINANCIAL LOSSES.

     Changes in foreign currency exchange rates can reduce the value of our assets and revenues and increase our liabilities and costs. In general, neither we nor our operating companies try to reduce our exposure to these exchange rate risks by using hedging transactions. We may therefore suffer losses solely as a result of exchange rate changes. In each country, our operating companies attempt to match costs, revenues, borrowings and repayments in their local currencies. Nonetheless, they have had to pay for a lot of equipment in currencies other than their own. They may continue to be required to do so. On an aggregate basis, as of December 31, 1999, pro forma for our January 2000 senior note offering, including the effect of the cross-currency swaps entered into in July and October 1999 and January 2000, about 39.7% of our consolidated debt was denominated in currencies outside of the European Monetary Union. At the UPC level, the value of our investment in an operating company outside the euro "zone" is affected by the exchange rate between the euro and the local currency of the operating company.

WE WILL CONTINUE TO BE CONTROLLED BY UNITEDGLOBALCOM, WHOSE INTERESTS MAY BE DIFFERENT FROM THOSE OF OTHER SHAREHOLDERS.

     UnitedGlobalCom owns about 53% of our outstanding ordinary shares A (51.1% after giving effect to the exchange offer, assuming all SBS shares are tendered) and all of our priority shares. As a result, UnitedGlobalCom is able to control the election of all but two of the members of our Supervisory Board. Philips has had the right to appoint one member since UnitedGlobalCom acquired 50% of us from Philips in 1997. In addition, the Discount Group, our partner in our Israeli system, has a contractual right to appoint one director although they have not yet exercised this right. UnitedGlobalCom will be able to determine the outcome of almost all corporate actions requiring the approval of our shareholders. The priority shares give UnitedGlobalCom additional approval rights over certain of our actions. As a result, UnitedGlobalCom will continue to control substantially all of our business affairs and policies.

     Our Supervisory Board has the power to approve transactions in which UnitedGlobalCom has an interest. This power is subject to directors' fiduciary duties to our other shareholders. Nonetheless, conflicts may arise between the interests of UnitedGlobalCom and our other shareholders. For example, UnitedGlobalCom could cause us to provide financial resources to our shareholders. This could limit our current strategy of investing in our new businesses.

WE DO NOT INTEND TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

     We have never paid dividends on our shares. We do not intend to pay dividends in the foreseeable future. The terms of some of our existing debt facilities and indentures prevent us from paying dividends. At the moment, we do not have sufficient shareholders' equity under Netherlands law to make distributions. You should therefore not expect to receive dividends on our shares for the foreseeable future.

                                SPECIAL FACTORS

BACKGROUND OF THE EXCHANGE OFFER

     We began exploring ways to develop our business relationship with SBS in the mid-1990s in markets in Western and Central Europe where our business activities overlap. Among other things, we discussed:

     - our existing relationship as a cable operator and distributor with SBS as a programming and content supplier,

     - SBS becoming involved in our programming businesses,

     - the joint development of thematic channels, and

     - the joint acquisition of programming packages.

     These discussions were principally between Mark Schneider, our chief executive officer, and Harry Evans Sloan, the chief executive officer of SBS, and focused initially on the two companies' operations in The Netherlands. SBS paid approximately U.S.$368,000 for 1997 and U.S.$629,000 for 1998 and 1999 to our cable distribution systems in The Netherlands to carry its SBS6 and NET5 channels.

     In March 1999, Mr. Schneider proposed to Mr. Sloan that as part of the development of our business relationship we acquire a minority interest in SBS. During this time period, we engaged Goldman Sachs International as our financial adviser. In May 1999, SBS engaged DLJ as their financial advisor. We announced in June 1999 that we were in discussions with SBS to form a strategic partnership to exploit opportunities to develop extended basic cable tiers on our cable systems, to acquire jointly sports rights and other programming packages and to develop new thematic channels and other services. As part of the alliance, we agreed with SBS to acquire up to 3,000,000 SBS shares, or approximately 12.8% of the total number of SBS shares then outstanding (9.9% on a fully diluted basis).

     We entered into an investment agreement with SBS on June 29, 1999, providing for the acquisition by us of 3,000,000 SBS shares through a backstop guarantee of SBS's early redemption of U.S.$155 million in aggregate principal amount of SBS convertible debentures and a private placement. UnitedGlobalCom, which holds the majority of our shares, was also a party to the investment agreement. The investment agreement included standstill provisions limiting our ability to acquire additional SBS shares and provided that we would be entitled to nominate an individual for election to SBS's board of directors. Pursuant to the investment agreement, we acquired 847,680 SBS shares in July 1999 through the backstop facility at a price of approximately U.S.$31.00 per share, and 2,152,320 SBS shares in August 1999 through the private placement at a price of U.S.$35.25 per share. We acquired a total of 3,000,000 SBS shares as the result of these transactions.

     We continued meeting with SBS during the summer and fall of 1999 to explore ways to structure a joint venture to develop thematic programming and other business opportunities. As part of these discussions, a number of alternatives were considered, including the possibility that we might acquire all of or a majority interest in SBS.

     In accordance with the June 1999 investment agreement, Mr. Schneider was elected to SBS's board of directors at SBS's annual general meeting on December 9, 1999.

     In December 1999, Mr. Schneider and Mr. Sloan discussed the possibility that we might acquire additional shares in SBS as a means, among other things, to fund SBS's contribution to our proposed joint venture to develop thematic channels. On January 27, 2000, we entered into a private placement agreement with SBS and UnitedGlobalCom providing for, among other things, the acquisition by us of an additional 3,000,000 SBS shares, at a price of U.S.$54.125 per share, increasing our ownership interest to 6,000,000 SBS shares, representing approximately 23.4% of the total number of the then outstanding SBS shares (approximately 18% on a fully diluted basis).

The private placement agreement amended and restated the investment agreement in its entirety and included standstill provisions limiting our ability to acquire additional SBS shares. The private placement was closed on February 1, 2000. You should read "Other Agreements and Relationship with SBS" for a more detailed description of the terms of the private placement agreement.

     We also announced at or around the time of the private placement agreement that we intended:

     - to form two new joint ventures with SBS: one to create four separate subscription television channels; and the second with SBS and ZeniMax, SBS's U.S.-based Internet technology and content partner, to develop jointly entertainment portals and content for European Internet users;

     - to join SBS and the European Bank for Reconstruction and Development
       (EBRD) as a major investor in European Broadcasting System, an SBS-affiliated company that has been formed for the purpose of making broadcasting investments in Central and Eastern Europe; and

     - to acquire programming jointly with SBS in The Netherlands.

     In February, 2000, subject to approval by UPC's supervisory board, we agreed to acquire from SBS 32.25% of Prima TV in Romania and to participate in 32.25% of the future costs of the Romanian project.

     We also announced at that time that, in connection with our entry into these business relationships with SBS, it was possible that we would seek to acquire additional SBS shares, including the possible acquisition of a controlling interest in SBS, although any acquisition of more than a 23.4% interest in SBS would require the approval of the SBS board of directors.

     Shortly after the closing of the private placement in February, Mr. Schneider and Mr. Sloan began discussions about a possible business combination of UPC and SBS, and they met on a number of occasions, in business as well as social situations, discussing from time to time possible bases for agreement. Around the end of February, we engaged Clifford Chance Rogers & Wells LLP as U.S. legal counsel, and SBS engaged Sullivan & Cromwell as U.S. legal counsel to advise on a possible transaction. On February 19, 2000, Mr. Schneider and Mr. Sloan met in the United States to explore the terms of a possible combination in more detail. On February 26, 2000, Mr. Schneider and Mr. Sloan met in London, England, and further discussed potential terms. On March 1, 2000, representatives of UPC and SBS discussed the formulation of an outline, in general terms, that might be the basis of a possible acquisition of SBS through an exchange offer. A number of meetings occurred between the parties and their respective financial advisers and legal counsel between March 1 and March 9, 2000 to seek agreement on the terms of an exchange offer. Negotiations addressed, among other things, the amount of the termination fee and the circumstances under which it would be payable, provisions for imposing restrictions on SBS's ability to enter into a competing transaction, conditions of the exchange offer, the form of consideration and the mechanism for calculating the consideration to be paid based on UPC ADS closing prices, and representations and warranties. On March 8, 2000, the supervisory board of UPC and the board of directors of SBS met separately and approved the terms of the transaction as agreed by the parties. At the SBS board meeting DLJ delivered to the SBS board its opinion, which was subsequently confirmed in writing on March 9, 2000, to the effect that as of that date, and based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the consideration to be received by the SBS shareholders (other than SBS's affiliates, including UPC) in the exchange offer was fair from a financial point of view. The exchange offer agreement was executed by UPC and SBS on March 9, 2000, and UPC and SBS made a joint press release announcing the signing of the Exchange Offer Agreement.

     Four directors and executive officers who are shareholders of SBS entered into the Share Exchange Agreement on March 9, 2000, agreeing, among other things, to tender their shares in the exchange offer. These same directors and executive officers also entered into separate letter agreements with us, dated as of March 9, 2000, in which each of them agreed, among other things, not to sell or otherwise permit the transfer of any UPC ADSs or UPC ordinary shares A that he owns or over which he has control (as specified in the letter agreements) for a period of six months after the completion of the exchange offer without our prior written consent. Please read the section captioned "The Exchange Offer Agreement and the Share Exchange Agreement -- The Share Exchange Agreement" for more information about these agreements.

     We have also entered into an agreement with SBS amending the standstill provisions in the January 27, 2000 private placement agreement to permit us to acquire SBS shares in the exchange offer. You should read "Other Agreements and Relationship with SBS" for a more detailed description of this amendment.

     Mr. Sloan attended our March 24, 2000, supervisory board meeting as an observer, and we intend to nominate him for our supervisory board after the closing of the exchange offer. We expect that Mr. Sloan will continue to attend supervisory board meetings as an observer until he becomes a member of the board after the completion of the exchange offer. If in the future Mr. Sloan were to assume a management position with UPC, he would no longer be eligible to serve on our supervisory board, in which case we anticipate that we would nominate him to our management board.

     On April 13, 2000, we and SBS jointly announced that we had selected the first two of our initially planned four separate subscription channels for the UPC-SBS subscription channel joint venture, a Gold channel, which will be an archive-themed channel with broad demographic appeal, and a youth-oriented film channel, targeted to a younger 18-to-34 demographic.

     In early April 2000, a decline in our share price resulted in a "trigger event" giving rise to a right for us to terminate the exchange offer agreement. Instead of terminating the exchange offer agreement, we agreed with SBS on April 11, 2000, to amend the agreement to provide that we have a right to terminate the agreement if the average closing price for our shares is below US$49 for ten randomly chosen trading days immediately prior to the expected commencement of the exchange offer. [UPDATE AT TIME OF MAILING] Please read the section captioned "The Exchange Offer Agreement and the Share Exchange Agreement -- The Exchange Offer Agreement" for a more detailed description of this amendment.

RECOMMENDATION OF SBS'S BOARD; FAIRNESS OF THE EXCHANGE OFFER

     The board of directors of SBS (except the current board member nominated by UPC, who abstained) has unanimously approved the Exchange Offer Agreement, determined that the exchange offer is fair to and in the best interests of SBS and its shareholders (other than UPC) and recommends that the SBS shareholders accept the exchange offer and tender their shares. Information about the recommendation of SBS's board of directors is more fully described in SBS's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to SBS shareholders together with this prospectus.

OPINION OF DONALDSON, LUFKIN & JENRETTE INTERNATIONAL, SBS'S FINANCIAL ADVISER

     SBS asked Donaldson, Lufkin & Jenrette International, or DLJ, in its role as financial adviser to SBS, to render an opinion to the SBS board of directors as to the fairness, from a financial point of view, to the holders of SBS shares, other than shareholders who are affiliates of SBS, including UPC, of the consideration to be received by such holders in the exchange offer. At the SBS board meeting on March 8, 2000, DLJ delivered to the SBS board its opinion, subsequently confirmed in writing on March 9, 2000, to the effect that, as of March 9, 2000, based on the assumptions, limitations and qualifications included in its written opinion, the consideration to be received by the holders of SBS shares in the exchange offer was fair to the holders of SBS shares (other than to shareholders who are affiliates of SBS, including UPC) from a financial point of view.

     THE FULL TEXT OF DLJ'S OPINION IS ATTACHED AS SCHEDULE II TO THIS PROSPECTUS. THE SUMMARY OF DLJ'S OPINION SET FORTH IN THIS PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF DLJ'S OPINION. SBS SHAREHOLDERS ARE URGED TO READ DLJ'S OPINION CAREFULLY AND IN ITS ENTIRETY FOR THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ IN CONNECTION WITH ITS OPINION.

     DLJ prepared its opinion for the SBS board, and the opinion addresses only the fairness to the holders of SBS shares (other than to shareholders who are affiliates of SBS, including UPC) from a financial point of view, as of the date thereof, of the consideration to be received by these shareholders. DLJ expressed no opinion as to the price at which UPC ordinary shares A or UPC ADSs or SBS shares would actually trade at any time. DLJ's opinion did not address the relative merits of the exchange offer and the other business strategies considered by the SBS board nor did it address the SBS board's decision to proceed with the exchange offer. DLJ's opinion did not constitute a recommendation to any SBS shareholders as to whether or not such shareholder should tender its shares in the exchange offer. The consideration to be received by the holders of SBS shares was determined in arm's length negotiations between SBS and UPC, in which DLJ advised SBS.

     SBS selected DLJ as its financial adviser because DLJ is an internationally recognized investment banking firm that has substantial experience in providing strategic advisory services. DLJ was not retained as an adviser or agent to the shareholders of SBS or any other person. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ was not requested to, nor did it, solicit the interest of any other party in acquiring SBS or any of its assets.

     In arriving at its opinion, DLJ:

     - reviewed the draft dated March 8, 2000 of the exchange offer agreement and assumed the final form of the exchange offer agreement would not vary in any respect material to DLJ's analysis;

     - reviewed financial and other information that was publicly available or furnished to DLJ by SBS and UPC, including information provided during discussions with their respective managements. Included in the information provided during discussions with the SBS management were certain financial projections of SBS prepared by SBS management, and certain financial projections of UPC prepared by certain industry research analysts, which DLJ discussed with the management of UPC;

     - compared certain financial and securities data of SBS and UPC with various other companies whose securities are traded in public markets;

     - reviewed the historical stock prices and trading volumes of SBS shares, UPC ADSs and UPC ordinary shares A;

     - reviewed prices and premiums paid in certain other business combinations; and

     - conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of its opinion.

     In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by SBS, UPC or their respective representatives, or that was otherwise reviewed by DLJ. With respect to the financial projections of SBS that DLJ reviewed, DLJ relied on representations that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of SBS as to the future operating and financial performance of SBS. With respect to the financial projections of UPC referred to above, DLJ relied on representations that they were not materially different from the best then available estimates and judgments of the management of UPC as to the future operating performance of UPC. DLJ did not assume responsibility for making any independent evaluation of any assets or liabilities, or for making any independent verification of the information that it reviewed.

     DLJ's opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of, the date of its opinion. DLJ states in its opinion that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion.

SUMMARY OF FINANCIAL ANALYSES PERFORMED BY DLJ

     The following is a summary of the financial analyses presented by DLJ to the SBS board of directors on March 8, 2000 in connection with the preparation of DLJ's opinion. No company or transaction used in the analyses below is directly comparable to SBS or the contemplated transaction. In addition, mathematical analysis such as determining the mean or median is not in itself a meaningful method of using selected company or transaction data. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. The value and prices of UPC ADSs in the following analyses do not take into account the March 20, 2000 three-for-one stock split. The information summarized in the tables which follow should be read in conjunction with the accompanying text.

     SBS shares trading history. DLJ examined the historical trading prices and trading volume of SBS shares from March 6, 1998 to March 8, 2000. During this time period, SBS shares reached a high of U.S.$60 5/8 per share and a low of U.S.$18 9/16 per share. DLJ also examined the historical trading prices and trading volume of UPC ADSs from February 12, 1999, the date of UPC's initial public offering, to March 8, 2000. During this time period, UPC ADSs reached a high of U.S.$237.00 per share and a low of U.S.$32 9/16 per share. In addition, DLJ compared the relative indexed stock price performance of SBS shares with an index of certain comparable companies and the Nasdaq Composite index from March 5, 1999 to March 8, 2000. The comparable companies include:

     - Audiofina NPV

     - Carlton Communications PLC

     - Mediaset SPA

     - M-6 Metropole Television

     - Modern Times Group AB

     - ProSieben Media AG

     - Television Francaise 1 SA

     DLJ noted that over the comparison period the trading price of SBS shares increased 115.1% while the numerical average increase of the comparable companies was 267.7% and the Nasdaq Composite index was 109.5%, respectively.

     DLJ also compared the relative indexed stock price performance of UPC ADSs with an index of certain comparable companies and the Nasdaq Composite index from March 5, 1999 to March 8, 2000. The comparable companies include:

          European comparable companies:

        - NTL, Inc.

        - Telewest Communications plc

          U.S. comparable companies:

        - Adelphia Communications Corp.

        - AT&T Corp.

        - Cablevision Systems Corp.

        - Charter Communications, Inc.

        - Classic Communications, Inc.

        - Comcast Corp.

        - Cox Communications, Inc.

        - Insight Communications Company, Inc.

        - Mediacom Communications Corp.

        - Jones Intercable, Inc.

        - MediaOne Group, Inc.

     DLJ noted that over the comparison period the trading price of UPC ADSs increased 562.9% while the numerical average increase of the comparable companies was 79.0%, and (1.1)% of the European and U.S. companies, respectively.

     Comparable publicly traded company analysis. DLJ analyzed the market values and trading multiples of selected publicly traded European television and radio broadcasting companies that DLJ believed were reasonably comparable to SBS. These comparable companies consisted of:

     - Audiofina NPV

     - Carlton Communications PLC

     - Mediaset SPA

     - M-6 Metropole Television

     - Modern Times Group AB

     - ProSieben Media AG

     - Television Francaise 1 SA

In examining these comparable companies, DLJ calculated the enterprise value of each company as a multiple of its respective: (1) LTM revenues and projected fiscal year 2000 and 2001 revenues and (2) projected fiscal year 2000, 2001 and 2002 EBITDA. The enterprise value of a company is equal to the value of its fully diluted common equity plus debt, minority interests held by other entities and the liquidation value of outstanding preferred stock, if any, minus cash and the value of certain other assets, including minority interests in other entities. LTM means the last twelve-month period for which financial data for the company at issue has been reported. EBITDA means earnings before interest expense, taxes, depreciation and amortization.

     DLJ also calculated the equity value of each company as a multiple of its prospective projected fiscal year 2000, 2001 and 2002 after-tax cash flow or ATCF. ATCF means EBITDA less net interest expense less income tax. DLJ derived all historical data from publicly available sources and DLJ obtained all projected data from Wall Street research reports and I/B/E/S International, Inc. where available. DLJ's analysis of the comparable companies yielded the following multiple ranges; the averages exclude the high and low multiple in each category:

ENTERPRISE/EQUITY VALUE                          HIGH    AVERAGE(1)    MEDIAN    LOW
-----------------------                          ----    ----------    ------    ---
LTM Revenues...................................  21.1x       9.1x        8.1x     2.8x
2000 Revenues..................................  19.2        8.5         7.4      2.8
2001 Revenues..................................  18.0        7.7         6.4      2.6
2000 EBITDA....................................  63.4x      40.6x       42.8x    15.2x
2001 EBITDA....................................  54.6       34.4        38.0     13.4
2002 EBITDA....................................  45.9       27.8        28.2     12.6
2000 ATCF......................................  93.8x      65.2x       68.5x    16.5x
2001 ATCF......................................  82.2       44.5        49.6     15.4
2002 ATCF......................................  70.7       38.9        42.2     15.5

---------------
(1) Excludes high and low multiple in each category.

     Based on an analysis of this data and SBS's historical and projected results for comparable periods, DLJ estimated a value per SBS share ranging from U.S.$60.00 to U.S.$100.00, compared implied consideration per SBS share to be received by the holders of SBS shares of U.S.$85.14 based on the closing price per UPC ADS on Nasdaq on March 8, 2000 of U.S.$237.00 and implied consideration per SBS share of U.S.$77.50 at the bottom of the transaction collar.

     As used in this description of the DLJ fairness opinion, "transaction collar" refers to the possible range of consideration to be paid to holders of SBS shares in the exchange offer, as more fully described in "The Exchange Offer Agreement and the Share Exchange Agreement -- The Exchange Offer
Agreement -- The Exchange Offer -- Consideration."

     Premiums paid analysis. DLJ determined the premium over the common stock trading prices for one day, one week and four weeks prior to the announcement date in all merger and acquisition transactions of U.S. public companies ranging from U.S.$2.0 billion to U.S.$3.0 billion in size announced between March 1, 1990 and December 31, 1999. Premiums were obtained from Securities Data Company.

                                                            AVERAGE    MEDIAN
                                                            -------    ------
One Day Prior.............................................   28.7%      25.8%
One Week Prior............................................   31.9%      28.4%
Four Weeks Prior..........................................   38.2%      35.1%

Applying the above premiums to the closing price of SBS shares on comparable days, DLJ estimated a value per SBS share ranging from U.S.$72.00 to U.S.$76.00, compared to implied consideration per SBS share to be received by holders of SBS shares of U.S.$85.14 based on a closing price per UPC ADS on March 8, 2000 or U.S.$237 and implied consideration per share of U.S.$77.50 at the bottom of the transaction collar.

     Sum-of-the-Parts Analysis. DLJ reviewed and analyzed separately the valuation of each of the businesses in which SBS held an equity stake according to methodologies that DLJ believed most appropriate to the circumstances of each business and applied the percentage ownership held by SBS to such valuations.

     DLJ determined that SBS was composed of five main business lines: (1) core television and radio broadcasting, (2) programming initiatives, (3) other radio and televisions investments, (4) proprietary Internet and new media and (5) investments in Internet and new media. DLJ's estimate of the value of each of these business segments is summarized in the following table. These business lines and the estimated valuations must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses.

                                                    ESTIMATED VALUE
BUSINESS LINE                                         RANGE TO SBS
-------------                                       ---------------
                                                    ($ IN MILLIONS)
Core television and radio broadcasting...........    900.0 to 1,100.0
Programming initiatives..........................      244.4 to 736.1
Other radio and television investments...........       13.0 to  13.0
Proprietary Internet and new media...............      350.0 to 650.0
Investments in Internet and new media............       46.7 to 100.4
                                                   ------------------
          Total..................................  1,554.2 to 2,599.5

CORE TELEVISION AND RADIO BROADCASTING

     DLJ performed a discounted cash flow, or DCF, analysis of the projected cash flows of the core television and radio broadcasting assets of SBS for the fiscal years ending December 31, 2000 through December 31, 2004, using projections and assumptions provided by the management of SBS. The DCF for these assets was estimated using discount rates ranging from 12.0% to 14.0%, based on estimates related to the weighted average costs of capital of SBS, and terminal multiples of estimated EBITDA for SBS's fiscal year ending December 31, 2004 ranging from 13.0x to 16.0x. Based on this analysis, DLJ estimated the value of SBS's ownership interest in these assets ranged from U.S.$900.0 million to U.S.$1.1 billion.

PROGRAMMING INITIATIVES

     SBS's programming initiatives are composed of three segments: (1) thematic programming joint venture with UPC, (2) home shopping joint venture and (3) equity investment in Lion's Gate. To determine the aggregate value range of the programming initiatives, DLJ valued each of the segments individually, as described below.

     Thematic programming joint venture with UPC. DLJ analyzed selected publicly traded programming companies that DLJ believed were reasonably comparable to SBS's thematic programming joint venture with UPC. These comparable companies consisted of:

     - Flextech plc

     - Fox Kids Europe NV

     - AT&T Corp. -- Liberty Media Group

     - Money Channel plc

In examining these comparable companies, DLJ calculated the enterprise value of each company as a multiple of its respective subscribers. All historical data was derived from publicly available sources. DLJ's analysis of the comparable companies yielded the following multiple ranges:

                                                 HIGH     AVERAGE    MEDIAN     LOW
                                                 ----     -------    ------     ---
Enterprise Value/Subscriber...................  $173.4    $130.3     $139.9    $68.0

     DLJ applied these multiples, focusing primarily on Money Channel plc and Fox Kids Europe NV, to a projected number of programming subscribers based on assumed penetration rates of UPC's existing cable subscribers. The resulting valuations were then discounted by 50% to account for the joint venture's early stage of development. Based on this analysis, DLJ estimated the value of SBS's ownership interest in the thematic programming joint venture with UPC ranging from U.S.$100.0 million to U.S.$500.0 million.

     Home shopping joint venture. DLJ analyzed the multiples of the German subsidiaries of selected home shopping companies ascribed by research analysts that DLJ believed were reasonably comparable to its home shopping joint venture.

     The research analysts calculated the enterprise value of each selected home shopping company as a multiple of its addressable television households. After reviewing the valuations and operations described by the research analysts, DLJ estimated the value of SBS's ownership interest in the home shopping joint venture ranging from U.S.$133.3 million to U.S.$225.0 million.

     Equity investment in Lion's Gate. DLJ calculated the value of SBS's investment in Lion's Gate as the market value of the fully diluted shares it holds which was U.S.$11.1 million.

     As a result, the total value of SBS's programming initiatives was estimated to range from U.S.$244.4 million to U.S.$736.1 million.

OTHER RADIO AND TELEVISION INVESTMENTS

     SBS's other television and radio business line is composed of three segments: (1) its investment in Rete 105, (2) its capital invested in EBS and
(3) its investment in BTI AB. DLJ estimated the total value of SBS's other television and radio business segment at U.S.$13.0 million.

PROPRIETARY INTERNET AND NEW MEDIA

     The value of SBS's proprietary Internet and new media business line is a result of its ownership of VT4.net. To determine the aggregate value range of the proprietary internet and new media line, DLJ analyzed selected publicly traded European Internet service providers that DLJ believed were reasonably comparable to VT4.net. These comparable companies consisted of:

     - Freeserve plc

     - Freenet.de AG

     - Tiscali S.p.A.

     In examining these comparable companies, DLJ calculated the enterprise value of each company as a multiple of its registered users and covered population. All historical data was derived from publicly available sources. After analyzing the valuation and operation metrics of the comparable companies DLJ applied the following enterprise value multiple ranges to VT4.net's operating statistics:

                                                           ENTERPRISE VALUE
                                                       ------------------------
                                                       REGISTERED     COVERED
                                                         USERS       POPULATION
                                                       ----------    ----------
Low..................................................     7,000         100
High.................................................    10,000         150

     DLJ applied a 25% discount to the multiples to reflect the smaller scale of the Flemish market. Based on this analysis, DLJ estimated the total value of SBS's proprietary internet and new media business segment to range from U.S.$350.0 million to U.S.$650.0 million.

INVESTMENTS IN INTERNET AND NEW MEDIA

     SBS's investments in Internet and new media businesses is composed of three segments: (1) an equity stake in BidLet AB, (2) an equity stake in Leknet AB and
(3) an equity stake in Hollywood Stock Exchange. To determine the aggregate value range of the proprietary internet and new media line, DLJ valued each of the segments individually.

     Equity stake in BidLet AB. DLJ analyzed the market values and trading multiples of selected publicly traded online auction companies that DLJ believed were reasonably comparable to BidLet. These comparable companies consisted of:

     - eBay, Inc.

     - QXL.com plc

     - ricardo.de AG

     In examining these comparable companies, DLJ calculated the enterprise value of each company as a multiple of its registered users and covered population. All historical data was derived from publicly available sources. After analyzing the operations and valuation metrics of the comparable companies, DLJ applied the following enterprise value multiple ranges to BidLet's operating statistics:

                                                           ENTERPRISE VALUE
                                                       ------------------------
                                                       REGISTERED     COVERED
                                                         USERS       POPULATION
                                                       ----------    ----------
Low..................................................    3,000           10
High.................................................    4,000           15

     DLJ applied a 25% discount to these multiples to reflect the early development stage of BidLet in comparison to the comparable companies. Based on this analysis, DLJ estimated the value of SBS's ownership interest in BidLet to range from U.S.$30.0 million to U.S.$75.0 million.

     Equity Stake in Leknet AB. DLJ analyzed the market values and trading multiples of selected publicly traded online toy retail companies that DLJ believed were reasonably comparable to Leknet. These comparable companies consisted of:

     - eToys Inc.

     - Smarterkids.com, Inc.

In examining these comparable companies, DLJ calculated the enterprise value of each company as a multiple of Leknet's LTM revenues and covered population. All historical data was derived from publicly available sources. After analyzing the operations and valuation metrics of the comparable companies, DLJ applied the following multiple ranges to Leknet's operating statistics:

                                                      ENTERPRISING VALUE
                                                         LTM REVENUES
                                                      ------------------
  Low...............................................         9.0x
  High..............................................        10.0x

     DLJ applied a 50% discount to these multiples to reflect the early development stage of Leknet. Based on this analysis, DLJ estimated the value of SBS's ownership interest in Leknet ranging from U.S.$9.6 million to U.S.$11.2 million.

     Equity Stake in Hollywood Stock Exchange. DLJ estimated the value of SBS's ownership interest in Hollywood Stock Exchange to range from U.S.$7.1 million to U.S.$14.2 million.

     As a result, DLJ estimated the total value of SBS's investments in Internet and new media businesses segment at U.S.$46.7 million to U.S.$100.4 million.

SUM-OF-THE-PARTS ANALYSIS CONCLUSION

     Applying the above valuation ranges for each of SBS's business components and adding them together, DLJ estimated an aggregate range of enterprise values of SBS in its entirety to be from approximately U.S.$1.5542 billion to U.S.$2.5995 billion. Subtracting pro forma debt of U.S.$55.2 million and adding pro forma cash of U.S.$279.2 million to the enterprise value results in an aggregate range of equity values of U.S.$1.7781 billion to U.S.$2.8235 billion.

     This valuation range implies a per share value of SBS shares ranging from U.S.$57.00 to U.S.$90.00, compared to implied consideration per share of SBS shares to be received by the holders of SBS shares of U.S.$85.14 based on a closing price per share of UPC ADSs on March 8, 2000 of U.S.$237.00 and implied consideration per share of U.S.$77.50 at the bottom of the transaction collar.

UPC VALUATION ANALYSIS

     In making a determination regarding the fairness of the exchange offer, DLJ performed valuation analyses in addition to those described above to determine the reasonableness of the fair market value of the UPC ADSs being received by SBS shareholders in the transaction.

     The price of UPC ADSs as of March 8, 2000 was U.S.$237.00 per share. DLJ performed two analyses in addition to reviewing the trading history of UPC ADSs:

     - Comparable companies analysis

     - Sum-of-the-parts analysis

     Comparable companies analysis. DLJ analyzed the market values and trading multiples of selected publicly traded US and European cable operators that DLJ believed were reasonably comparable to UPC. These comparable companies consisted of:

     European comparable companies:

     - NTL, Inc.

     - Telewest Communications plc

     U.S. comparable companies:

     - Adelphia Communications Corp.

     - Cablevision Corp.

     - Charter Communications Inc.

     - Comcast Corp.

     - Cox Communications Inc.

     In examining these comparable companies, DLJ calculated the adjusted enterprise value of each company as a multiple of its homes passed. Homes passed are the number of establishments through which the network of the cable operators passes. The adjusted enterprise value of a company in the context of this analysis is equal to the value of its fully diluted common equity plus debt, minority interests held by other entities and the liquidation value of outstanding preferred stock, if any, minus cash and the value of certain other assets, including minority interests in other entities and, where applicable, the fair market value of any non-cable assets. The number of homes passed for the comparable companies was based on the information publicly disclosed in the most recent filing for each of the companies and adjusted for any acquisition not reflected. All historical data were derived from publicly available sources. DLJ's analysis of the comparable companies yielded the following averages:

                                                            AVERAGE
              ENTERPRISE VALUE/HOMES PASSED                 -------
European Comparables......................................  $4,603.5
U.S. Comparables..........................................  $2,378.9

     Based on the analysis of this data and UPC's historical and projected results for comparable periods, DLJ estimated a value per UPC ordinary share A ranging from U.S.$146.00 to U.S.$208.00, compared to a closing price per UPC ordinary share A on March 8, 2000 of U.S.$237.00.

     Sum-of-the-parts analysis. DLJ reviewed and analyzed separately the valuation of each of the businesses in which UPC operates or holds equity stakes according to methodologies that DLJ believed most appropriate to the circumstances of each operation/business. Following is a list of all businesses/operations examined and a description of the valuation methodology used by DLJ:

     DLJ determined that UPC was composed of eight main business segments: (1) Cable -- Western Europe, (2) Cable -- Eastern Europe, (3) residential telephony,
(4) business telephony, (5) high speed internet access, (6) UPCTV, (7) direct-to-home operations in Poland and (8) other investments. DLJ's estimate of the value of each of these business segments is summarized in the following table. These business segments and the estimated valuations must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses.

BUSINESS SEGMENT                                         ESTIMATED VALUE RANGE
----------------                                         ---------------------
                                                            ($ IN MILLIONS)
Cable -- Western Europe................................  16,213.3 to 21,333.3
Cable -- Eastern Europe................................   4,053.3 to  5,333.3
Residential telephony..................................     187.9 to    375.8
Business telephony.....................................     946.1 to  1,261.5
High speed internet access.............................   4,200.0 to  5,600.0
UPCTV..................................................     823.5 to  1,631.3
Direct-to-home operations in Poland....................     521.4 to  1,042.9
Other investments......................................     968.8 to  1,368.9
                                                         --------------------
          Total........................................  27,914.5 to 37,946.9

     Cable -- Western Europe -- DLJ analyzed the market values and trading multiples of selected publicly traded US and European cable operators that DLJ believed were reasonably comparable to UPC's Western Europe cable operations. DLJ calculated the adjusted enterprise value of each company as a multiple of its respective cable subscribers. A cable subscriber is an actual customer who subscribes to a company's cable service. The number of subscribers for the comparable companies was based on the information disclosed in the most recent filing for each of the companies and adjusted for any acquisitions not reflected. DLJ's analysis of the comparable companies yielded the following averages:

                                                            AVERAGE
               ENTERPRISE VALUE/SUBSCRIBER                  -------
European Comparables.....................................  $15,351.5
U.S. Comparables.........................................  $ 3,670.7

     Based on this analysis, DLJ estimated a value of UPC's Western Europe cable operations ranging from U.S.$16.2133 billion to U.S.$21.3333 billion.

     Cable -- Eastern Europe -- DLJ analyzed the market values and trading multiples of selected publicly traded U.S. and European cable operators that DLJ believed were reasonably comparable to UPC's Eastern Europe cable operations. DLJ calculated the adjusted enterprise value of each company as a multiple of its respective cable subscribers. DLJ's analysis of the comparable companies yielded the same averages as those illustrated above for the Western Europe cable operations. DLJ applied a 50% discount to the Eastern Europe cable subscribers as the profiles of such subscribers are less attractive given the lower average revenue generated per subscriber and the less attractive nature of the markets.

     Based on this analysis, DLJ estimated values for UPC's Eastern Europe cable operations ranging from U.S.$4.0533 billion to U.S.$5.3333 billion.

     Residential telephony -- DLJ analyzed the market values and trading multiples of selected publicly traded European residential telephony companies that DLJ believed were reasonably comparable to UPC's residential telephony business. DLJ calculated the adjusted enterprise value of each company as a multiple of its respective projected fiscal year revenues for the years 2000 and 2001. DLJ's analysis of the comparable companies yielded the following multiple ranges:

                                                              AVERAGE   MEDIAN
                     ENTERPRISE VALUE/                        -------   ------
2000 Revenues...............................................   1.8x      2.0x
2001 Revenues...............................................   1.6x      1.6x

     Based on this analysis, DLJ estimated values for UPC's residential telephony business ranging from U.S.$187.9 million to U.S.$375.8 million.

     Business telephony -- DLJ analyzed the market values and trading multiples of selected publicly traded European business telephony companies that DLJ believed were reasonably comparable to UPC's business telephony business. DLJ calculated the adjusted enterprise value of each company as a multiple of its respective projected fiscal year revenues for the years 2000 and 2001. DLJ's analysis of the comparable companies yielded the following multiple ranges:

                                                            AVERAGE    MEDIAN
                    ENTERPRISE VALUE/                       -------    ------
2000 Revenues.............................................   28.8x     28.8x
2001 Revenues.............................................   19.4x     18.8x

     Based on this analysis, DLJ estimated values for UPC's business telephony business ranging from U.S.$946.1 million to U.S.$1.2615 billion.

     High Speed Internet Access -- DLJ analyzed the market values and trading multiples of selected publicly traded European and US internet service providers that DLJ believed were reasonably comparable to UPC's broadband business, or chello broadband. DLJ calculated the adjusted enterprise value of each company as a multiple of its respective subscribers. DLJ's analysis of the comparable companies yielded the following range:

                                       HIGH        AVERAGE      MEDIAN        LOW
                                       ----        -------      ------        ---
Enterprise Value/Subscriber........  $34,938.8    $15,199.0    $11,882.8    $5,102.2

     DLJ also considered the reasonableness of this analysis in the context of press releases and Wall Street analyst estimates for the value of the planned initial public offering of chello broadband.

     Based on this analysis, DLJ estimated values for chello broadband ranging from U.S.$4.2 billion to U.S.$5.6 billion.

     UPCTV -- DLJ analyzed the market values and trading multiples of selected publicly traded television programming content providers that DLJ believed were reasonably comparable to UPCTV. DLJ calculated the adjusted enterprise value of each company as a multiple of its respective subscribers. DLJ's analysis of the comparable companies yielded the following:

                                                 HIGH     AVERAGE    MEDIAN     LOW
                                                 ----     -------    ------     ---
Enterprise Value/Subscriber...................  $173.4    $130.3     $139.9    $68.0

     Based on this analysis, DLJ estimated values for UPCTV ranging from U.S.$823.5 million to U.S.$1.6313 billion.

     Direct-to-Home Operations in Poland -- DLJ analyzed the market values and trading multiples of selected publicly traded satellite television providers that DLJ believed were reasonably comparable to UPC's direct-to-home operations in Poland. DLJ calculated the adjusted enterprise value of each company as a multiple of its respective subscribers. DLJ's analysis of the comparable companies yielded the following multiple average and median:

                                                        AVERAGE      MEDIAN
                                                        -------      ------
Enterprise Value/Subscriber...........................  $6,413.7    $6,009.2

     DLJ applied between a 50% and 75% discount to the multiples of the comparables companies to determine an appropriate valuation for UPC's direct-to-home business given its beginning stage of development, less attractive customers and currently limited market.

     Based on this analysis, DLJ estimated values for UPC's direct-to-home operations in Poland ranging from U.S.$521.4 million to U.S.$1.0429 billion.

     Other investments -- DLJ analyzed the market values of UPC's other investments, namely, its interests in SBS and the programming joint venture with SBS. The value of UPC's interest in SBS was based on the market value of the SBS shares held by UPC. The value of UPC's programming joint venture with SBS was valued in the same manner as SBS's interest in such joint venture. (See analysis in SBS valuation section above for detail on analysis performed to determine joint venture valuation.) DLJ assessed 50% of the total value of the joint venture to UPC.

     Based on this analysis, DLJ estimated values for UPC's other investments ranging from U.S.$968.8 million to U.S.$1.3689 billion.

     Sum of the Parts Analysis Conclusion -- Based on the valuation ranges for the businesses/ operations listed above as well as other factors and the analysis of this data and UPC's historical and projected results for comparable periods, DLJ estimated a value per share of UPC common stock ranging from U.S.$158.00 to U.S.$223.00, compared to a closing price per share of UPC common stock on March 8, 2000 of U.S.$237.00.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ but describes the material elements of the presentation that DLJ made to the SBS board on March 8, 2000 in connection with the preparation of its written fairness opinion, dated March 9, 2000. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. DLJ conducted each of the analyses in order to provide a different perspective on the transaction and to add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. DLJ did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ has indicated to SBS that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The analyses DLJ performed are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses.

ENGAGEMENT LETTER

     Pursuant to the terms of an engagement letter dated March 2, 2000, SBS has agreed to pay DLJ an opinion fee of U.S.$1,000,000 (which became payable upon delivery of the DLJ fairness opinion) and a transaction fee of 0.325% of the sum of SBS's equity value implied by the offer price plus SBS's outstanding debt if the exchange offer is completed. The opinion fee offsets any transaction fee. In addition, SBS agreed to reimburse DLJ, upon request by DLJ from time to time, for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) that DLJ incurred in connection with its engagement and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under U.S. federal securities laws. DLJ and SBS negotiated the terms of the fee arrangement.

OTHER RELATIONSHIPS

     In the ordinary course of business, DLJ and its affiliates may own or trade the securities of SBS and UPC for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in SBS or UPC securities. DLJ and its affiliates have performed investment banking and other services for SBS and UPC in the past and have been compensated for such services. For example, DLJ has acted or is acting as lead or co-managing underwriter for UPC, SBS and their respective affiliates on numerous recent offerings of debt and equity securities. Affiliates of DLJ in the aggregate own less than two percent of SBS and less than one percent of UPC.

CERTAIN PROJECTED FINANCIAL INFORMATION

     SBS provided its financial adviser, DLJ, and UPC and its financial adviser, Goldman Sachs International, certain financial information and projections relating to SBS's business during the course of the negotiation of the exchange offer and in connection with the preparation of a fairness opinion by DLJ. In addition, Mark Schneider, our chief executive officer, was appointed to SBS's board of directors in December 1999, and certain analyses presented to SBS's board after that time, including SBS's 2000 budget overview, included financial information and projections for SBS. The following sets forth financial information and projections that DLJ has indicated that they considered in evaluating the fairness of the transaction to the SBS shareholders (other than affiliates of SBS, including, UPC). This information has been included in this prospectus for the limited purpose of giving the shareholders of SBS access to financial projections by SBS's management that have been made available for review by UPC, DLJ and Goldman Sachs International in connection with the exchange offer.

     SBS does not in the ordinary course make public forecasts or projections as to future revenues, earnings or other income statement data. The projections appearing below were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission. They also were not prepared in accordance with guidelines established by the American Institute of Certified Public Accountants regarding forward looking information, generally accepted accounting principles, or preparation and presentation of financial projections. Ernst & Young LLP, SBS's independent accountants, has not examined, compiled, performed any procedures with respect to the prospective financial information contained in these projections, or expressed any opinion or given any form of assurance on such information or its reliability, nor has it assumed any responsibility for them.

     The projections appearing below were prepared by SBS's management in the regular course of its financial planning. They do not reflect any of the effects of the exchange offer, any minority buy-out or other changes that may be deemed appropriate by management concerning SBS and its assets, business, operations, properties, policies, corporate structure, capitalization and management in light of future circumstances. Furthermore, the projections appearing below reflect a number of assumptions with respect to industry performance, general business and economic conditions, ability of SBS to achieve its strategic goals and other matters, many of which are beyond the control of SBS and may prove not to have been, or may no longer be, accurate. In particular, the projections appearing below reflect the assumption of a certain average future exchange rate between the U.S. dollar and the euro. Over the relevant period, the assumed average future U.S. dollar/euro exchange rate differs materially from the now current U.S. dollar/euro exchange rates and may differ significantly from future U.S. dollar/euro exchange rates. The preparation of this information was necessarily based on economic, market, financial and other conditions as they existed on the day the information was prepared. This information does not reflect revised prospects for SBS's businesses, changes in general business and economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time this information was prepared. Accordingly, this information is not necessarily indicative of current results or future performance, which may be significantly more favorable or less favorable than as described below, and should not be regarded as a representation by UPC, SBS, Goldman Sachs International, DLJ or any other person that the projected results will be achieved. You should read this information in conjunction with the historical financial information included under "Selected Historical Consolidated Financial Data of SBS" and incorporated by reference in this prospectus.

     The material assumptions underlying the following projections include assumptions about the markets in which SBS operates regarding (1) television broadcasting and cable penetration rates, (2) growth of total television advertising sales, (3) SBS's share of the television viewing audience, (4) SBS's share of total television advertising sales, (5) economic growth, exchange rate fluctuations and the impact of inflation on costs generally and on programming costs in particular and (6) response of competitors to any of these factors, to SBS's strategy or to other factors. SBS has generally assumed moderate rates of growth in developing these projections. The projections shown on a proportionate basis reflect the impact of SBS's minority interests and operations in The Netherlands, Hungary, Norway and certain radio broadcasting operations.

     The projections are based on SBS's currently consolidated operations and do not reflect operations in Switzerland, Poland, Romania, Slovenia, radio broadcasting in Greece, the introduction of a home shopping network in Italy or the activities of SBS's New Media division.

                                                               YEAR ENDED DECEMBER 31,
                                                2000        2001        2002        2003        2004
                                              ESTIMATED   ESTIMATED   ESTIMATED   ESTIMATED   ESTIMATED
                                              ---------   ---------   ---------   ---------   ---------
                                                             (THOUSANDS OF U.S. DOLLARS)
GAAP Basis
Revenue.....................................   507,460     546,333     592,928     648,603     690,897
Station Operating Cash Flow.................    54,757      71,457      96,670     121,068     146,098
Operating Income............................    41,441      57,686      82,185     106,814     131,129
Net Income (Loss)...........................   (14,142)     20,631      41,949      64,252      86,093
Proportionate Basis
Station Operating Cash Flow.................    48,630      64,918      84,450     100,856     120,725

     THESE PROJECTIONS ARE NOT GUARANTEES OF PERFORMANCE. THEY INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THE FUTURE FINANCIAL RESULTS AND SHAREHOLDER VALUE OF SBS MAY MATERIALLY DIFFER FROM THOSE EXPRESSED IN THESE PROJECTIONS. MANY OF THE FACTORS THAT WILL DETERMINE SBS'S FINANCIAL RESULTS ARE BEYOND SBS'S ABILITY TO CONTROL OR TO PREDICT. YOU SHOULD READ "FORWARD LOOKING STATEMENTS" FOR A DISCUSSION OF FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM THESE PROJECTIONS.

     SBS DOES NOT INTEND TO UPDATE OR REVISE THE PROJECTIONS, AND NEITHER UPC NOR SBS, NOR THEIR RESPECTIVE FINANCIAL ADVISERS, ASSUMES ANY RESPONSIBILITY FOR THESE PROJECTIONS. ACCORDINGLY, SBS SHAREHOLDERS ARE CAUTIONED NOT TO RELY ON THESE PROJECTIONS.

POSITION OF UPC REGARDING FAIRNESS OF THE EXCHANGE OFFER

     The rules of the SEC require us to state our belief as to whether the exchange offer is fair to the unaffiliated shareholders of SBS. We believe that the consideration (UPC ADSs and cash) to be received in the exchange offer by SBS's shareholders, other than UPC, is fair to the shareholders of SBS (other than UPC).

     We believe that the exchange offer is fair to the unaffiliated shareholders of SBS because:

     - the board of directors of SBS (except the current board member nominated by UPC, who abstained) unanimously approved the Exchange Offer Agreement, determined that the exchange offer is fair and in the best interests of SBS and its shareholders (other than UPC), and recommends that the SBS shareholders accept the exchange offer and tender their shares pursuant the exchange offer;

     - the total value of the consideration (UPC ADSs and cash) to be paid in respect of each SBS share represents a premium of

        (1) [     %] over the per share closing sales price of SBS shares on
            Nasdaq on March 8, 2000, which is the last trading day prior to the public announcement of the Exchange Offer Agreement (valuing the portion of consideration consisting of UPC ADSs based on the closing sales price of UPC ADSs on Nasdaq on the same date), and

        (2) [     %] over the per share closing sales price of SBS shares on
            Nasdaq on [DATE], 2000, the last day for which such information could be practicably calculated prior to the date of this prospectus (valuing the portion of consideration consisting of UPC ADSs based on the average of the closing sales prices of UPC ADSs on Nasdaq over a ten day trading period that ended on [DATE], 2000, which is the price of the UPC ADSs upon which the exchange ratio was based);

     - although the opinion of DLJ, SBS's independent financial adviser, was provided solely for the information and assistance of the board of directors of SBS, and UPC is not entitled to rely on that opinion, the SBS board of directors has received a written opinion from DLJ, dated March 9, 2000, to the effect that, as of that date, based on and subject to the assumptions, limitations and qualifications included in its written opinion, the consideration to be received by SBS shareholders pursuant to the exchange offer was fair to those shareholders (other than shareholders who are affiliates of SBS, including UPC) from a financial point of view;

     - the SBS shareholders may elect to vary the proportions of UPC ADSs and cash that they wish to receive in the exchange offer, although SBS shareholders may not receive the proportions that they request;

     - the exchange offer is not subject to any financing condition, and UPC has represented in the Exchange Offer Agreement that it has or will have sufficient funds available to it to satisfy all of its obligations under the Exchange Offer Agreement;

     - four directors and executive officers of SBS entered into the Share Exchange Agreement, each agreeing, among other things, to tender his respective SBS shares in the exchange offer;

     - there have been no competing bids for the outstanding SBS shares either before or after the announcement of the Exchange Offer Agreement on March 9, 2000;

     - the historical and projected financial performance of SBS and its financial results; and

     - the terms and conditions of the Exchange Offer Agreement were negotiated on an arm's-length basis.

     We did not find it practicable to assign, and we did not assign, relative weights to the individual factors we considered in reaching our conclusion as to fairness.

     We have reviewed the factors that the SBS board of directors considered in support of its decision, as described in the Schedule 14D-9 included with this prospectus and above under the caption "-- Recommendation of SBS's Board; Fairness of the Exchange Offer," and have no basis to question their consideration of or reliance on those factors.

     The exchange offer does not require any vote by the SBS shareholders. Each SBS shareholder can individually determine whether to tender SBS shares in the exchange offer.

     To our knowledge, the directors of SBS who are not employees of SBS did not retain an unaffiliated representative to act solely on behalf of the unaffiliated SBS shareholders for purposes of negotiating the terms of the Exchange Offer Agreement. However, as noted above, SBS received a written opinion from DLJ, dated March 9, 2000, to the effect that, based on and subject to the assumptions, limitations and qualifications included in its written opinion, the consideration to be received by SBS shareholders pursuant to the exchange offer is fair to those shareholders (other than shareholders who are affiliates of SBS, including UPC) from a financial point of view. You will find a copy of DLJ's opinion attached as Schedule II.

     We do not intend to grant SBS shareholders (other than UPC) access to the corporate files of UPC. Nor do we intend to obtain counsel or appraisal services at our expense for any SBS shareholder (other than UPC).

PURPOSES OF THE EXCHANGE OFFER

     The purpose of the exchange offer is to acquire all of the outstanding SBS
shares that we do not already own. We already own approximately [     %] of the
issued and outstanding SBS shares

([     %] on a fully diluted basis). This exchange offer will permit us to acquire control of, and will facilitate our intended acquisition of the entire equity interest in, SBS.

     If not all SBS shares are tendered in the exchange offer, we will use our reasonable best efforts for a period of six months following completion of the exchange offer, subject to applicable law, to acquire any remaining shares held by minority shareholders that have not tendered in the exchange offer, at a purchase price that is equal to the price paid in the exchange offer, or if such consideration is not permitted by applicable law, at a purchase price substantially equivalent to the price paid in the exchange offer. How we conduct the minority buy-out, if any, will be at our sole discretion and may include redemption, merger or other corporate actions, as permitted under Luxembourg and other applicable law. We cannot assure you that there will be a minority buy-out after the exchange offer is closed, or that it will be successful.

     If we successfully acquire all of the outstanding SBS shares in the exchange offer or a subsequent minority buy-out, if any, SBS would become a wholly-owned subsidiary of UPC.

     We and our affiliates also reserve the right to dispose of any or all SBS shares that we acquire pursuant to the exchange offer upon such terms and at such prices as we may determine. Subject to our obligations with respect to the minority buyout, if any, we reserve the right to acquire, following the completion of the exchange offer or any minority buy-out, additional SBS shares through open market purchases, privately negotiated transactions, a tender offer or exchange offer, or otherwise, upon such terms and at such prices as we decide, which may be higher or lower than the offer price.

REASONS FOR THE EXCHANGE OFFER

     We are seeking to acquire the SBS shares that we do not already own in order to facilitate our strategy to become one of Europe's leading providers of multimedia content. We believe that the acquisition of SBS will accelerate our ability to provide high quality video and audio content to customers throughout Europe across a variety of media platforms. The combination of SBS's broadcasting operations with our existing distribution, programming and Internet operations is intended to allow us to provide a broader, higher quality and more cost effective range of services to both SBS's and UPC's customers, and to allow us to address various new formats and distribution windows.

     We believe that the proposed combination of UPC and SBS will produce benefits that include:

     - Pan-European multimedia platform. The combination of UPC and SBS will create a pan-European multimedia content provider with operations spanning 18 countries.

     - Geographic synergies and utilization of local content. UPC and SBS operate in six common countries, presenting the opportunity to use content on free-to-air broadcast, cable and internet services. SBS's strong local content will be able to be further utilized and developed both for cable channels and as Internet content for chello broadbrand (our broadband Internet service provider).

     - Enhanced content acquisition position. UPC and SBS will become an important acquirer of programming content in Europe, covering the free-to-air, pay TV and internet windows across multiple territories which is expected to strengthen our position in acquiring premium content.

     - Additional thematic channel development. UPC and SBS are already working together to create a number of new thematic channels for distribution on both UPC-owned and third party cable systems. The combination of the two companies is intended to accelerate additional channel development and improve the use of programming content.

     - Multiplexing of channels. SBS's existing channels will be able to be multiplexed on UPC's cable systems in order to provide greater choice (of viewing times) for customers, in turn enhancing audiences and advertising revenue potential.

     - Improved use of advertising inventory. Unused advertising capacity of both parties can be used to cross-promote both UPC and SBS services.

     - Enhanced offering to advertisers. Advertisers of all types will be provided with a broader advertising offering which may include: the ability to purchase on a multi-territory, multi-platform basis; the opportunity to mix advertising more efficiently between mainstream general audiences and targeted niche audiences; and broader and more cost effective local advertising.

     - Leverage SBS's advertising expertise. Advertising revenues are expected to become an increasingly important element of UPC's revenues over time. SBS's European experience in an advertising-driven business should help us in seeking to increase advertising revenue streams. In addition, we expect economies will result from advertising covering a broader media spectrum.

     - Production, dubbing and sub-titling cost savings. We expect to realize operating cost benefits from more efficient use of local production facilities and dubbing and sub-titling services.

     We and SBS have structured UPC's proposed acquisition as an exchange offer because we believe it is a relatively quick and efficient way, under applicable law, for us to acquire all of the outstanding SBS shares that we do not already own.

     We are undertaking the exchange offer at this time because we want to facilitate the combination of our respective businesses as described above.

     The reasons for the SBS recommendation are specified in SBS's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to you together with this prospectus.

PLANS FOR SBS AFTER THE EXCHANGE OFFER

     If we acquire more than two-thirds of the outstanding shares of SBS in the exchange offer, we expect that we would exercise our rights under the terms of the exchange offer agreement to appoint a majority of SBS's board of directors. Subject to applicable rules and regulations, we also expect that shortly after closing of the exchange offer we would seek to de-list the SBS shares from Nasdaq and the Amsterdam Stock Exchange and take steps so that SBS would no longer be a reporting company in the United States under the Exchange Act.

     If we do not obtain all the outstanding SBS shares in the exchange offer, we will use our best efforts for a period of six months following the completion of the exchange offer to conduct a minority buy-out, as described in more detail in "The Exchange Offer -- Basic Terms -- Minority Buy-Out."

     We expect that, initially following the completion of the exchange offer and minority buy-out, if any, we will continue the business and operations of SBS without substantial change. We will work together with the SBS management team to implement structures that will allow us to realize the benefits outlined above in "-- Reasons for the Exchange Offer" and that will form the basis for potentially generating additional revenue streams. We expect that our existing working relationships with SBS will facilitate this integration process. We currently intend to combine SBS with UPCtv, our programming subsidiary, into UPC Media which is a subsidiary that we intend to form. However, we may instead consider whether to continue SBS as a separate entity or to combine it with UPC or with any of UPC's other subsidiaries. We would then seek in the future to conduct an initial public offering of UPC Media (or other subsidiary that we combine with SBS) and list the shares on the Amsterdam Stock Exchange or elsewhere. However, our plans may change and we cannot assure you that we will in fact take, or seek to take, any of these actions.

     We expect to continue to evaluate the business and operations of SBS during and after the exchange offer and may take any further actions from time to time that we believe are appropriate under the circumstances. For example, we may take steps in the future that alter SBS's capital structure, capitalization, business and operations, board of directors or management. After completion of the exchange offer or the minority buy-out, if any, we may amend and restate SBS's articles of incorporation and other governing documents in order to change or delete provisions that might no longer be appropriate for a privately-held company.

     The liquidity of SBS's shares and value of any remaining minority investments in SBS will likely decline significantly after completion of the exchange offer because of the absence of a trading market for those shares. You should read "Risk Factors -- Any SBS shareholders who remain as minority shareholders after the exchange offer may be adversely affected" for a description of certain of the risks associated with retaining a minority investment in SBS after the exchange offer closes.

CERTAIN EFFECTS OF THE EXCHANGE OFFER

  General

     If we successfully acquire all of the outstanding SBS shares in the exchange offer, or a subsequent minority buy-out, if any, SBS would become a wholly-owned subsidiary of UPC and our interest in SBS's net book value and net earnings would increase to 100%.

     If the minimum tender condition is satisfied and not waived by us, after the completion of the exchange offer we will own at least two-thirds of the SBS shares. Accordingly, we will have the ability to elect all of the directors of SBS. We will also be able to control substantially all actions to be taken by the shareholders of SBS and effectively will have control of the policies and affairs of SBS.

     In addition, if the minimum tender condition is satisfied, promptly upon our purchase of SBS shares in the exchange offer, we are entitled under the Exchange Offer Agreement to designate a majority of SBS's board of directors. SBS has agreed in this circumstance to take all actions required to be taken by it to provide us majority representation on its board, on each committee of its board and on each board or committee of each of its subsidiaries. Each of Kjell Aamot, Michael Finkelstein, Anthony Ghee, Martin Lindskog, James McNamara, Jorgen Nilsson and Jesper Smith has signed a conditional resignation letter, resigning from his position as director of SBS effective upon the completion of the exchange offer.

  Reduced Liquidity; Possible Delisting

     The tender of SBS shares in response to the exchange offer will reduce the number of SBS shares that might otherwise trade publicly and possibly will significantly reduce the number of holders of SBS shares, which could adversely affect the liquidity and market value of the remaining SBS shares held by the public. Depending on the number of SBS shares acquired pursuant to the exchange offer, following completion of the exchange offer, SBS shares may no longer meet the requirements of the Nasdaq for continued listing. For example, the Nasdaq marketplace rules indicate that Nasdaq would consider delisting the outstanding SBS shares if, among other things, fewer than 500,000 publicly held shares are trading on Nasdaq (excluding any SBS shares held by UPC and its affiliates, by any SBS officer or director, or any other person holding more than 10% of the total outstanding shares), or if there are fewer than 300 round lot holders.
According to SBS, as of [DATE], 2000, there were approximately [               ]
SBS shares outstanding, held by approximately [               ] holders of
record. With regard to the SBS shares traded on the Amsterdam Stock Exchange, following completion of the exchange offer, depending on the number of SBS share we acquire, we intend to meet with the Amsterdam Exchanges N.V., the entity that is authorized to operate the Amsterdam Stock Exchange, in order to cause the delisting of the SBS shares.

     If the SBS shares are delisted, including after the exchange of shares in the exchange offer, the market for the shares could be adversely affected, and quotation might or might not still be available from other sources. The extent of the public market for the SBS shares and the availability of such quotations would depend, however, upon the number of holders and/or the aggregate market value of the SBS shares remaining at that time, the interest in maintaining a market in the SBS shares on the part of securities firms, the possible termination of registration of SBS shares under the Exchange Act, as described below, and other factors. If the SBS shares are no longer eligible for inclusion on Nasdaq after we purchase SBS shares through the exchange offer, we intend to seek to cause SBS to request delisting of the SBS shares from Nasdaq as soon as practicable after they are no longer eligible for inclusion.

  Registration under the Exchange Act

     SBS shares are currently registered under the Exchange Act. SBS can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of SBS shares in the United States. Termination of registration of the SBS shares under the Exchange Act would reduce the information that SBS must furnish to its shareholders and to the SEC. Certain requirements of the Exchange Act to furnish an annual report and quarterly reports to shareholders would no longer apply with respect to SBS shares. Furthermore, the ability of "affiliates" of SBS and persons holding "restricted securities" of SBS to dispose of such securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. After we purchase SBS's shares through the exchange offer, the SBS shares may no longer be eligible for inclusion on Nasdaq and we may be able to terminate the registration of the SBS shares under the Exchange Act. We intend to seek to cause SBS to terminate the registration of the SBS shares under the Exchange Act as soon as practicable after they are no longer quoted on Nasdaq.

  Status as "Margin Securities"

     The SBS shares are presently "margin securities" under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of SBS shares. Depending on the factors similar to those described above with respect to listing and market quotations, following completion of the exchange offer, the SBS shares may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the SBS shares would be ineligible as collateral for margin loans made by brokers.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The following is a description of the material U.S. federal income tax consequences of the exchange offer and the ownership and disposition of UPC ADSs. The U.S. federal income tax consequences of the ownership and disposition of UPC ordinary shares A will be the same as for UPC ADSs. This discussion does not address the taxes imposed by any political subdivision of the United States or the tax laws of any other jurisdiction. You should be aware that this summary is for general information only and may not address all of the tax consequences that may be relevant to you in light of your individual circumstances.

     The summary of U.S. federal income tax consequences applies only to a U.S. holder, as defined below. In particular, this summary deals only with beneficial owners who hold SBS shares or UPC ADSs as capital assets and does not address the tax treatment of U.S. holders that may be subject to special treatment under the Internal Revenue Code of 1986, as amended, which we refer to as the U.S. tax code, such as:

     - U.S. holders who own directly or by attribution at least 10% of the SBS shares or the UPC ADSs;

     - financial institutions, tax exempt organizations, insurance companies;

     - dealers in securities or currencies,

     - persons that hold their SBS shares or UPC ADSs, as the case may be, as part of a straddle, synthetic security, conversion transaction or other integrated investment;

     - traders in securities who elect to apply the mark-to-market method of accounting;

     - employee benefit plans;

     - persons who acquired their SBS shares or UPC ADSs, as the case may be, through the exercise of employee stock options or as compensation; and

     - persons that have a functional currency other than the U.S. dollar.

     Non-U.S. holders should consult their tax advisers concerning the U.S. federal income tax consequences of the exchange offer and the ownership and disposition of their UPC ADSs.

     For a discussion of the material tax consequences to you under Netherlands law as a holder of UPC ADSs, you should read "Material Tax Consequences under Netherlands Law."

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

     A U.S. holder is a beneficial owner of SBS shares or UPC ADSs, as the case may be, that is (1) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (2) a corporation or partnership created or organized in or under the laws of the United States or of any state (including the District of Columbia), (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust which is subject to the supervision of a court within the United States and the control of one or more U.S. persons over all substantial decisions of the trust.

     All references to SBS shares in this discussion are to SBS shares that are tendered in the exchange offer.

     The following discussion is based upon the provisions of the U.S. tax code, U.S. Treasury regulations, published rulings by the IRS and court decisions, all as currently in effect. These authorities may change or may have differing interpretations and these changes or interpretations could apply retroactively.

THE EXCHANGE OFFER

     If you are a U.S. holder, your receipt of UPC ADSs and cash in exchange for each of your outstanding SBS shares will be a taxable exchange upon which you will recognize gain or loss. The amount of gain or loss you will recognize will be equal to the difference between the sum of (x) the fair market value of the UPC ADSs and the amount of cash you receive in the exchange offer and (y) your adjusted tax basis in your SBS shares. Subject to the discussion under "Passive Foreign Investment Company Considerations" below, the recognized gain or loss will be long-term capital gain or loss generally if, as of the date of the exchange, you have held your SBS shares for more than one year. The source of any gain or loss realized by a U.S. holder in connection with the exchange offer generally will be U.S. source.

     A U.S. holder's basis in any UPC ADSs received in the exchange offer will equal the fair market value of the UPC ADSs received by the U.S. holder. A U.S. holder's holding period with respect to any UPC ADSs received in the exchange will begin the day after the date on which the holder receives the UPC ADSs.

TAXATION OF DISTRIBUTIONS

     Subject to the discussion under "Passive Foreign Investment Company Considerations" below, a U.S. holder generally will be required to include in gross income as ordinary dividend income the amount of any distributions paid by us on the UPC ADSs (including the amount of any foreign taxes withheld) to the extent that the distributions are paid out of UPC's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions greater than UPC's earnings and profits will be applied against and will reduce the U.S. holder's tax basis in its UPC ADSs and, to the extent in excess of the tax basis, will be treated as gain from a sale or exchange of the UPC ADSs. UPC's dividends will not qualify for the dividends-received deduction applicable in certain cases to U.S. corporations. Dividends paid in a foreign currency (including the amount of any foreign taxes withheld) will be includable in the income of a U.S. holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day the dividends are actually or constructively received by the depositary, regardless of whether the dividends are converted into U.S. dollars. In addition, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is includable in the income of the U.S. holder to the date the payment is converted into U.S. dollars will be treated as ordinary income or loss.

FOREIGN TAX CREDIT

     Any dividends that UPC pays to a U.S. holder with respect to the UPC ADSs generally will be treated as foreign source income for U.S. foreign tax credit purposes. Subject to the limitations in the U.S. tax code, U.S. holders may elect to claim a foreign tax credit against their U.S. federal income tax liability for foreign income or profits taxes withheld from dividends they receive in respect of their UPC ADSs. Under a provision of the Dutch dividend tax act, UPC may be entitled to a credit against the amount of dividend tax withheld before remittance to the Dutch authorities. The credit is at most 3% of the part of the gross dividend from which dividend tax is withheld. The U.S. Internal Revenue Service may take the position that the Dutch withholding tax eligible for the U.S. foreign tax credit is limited accordingly.

     The rules relating to the determination of the foreign tax credit are complex, U.S. holders should consult their own tax advisers to determine whether and to what extent a holder would be entitled to the credit. U.S. holders who do not elect to claim a foreign tax credit instead may claim a deduction for foreign income tax withheld, but only for a year in which the U.S. holder elects to do so with respect to all foreign income taxes.

SALE OR OTHER DISPOSITION OF THE UPC ADSS

     A U.S. holder generally will recognize gain or loss equal to the difference between (x) the amount realized (if the amount realized is denominated in foreign currency other than in U.S. dollar equivalents determined at the spot rate on the date of disposition) on the disposition and (y) the U.S. holder's adjusted tax basis in the UPC ADSs. Subject to the discussion under "Passive Foreign Investment Company Considerations" below, the recognized gain or loss generally will be long-term capital gain or loss if the U.S. holder held the UPC ADSs for more than one year before disposition. The source of gain or loss realized by a U.S. holder in connection with the disposition of the UPC ADSs generally will be U.S. source.

PASSIVE FOREIGN INVESTMENT COMPANY (PFIC) CONSIDERATIONS

     UPC could be classified as a PFIC for any taxable year if at least 50% of its assets (by value) produce passive income (or are held for the production of passive income), or at least 75% of its gross income is passive income. Due to the inherently factual nature of the determination of PFIC status, as of the date of this prospectus, we cannot advise you whether or not UPC is or will become a PFIC. However, we do not anticipate that UPC will be a PFIC for 2000 or for future years. If UPC were classified as a PFIC, a U.S. holder would either:

     1. include any excess distribution by UPC to the U.S. holder (which generally means any distribution received by a U.S. holder in a taxable year that is greater than 125% of the average annual distributions received by the U.S. holder in the three preceding taxable years or, if shorter, the U.S. holder's holding period for the UPC ADSs) and the gain from the disposition of the UPC ADSs as ordinary income (spread over the holding period of your UPC ADS), and pay additional tax to reflect the deferral of U.S.
       taxation of the excess distribution or gains;

     2. elect currently to include in income its share of UPC's ordinary income and net capital gain, irrespective of distributions by UPC (in which event UPC would provide the necessary financial information to the U.S. holders to make this election); or

     3. elect to include as ordinary income for each taxable year the excess, if any, of the fair market value of the U.S. holder's UPC ADSs over the adjusted tax basis of the ADSs and deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the UPC ADSs over the fair market value of the ADSs at the end of the taxable year, but only to the extent of the amount previously included in income as a result of this mark-to-market election.

If SBS were classified as a PFIC in any year in which a U.S. holder held SBS shares, then any gain from the disposition of SBS shares in the exchange offer would generally be taxed as ordinary income (spread over the holding period of your SBS shares), and you would be required to pay additional tax to reflect the deferral of U.S. taxation of these gains. Due to the inherently factual nature of the determination of PFIC status, as of the date of this prospectus, we cannot advise you whether or not SBS has been or will be treated as a PFIC for the year 2000. SBS has represented to us, based upon investigations, inquiries, and projections that SBS deems to be reasonable, that SBS does not believe it was a PFIC in any of the years from 1993 through 1999 and that SBS does not anticipate that it will be a PFIC in 2000, but that SBS cannot assure us that it will not in fact be a PFIC for its taxable year ending December 31, 2000 or any subsequent year because the determination of whether or not SBS is a PFIC will be based on the composition of the income and the assets of SBS and can be definitively made only after the end of each taxable year.

FOREIGN PERSONAL HOLDING COMPANY (FPHC) CONSIDERATIONS

     UPC could be classified as a FPHC for any taxable year if:

     1. five or fewer individuals who are U.S. citizens or residents own (directly or constructively through certain attribution rules) more than 50% of the total voting power of all classes of our stock entitled to vote or the total value of our stock; and

     2. at least 60% (50% in certain cases) of UPC's gross income consists of "foreign personal holding company income," which generally includes passive income such as dividends, interest, certain gains, rents and royalties.

     Classification as a FPHC would in general require each U.S. holder who held UPC ADSs on the last day of the taxable year to include in gross income as a dividend the holder's pro rata portion of UPC's undistributed foreign personal holding company income. Due to the inherently factual nature of the determination of FPHC status, as of the date of this prospectus, we cannot advise you whether or not UPC is or will become a FPHC. However, we do not anticipate that UPC will be a FPHC for 2000 or for future years.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Proceeds from the exchange of SBS shares, the sale or other disposition of UPC ADSs or distributions on the UPC ADSs that are paid to a U.S. holder (other than certain exempt recipients, such as corporations) within the U.S. (or in certain cases, outside the U.S.) generally are subject to information reporting, and "backup" withholding at a rate of 31% may apply to such amounts if the U.S. holder fails to provide the payor with its taxpayer identification number and other required information or to report interest and dividends required to be shown on its federal income tax returns. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's U.S. federal income tax liability.

OTHER AGREEMENTS AND RELATIONSHIPS WITH SBS

     Other than the Exchange Offer Agreement, the principal agreement in place between SBS and UPC is the private placement agreement dated as of January 27, 2000, as amended, relating to our acquisition of an additional 3,000,000 SBS shares. We had previously acquired 3,000,000 shares from SBS pursuant to an investment agreement with SBS dated June 29, 1999. UnitedGlobalCom is also a party to the private placement agreement. You should read "Special Factors -- Background to the Offer" for a more detailed description of the circumstances relating to entry into the private placement agreement.

     As part of the private placement agreement, we have agreed to standstill arrangements providing that for a period of two years from January 2000 UPC and its affiliates, referred to as the United Group, will not directly or indirectly obtain ownership of SBS shares or other voting securities that taken together would exceed 23.4% of the outstanding voting rights in SBS. The private placement agreement provides that these standstill arrangements will terminate if any third party or group acquires SBS shares or other voting securities that taken together represent more than 17.5% of the combined voting power of all SBS shares and other voting securities then outstanding. SBS has granted UPC certain anti-dilution rights to enable us to maintain our percentage ownership of voting rights in SBS. We have also agreed that no member of the United Group may sell or otherwise transfer, without the prior approval of SBS, the 3,000,000 shares we acquired under the June 1999 investment agreement for a period of 12 months from January 2000 and under the private placement agreement for a period of 18 months from January 2000. SBS has rights of first refusal on all sales or transfers by the United Group of any securities acquired under the investment agreement or private placement agreement. SBS has granted us certain registration rights with respect to the SBS shares acquired under the investment agreement and private placement agreement that become effective when the relevant transfer restrictions expire.

     On April 13, 2000, we and SBS jointly announced that we had selected the first two of our initially planned four separate subscription channels for the UPC-SBS subscription channel joint venture, a Gold channel, which will be an archive-themed channel with broad demographic appeal, and a youth-oriented film channel, targeted to a younger 18-to-34 demographic. These new channels were jointly developed by a task force comprised of programming executives from both UPC and SBS and outside consultants. We are working on two additional theme channels, one of which we expect will be a shopping channel. These four channels are part of our strategic partnership with SBS across western and central Europe.

     UPC, SBS and ZeniMax Media Inc, SBS's U.S.-based Internet technology and content partner, are exploring the joint development of a number of European entertainment portals and related Web sites. The portals will enable European users to access a variety of entertainment created by ZeniMax. The portals will be made available through chello broadband, UPC's high-speed broadband Internet service provider, and other Internet service providers.

     In February, 2000, subject to approval by UPC's supervisory board, UPC agreed to acquire from SBS 32.25% of Amerom Television Limited, a Romanian television broadcaster operating as "Prima TV." SBS currently holds, either directly or indirectly, 86% of Amerom Television Limited. Prima TV holds national and local terrestrial broadcasting licenses (as well as national satellite licenses) and has an audience share of approximately 5% in Romania.

     In 1999 UPC and SBS successfully bid on a joint basis for the rights for the Amstel Cup, the principal Dutch soccer cup competition. Under the agreement, which runs until the end of the 2001/2002 soccer season, SBS has the right to transmit live games and UPC has the right to transmit re-runs on its Sport 1 channel. UPC and SBS are also contemplating bidding on a joint basis for all free-to-air and pay TV rights for Eredivisie, the Dutch premier soccer league.

     In connection with the execution of the exchange offer agreement, SBS, UnitedGlobalCom and we executed an amendment to the private placement agreement on March 9, 2000, which amended the private placement agreement to permit the purchase of SBS shares in the exchange offer and the other transactions contemplated by the exchange offer agreement, and to permit purchases of SBS shares by the United Group without restriction after the closing of the exchange offer.

     Four SBS officers and directors, including Mr. Sloan, have each entered into a share exchange agreement and lock-up agreements with us. You should read "The Share Exchange Agreement" for a detailed description of the terms of these agreements.

     Except as set forth in this prospectus, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of SBS, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described in this prospectus, there have been no contacts, negotiations or transactions within the last two years, between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and SBS or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Except as set forth in this prospectus, neither we, nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has within the last two years had any transaction with SBS or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the exchange offer.

     The current directors and executive officers of UPC and UnitedGlobalCom, respectively, are described in Schedule III, which is incorporated by reference in this prospectus. We anticipate that after the completion of the exchange offer, Mr. Harry Evans Sloan, the present chief executive officer of SBS, will be nominated to our supervisory board. If in the future Mr. Sloan were to assume a management position with UPC, he would no longer be eligible to serve on our supervisory board, in which case we anticipate that we would nominate him to our management board. You will find biographical and other information about Mr. Sloan in SBS's annual report on Form 20-F for the year ended December 31, 1999, which is incorporated in this prospectus by reference as explained under "Where You Can Find More Information."

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF SBS

     In considering the position of the SBS board with respect to the exchange offer, you should be aware that the directors and executive officers of SBS have interests in connection with the exchange offer may be different from those of other SBS shareholders.

     Certain directors and executive officers of SBS have substantial holdings of SBS shares and are in a position to realize substantial economic benefits if the exchange offer is completed. As of [DATE], the SBS directors and executive
officers owned in the aggregate [               ] SBS shares. In addition, as of
[DATE], these directors and executive officers held options to acquire an
aggregate of [               ] SBS shares and the exchange offer would
automatically accelerate those options at the time of the exchange offer. As a consequence, those directors would benefit from being immediately able to exercise their options rather than having to wait until the term of the options. The persons described above would receive payment for their shares in the
aggregate amount of [$          ] if they were to exercise all of their options
and tender all of their SBS shares in the exchange offer. Any amounts received by these directors and executive officers of SBS pursuant to the Exchange Offer Agreement will be the same on a per share basis as other SBS shareholders.

     Four directors and executive officers who are shareholders of SBS entered into the Share Exchange Agreement on March 9, 2000, agreeing, among other things, to tender their shares in the exchange offer. At that time these four shareholders collectively held a total of 1,142,694 outstanding SBS shares, representing approximately 4.44% of the then issued and outstanding shares. Collectively, these persons also had the right to acquire an additional 3,400,999 shares upon the exercise of outstanding SBS stock options. These same directors and executive officers also entered into separate letter agreements with UPC, dated as of March 9, 2000, in which each of them agreed, among other things, not to sell or otherwise permit the transfer of any UPC ADSs or UPC ordinary shares A that he owns or over which he has control (as specified in the letter agreements) for a period of six months after the completion of the exchange offer without UPC's prior written consent.

     Except as described above, other SBS directors and executive officers are not required, and have not indicated whether they intend, to tender their SBS shares in the exchange offer.

     In addition, we anticipate that after the completion of the exchange offer Mr. Harry Evans Sloan, the present chief executive officer of SBS, will be nominated to our supervisory board. If in the future Mr. Sloan were to assume a management position with UPC, he would no longer be eligible to serve on our supervisory board, in which case we anticipate that we would nominate him to our management board.

INDEMNIFICATION

     Under the Exchange Offer Agreement, if the exchange offer is completed, we have agreed for a period of the earlier of two years following the completion of the exchange offer or expiration of any limitation period in which any legal action could be brought, subject to certain specified conditions, to indemnify each present and former director or officer of SBS and its subsidiaries to the full extent permitted by the General Corporation Law of the State of the State of Delaware (GCL) (as if the GCL were to apply to SBS or UPC) against any costs or expenses incurred in the defense of any legal action or suit. In addition, we have agreed to provide officers' and directors' liability insurance during the same period to all persons who were serving as directors or officers of SBS as of March 9, 2000.

APPRAISAL RIGHTS

     The exchange offer does not entitle you to appraisal rights with respect to your SBS shares. Dissenting shareholders would only have the right to seek legal relief in Luxembourg courts under general principles of legal protection of minority shareholders. Whether or not you would have any appraisal or dissenter's rights under Luxembourg law in a subsequent minority buy-out would depend on how we choose to conduct the minority buy-out, if any.

                                 THE COMPANIES

UNITED PAN-EUROPE COMMUNICATIONS N.V.
Fred. Roeskestraat 123,
P.O. Box 74763
1076 EE Amsterdam
The Netherlands
011 31 20 778 9840

     Our network footprint covers 17 countries in Europe and Israel. We provide communications services in many European countries through our business lines: cable television, direct-to-home and programming, telephone and Internet/data services. Our subscriber base is the largest of any group of broadband communications networks operated across Europe. Our largest systems are located in Austria, the Czech Republic, France, Hungary, Israel, The Netherlands, Norway and Poland.

     We own and operate established cable television systems and are expanding and upgrading those systems. As of December 31, 1999, our operating systems had approximately 5.8 million aggregate subscribers to their basic tier video services, excluding 254,092 subscribers who subscribe for our direct-to-home service in Poland. Video distribution services accounted for approximately 81.2 % of our consolidated revenues 1999.

     We have been involved in several country-specific programming ventures including those dedicated to creating channels for Spain, the Slovak Republic, Poland, Israel and Malta, as well as programming ventures for Hungary and the Czech Republic that we have sold. Together, these programming ventures have developed channels in key genres including sports, children, documentaries and movies, which are subtitled or dubbed in the local language. We have launched on a pan-European basis six channels of various genres since May 1999.

     We offer local telephone services over our cable network, under the brand name Priority Telecom, in our Austrian, Netherlands, French and Norwegian systems. We also have a traditional telephone network in Hungary. As of December 31, 1999, we had 202,800 telephone lines in service for our residential and business customers offering local, national and international voice services, as well as data services to our business customers.

     We initially launched our broadband Internet business in a few of our operating systems in September 1997. chello broadband started operations in March 1998 and was incorporated on June 8, 1998 for the purpose of developing global broadband, Internet-based operations. chello broadband launched its service in March 1999 and provides high-speed internet access and local portal and integrated broadband content to our local operating companies and affiliated operating companies. chello broadband has long-term agreements for the distribution of Internet services to residential and business customers using cable television, fixed wireless and satellite infrastructure of local operators, including our operating companies, covering 14.9 million homes in Europe, Australia, New Zealand and Latin America. At December 31, 1999, it had approximately 118,000 residential subscribers, as well as approximately 3,500 business subscribers.

     UPC is a public limited liability company organized under the laws of The Netherlands.

     UnitedGlobalCom owns approximately 53% of our outstanding ordinary shares A and all of our outstanding priority shares. UnitedGlobalCom is the largest broadband communications provider outside the United States. It provides multi-channel television services in 23 countries and telephone and Internet/data services in a growing number of its international markets. In addition to its interests in us, UnitedGlobalCom has operations in the Asia/Pacific region and in Latin America. As of December 31, 1999, UnitedGlobalCom's systems had an aggregate of 7.2 million multi-channel television subscribers, 323,000 telephone lines in service and 129,000 Internet/data subscribers.

     UnitedGlobalCom is a Delaware corporation with its headquarters in Denver, Colorado. Its principal place of business is located at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237. Its telephone number is (303) 770-4001.

SBS BROADCASTING S.A.
8-10 Rue Mathias Hardt
L-1717 Luxembourg, Luxembourg
011 352 40 7878

     SBS is a rapidly growing European broadcasting company that creates, acquires, packages and distributes programming and other content via television channels, radio stations and the Internet. SBS owns and/or operates 11 television and 17 radio stations across ten countries in Europe together with various related destinations and promotional web sites. SBS currently broadcasts in or into Norway, Sweden, Denmark, Finland, Flemish Belgium, The Netherlands, Slovenia, Hungary, German-speaking Switzerland, Romania and Greece and has Internet activities or investments in Norway, Sweden, Denmark, Finland, Belgium, The Netherlands and the United States. SBS has announced that it has agreed to acquire a 33% interest in a Polish television station and that the launch of a home shopping channel is planned in Italy. SBS sells advertising to multinational, regional and local advertisers.

     As of December 31, 1999, SBS had approximately 1,300 employees. SBS reported approximately U.S.$412.6 million in revenues for the fiscal year ended December 31, 1999.

     SBS is a public limited liability company organized under the laws of Luxembourg.

     As of [DATE], 2000, there were [       ] SBS shares issued and outstanding,
held by approximately [       ] shareholders of record. Because certain of these
shares are held by brokers or other nominees, the [       ] number of record
holders may not be representative of the number of beneficial owners.

     As of the date of this prospectus, UPC is the beneficial owner of 6,000,000
SBS shares, representing approximately [     %] of the issued and outstanding
SBS shares ([     %] on a fully diluted basis). UPC has the right to nominate one member of the board of directors of SBS. Under the U.S. federal securities laws, UnitedGlobalCom, the majority shareholder of UPC, is also deemed to be the beneficial owner of these 6,000,000 SBS shares.

                               THE EXCHANGE OFFER

BASIC TERMS

     Exchange of UPC ADSs and Cash.  We are offering to exchange [          ]
UPC ADSs plus U.S.$[          ] cash, without interest, for each outstanding SBS
share that is validly tendered and not properly withdrawn. As discussed below, the exchange offer also includes a shareholder election that will enable you to elect to vary the proportions of UPC ADSs and cash that you receive in the exchange offer.

     The exchange ratio is fixed, and will not change between now and the time the exchange offer closes. The exchange ratio, determined according to the
Exchange Offer Agreement, was based on a price of a UPC ADS of U.S.$          ,
which is the average of the closing sales prices of the UPC ADSs on Nasdaq over the ten day trading period that ended on [DATE], 2000. Please read "The Exchange Offer Agreement and the Share Exchange Agreement -- The Exchange Offer
Agreement -- Consideration" for more details. The closing sales price of a UPC ADS as reported on Nasdaq on [DATE], 2000, the last day for which such information could be practicably obtained prior to the date of this prospectus,
was U.S.$          . The value of the UPC ADSs you receive will fluctuate, based on changes in the market price for the UPC ADSs and UPC ordinary shares A. Any fluctuation in the market price of UPC ADSs or ordinary shares A between now and the closing of the exchange offer will change the value of the UPC ADSs that you will receive and will depend upon any number of reasons, including those specific to UPC and those that influence the trading prices of equity securities generally. For information on the range of trading prices of UPC ADSs on Nasdaq, please read "Market Prices and Dividends."

     The amount of cash you will receive in the exchange offer is fixed at
U.S.$[               ] per SBS share that you exchange (subject to your
shareholder election, if any, described below). This amount will not be affected by fluctuations in the market price of UPC ADSs or SBS shares.

     Therefore, the total value of the consideration that you will receive in
exchange for each SBS share is equal to [$          ] plus [          ] UPC ADSs
multiplied by the market value of the UPC ADSs which, as explained above, will
fluctuate. Based on the closing sales price of [          ] UPC ADS on Nasdaq on
[DATE], 2000, of U.S.$[          ], the total value of the consideration you
would have received in the exchange offer for each SBS share on that date would
have been approximately U.S.$[          ].

     Non-U.S. Residents. We are offering UPC ordinary shares A and cash to SBS shareholders resident outside the United States. Non-U.S. residents should read the separate materials provided to them, not this prospectus, to learn how to tender their SBS shares.

     Shareholder Election. If you validly tender your SBS shares in the exchange offer you may elect to receive for each SBS share either:

     (1) [          ] UPC ADSs, plus U.S.$[          ] in cash, without interest
         (we call this the "standard election"), or

     (2) [          ] UPC ADSs only (we call this the "all ADS election"), or

     (3) $U.S.[          ] in cash only, without interest, (we call this the
         "all cash election").

     If you do not make an election, or if your election is not validly made, you will receive the standard election consideration.

     To make an election, you will need to specify, as explained in the Letter of Transmittal:

     - the number of SBS shares for which you want to make a standard election, if any;

     - the number of SBS shares for which you want to make an all ADS election, if any; and

     - the number of SBS shares for which you want to make an all cash election, if any.

     IF YOU HOLD YOUR SBS SHARES IN YOUR OWN NAME IN CERTIFICATED FORM, YOU SHOULD READ CAREFULLY THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL.

     IF YOU HOLD YOUR SBS SHARES IN BOOK-ENTRY (OR UNCERTIFICATED) FORM THROUGH A BROKER, YOU SHOULD INSTRUCT YOUR BROKER TO MAKE A SHAREHOLDER ELECTION FOR YOU.

     The exchange agent will allocate the exchange offer consideration to the extent practicable among SBS shareholders based on the number of tendered SBS shares for which shareholders elect to receive a higher proportion of UPC ADS and the number of tendered SBS shares for which shareholders elect to receive a higher proportion of cash. The total amount of cash and the total number of UPC ADSs and UPC ordinary shares A that we will issue in the exchange offer will not vary as a result of shareholder elections. Accordingly, the exchange agent's ability to satisfy the election or elections you make (other than the standard election) will depend on other shareholders making an offsetting election. In other words, in order for you to receive a higher proportion of cash, other shareholders will have to elect to receive a higher proportion of UPC ADSs, and vice versa. As a result you may not receive the mix of UPC ADSs and cash that you request unless you make the standard election for all of your SBS shares.

     - If tendering SBS shareholders elect to receive, in total, more UPC ADSs than the total number of UPC ADSs that we would issue in the exchange offer for a standard election, the exchange agent will pro ratably scale down as nearly as practicable the proportion of UPC ADSs that SBS shareholders requesting a higher proportion of UPC ADSs would otherwise receive.

     - If all tendering SBS shareholders elect to receive, in total, more cash than the total amount of cash that we would pay in the exchange offer for a standard election, the exchange agent will pro ratably scale down as nearly as practicable the proportion of cash that SBS shareholders requesting a higher proportion of cash would otherwise receive.

     We will determine all questions as to the validity of any shareholder election, in our sole discretion, which determination will be final and binding on all parties. We also reserve the absolute right to waive any defect or irregularity in any election, whether or not similar defects or irregularities are waived in the case of other SBS shareholders. No election will be validly made until all defects or irregularities have been cured or waived. Neither we nor the dealer manager, exchange agent or information agent will have any obligation to notify you of any defects or irregularities in elections or incur any liability for failure to notify you.

     We will not issue fractional interests in UPC ADSs. You will not receive any interest on the cash to be given for fractional shares, even if there is a delay in making the exchange and payment.

     Subject to applicable SEC rules and regulations and subject to the terms of the Exchange Offer Agreement, we reserve the right, in our sole discretion, at any time or from time to time, to amend the exchange offer in such a way as to revise the shareholder election in any respect, by giving notice of such amendment to the exchange agent and by making a public announcement.

     Holders of SBS shares who make shareholder elections will not necessarily know the exact number of UPC ADSs they will receive until settlement of the consideration under the exchange offer.

     YOUR SHAREHOLDER ELECTION WILL NOT BE VALID UNLESS YOU VALIDLY TENDER YOUR SBS SHARES PURSUANT TO THE EXCHANGE OFFER AND MAKE A VALID ELECTION AS DESCRIBED IN THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL YOU RECEIVED WITH THIS PROSPECTUS. Please read the section of this prospectus captioned "The Exchange Offer -- How to Tender Your Shares."

     Minority Buy-Out. The purpose of the exchange offer is to acquire all of the outstanding SBS shares that we do not already own. For a period of six months following the completion of the exchange offer, we will use our reasonable best efforts, subject to applicable law, to acquire any remaining shares of SBS held by minority shareholders that are not tendered in the exchange offer at a purchase price that is equal to the price paid in the exchange offer, or if such consideration is not permitted by applicable law, at a purchase price substantially equivalent to the price paid in the exchange offer. How we will conduct this minority buy-out will be at our discretion and may include redemption, merger or other corporate actions, as permitted under Luxembourg or other applicable law. We cannot assure you that there will be a minority buy-out of any remaining shares after the completion of the exchange offer or, if there is one, that it will be successful.

     Transfer Charges. If you tender your shares, you will not be obligated to pay any charges or expenses of the exchange agent. Except as set forth in the instructions to the accompanying Letter of Transmittal, we will pay, or arrange to have paid, the transfer taxes on the tender of SBS shares pursuant to the exchange offer. If you are the record owner of your shares and you tender your shares in the exchange offer, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker or nominee exchanges the shares on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

     Conditions of Exchange Offer. Our obligation to accept for exchange and pay for any SBS shares that you tender in the exchange offer is conditioned upon, among other things, satisfaction of the minimum tender condition and the other conditions that are described in "Conditions of the Exchange Offer."

     Expiration of the Exchange Offer; Extension of Exchange Offer Period. The exchange offer is currently scheduled to expire at 12:00 midnight, New York City time, on [DAY], [DATE], 2000, subject to extension as described below.

     We reserve the right, at any time and from time to time (except as limited by the Exchange Offer Agreement), to extend the period during which the exchange offer is open, by giving oral or written notice to the exchange agent and by making public announcement of the extension as described below.

     Under the Exchange Offer Agreement, without the consent of SBS:

     - We may extend the initial offering period of the exchange offer if at any scheduled expiration time of the initial offering period any of the exchange offer conditions has not been satisfied or waived.

     - We may extend the exchange offer for any period required by any regulation of the SEC or any foreign governmental regulatory authority applicable to the exchange offer.

     - We may increase the offer price and extend the exchange offer in connection with such increase, to the extent required by any applicable law.

     - We may extend the exchange offer on one or more occasions (but not beyond September 30, 2000) if on any expiration date that number of SBS shares which, together with any SBS shares beneficially owned by us or any of our affiliates, represents at least 90% of the total outstanding SBS shares on a fully-diluted basis has not been validly tendered and not withdrawn.

     If requested by SBS, we will extend the initial offering period:

     - for a total of not more than ten business days if at any scheduled expiration of the initial offering period any of the exchange offer conditions have not been satisfied or waived and all such conditions are reasonably capable of being satisfied; and

     - for a total of not more than 15 business days if the exchange offer period has not been previously extended and at the expiration of the initial offer period if on any expiration date that number of shares which, together with any shares beneficially owned by us, represents at least 90% of the total outstanding SBS shares on a fully-diluted basis has not been validly tendered and not withdrawn.

     If the exchange offer is extended for any reason, we will make an announcement to that effect before 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all SBS shares previously tendered and not withdrawn will remain subject to the exchange offer, and you will have the right to withdraw your SBS shares as described under the caption "Withdrawal Rights" below. Subject to the terms of the Exchange Offer Agreement, we are not giving any assurance that we will exercise our right to extend the exchange offer.

     Delay; Termination; Waiver; Amendment. Subject to the SEC's rules and regulations and the terms of the Exchange Offer Agreement, which, among other things, limit our ability to amend or terminate the exchange offer, we also reserve the right, in our sole discretion, at any time or from time to time:

     - to delay acceptance for exchange and payment of, or, regardless of whether we previously accepted SBS shares for exchange and payment, exchange and payment for, any SBS shares pursuant to the exchange offer upon the failure of any of the conditions of the exchange offer to be satisfied;

     - to terminate the exchange offer and not accept or exchange and pay for any SBS shares, upon the failure of any of the conditions of the exchange offer to be satisfied; and

     - to waive any condition or otherwise amend the exchange offer in any respect,

in each case by giving oral or written notice of the delay, termination, waiver or amendment to the exchange agent and by making a public announcement.

     Subject to applicable law (including Rules 14d-4(d) and 14d-6(c) under the Exchange Act, which require that any material change in the information published, sent or given to shareholders in connection with the exchange offer be promptly sent to shareholders in a manner reasonably designed to inform them of such change) and without limiting the manner in which we may choose to make any public announcement, we will have no obligation to publish, advertise or otherwise communicate any public announcement of extension of the exchange offer period or any delay, termination, waiver or amendment other than by issuing a press release.

     If we make a material change in the terms of the exchange offer or the information concerning the exchange offer, or if we waive a material condition of the exchange offer, we will extend the exchange offer to the extent required under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the exchange offer or information concerning the exchange offer, other than a change in offer price or a change in the percentage of securities sought, will depend upon the facts and circumstances then existing, including the materiality of the changed terms or information. If, prior to the expiration date, we change the percentage of SBS shares sought or the consideration offered, that change will apply to all holders whose SBS shares are accepted for exchange pursuant to the exchange offer. If at the time notice of that change is first published, sent or given to you, the exchange offer is scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so published, sent or given, we will extend the exchange offer until the expiration of that ten business day period. For purposes of the exchange offer, a "business day" means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

     Shareholder List. Communication with, and distribution of the exchange offer to, SBS shareholders is based on SBS's shareholders list and security position listings. This prospectus, related Letter of Transmittal and other relevant materials are being sent to record holders of SBS shares and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on SBS's shareholders list or, if applicable, who are listed as participants in a clearing agency's security position listing.

ACCEPTANCE FOR EXCHANGE AND PAYMENT FOR SBS SHARES

     On the terms and subject to the conditions of the exchange offer (including, if the exchange offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept, and will exchange and pay for all SBS shares validly tendered and not withdrawn as promptly as practicable after the expiration time. Any determination concerning the satisfaction of the terms and conditions of the exchange offer will be in the sole discretion of UPC. The conditions to the exchange offer are for our sole benefit, and we may assert or waive them, in whole or in part, at any time at our sole discretion, subject to the terms and conditions of the Exchange Offer Agreement. In addition, subject to applicable rules of the SEC, we expressly reserve the right to delay acceptance for exchange and payment of, or subject to applicable SEC rules, exchange and payment for, SBS shares in order to comply in whole or in part with any applicable law.

     In all cases, exchange of and payment for SBS shares tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     - certificates for those of SBS shares or a confirmation of a book-entry transfer of those shares in the exchange agent's account at DTC;

     - a properly completed and duly executed Letter of Transmittal, or a copy (if you are delivering certificates representing your SBS shares to the exchange agent) or agent's message (if your SBS shares are being delivered by means of book-entry transfer through DTC); and

     - any other documents required by the Letter of Transmittal (if applicable).

     The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exchanging the SBS shares which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the exchange offer and that we may enforce that agreement against such participant.

     For purposes of the exchange offer, we will be deemed to have accepted for exchange SBS shares validly tendered and not withdrawn if and when we notify the exchange agent of our acceptance of SBS shares tendered in the exchange offer. The exchange agent will deliver UPC ADSs and cash (subject to your shareholder election, if any), in exchange for tendered SBS shares (and cash instead of fractional interests in UPC ADSs) as soon as practicable after receipt of our notice. The exchange agent will allocate the exchange offer consideration among SBS shareholders based on the number of tendered SBS shares for which shareholders elect to receive a higher proportion of UPC ADSs and the number of tendered SBS shares for which shareholders elect to receive a higher proportion of cash.

     We will exchange and pay for SBS shares that we accept by depositing the requisite number of UPC ADSs and the total cash portion of the purchase price for all of the SBS shares that we accept for exchange with the exchange agent. The exchange agent will act as agent for tendering shareholders for the purpose of receiving UPC ADSs and cash (subject to your shareholder election, if any) in addition to any cash to be paid instead of fractional interests in UPC ADSs from us and transmitting such UPC ADSs and cash to you. UNDER NO CIRCUMSTANCES WILL WE PAY INTEREST ON ANY CASH AMOUNT PAYABLE FOR SBS SHARES IN THE EXCHANGE OFFER, REGARDLESS OF ANY DELAY IN MAKING A PAYMENT.

     Upon the deposit of the requisite number of UPC ADSs and amount of funds with the exchange agent for the purpose of making payments to tendering stockholders, our obligation to exchange and pay for SBS shares will be satisfied and tendering stockholders must look solely to the exchange agent for issuance of UPC ADSs and payment of amounts owed to them by reason of the acceptance of their SBS shares pursuant to the exchange offer. We will pay any stock transfer taxes incident to the transfer to the exchange agent of validly tendered shares, except as otherwise provided in the instructions of the Letter of Transmittal, as well as the charges and expenses of the exchange agent and the information agent.

     Subject to the terms and conditions of the exchange offer, the exchange agent, in exchange for validly tendered SBS shares, will deliver the whole number of UPC ADSs and any cash amount payable to you in the exchange offer (including cash amounts in respect of fractional UPC ADSs) as follows:

     - for SBS shares validly tendered to the exchange agent by your agent through DTC, the exchange agent will deliver the whole number of UPC ADSs and any cash amount (including cash amounts for any fractional ADSs) by book-entry transfer to the accounts of the participant in DTC who tendered those shares pursuant to the exchange offer.

     - for SBS shares validly tendered to the exchange agent in certificated form, the exchange agent will deliver an American depositary receipt evidencing the whole number of UPC ADSs and a check in U.S. dollars for any cash amount (including cash amounts for fractional UPC ADSs) to the person(s) and at the address(es) shown for that delivery in the applicable Letter of Transmittal.

     If we do not accept any tendered SBS shares for any reason, or if certificates are submitted for more SBS shares than are tendered, we will return certificates for tendered SBS shares or untendered of SBS shares, as the case may be, without expense to the tendering shareholder (or, in the case of SBS shares tendered by book-entry transfer of such SBS shares into the exchange agent's account at DTC, those SBS shares will be credited to an account maintained within DTC), as soon as practicable following expiration or termination of the exchange offer.

     If we increase the consideration offered to SBS shareholders in the exchange offer prior to the expiration date, such increased consideration will be given to all shareholders whose interests in UPC ADSs are tendered pursuant to the exchange offer, whether or not such SBS shares were tendered or accepted for exchange prior to such increase in consideration.

     Subject to the provisions of the Exchange Offer Agreement, we reserve the right to transfer or assign to any of our direct or indirect subsidiaries the right to purchase all or any portion of the SBS shares that are tendered in response to the exchange offer, but such a transfer or assignment will not relieve us of our obligations under the exchange offer and will in no way prejudice the rights of tendering stockholders to receive payment for shares that are validly tendered in response to the exchange offer and accepted for exchange and payment.

CASH INSTEAD OF FRACTIONAL UPC ADSS

     We will not issue certificates representing fractional interests in the UPC ADSs pursuant to the exchange offer. Instead, each tendering shareholder who otherwise would be entitled to a fractional interest in a UPC ADS will receive cash in an amount equal to such fraction (expressed as a decimal and rounded to the nearest 0.01 of a share) multiplied by the closing price for the UPC ADSs on Nasdaq on the date that we accept those SBS shares. You will not receive any interest on the cash to be given for fractional shares, even if there is a delay in making the exchange and payment.

WITHDRAWAL RIGHTS

     Your tender of SBS shares pursuant to the exchange offer is irrevocable, except that SBS shares tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration time, and, unless we previously accepted them for exchange pursuant to the exchange offer, also may be withdrawn at any time after [DATE], 2000.

     If we extend the exchange offer, are delayed in our acceptance of the shares for exchange and payment or are unable to accept SBS shares for exchange and payment for any reason, then, without prejudice to our rights under the exchange offer, the exchange agent, nevertheless, may retain tendered shares on our behalf, and those SBS shares may not be withdrawn except to the extent that tendering stockholders are entitled to withdraw them as described in this section. Any such delay will be accompanied by an extension of the exchange offer to the extent required by law.

     For your withdrawal to be effective, the exchange agent must receive your written notice of withdrawal at one of its addresses printed on the back cover of this prospectus, and your notice must include your name, the number of SBS shares to be withdrawn and the name of the registered holder, if it is different from that of the person who tendered the SBS shares.

     A financial institution must guarantee all signatures on the notice of withdrawal. Most banks, savings and loan associations and brokerage houses are able to guarantee signatures for you. The financial institution must be a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, any of which is an "eligible institution," unless those SBS shares have been tendered for the account of any eligible institution. If you tendered your SBS shares pursuant to the procedures for book-entry exchange discussed under the caption entitled "How to Tender Your SBS Shares," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn SBS shares and otherwise must comply with DTC's procedures for the withdrawal of securities previously tendered in an exchange offer. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the SBS shares withdrawn also must be furnished to the exchange agent, as stated above, prior to the physical release of such certificates. We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, and our decision shall be final and binding. Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give notification. Withdrawals of SBS shares may not be rescinded. Any SBS shares properly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. You may retender withdrawn SBS shares by following one of the procedures discussed under the caption entitled "How to Tender Your SBS Shares" at any time prior to the expiration time.

HOW TO TENDER YOUR SBS SHARES

     If you wish to tender your SBS shares in the exchange offer, you should determine how you hold your shares and follow the instructions below for tendering.

     IF YOU HOLD SBS SHARES THROUGH AN AGENT. If you hold your SBS shares in book-entry (or uncertificated) form in a brokerage or custodian account through an agent, including a broker, dealer, bank, trust company, custodian, DTC participant or other nominee, you will need to instruct your agent to tender your securities prior to the expiration time in the manner described below and upon the terms and conditions described in this prospectus. Please refer to any materials forwarded to you by your agent to determine how you can instruct your agent to take these actions.

     Your agent should arrange for the DTC participant holding your SBS shares through its DTC account to tender those shares in the exchange offer to the exchange agent prior to the expiration time. In the event one or more brokers, dealers, banks, trust companies, custodians or other nominees acts as an intermediary between your agent and that DTC participant, you should instruct your agent to arrange to deliver the tender instructions for the SBS shares to the appropriate DTC participant.

     IF YOU HOLD SBS SHARES IN CERTIFICATED FORM. If you hold your SBS shares in your name in certificated form, you will be able to tender those securities only if you tender your SBS shares in the manner described below or arrange for an agent to hold your securities on your behalf in book-entry form and then follow the procedures described above. Your agent may arrange for SBS shares to be held in book-entry form through any participant in DTC. You and your agent should contact the dealer-manager for this exchange offer if you have questions in this regard.

     You may tender SBS shares registered in your name by delivering to the exchange agent at one of its addresses printed on the back cover of this prospectus a properly completed and duly executed Letter of Transmittal, together with the applicable signature guarantees from an eligible guarantor institution, and SBS shares certificate(s), as specified in the accompanying Letter of Transmittal, in each case, on or prior to the expiration time.

     If you tender SBS shares in book-entry form in the exchange offer, the UPC ADSs that you are entitled to receive in the exchange offer will be delivered to the account of your agent only in book-entry form through the same DTC participant that delivered your SBS shares. If you are tendering SBS shares held in certificated form, the UPC ADSs you are entitled to receive in the exchange offer will be delivered only in accordance with written instructions provided in your Letter of Transmittal.

     TYPE OF SECURITY AND TENDER PROCEDURES. The following chart will assist you in determining how you hold your SBS Shares and how you should tender those shares in the exchange offer.

      SBS SHARE TYPE             SECURITY IDENTIFIER             HOW TO TENDER
      --------------             -------------------             -------------
Book-entry form............  Your account statements      Instruct your agent to
                             should identify your SBS     follow the exchange offer
                             shares by reference to       procedures for shares in
                             CUSIP No. L8137F-10-2.       book-entry form described
                                                          above.
Certificated form..........  Your share certificate(s)    Follow the exchange offer
                             should identify the SBS      procedures for shares in
                             shares by reference to       certificated form described
                             CUSIP No. L8137F-10-2.       above.

THE ROLE OF THE DTC PARTICIPANT

     A DTC participant may tender SBS shares only by taking the following actions prior to or on the expiration time:

     - delivering SBS shares by means of book-entry transfer into the exchange agent's applicable DTC account; and

     - transmitting an agent's message to the exchange agent through the facilities of DTC specifying that the relevant participant has received and agrees to be bound by the terms and conditions described in this prospectus with respect to the exchange of the tendered SBS shares for UPC ADSs and cash.

     By taking these actions, you and your agent will be deemed to have agreed
(1) to the terms and conditions of the exchange offer, as described in this prospectus, and (2) that we and the exchange agent may enforce that agreement against you and your agent.

     The exchange agent will hold SBS shares tendered in an account established for the benefit of the tendering shareholders until the exchange offer is completed or terminated or withdrawal rights are exercised by the tendering holders in accordance with the terms of the exchange offer. The exchange agent will deliver UPC ADSs and cash only to the DTC participant, the registered holder of SBS shares who validly tendered SBS shares to the exchange agent or to an assignee validly designated by the registered holder, as the case may be. The exchange agent will treat those persons as the exclusive owners of the tendered SBS shares subject to the terms of the exchange offer.

     THE ONLY TENDER DOCUMENTS THAT THE EXCHANGE AGENT WILL ACCEPT ARE LETTERS OF TRANSMITTAL (OR COPIES OF THE LETTER OF TRANSMITTAL) OR DTC PARTICIPANTS' AGENTS' MESSAGES. NO OTHER TENDER DOCUMENTS WILL BE ACCEPTED. REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT AT ONE OF THE ADDRESSES PRINTED ON THE BACK COVER OF THIS PROSPECTUS. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY OR TO UPC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GENERAL PROVISIONS

     The tender of your SBS shares will be deemed to have been received only:

     - in the case of a tender of SBS shares in book-entry form, when the exchange agent receives on or prior to the expiration time both a duly completed agents' message through the facilities of DTC at the exchange agent's DTC account and confirmation of book-entry transfer of the SBS shares into the exchange agent's applicable DTC account;

     - in the case of a tender of SBS shares held in certificated form, when the exchange agent receives on or prior to the expiration time a properly completed and duly signed Letter of Transmittal, together with the applicable signature guarantees from an eligible institution, and the SBS shares certificate(s) specified in the accompanying Letter of Transmittal; or

     - in either case, when the exchange agent receives on or prior to the expiration time a properly completed and duly executed notice of guaranteed delivery of the SBS shares, as described below under "-- Guaranteed Delivery."

     THE METHOD OF DELIVERY OF SBS SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Signature Guarantees. Signatures on all Letters of Transmittal must be guaranteed by an eligible institution, except in cases in which SBS shares are tendered either by a registered holder of SBS shares who has not completed either the box entitled "Special Payment Instructions" on the Letter of Transmittal or for the account of an eligible institution.

     If the certificates for SBS shares are registered in the name of a person other than the person who signs the Letter of Transmittal, or if UPC ADSs are to be issued and payment made, or certificates for SBS shares which are not tendered or are not accepted for payment are to be returned, to a person other than the registered holder(s), then the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

     If share certificates are delivered to the exchange agent at different times, a properly completed and duly signed Letter of Transmittal (or copy) must accompany each delivery.

     Backup U.S. Federal Withholding Tax. UNDER THE U.S. FEDERAL INCOME TAX LAWS, THE EXCHANGE AGENT MAY BE REQUIRED TO WITHHOLD 31% OF THE TOTAL CONSIDERATION PAYABLE TO CERTAIN SBS SHAREHOLDERS. TO PREVENT BACKUP U.S. FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO THE TOTAL CONSIDERATION RECEIVED PURSUANT TO THE EXCHANGE OFFER, YOU MUST PROVIDE THE EXCHANGE AGENT WITH YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY WHETHER YOU ARE SUBJECT TO BACKUP WITHHOLDING OF U.S. FEDERAL INCOME TAX BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. SOME SHAREHOLDERS (INCLUDING, AMONG OTHERS, ALL CORPORATIONS AND SOME FOREIGN INDIVIDUALS) ARE NOT SUBJECT TO THESE BACKUP WITHHOLDING AND REPORTING REQUIREMENTS. IN ORDER FOR A FOREIGN INDIVIDUAL TO QUALIFY AS AN EXEMPT RECIPIENT, THE SHAREHOLDER MUST SUBMIT A FORM W-8, SIGNED UNDER PENALTIES OF PERJURY, ATTESTING TO THAT INDIVIDUAL'S EXEMPT STATUS.

     Guaranteed Delivery. If you wish to tender SBS shares pursuant to the exchange offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your SBS shares may nevertheless be tendered, so long as all of the following conditions are satisfied:

          (1) you make your tender by or through an eligible institution;

          (2) a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the exchange agent by hand or by mail, or in the case of a tender of SBS shares in book-entry form, by means of an agent's message, on or prior to the expiration time; and

          (3) the certificates for all SBS shares to be tendered (or a confirmation of a book-entry transfer of such securities into the exchange agent account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or copy of it), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and all other documents required by the Letter of Transmittal are received by the exchange agent within three Nasdaq trading days after the date of execution of such notice of guaranteed delivery.

     You may deliver the notice of guaranteed delivery by hand or by mail to the exchange agent and you must include a guarantee by an eligible institution in the form described in that notice.

     In all cases, exchange of and payment for SBS shares tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     - certificates for those of SBS shares or a confirmation of a book-entry transfer of those shares in the exchange agent's account at DTC;

     - a properly completed and duly executed Letter of Transmittal (or a copy) or agent's message if applicable; and

     - any other documents required by the Letter of Transmittal

     Appointment as Proxy. By executing a Letter of Transmittal, as described above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your SBS shares tendered and accepted for exchange by us and with respect to any and all other SBS shares and other securities issued or issuable to you in respect of your SBS shares on or after the date of this prospectus. That appointment is effective, and voting rights will be affected, when and only to the extent that we accept the tendered SBS shares for exchange and payment pursuant to the exchange offer. All such proxies shall be considered coupled with an interest in the tendered SBS shares and therefore shall not be revocable. When tendered SBS shares are accepted for payment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies and, if given, they will not be deemed effective. Our designees will, with respect to the SBS shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of SBS's shareholders or otherwise. We reserve the right to require that, in order for SBS shares to be deemed validly tendered, immediately upon our acceptance for exchange of those SBS shares, we must be able to exercise full voting rights with respect to those SBS shares.

     Proxies are effective only as to SBS shares accepted for payment pursuant to the exchange offer. The exchange offer does not constitute a solicitation of proxies, absent a purchase of shares, for any meeting of SBS's shareholders. Any solicitation of proxies will be made only pursuant to separate proxy soliciting materials complying with the Exchange Act, if and to the extent applicable.

     Determination Regarding Tenders. We will determine questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of SBS shares, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of SBS shares that we determine are not in proper form or the acceptance for exchange of or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularity in the tender of any SBS shares. No tender of SBS shares will be deemed to have been validly made until all defects and irregularities in tenders have been cured or waived. Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any SBS shares or will incur any liability for failure to give any notification. Our interpretation of the terms and conditions of the exchange offer, including the Letter of Transmittal and instructions thereto will be final and binding.

     Binding Agreement. The tender of SBS shares pursuant to any of the procedures described above will constitute a binding agreement between you and us upon the terms and subject to the conditions of the exchange offer.

CONDITIONS OF THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer, and in addition to our rights to extend and amend the exchange offer at any time in our sole discretion (subject to the provisions of the Exchange Offer Agreement), we will not be required to accept for exchange and payment or, subject to any applicable rules and regulations of the SEC (including the rule relating to our obligation to pay for or return tendered SBS shares promptly after termination or withdrawal of the exchange offer), exchange and pay for, and may delay the acceptance for exchange and payment of or, subject to the restriction referred to above, the exchange and payment for, any tendered SBS shares and may terminate the exchange offer if the following conditions have not been satisfied or waived before the time of payment for any SBS shares.

  Minimum Tender Condition

     There must be validly tendered and not withdrawn, prior to the expiration of the exchange offer, a number of SBS shares that will constitute, together with the SBS shares that we already hold, at least two-thirds of the total number of outstanding SBS shares on a fully diluted basis (that is, as though all options or other securities convertible into or exercisable or exchangeable for SBS shares had been so converted, exercised or exchanged) as of the date that we accept the SBS shares pursuant to the exchange offer.

     SBS has informed us that as of the close of business on [DATE], 2000, there
were           outstanding SBS shares and           SBS shares reserved for
issuance upon the exercise of outstanding options. At the date of this prospectus, UPC and its affiliates own 6,000,000 SBS shares. Therefore, the
minimum tender condition will be satisfied if at least [          ] SBS shares
are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  Registration Statement Effectiveness Condition

     The registration statement on Form S-4, of which this prospectus is a part, must have become effective under the Securities Act. This condition has already been satisfied.

  Antitrust Condition

     Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or approval required by the European Union Merger Task Force must have expired, been terminated or received as applicable. In addition, any applicable waiting period or approval required or that is appropriate under any relevant competition or antitrust laws of any member state of the European Union or any other relevant country must have expired, been terminated, or received, as applicable (except for any cross-media ownership restrictions in Hungary).

     However, the conditions described in the preceding paragraph will fail to be fulfilled only if, as a consequence of such failure, it would be reasonably likely to have any of the effects described in clause (a)(5) under the section captioned "Other Conditions of the Exchange Offer," below. We call this the "antitrust condition."

  Other Conditions of the Exchange Offer

     In addition to the conditions described above, we will not be required to accept for payment, purchase or pay for any SBS shares tendered in the exchange offer if at any time and prior to the time of payment for any shares, any of the following conditions exist and are continuing:

          (a) any statute, rule, regulation, legislation, interpretation, judgment, order or injunction, has been promulgated, enacted, entered, enforced, issued or amended, in each case by a governmental entity applicable to UPC, SBS or their affiliates that would reasonably be expected to:

             (1) make the acceptance for payment of, or payment for or purchase of all or a substantial number of the SBS shares pursuant to the exchange offer illegal, or otherwise prohibit the completion of the exchange offer;

             (2) result in a material delay in or restrict (other than in an immaterial way) our ability to accept for payment, pay for or purchase pursuant to the exchange offer enough SBS shares to satisfy the minimum tender condition;

             (3) render us unable to accept for payment or pay for or purchase pursuant to the exchange offer at least enough SBS shares to satisfy the minimum tender condition;

             (4) impose material limitations, which shall not be deemed to include any required compliance with U.S. federal securities laws, on our ability or the ability of our subsidiaries or affiliates to acquire or hold, transfer or dispose of, or effectively to exercise all rights of ownership of, all or a substantial number of the SBS shares, including the right to vote the shares purchased by us pursuant to the exchange offer on an equal basis with all other shares on all matters properly presented to the shareholders;

             (5) require the divestiture by us of a material portion of the SBS shares (although any divestiture causing us to own less than enough SBS shares to satisfy the minimum tender condition will be deemed to be material), or require us or SBS or any of our respective subsidiaries and affiliates to dispose of or hold separate all or any material portion of the business, assets or properties of SBS and its subsidiaries taken as a whole (excluding Hungary by reason of cross-media ownership restrictions), or impose any material limitations on the ability of any of these entities to conduct their businesses or own assets or properties material to SBS and its subsidiaries taken as a whole (excluding Hungary by reason of cross-media ownership restrictions) or on our ability to own a material portion of SBS shares (provided, however, that any divestiture causing us to own less than enough SBS shares to satisfy the minimum tender condition will be deemed to be material), or on our ability to conduct the business of SBS and its subsidiaries and own the assets and properties of SBS and its subsidiaries; or

             (6) impose any material limitations on our ability or the ability of our subsidiaries or affiliates effectively to control the business or operations of SBS and its subsidiaries;

          (b) any action or proceeding by any governmental entity has been instituted or be pending challenging the making of the exchange offer or our acquisition of the SBS shares pursuant to the exchange offer that can reasonably be expected to result, directly or indirectly, in any of the consequences referred to in clauses (1) through (6) of paragraph (a) above;

          (c) any of the following has occurred and be continuing: (1) any general suspension of, or limitation on trading in securities on The New York Stock Exchange or Nasdaq (other than any suspension or limitation on trading in any particular security as a result of a computerized trading limit or any intraday suspension due to "circuit breakers"), (2) the declaration of any banking moratorium or any suspension of payments in respect of banks or any limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States, the United Kingdom or Germany, or (3) a decline at any time for any three trading days in any consecutive five trading day period of both (A) 30% or more in the Eurotop 300 index, as measured against the closing value on March 8, 2000, the trading day immediately preceding the date of the Exchange Offer Agreement and (B) 20% or more in the closing sales price per UPC ADS, as reported by Nasdaq, as measured against U.S.$70;

          (d) any person or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) other than us or any of our affiliates has become the beneficial owner (as that term is used in Rule 13d-3 under the Exchange
     Act) of more than 25% of the outstanding SBS shares;

          (e) all consents, approvals, licenses, authorizations, registrations, notices or other filings (including, without limitation, broadcast licenses) (other than under any cross-media ownership restrictions in Hungary) required to be obtained or made by SBS or us with or from any governmental entity or third party (other than us or any of our affiliates) in connection with the execution, delivery and performance of the Exchange Offer Agreement, the exchange offer and the transactions contemplated by the Exchange Offer Agreement have not been obtained or made and such failure would reasonably be expected to have a material adverse effect (as defined below) on SBS or us or a material adverse effect on the ability of the parties to complete the transactions contemplated by the Exchange Offer Agreement;

     As used here and in the Exchange Offer Agreement, "material adverse effect" means any change in or effect on the business of SBS that is or would be reasonably expected to be materially adverse to the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of SBS and its subsidiaries taken as a whole (other than effects resulting from any adverse change (1) in applicable law relating to the broadcasting or television industries or in generally accepted accounting principles or their interpretations or (2) economic or business conditions in the broadcasting or television industries);

          (f) any change, condition, event or development has occurred that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect (as defined in paragraph (e) above);

          (g) SBS has breached or failed to comply in any material respect with any of its material obligations, covenants, or agreements under the Exchange Offer Agreement, or any representation or warranty of SBS contained in the Exchange Offer Agreement that is qualified by reference to a material adverse effect is not true and correct because there has been a material adverse effect (as defined in paragraph (e) above), or any other representation or warranty is not true and correct in any respect that (when taken together with all such other representations and warranties not true and correct) has had or would reasonably be likely to have a material adverse effect (as defined in paragraph (e) above), in each case as of when made or at and as of any time thereafter, and which is continuing;

          (h) the Exchange Offer Agreement has been terminated pursuant to its terms or has been amended pursuant to its terms to terminate the exchange offer; or

          (i) the Committee for Merger Affairs of the Social Economic Council in the Netherlands has issued in connection with the exchange offer a public admonition as a consequence of infringement by SBS or any of its subsidiaries of any of the stipulations of Chapters I, II or III of the Netherlands Merger Code prior to the date on which the exchange offer expires;

which, in our good faith judgment, in any case, giving rise to any condition, makes it inadvisable to proceed with the exchange offer or with acceptance for payment or payment for SBS shares.

     The conditions of the exchange offer are for our sole benefit, and we may assert or waive them in whole or in part, at any time or from time to time at our sole discretion subject to the terms and conditions of the Exchange Offer Agreement.

REGULATORY CONSENTS AND APPROVALS

     We and SBS have agreed in the Exchange Offer Agreement to use our reasonable best efforts, and to cooperate with one another, in obtaining any required consents and approvals from any governmental authorities or parties to material agreements and in seeking to obtain all such required consents and approvals.

     Although we and SBS do not believe that media regulations in the various countries in which we and SBS operate would have a material adverse effect on the combined businesses and operations of UPC and SBS after the completion of the exchange offer, you should be aware of the following:

     - Hungary. Upon the completion of the exchange offer, we will be in violation of a cross-media ownership provisions of the Hungarian media law because we already control Hungarian cable operators and we will indirectly own over 25% of the national broadcaster, TV2. Where the interests in the relevant subsidiaries of the combined group cannot be restructured to comply with this restriction, we would have 180 days after official notification that we are in violation of this law to reduce our ownership to less than 25% in either our Hungarian cable operations or in TV2. We cannot assure you that the ownership interests of the subsidiaries of UPC and SBS can be restructured to comply with Hungarian law, and this is not a condition to the completion of the exchange offer.

     - Belgium. Under Belgian law, cable television operators such as UPC are not permitted to take part in the management or to hold more than 24% of the share capital or voting rights in cable TV channels in the Brussels region. After the completion of the exchange offer one interpretation of the relevant law may mean that this restriction applies to VT4 Limited, a cable channel owned by SBS and distributed in the Brussels region by UPC Belgium N.V., one of our subsidiaries. However, the relevant law may not apply where the affected cable operator and cable TV Channel are sister companies (i.e., both controlled by the same parent company). In addition, this law may infringe certain provisions of the European Union Treaty. We cannot assure you that the relevant law would not be construed against us. If it was, we currently believe that our interest in VT4 Limited can be restructured in order to comply with Belgian law. We cannot assure you, however, that a restructuring of this kind will be successful.

     - Finland. The radio licenses held by certain Finnish subsidiaries of SBS may technically terminate under Finnish law on a change of control of SBS. SBS has informed us that it has begun discussions with the Finnish Ministry of Communication about the relevant legislation. Although we believe that these radio licenses can be continued under the terms that are now in effect, we cannot assure you that these licenses will remain in place.

     Except as may be required by any relevant competition, antitrust, media or broadcast laws and regulations in any member state of the European Union or in any other applicable jurisdiction, based on representations and warranties of SBS contained in the Exchange Offer Agreement, we are not aware of:

     - any other approval or action by a government or regulatory authority that would be required for us to acquire and own the SBS shares, or

     - any license or regulatory permit that appears to be material to the business of SBS and its subsidiaries, taken as a whole, that would be materially adversely affected by our acquisition of SBS shares.

     U.S. federal, state and foreign antitrust enforcement agencies frequently scrutinize under the antitrust laws transactions such as our acquisition of SBS shares pursuant to the exchange offer. At any time before or after we acquire SBS shares, any such agency could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin our acquisition of SBS shares pursuant to the exchange offer or otherwise or seeking divestiture of SBS shares acquired by us or divestiture of assets of us or SBS. Private parties may also bring legal action under the antitrust laws under some circumstances. UPC and SBS conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the exchange offer.

     The acquisition of SBS may require notification of the competition authorities of various countries in which both we and/or SBS conduct business, depending on the filing requirements and thresholds of merger regulations in such countries. We currently believe that such filings may be required in Belgium, Finland, Hungary, The Netherlands, Poland and Sweden prior to, or upon the commencement of, the exchange offer. All regulatory approvals may not be obtained in time and could result in a significant delay in the completion of the exchange offer and the purchase of the SBS shares.

     On April 20, 2000, the Dutch government presented a policy paper concerning competition in the cable industry to the lower house of Parliament addressing, among other concerns, the trend toward the integration of cable access providers, such as UPC, and programming providers, such as SBS. The government noted that a programming provider may receive preferential treatment by an affiliated cable company over third-party providers of programming.

     The government intends to debate this issue further in the coming weeks in order to decide whether or not to enact new policies.

     After the completion of the exchange offer, any contracts and relationships between our cable systems, on the one hand, and programming businesses, on the other, will be conducted on a commercial, arm's-length basis, as they are presently conducted in our existing businesses.

SOURCE AND AMOUNT OF FUNDS

     If all the outstanding SBS shares, including shares issuable under stock option plans (other than shares that are owned by UPC and its affiliates), are tendered in response to the exchange offer, UPC estimates that it would be
required to pay a total of approximately U.S.$          with respect to the cash
portion of the offer price and to pay the fees and other expenses related to the exchange offer. The exchange offer is not conditioned on any financing arrangements. In addition, we will pay cash to SBS shareholders tendering their SBS shares instead of issuing fractional UPC ADSs.

     Although we have not made any final decision, we currently expect that we will obtain the funds necessary for the completion of the exchange offer through one or more of the following sources: (1) cash on hand, (2) internally generated funds, (3) capital contributions or advances made by our affiliates and (4) borrowings from new credit facilities that we may seek to arrange.

     Any funds we obtain through loans will be repaid from internally generated funds (including, funds generated by SBS if we own 100% of SBS after the completion of the exchange offer), capital contributions or advances made by our affiliates, or from other sources, which may include the proceeds of future refinancings or public or private sales of debt or equity securities, or a combination of two or more of the sources described above. We have not made any final decision as to how we would repay this indebtedness, if any, and our plans for repayment of any borrowings will be based on our review from time to time of the advisability of particular actions, as well as prevailing interest rates, financial and other economic conditions and any other factors that we determine to be appropriate.

     Our current intentions with respect to these financial arrangements, described above, may change depending upon the factors that we determine to be appropriate under the existing circumstances.

ACCOUNTING TREATMENT

     Our acquisition of SBS would be accounted for under the purchase method of accounting under U.S. generally accepted accounting principles, which means that SBS's results of operations will be included with ours from the closing date and its consolidated assets and liabilities will be recorded at their fair values at the same date.

FEES AND EXPENSES

     Except as described below, we will not pay any fees or commissions to any broker, dealer or other persons for soliciting tenders of SBS shares pursuant to the exchange offer.

     Goldman Sachs International is acting as dealer manager in connection with the exchange offer and is acting as our financial adviser in connection with our effort to acquire SBS. UPC and Goldman Sachs International have entered into a letter agreement dated March 6, 2000 relating to the services to be provided by Goldman Sachs International in connection with the exchange offer and the transactions related to it. These services include the provision of financial advice and assistance in connection with the proposed exchange offer, including, if requested by UPC, an opinion as to the fairness of the consideration offered in the transactions from a financial point of view to UPC. Under the engagement letter, UPC has agreed to pay Goldman Sachs International the following fees, plus value added tax, in the context of the exchange offer and the transactions related to it:

     - a fee of U.S. $5,000,000 payable in cash upon the commencement of the exchange offer or other public offer to acquire SBS shares from SBS stockholders, other than UPC; and

     - an additional fee of:

       (1) U.S. $5,000,000 if 50% or more of the outstanding SBS shares or 50% or more of SBS's assets (based on the book value thereof) is acquired in one or more transactions, payable in cash upon consummation of such acquisition; or

       (2) a mutually acceptable transaction fee if less than 50% of the outstanding SBS shares or less than 50% of SBS's assets (based on the book value thereof) is acquired, payable in cash upon consummation of such acquisition.

     UPC and Goldman Sachs International have also entered into a Dealer Manager Agreement, dated [DATE], 2000, pursuant to which Goldman Sachs International has agreed to act as Dealer Manager of the exchange offer in connection with the acquisition of SBS. Goldman Sachs International is not receiving additional compensation for its services as Dealer Manager, except for the soliciting dealer fees that may be payable to it as soliciting dealer in respect of tendered shares.

     UPC has agreed to reimburse Goldman Sachs International for reasonable out-of-pocket expenses, including the fees and disbursements of its lawyers, plus value added tax, if any, in connection with its engagement or any matter referred to in the letter agreement. In addition, UPC has agreed to indemnify Goldman Sachs International against certain liabilities and other expenses, including against certain liabilities under federal securities laws, as well as legal and other expenses resulting from Goldman Sachs International's involvement in any action, proceeding or investigation in connection with its engagement by UPC or any losses, claims or damages to any person in connection with its engagement by UPC, except to the extent that the loss, claim or damages result from the gross negligence or bad faith of Goldman Sachs International or its affiliates. Goldman Sachs International renders various investment banking and other general advisory services to us and our affiliates and is expected to continue to render such services, for which it has received and will continue to receive customary compensation from us and our affiliates.

     We have retained D. F. King & Co., Inc. to act as information agent in connection with the exchange offer. The information agent may contact holders of SBS shares by mail, telephone, facsimile, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the exchange offer to beneficial owners of SBS shares. We will pay the information agent reasonable and customary compensation together with reimbursement for its reasonable out-of-pocket expenses, and we will indemnify it against certain liabilities and expenses, including certain liabilities under the federal securities laws.

     In addition, we have retained Citibank, N.A. as the exchange agent. The exchange agent has not been retained to make solicitations or recommendations in its role as exchange agent. The exchange agent will allocate the exchange offer consideration among SBS shareholders based on the number of tendered SBS shares for which shareholders elect to receive a higher proportion of UPC ADSs and the number of tendered SBS shares for which shareholders elect to receive a higher proportion of cash. The exchange agent will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith. Brokers, dealers, commercial banks and trust companies will be reimbursed by us for customary mailing and handling expenses incurred by them in forwarding offering material to their customers. Citibank also is the depositary bank for the ADSs.

     Under the Exchange Offer Agreement, whether or not the exchange offer is completed, we and SBS have agreed to pay our own respective costs and expenses in connection with the exchange offer, the Exchange Offer Agreement and the transactions contemplated under the Exchange Offer Agreement (except as otherwise specifically provided). Please read "The Exchange Offer Agreement and the Share Exchange Agreement -- The Exchange Offer Agreement -- Termination Fee; Expenses."

     The following table shows estimates of expenses that we expect to incur during the exchange offer:

SEC Filing Fees..........................................  $
Legal fees...............................................
Accounting fees..........................................
Printing and mailing costs...............................
Investment banking fees..................................
Solicitation fees and costs..............................
Miscellaneous............................................
          TOTAL..........................................  $

STOCK EXCHANGE LISTINGS

     UPC ADSs are quoted on Nasdaq under the symbol "UPCOY," and the UPC ordinary shares A are traded on the Amsterdam Stock Exchange under the symbol "UPC." The UPC ADSs that we will issue pursuant to the exchange offer and, as required, the minority buy-out, if any, also will be listed on Nasdaq and any UPC ordinary shares A will be listed on the Amsterdam Stock Exchange.

MISCELLANEOUS

     The exchange offer is not being made to (and tenders will not be accepted from or on behalf of) holders of SBS shares in any jurisdiction in which the making of the exchange offer or the acceptance of the exchange offer would not be in compliance with the laws of that jurisdiction. We are not making the exchange offer in or into -- and you may not accept the exchange offer in or from -- Australia, Canada or Japan. To the extent that we become aware of any U.S. state law that would limit the class of offerees in the exchange offer, we will amend the exchange offer and, depending on the timing of the amendment, if any, will extend the exchange offer to provide adequate dissemination of such information to holders of SBS shares prior to the expiration of the exchange offer.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON OUR BEHALF NOT CONTAINED IN THIS PROSPECTUS OR IN THE LETTER OF TRANSMITTAL, AND IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

     We have filed with the SEC a statement on Schedule TO/Schedule 13e-3, together with exhibits, pursuant to Rule 14d-3 and Rule 13e-3 of the Exchange Act, furnishing certain additional information about the exchange offer and we may file amendments to it. In addition, SBS has filed with the SEC the Schedule 14D-9 pursuant to Rule 14d-9 under the Exchange Act setting forth its recommendation with respect to the exchange offer and the reasons for that recommendation and furnishing certain additional related information. The
Schedule 14D-9 is enclosed with the prospectus and the Schedule TO/Schedule 13e-3 and any amendments to it, including exhibits, will be available for inspection and copies will be obtainable in the manner set forth in the section of this prospectus "Where You Can Find More Information" (except that they will not be available at the regional offices of the Commission).

         THE EXCHANGE OFFER AGREEMENT AND THE SHARE EXCHANGE AGREEMENT

     The Exchange Offer Agreement and the Share Exchange Agreement are filed as exhibits to the registration statement of which this prospectus is a part and the Exchange Offer Agreement and the Share Exchange Agreement are incorporated by reference in this prospectus. We believe the following summary describes the material terms of the Exchange Offer Agreement and the Share Exchange Agreement. However, we recommend that you read carefully the complete agreements for their precise legal terms, definitions and other information that may be important to you. References to the Exchange Offer Agreement in this prospectus include the amendment that the parties agreed to on April 11, 2000, as described in the section captioned "-- Consideration" below.

THE EXCHANGE OFFER AGREEMENT

THE EXCHANGE OFFER

     Commencement of the Exchange Offer. In the Exchange Offer Agreement we agreed, provided that none of the events described above under "-- Conditions to the Exchange Offer" had occurred or been existing, to commence the exchange offer as promptly as practicable after the declaration by the SEC that registration statement of which this prospectus is part had become effective.

     Consideration

     We calculated the exchange ratio according to the Exchange Offer Agreement, as described below. The calculation was based on the average of the closing sales prices of UPC ADSs on Nasdaq for the 10 trading days that ended on [DATE], 2000 (referred to below as the "UPC average price"). You should keep in mind that these numbers do not reflect a three-for-one split of UPC ordinary shares A, as discussed more fully below.

     Under the Exchange Offer Agreement (subject to the shareholder election described in "The Exchange Offer -- Basic Terms -- Shareholder Election"), for each SBS share that is validly tendered in the exchange offer, we have agreed to pay $40 in cash, plus a number of UPC ADSs and additional cash, calculated as follows:

     - if the UPC average price had been equal to or greater than U.S.$210 but less than U.S.$241.50, then the number of UPC ADSs to be exchanged for each SBS share would have been 0.1904762;

     - if the UPC average price had been less than U.S.$210 but more than U.S.$168 then the number of UPC ADSs to be exchanged for each SBS share would have been U.S.$40 divided by such average price;

     - If the UPC average price had been equal to or less than U.S.$168 but greater than U.S.$147, then the number of UPC ADSs to be exchanged for each SBS share would have been calculated on the basis of the following formula: (U.S.$40 - (U.S.$168 - UPC average price) X 0.119047619) divided by the UPC average price; and

     - If the UPC average price had been equal to or less than U.S.$147 then the number of UPC ADSs to be exchanged for each SBS share would have been
       0.255102 plus a mixture (to be determined by us) of additional UPC ADSs and additional cash, which mixture would have, together with the 0.255102 UPC ADSs, an aggregate value (calculating the part (if any) comprised of UPC ADSs at the UPC average price) equal to U.S.$37.50.

     Under the Exchange Offer Agreement, however, if the average closing sales price for UPC ADSs on Nasdaq for any consecutive period of ten trading days after the date of the Exchange Offer Agreement and prior to [DATE], 2000, the third U.S. business day prior to the commencement of the exchange offer, had been equal to or less than U.S.$147 (defined as a "trigger event"), then we would have had the right, within two U.S. business days following the end of that period to elect by giving notice to SBS to treat the Exchange Offer Agreement as terminated, and if we had failed to do so within that period, we would not have been entitled to do so upon the occurrence of any subsequent trigger event.

     When the closing sales prices for UPC ADSs on Nasdaq fell in early April 2000, a trigger event occurred. At that time UPC and SBS entered into a letter agreement dated April 11, 2000 in which they amended the provision of the Exchange Offer Agreement described in the previous paragraph. According to the April 11, 2000 amendment, if the average closing sales price of UPC ADSs on Nasdaq for ten randomly selected trading days out of the 20 trading days that end three U.S. business days before the date expected to be the commencement date of the exchange offer, based on the terms of the exchange offer agreement but for the operation of the provision described in this paragraph, had been equal to or less than U.S.$147 (which number would be adjusted as described in the following paragraph), then UPC would have had the right within one U.S. business day to elect to terminate the Exchange Offer Agreement, subject to giving timely notice to SBS.

     You should keep in mind that the numbers specified above are taken from the Exchange Offer Agreement and, as such, do not reflect the three-for-one split of UPC ordinary shares A that became effective on March 20, 2000 and the corresponding split of UPC ADSs. The Exchange Offer Agreement provides, however, that in order to give effect to the three-for-one share split:

     - the exchange ratios 0.1904762 and 0.255102 and the number 0.119047619 must be multiplied by three;

     - the prices U.S.$210, U.S.$241.50, U.S.$168, and U.S.$147, must be divided by three; and

     - the formulas described above must be adjusted appropriately.

     Because the UPC average price was [$          ], a price equal to or
[greater] [less] than [$          ] [but [less] [greater] than [$          ],
the number of UPC ADSs to be exchanged for each SBS share in the exchange offer, that is, the exchange ratio, was calculated pursuant to the Exchange Offer
Agreement to be [               ].

     Approval by SBS. In the Exchange Offer Agreement, SBS has represented and warranted to us, among other things, that (with the exception of the current board member nominated by us), the board of directors has unanimously:

     - approved entering into the Exchange Offer Agreement and the transactions contemplated by the agreement

     - determined that the terms of the exchange offer are fair to and in the best interests of SBS and its shareholders

     - resolved to recommend acceptance of the exchange offer and the tender of SBS shares by the SBS shareholders and

     - resolved to (1) consent to the acquisition of SBS shares by us contemplated by the Exchange Offer Agreement and to the voting of SBS shares so acquired, as contemplated by SBS's articles of incorporation and (2) elect, to the extent permitted by applicable law not to be subject to any other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to the Exchange Offer Agreement.

     Conditions. Our obligation to complete the exchange offer is subject to the exchange offer conditions described in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer" and include the minimum tender condition, the antitrust condition and the other conditions that are discussed in that section.

     We expressly reserve the right to modify the terms of the exchange offer, except that, without the prior written consent of SBS, we cannot:

     - decrease the offer price or change the form of the consideration

     - decrease the number of SBS shares we are offering to purchase

     - impose additional conditions

     - change the conditions (any of which we may waive in our sole discretion)

     - make any other change in the terms of the exchange offer that is adverse to the holders of SBS shares.

     Expiration or Termination of the Exchange Offer.

     We have agreed, subject to the terms and conditions of the Exchange Offer Agreement and to the satisfaction or waiver of the exchange offer conditions, to accept for payment and pay for SBS shares validly tendered and not withdrawn pursuant to the exchange offer as soon as practicable after the scheduled expiration of the initial offering period. Under the Exchange Offer Agreement, without the consent of SBS:

     - We may extend the initial offering period of the exchange offer if at any scheduled expiration time of the initial offering period any of the exchange offer conditions has not been satisfied or waived.

     - We may extend the exchange offer for any period required by any regulation of the SEC or any foreign governmental regulatory authority applicable to the exchange offer.

     - We may increase the offer price and extend the exchange offer in connection with such increase, to the extent required by any applicable law.

     - We may extend the exchange offer on one or more occasions (but not beyond September 30, 2000) if on any expiration date that number of SBS shares which, together with any SBS shares beneficially owned by us or any of our affiliates, represents at least 90% of the total outstanding SBS shares on a fully-diluted basis has not been validly tendered and not withdrawn.

     If requested by SBS, we will extend the initial offering period:

     - for a total of not more than ten business days if at any scheduled expiration of the initial offering period any of the exchange offer conditions have not been satisfied or waived and all such conditions are reasonably capable of being satisfied; and

     - for a total of not more than 15 business days if the exchange offer period has not been previously extended and at the expiration of the initial offer period if on any expiration date that number of shares which, together with any shares beneficially owned by us, represents at least 90% of the total outstanding SBS shares on a fully-diluted basis has not been validly tendered and not withdrawn.

     Payment for SBS Shares. We have agreed to pay for all SBS shares properly tendered and not withdrawn in accordance with Rule 14e-1(c) under the Exchange Act, all requirements of applicable Luxembourg law and applicable rules and regulations of the Amsterdam Stock Exchange. We have agreed to pay any stamp or transfer taxes payable in connection with our purchases of shares in the exchange offer and any capital duty payable in The Netherlands in connection with our issuance of UPC ordinary shares A in the exchange offer.

THE MINORITY BUY-OUT

     For a period of six months following the completion of the exchange offer, we will use our reasonable best efforts, subject to applicable law, to acquire any remaining shares of SBS held by minority shareholders that are not tendered in the exchange offer at a purchase price that is equal to the price paid in the exchange offer, or if such consideration is not permitted by applicable law, at a purchase price substantially equivalent to the price paid in the exchange offer. How we will conduct any minority buy-out will be at our discretion and may include redemption, merger or other corporate actions, as permitted under Luxembourg or other applicable law. We cannot assure you that there will be a minority buy-out of any remaining shares after the completion of the exchange offer or that it will be successful.

SBS DIRECTORS

     If the minimum tender condition is satisfied, promptly upon our purchase of SBS shares in the exchange offer, we are entitled under the Exchange Offer Agreement to designate a majority of SBS's board of directors. SBS has agreed in this circumstance to take all actions required to be taken by it to provide us majority representation on its board, on each committee of its board and on each board or committee of each of its subsidiaries. Each of Kjell Aamot, Michael Finkelstein, Anthony Ghee, Martin Lindskog, James McNamara, Jorgen Nilsson and Jesper Smith has signed a conditional resignation letter, agreeing to resign from his position as director of SBS effective upon the completion of the exchange offer. The other members of the SBS board of directors, Harry Evans Sloan, Howard A. Knight, Herbert Kloiber, Mark Schneider and Adrianus Sularties, are not parties to conditional resignation letters.

TREATMENT OF OPTIONS

     SBS and we have each agreed to take all actions necessary to cause all outstanding options or rights to acquire SBS shares under any stock option or similar plan to become vested and exercisable on the completion date of the exchange offer. At that time, each option holder will be entitled to elect either option (1) or (2) below:

          (1) The option holder's options will be cancelled and we will pay the holder an amount equal to the product of the excess of the offer price over the exercise price for that SBS option (the option spread) multiplied by the number of shares subject to that option. We will pay this amount, at the holder's option, in cash or UPC ADSs, with the value of UPC ADSs for
     purposes of paying the option spread being equal to U.S.$[               ].
     Option holders electing this option, however, will be subject to proration such that they cannot receive in the aggregate more than 60% of their consideration in cash.

          (2) The option holder's options will be deemed to constitute options to acquire, on the same terms and conditions as were applicable under such SBS options, the number of UPC ADSs equal to the result (rounded down to the nearest whole share) of multiplying the number of SBS shares subject to the SBS option immediately prior to the completion of the exchange offer by a specified conversion ratio (as defined below), at an exercise price per share equal to the result (rounded down to the nearest whole share) of dividing (A) the per share exercise price of such SBS option immediately prior to the completion of the exchange offer by (B) the conversion ratio; provided, however, that in the case of any SBS option to which Section 422 of the U.S. the tax code applies, these adjustments will be effected in a manner consistent with the requirements of Section 422(a) of the tax code, and provided, further, that each holder of an SBS option electing option
     (2) will be entitled by notice to require us to purchase for cash up to 50% of that holder's SBS options at a price equal to the product of the applicable option spread multiplied by the number of SBS shares subject to such SBS options, with the balance of such SBS options being converted in accordance with this paragraph. For purposes of option (2), the term "conversion ratio" means a fraction, the numerator of which is the average of the high and low sales price of one SBS share on Nasdaq and on the three trading days immediately preceding the completion date of the exchange offer, and the denominator of which is the average of the high and low sales price of one UPC ADS on Nasdaq on the trading day immediately preceding the completion date of the exchange offer.

     Holders failing to make a timely election will be deemed to have elected option (1) above and to receive equal parts cash and UPC ADSs under option (1).

     Effective as of the completion date of the exchange offer, we have agreed to assume each SBS option in accordance with the terms of the stock option agreement by which it is evidenced. We have agreed to take all corporate action necessary to reserve for issuance a sufficient number of UPC ADSs for delivery upon exercise of SBS options assumed by us and to file a registration statement on Form S-8 or other appropriate form with the SEC and maintain the effectiveness of such registration statement with respect to UPC ADSs that become subject to such SBS options.

REPRESENTATIONS AND WARRANTIES

     The Exchange Offer Agreement contains customary representations and warranties relating to, among other things:

     - corporate organization and similar corporate matters of each of UPC and SBS

     - the capital structure of each of UPC and SBS

     - authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the Exchange Offer Agreement and related matters of each of UPC and SBS

     - documents filed by each of UPC and SBS with the SEC and the accuracy of information contained in those documents

     - financial statements included in documents filed by each of UPC and SBS with the SEC, the accuracy of such information presented by such financial statements, compliance with applicable accounting standards and requirements by such financial statements and the absence of undisclosed liabilities

     - the accuracy of information supplied by each of UPC and SBS in connection with this prospectus and the registration statement of which it is a part

     - the absence of material changes or events concerning UPC and SBS through the date of the Exchange Offer Agreement

     - engagement and payment of fees of brokers, investment bankers, finders and financial advisers by UPC and SBS

     - outstanding and pending material litigation of each of UPC and SBS

     - compliance with laws and permit requirements by UPC and SBS

     - availability of funds by UPC

     - matters relating to employment benefit matters for SBS

     - filing of tax returns and payment of taxes by SBS

     - software, intellectual property and infringement matters concerning SBS

     - ownership of properties and assets of SBS

     - certain material contracts and debt instruments of SBS

     - SBS's status as a "foreign private issuer" under U.S. securities laws

     - interests of directors and officers of SBS in SBS assets

     - SBS board of directors' recommendation of the exchange offer

     - receipt of fairness opinion by SBS from its financial adviser

     All representations and warranties of UPC and SBS expire upon the completion of the exchange offer.

CONDUCT OF BUSINESS PENDING COMPLETION OF THE EXCHANGE OFFER

     Except as expressly contemplated by the Exchange Offer Agreement, SBS has agreed to conduct its operations, and to cause each of its subsidiaries to conduct their operations, according to the ordinary and usual course of business and consistent with past practice and to use and to cause each of its subsidiaries to use its reasonable efforts to preserve substantially intact its business organization, to keep available the services of its current officers and employees and to preserve the present relationships with those persons and entities having significant business relationships with the SBS and its subsidiaries, except such as would not have a material adverse effect (as defined in paragraph (e) under the caption "-- Conditions of the Exchange
Offer -- Other Conditions of the Exchange Offer," above). Except as expressly provided in or contemplated by the Exchange Offer Agreement, without the consent of UPC, SBS has agreed not, and not to permit any of its subsidiaries to:

     - issue, sell, grant options or rights to purchase or receive, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or receive or pledge of (1) any securities of SBS or of its subsidiaries, or grant or accelerate any right to convert or exchange any securities of SBS or of its subsidiaries, other than SBS shares issuable upon exercise of SBS options or (2) any other securities in respect of, in lieu of or in substitution for SBS shares outstanding on the date of the Exchange Offer Agreement;

     - acquire or redeem, directly or indirectly, or amend any securities of SBS or of its subsidiaries;

     - split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock (other than cash dividends paid to SBS by its wholly-owned subsidiaries with regard to their capital stock);

     - (1) make or offer to make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, in each case involving an amount in excess of U.S.$1,000,000, except for purchases of inventory made in the ordinary course of business and consistent with past practice or (2) enter into a material contract or amend any material contract or grant any release or relinquishment of any rights under any material contract (in each case, as defined in the Exchange Offer Agreement);

     - incur or assume any long-term debt or short-term debt except in ordinary course of business consistent with past practice or to fund payments contemplated under the Exchange Offer Agreement;

     - other than in the ordinary course of business and consistent with past practice, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person except wholly-owned subsidiaries of SBS;

     - other than in the ordinary course of business and consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person (other than wholly-owned subsidiaries of SBS);

     - change any of the material accounting principles or practices used by it unless required by U.S. generally accepted accounting principles;

     - make any material tax election or settle or compromise any material federal, state or local income tax liability;

     - except as may be required to effect the minority buy-out, propose or adopt any amendments to its governing documents;

     - grant any stock-related, performance or similar awards or bonuses;

     - forgive any loans to employees, officers or directors or any of their respective affiliates or associates;

     - except as contemplated by the Exchange Offer Agreement, enter into any new, or amend any existing, employment, severance, consulting or salary continuation agreements with or for the benefit of any officers, directors or employees, or grant any increases in the compensation or benefits to officers, directors and employees (other than normal increases to persons who are not officers or directors in the ordinary course of business consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense of SBS); provided, however, that nothing contained in this provision precludes SBS from extending the current term of any employment, severance, change in control or similar agreement, arrangement or program which is effect on the date of the Exchange Offer Agreement;

     - except in the ordinary course of business, agree to the amendment, revocation or termination of any material broadcasting license of SBS and its subsidiaries or joint ventures;

     - make any deposits or contributions of cash or other property to or take any other action to fund or in any other way secure the payment of compensation or benefits under SBS's employee benefit plans or agreements subject to such plans or any other plan, agreement, contract or arrangement of SBS;

     - enter into, amend, or extend any material collective bargaining or other labor agreement;

     - adopt, amend or terminate any employee benefit plan of SBS or any other bonus, severance, insurance pension or other employee benefit plan or arrangement; provided, however, that nothing contained in this provision precludes SBS from extending the current term of any such plan which is effect on the date the Exchange Offer Agreement;

     - other than in the ordinary course of business, settle or agree to settle any suit, action, claim, proceeding or investigation (including any suit, action, claim, proceeding or investigation relating to the Exchange Offer Agreement or the transactions contemplated by it) or, except in the ordinary course of business, pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, liability or obligation (absolute or accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction of liabilities reflected or reserved against in full in the financial statements as at December 31, 1998 or incurred in the ordinary course of business subsequent to December 31, 1998;

     - except as specifically permitted by the provisions of the Exchange Offer Agreement described below under "-- No Solicitation," knowingly take, or agree to commit to take, or fail to take any action that would result or is reasonably likely to result in any of the exchange offer conditions not being satisfied, or would make any representation or warranty of SBS contained in the Exchange Offer Agreement inaccurate in any material respect at, or as of any time prior to, the completion date of the exchange offer, or that would impair the ability to complete the exchange offer in accordance with the terms of the Exchange Offer Agreement or materially delay the completion; or

     - agree in writing or otherwise to take any of the actions described above.

NO SOLICITATION

     (a) SBS has agreed that neither it nor any of its subsidiaries will, and that it will direct and use its reasonable best efforts to cause its and its subsidiaries' respective officers, directors, employees, representatives (including investment bankers, attorneys and accountants), agents or affiliates (other than UPC or any of its affiliates) not to, directly or indirectly, encourage, solicit, initiate or participate in any way in any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or records of SBS or any of its subsidiaries to, or otherwise take any other action to assist or facilitate, any person or group (other than UPC or any affiliate or associate of UPC) concerning any acquisition proposal (as defined below) or the possible making of any acquisition proposal.

     Notwithstanding the foregoing and subject to compliance with the provisions of the Exchange Offer Agreement described in paragraph (c) below, SBS may only to the extent required by Luxembourg law furnish information to or enter into discussions or negotiations with any person or entity that has made an unsolicited bona fide acquisition proposal that the SBS board of directors determines constitutes or could constitute a superior proposal (as defined below) if, and only to the extent that, the SBS board, after consultation with outside legal counsel to SBS, determines in good faith that failure to do so would be inconsistent with the fiduciary duty imposed by Luxembourg law on the board to the shareholders of SBS.

     (b) SBS has agreed to notify UPC promptly (and in any event within one business day), orally and in writing, if any such information is requested or any such negotiations or discussions are sought to be initiated and will promptly communicate to UPC the identity of the person or group making such request or inquiry (referred to in the Exchange Offer Agreement as a "potential acquirer") and any other material terms of such request, inquiry or acquisition proposal. If SBS (or any of its subsidiaries or its or their respective officers, directors, employees, representatives, agents or affiliates) participates in discussions or negotiation with, or provides information to, a potential acquirer, SBS has agreed to keep UPC advised on a current basis of any developments with respect thereto.

     (c) SBS agreed to, and to cause its subsidiaries and its and their respective officers, directors, employees, representatives, agents and affiliates to, immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any persons other than UPC or any of its respective affiliates or associates conducted prior to the date of the Exchange Offer Agreement with respect to any acquisition proposal.

     (d) Under the Exchange Offer Agreement, SBS has further agreed that, unless and until the Exchange Offer Agreement has been terminated in accordance with the provisions of the Exchange Offer Agreement described below under "-- Termination Events," that it will not:

     - approve or recommend, or propose publicly to approve or recommend, any acquisition proposal; or

     - release any third party from any confidentiality or standstill agreement to which SBS is a party or fail to enforce to the fullest extent permitted by law any such agreement in order to facilitate any acquisition proposal; or

     - waive a suspension of voting rights for the acquisition of more than 20% of the voting stock of SBS to facilitate any acquisition proposal (other than by UPC); or

     - enter into any letter of intent, agreement in principle, acquisition agreement or other agreement to effect any acquisition proposal.

     (e) Nothing contained in the non-solicitation provision described above prohibits SBS or its board of directors from taking and disclosing to SBS's shareholders a position with respect to an acquisition proposal by a third party pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act.

     (f) For purposes of the Exchange Offer Agreement:

     - "acquisition proposal" means any offer or proposal, or any bona fide indication of interest in making an offer or proposal, made by a person or group at any time which is structured to permit such person or group to acquire beneficial ownership of 20% of the consolidated assets of, or at least 20% of the equity interest in SBS pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, including any single or multi-step transaction or series of related transactions, in each case other than the transactions contemplated by the Exchange Offer Agreement, and

     - "superior proposal" means any unsolicited, bona fide acquisition proposal made in writing in respect of which the SBS board of directors has reasonably determined in good faith after receiving the advice of its outside counsel and independent financial advisers that (A) the potential acquirer has the financial wherewithal to complete such acquisition proposal, (B) such acquisition proposal would, if completed, result in a transaction that is more favorable to SBS and its shareholders (other than UPC and its affiliates) from a financial point of view than the transactions contemplated by the Exchange Offer Agreement and (C) such acquisition proposal is reasonably likely to be completed.

ACCESS TO INFORMATION

     From and after the date of the Exchange Offer Agreement, SBS has agreed to:

     - give UPC and its authorized accountants, investment bankers, counsel and other representatives reasonable access (during regular business hours upon reasonable notice and after consultation) to SBS's officers, key employees, offices and other facilities, and to all books, contracts, commitments and records (including tax returns) of SBS and its subsidiaries and to cause SBS's and its subsidiaries' independent public accountants to provide access to their work papers and such other information as UPC may reasonably request;

     - permit UPC to make such inspections as we may reasonably require;

     - cause SBS's executive officers and those of its subsidiaries to furnish UPC with such financial and operating data and other information with respect to the business, properties and personnel of SBS and its subsidiaries as UPC may from time to time reasonably request; and

     - furnish promptly to UPC a copy of each report, schedule and other document filed or received by SBS during such period pursuant to the requirements of the U.S. federal or state securities laws, provided, that the foregoing does not require SBS to permit any inspection, or to disclose any information, which in the reasonable judgment of SBS would result in the disclosure of any trade secrets of third parties or violate any obligation of SBS with respect to confidentiality if SBS has used reasonable efforts to obtain the consent of such third party to such inspection or disclosure.

FILINGS AND APPROVALS

     Subject to the terms and conditions of the Exchange Offer Agreement, each of UPC and SBS have agreed to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under any applicable law to complete the transactions contemplated by the Share Exchange Agreement. The parties have specifically agreed that each of UPC and SBS will:

     - use its reasonable best efforts to make promptly any required submissions under the HSR Act or any competition filings required under applicable law which UPC or SBS determines should be made with respect to the exchange offer and the transactions contemplated by the Share Exchange Agreement; and

     - cooperate with one another (A) in promptly determining whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any other U.S. federal, state or foreign law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to indentures, loan agreements or other contracts (including joint venture agreements) or instruments material to SBS's business in connection with the completion of the transactions contemplated by the Share Exchange Agreement and (B) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers.

TERMINATION EVENTS

     The Exchange Offer Agreement may be terminated at any time prior to the completion date of the exchange offer by action taken or authorized by the board of directors of the terminating party or parties:

          (a) by mutual written consent of UPC and SBS, by action, respectively, of UPC's Supervisory Board and Managing Board and SBS's board of directors;

          (b) by UPC or SBS, if any court of competent jurisdiction or other governmental entity has issued an order, decree or ruling (which order, decree or ruling the parties are obligated to use reasonable efforts to lift), or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Exchange Offer Agreement and which can reasonably be expected to result in any of the consequences referred to in clauses (1)-(6) of paragraph (a) of the exchange offer conditions listed above under "The Exchange Offer -- Conditions of the Exchange Offer," and such order, decree, ruling or other action has become final and non-appealable;

          (c) by SBS, if

             (1) UPC fails to commence the exchange offer in violation of the provisions of the Exchange Offer Agreement described under "-- The Exchange Offer -- Commencement of the Exchange Offer,"

             (2) UPC has not accepted, or by law is not permitted to accept, for payment and paid for SBS shares pursuant to the exchange offer in accordance with the terms of the Exchange Offer Agreement on or before September 30, 2000, or

             (3) UPC fails to purchase validly tendered SBS shares in violation of the terms of the Exchange Offer Agreement;

          (d) by UPC, if (A) due to an occurrence or circumstance that would result in a failure to satisfy any of the exchange offer conditions set forth in paragraphs (a) through (i) of the exchange offer conditions listed above under "The Exchange Offer -- Conditions of the Exchange Offer," UPC has not commenced the exchange offer as promptly as practicable after the declaration by the SEC that the registration statement of which this prospectus is part has become effective, or (B) due to an occurrence or circumstance which would result in a failure to satisfy any of the exchange offer conditions, UPC has either (1) terminated the exchange offer without purchasing any shares or (2) not accepted for payment SBS shares tendered pursuant to the exchange offer prior to September 30, 2000;

          (e) by SBS, prior to the purchase by UPC of shares pursuant to the exchange offer, if (1) SBS has given UPC at least two business days' advance notice of its intention to accept or recommend a superior proposal and of all of the material terms and conditions of such superior proposal in accordance with the provisions of the Exchange Offer Agreement described above under "-- No Solicitation," and (2) in response to an unsolicited acquisition proposal, the SBS board of directors determines, after consultation with and the receipt of the advice of its financial adviser and outside counsel, that such acquisition proposal is a superior proposal and that failure to terminate the Exchange Offer Agreement would be inconsistent with the fiduciary duties of the board of directors under Luxembourg Law (provided, however, that the termination described in this provision will not be effective unless and until SBS has paid to UPC all of the termination fee (as described below under "-- Termination Fee; Expenses"), or

          (f) by UPC, prior to the purchase of shares pursuant to the exchange offer, if SBS has taken or the SBS board of directors has resolved to take, any of the actions described in paragraph (d) of the paragraph captioned "-- No Solicitation," above, or if SBS has withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to UPC, the approval or recommendation of the exchange offer as set forth in the provisions of Exchange Offer Agreement described under "-- The Exchange Offer -- Approval by SBS," above.

TERMINATION FEE; EXPENSES

     (a) Whether or not the exchange offer is completed, except as otherwise specifically provided in the Exchange Offer Agreement, all costs and expenses incurred in connection with the exchange offer, the Exchange Offer Agreement and the transactions contemplated by it will be paid by the party incurring such expenses.

     (b) In the event that the Exchange Offer Agreement is terminated

          (1) pursuant to (e) or (f) of "-- Termination Events," above, or

          (2) pursuant to (c)(ii) or (d) of "-- Termination Events," above, and (in the case of this clause (2) only) either:

             (A) prior to such termination an acquisition proposal (other than any acquisition proposal made by or on behalf of, or encouraged, solicited or initiated in any respect by, UPC or any of its affiliates or any of such persons' associates) has been made or publicly announced and

             (B) within nine months thereafter any acquisition proposal that is financially superior to the exchange offer has been completed (whether or not with a different third party),

then SBS will be obligated to pay UPC a termination fee of U.S.$90 million (which will be deemed to include reimbursement for all fees and expenses of UPC related to the exchange offer, the Exchange Offer Agreement, the transactions contemplated hereby and any related financing).

     For the purposes of clause (2) of this paragraph (b) only, "acquisition proposal" has the same meaning ascribed to it in the provisions of the Exchange Offer Agreement described in paragraph (f) of "-- No Solicitation," above, except each reference to "20%" will be replaced with a reference to "25%."

     If the termination fee becomes payable pursuant to clause (1) of paragraph
(b) above, if SBS terminated the agreement, such fee will be payable simultaneously with such termination, or if UPC terminated, the fee will be payable within two business days thereafter. If the termination fee becomes payable pursuant to clause (2) of this paragraph (b), the termination fee must be paid simultaneously with completion of such acquisition proposal. No termination fee will be payable pursuant to provisions described above if UPC is in material breach of its obligations under the Exchange Offer Agreement.

     (c) In the event of the payment of a termination fee by the SBS, as described above, such termination fee will be the sole and exclusive legal remedy UPC will have against SBS and any of its subsidiaries and their respective officers, directors, employees, agents, advisers and other representatives with respect to the breach of the Exchange Offer Agreement.

     (d) For purposes of the provisions of the Exchange Offer Agreement described above in this section captioned "-- Termination Fee: Expenses," the Exchange Offer Agreement will be deemed terminated by UPC pursuant to a provision giving rise to the obligation to pay the termination fee if at the time of any termination UPC was so entitled to terminate the agreement pursuant to such provision.

THE SHARE EXCHANGE AGREEMENT

     As a condition and inducement to UPC's entering into the exchange offer, four directors and executive officers who are shareholders of SBS individually entered into the Share Exchange Agreement.

     As of March 9, 2000, these four shareholders collectively held an aggregate of 1,092,194 outstanding SBS shares, representing approximately 4.25% of the then issued and outstanding shares. Collectively these persons also had the right to acquire an additional 3,401,019 shares upon the exercise of outstanding SBS stock options. That is, if all of these shareholders were to exercise their options, they would hold 4,501,215 SBS shares, representing approximately % of the SBS shares on a fully diluted basis. We refer to these shareholders below as the "shareholder parties."

AGREEMENT TO EXCHANGE SHARES

     Each of the shareholder parties has individually agreed to tender all of his respective SBS shares into the exchange offer no later than the fifth business day following the commencement of the exchange offer, and not to withdraw any shares unless the exchange offer is terminated or has expired. If a shareholder party acquires additional SBS shares, under the agreement he has agreed to exchange these shares pursuant to the exchange offer no later than the second business day after he acquires them.

     UPC has agreed to purchase all of the SBS shares so exchanged at a price per share equal to the offer price in the exchange offer or any higher price that may be paid in the exchange offer. UPC's obligation to accept for payment and pay for the shares is subject to all the terms and conditions of the exchange offer, including those described above under the caption "The Exchange Offer -- Conditions of the Exchange Offer," above.

     Except as otherwise provided in the Share Exchange Agreement, each of the shareholder parties has agreed that he will not:

     - offer for sale, sell, transfer, tender, pledge, encumber, assign, or otherwise dispose of, any or all of his SBS shares;

     - enter into any contract, option or understanding with respect to any transfer of any or all of his SBS shares or any interest in his shares;

     - except as provided in the Share Exchange Agreement, grant any proxy, power-of-attorney or other authorization or consent in or with respect to his SBS shares;

     - deposit his SBS shares into a voting trust or enter into a voting agreement or arrangement with respect to his shares; or

     - take any other action that would in any way restrict, limit or interfere with the performance of his obligations under the Share Exchange Agreement or the transactions contemplated by it.

     Notwithstanding the provisions of the Share Exchange Agreement described above, each shareholder party may transfer his SBS shares:

     - as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the terms and provisions set forth in the Share Exchange Agreement and executes and delivers to UPC a copy of the Share Exchange Agreement;

     - to any trust for the direct or indirect benefit of the shareholder party or the immediate family of the shareholder party, provided that the trustee of the trust agrees to be bound by the terms and provisions set forth in the Share Exchange Agreement and executes and delivers to UPC a copy of the Share Exchange Agreement; or

     - with the prior written consent of UPC.

     No transfer permitted under the Share Exchange Agreement, however, will release a transferring shareholder party from his obligations under the Share Exchange Agreement (including the provisions described under "-- No Solicitation," below).

NO SOLICITATION

     From the date of the Share Exchange Agreement until the earlier of its termination or the completion of the minority buy-out, if any, each shareholder party has individually agreed not to:

     - take any action to initiate, solicit, continue, encourage or facilitate (including by way of furnishing or disclosing non-public information) any inquiries or the making of any offer or proposal with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving SBS or any of its subsidiaries (other than in connection with a project of SBS designated "Project Pluto") or any proposal or offer to acquire in any manner, directly or indirectly, 20% or more of the shares of any class of voting securities of SBS or any of its subsidiaries or a substantial portion of the assets of SBS or any of its subsidiaries, other than the transactions contemplated by or as provided in the Exchange Offer Agreement or by the Share Exchange Agreement (any of the foregoing being referred to as an "acquisition proposal"); or

     - except in his capacity as a director pursuant to the Exchange Offer Agreement, engage in negotiations, discussions or communications regarding or disclose any information relating to SBS or any of its subsidiaries or afford access to the properties, books or records of SBS or any of its subsidiaries to any person, corporation, partnership or other entity or group (defined as a "potential acquirer") that may be considering making, or has made, an acquisition proposal or knowingly facilitate any effort or attempt to make or implement an acquisition proposal or accept an acquisition proposal.

     Each of the shareholder parties has also individually agreed:

     - to notify UPC promptly of any acquisition proposal (or any indication that any person is considering making an acquisition proposal) or any request for non-public information relating to SBS or any of its subsidiaries or for access to the properties, books or records of SBS or any of its subsidiaries by any person that may be considering making, or has made, an acquisition proposal; and

     - to notify UPC promptly of any material change to any such acquisition proposal received by him, indication or request; and

     - upon reasonable request by UPC, provide UPC with all material information about any such acquisition proposal, indication or request received by him.

EXPENSES

     Under the Share Exchange Agreement, all fees and expenses incurred by any party hereto will be borne by the party incurring such fees and expenses.

TERMINATION

     Except as otherwise provided in the Share Exchange Agreement, it and all rights and obligations of the parties under it, will terminate immediately upon the earlier of:

     - our acquisition of all of the SBS shares; or

     - the termination of the Exchange Offer Agreement in accordance with its terms, although the provisions of the Exchange Offer Agreement described in the section captioned "-- Expenses," above will survive any termination of the Share Exchange Agreement.

"LOCK-UP" LETTERS

     Each of the shareholder parties also entered into a separate letter agreement with UPC, dated as of March 9, 2000, in which each agreed, among other things, not to sell or otherwise permit the transfer of any UPC ADSs or UPC ordinary shares A that he owns or over which he has control (as specified in the letter agreements) for a period of six months after the completion of the exchange offer without UPC's prior written consent.

                          MARKET PRICES AND DIVIDENDS

UPC

     UPC ADSs are quoted on Nasdaq under the symbol "UPCOY," and UPC ordinary shares A are traded on the Amsterdam Stock Exchange under the symbol "UPC." Both began trading on February 12, 1999, at the time of our initial public offering. To date, we have not paid dividends on the UPC ordinary shares A and do not intend to do so for the foreseeable future. The terms of some of our existing debt facilities and indentures prevent us from paying dividends. At the moment, we do not have sufficient shareholders' equity under Netherlands law to make distributions. You should therefore not expect to receive dividends on our shares for the foreseeable future.

     The following table shows the high and low per share sales prices of UPC ADSs and UPC ordinary shares A reported on Nasdaq and the Amsterdam Stock Exchange, respectively, for the periods indicated. The historical UPC ADS and UPC ordinary share A sales prices have been adjusted to reflect a March 20, 2000 three-for-one share split.

                                                                              AMSTERDAM
                                                            NASDAQ          STOCK EXCHANGE
                                                         SALES PRICE         SALES PRICE
                                                        (U.S. DOLLARS)          (EURO)
                                                       ----------------    ----------------
                                                        HIGH      LOW       HIGH      LOW
                                                        ----      ---       ----      ---
YEAR ENDING DECEMBER 31, 1999:
First Quarter 1999 (from February 12)................  13.813    10.859    12.750     9.667
Second Quarter 1999..................................  21.703    13.125    20.883    12.400
Third Quarter 1999...................................  23.500    18.797    23.117    17.667
Fourth Quarter 1999..................................  43.671    20.250    43.773    19.083
YEAR ENDING DECEMBER 31, 2000:
First Quarter 2000...................................  79.000    35.078    83.317    33.333
Second Quarter (through                , 2000).......

     On March 8, 2000, the last day of trading before the day on which UPC and SBS announced signing the Exchange Offer Agreement, the last reported sale price of the UPC ordinary shares A on the Amsterdam Stock Exchange was Euro 83.317 per share, and the last reported sale price of the UPC ADSs on Nasdaq was U.S.$79 per share.

     On [DATE], 2000, the last day for which such information could be practicably calculated prior to the date of this prospectus, the last reported sale price of the UPC ordinary shares A on the Amsterdam Stock Exchange was
[Euro                ] per share, and the last reported sale price of the UPC
ADSs on Nasdaq was [$          ] per share.

     For information about U.S. dollar/euro exchange rates, please see the section captioned "Exchange Rate Data."

SBS

     SBS shares trade on Nasdaq under the symbol "SBTV" and on the Amsterdam Stock Exchange under the symbol "SBS." SBS shares began trading on Nasdaq on March 10, 1993 and on the Amsterdam Stock Exchange on August 4, 1999.

     According to its filings with the SEC, to date SBS has not paid dividends on the SBS shares and it does not intend to do so for the foreseeable future. Luxembourg law does not currently permit SBS to make any dividend distributions. The Exchange Offer Agreement prohibits SBS and its subsidiaries from declaring, making or paying any dividends or distributions (whether in cash, stock or property) with regard to its capital stock until the acceptance for payment and payment for SBS shares pursuant to the exchange offer (other than cash dividends paid to SBS by its wholly-owned subsidiaries with regard to their capital stock) without the consent of UPC.

     The following table shows the high and low per share sales prices of SBS shares reported on Nasdaq and the Amsterdam Stock Exchange, respectively, for the periods indicated. No information is reported for the Amsterdam Stock Exchange prior to the third quarter of the fiscal year ended December 31, 1999 because the SBS shares did not begin trading on the Amsterdam Stock Exchange until August 1999.

                                                                               AMSTERDAM
                                                              NASDAQ         STOCK EXCHANGE
                                                           SALES PRICE        SALES PRICE
                                                          (U.S. DOLLARS)        (EUROS)
                                                         ----------------    --------------
                                                          HIGH      LOW      HIGH      LOW
                                                          ----      ---      ----      ---
YEAR ENDING DECEMBER 31, 1998:
First Quarter..........................................  33.375        24       --       --
Second Quarter.........................................  34.125    28.375       --       --
Third Quarter..........................................  30.250    18.563       --       --
Fourth Quarter.........................................      27    19.750       --       --
YEAR ENDING DECEMBER 31, 1999:
First Quarter..........................................  32.250        25       --       --
Second Quarter.........................................  34.375    28.750       --       --
Third Quarter..........................................  40.125    30.625    38.00    30.50
Fourth Quarter.........................................  48.688    34.750    50.00    35.00
YEAR ENDING DECEMBER 31, 2000:
First Quarter..........................................  72.500        46    76.50       46
Second Quarter, (through [DATE], 2000).................

     On March 8, 2000, the last full day of trading before the day on which UPC and SBS announced signing the Exchange Offer Agreement, the last reported sale price of the SBS shares on Nasdaq was U.S.$57 per share.

     On [DATE], 2000, the last day for which such information could be practicably calculated prior to the date of this prospectus, the last reported
sale price of SBS shares on Nasdaq was [$          ] per share.

     WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE UPC ADSS, ORDINARY SHARES A AND SBS SHARES.

                               EXCHANGE RATE DATA

     Effective December 31, 1999, UPC reports all of its financial results in euro. For your convenience, UPC has converted some amounts in non-euro currencies to euro. These foreign currency translations for amounts prior to January 1, 1999, when the euro was created, use the exchange rate in effect between the non-euro currency and euro on January 1, 1999. For non-euro currency amounts that have been derived from UPC's historical financial information, UPC has used exchange rates described in its consolidated financial statements. For non-euro amounts that are not derived from UPC's historical financial information, UPC has used the March 31, 2000 exchange rate 1.04 euro per U.S. dollar, except (1) for conversion of purchase prices of closed acquisitions, for which we have used the actual exchange rate on the date of closing, and (2) as otherwise indicated. These translated amounts may not currently equal such euro amounts nor may they necessarily be converted into euro at the translation exchange rates used.

     The following table sets forth, for the periods indicated, information concerning the exchange rate at the end of the period, the average of the exchange rates at 12.00 p.m. Eastern Standard Time on the last day of each month during the applicable period and the high and low exchange rates for euro expressed in euro per U.S. dollars. Exchange rates have been rounded to the nearest 1/100th of one U.S. dollar. The source of the information in this table is derived from U.S. Federal Reserve Statistical Release H.10(512).

EXCHANGE RATES: EURO PER U.S. DOLLAR

                                         AS OF OR FOR THE      AS OF OR FOR THE
                                            YEAR ENDED        THREE MONTHS ENDED
                                         DECEMBER 31, 1999      MARCH 31, 2000
                                         -----------------    ------------------
Exchange rate at end of period.........        0.99                  1.04
Average exchange rate during period....        0.94                  1.01
Highest exchange rate during period....        1.00                  1.05
Lowest exchange rate during period.....        0.85                  0.97

     On [DATE], 2000, the latest practicable date before the date of this
prospectus, the exchange rate was [       ] euro per U.S. dollar.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma condensed consolidated financial data of UPC are presented to reflect the pro forma effect of:

     - our acquisition of an initial approximately 23.5% interest in SBS and successful completion of our offer to acquire the remaining approximately 76.5% of SBS;

     - our acquisition in March 2000 of 100% of the K&T Group, a Dutch cable television company, and

     - our offering of senior notes and discount notes in January 2000.

     The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 also reflects our acquisition of StjarnTVnatet, a Swedish cable television company, in July 1999 and our acquisition of @Entertainment, a Polish cable television and satellite-delivered programming company, in August 1999, which were material acquisitions in 1999.

     The unaudited pro forma condensed consolidated data do not include the realization of any potential cost savings from operating efficiencies, synergies or other restructuring that may result from the acquisition and combination of these businesses. The selected unaudited pro forma condensed consolidated balance sheet and statement of operations and the notes thereto do not purport to represent what our results of operations would actually have been if such transactions had in fact occurred on such dates or what such results will be in the future. The pro forma adjustments are based upon currently available information and upon certain assumptions that we believe are reasonable. All share and per share amounts have been adjusted to reflect our three-for-one stock split in March 2000. This pro forma condensed consolidated financial data has been derived from unaudited pro forma financial data and financial statements contained in our Current Reports on Form 8-K filed on April 19, 2000 and Form 8-K/A filed on May 12, 2000, which are incorporated by reference in this prospectus and is qualified by its entirety by each of those documents.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The following unaudited pro forma condensed balance sheet as of December 31, 1999, gives effect to (1) the offering of our senior notes and discount notes, and the related swaps, in January 2000, (2) our acquisition of the K&T Group in March 2000, and (3) our acquisition in February 2000 of an additional 10.2% interest in SBS and the successful completion of our offer to acquire the remaining approximately 76.5% shares of SBS which we do not already own, as if each had occurred on December 31, 1999. For information about U.S. dollar/euro exchange rates, please see the section captioned "Exchange Rate Data."

                                                                   AS OF DECEMBER 31, 1999
                                        ------------------------------------------------------------------------------
                                                                      PRO FORMA ADJUSTMENTS
                                                         ------------------------------------------------
                                                         JANUARY NOTES     K&T GROUP            SBS            UPC
                                        UPC HISTORICAL     OFFERING      ACQUISITION(D)   TRANSACTIONS(J)   PRO FORMA
                                        --------------   -------------   --------------   ---------------   ---------
                                                                    (IN THOUSANDS OF EURO)
ASSETS:
Current assets
  Cash and cash equivalents...........    1,025,460        1,585,333(a)    (1,065,230)(e)   (1,023,207)(k)     522,356
  Restricted cash.....................       17,135               --                             1,385          18,520
  Short term investments..............           --               --                            31,146          31,146
  Subscriber receivables, net.........       59,860               --            3,792           62,997         126,649
  Costs to be reimbursed by affiliated
    companies, net....................       10,500               --                                --          10,500
  Other current assets................      223,707               --           11,260          120,690         355,657
                                          ---------        ---------       ----------       ----------      ----------
         Total current assets.........    1,336,662        1,585,333       (1,050,178)        (806,989)      1,064,828
Other investments.....................      623,341               --               --           30,210         653,551
Investments in and advances to
  affiliated companies, net...........      242,847               --            6,318          (76,711)(l)     172,454
Property, plant and equipment, net....    1,908,414               --          200,746           24,810       2,133,970
Goodwill and other intangible assets,
  net.................................    2,611,413               --          862,103(f)     2,071,432(m)    5,544,948
Deferred financing costs, net.........       77,861           32,777(b)            --            2,694         113,332
Other assets..........................        1,734               --               --           77,296(n)       79,030
                                          ---------        ---------       ----------       ----------      ----------
         Total assets.................    6,802,272        1,618,110           18,989        1,322,742       9,762,113
                                          =========        =========       ==========       ==========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
  Accounts payable, accrued
    liabilities and other current
    liabilities.......................      565,207               --           18,842          154,703         738,752
  Short-term debt.....................      163,241               --               --(g)         6,551         169,792
  Current portion of long-term debt...       50,291               --               --(h)        11,548          61,839
                                          ---------        ---------       ----------       ----------      ----------
         Total current liabilities....      778,739               --           18,842          172,802         970,383
Long-term debt........................    3,903,410        1,618,110(c)            --(i)        33,444(o)    5,554,964
Deferred taxes........................       15,961               --               --               --          15,961
Deferred compensation.................       52,702               --               --               --          52,702
Other long term liabilities...........       19,365               --                            43,943          63,308
                                          ---------        ---------       ----------       ----------      ----------
         Total liabilities............    4,770,177        1,618,110           18,842          250,189       6,657,318
                                          ---------        ---------       ----------       ----------      ----------
Minority interests in subsidiaries....       11,895               --              147            7,184          19,226
                                          ---------        ---------       ----------       ----------      ----------
         Total shareholders' equity...    2,020,200               --               --        1,065,369(p)    3,085,569
                                          ---------        ---------       ----------       ----------      ----------
         Total liabilities and
           shareholders' equity.......    6,802,272        1,618,110           18,989        1,322,742       9,762,113
                                          =========        =========       ==========       ==========      ==========

---------------

 (a) Represents the pro forma increase in cash and cash
     equivalents as a result of UPC's offering of senior
     notes and discount notes in January 2000, net of
     offering costs.........................................   1,585,333
                                                              ==========
 (b) Represents the pro forma increase in deferred offering
     costs as a result of UPC's offering of senior notes and
     discount notes in January 2000.........................      32,777
                                                              ==========
 (c) Represents the pro forma increase in long-term debt as
     a result of UPC's offering of senior notes and discount
     notes in January 2000..................................   1,618,110
                                                              ==========

 (d) In March 2000, we acquired 100% of the shares and outstanding debt of the K&T Group, for a purchase price totaling E1.1 billion. The following represents the historical amounts included in the K&T balance sheet as of December 31, 1999, except as indicated in (e), (f), (g), (h) and (i), converted from Dutch guilders to euro at the fixed exchange rate.

 (e) Represents the pro forma decrease in cash and cash equivalents related to the acquisition of K&T:

Historical K&T cash and cash equivalents....................                      --
Purchase price paid by UPC for K&T shares and receivables
  from N.V. Eneco...........................................              (1,065,230)
                                                                          ----------
                                                                          (1,065,230)
                                                                          ==========

 (f) Represents the pro forma increase in goodwill and other intangibles as a result of the K&T acquisition:

Historical K&T goodwill and other intangibles...............                  46,015
Additional pro forma goodwill and other intangibles due to
  the K&T acquisition:
Historical shareholder's equity.............................    (8,884)
Purchase price paid by UPC for K&T shares...................   824,972
                                                              --------
                                                                             816,088
                                                                          ----------
                                                                             862,103
                                                                          ==========

 (g) Represents the pro forma decrease in short-term debt of K&T as a result of the payment of the balance by UPC as part of the acquisition. The payment of the debt by UPC is recorded by UPC as a receivable from K&T, which eliminates in consolidation.

Historical K&T short-term debt..............................                  83,991
Payment of balance by UPC...................................                 (83,991)
                                                                          ----------
                                                                                  --
                                                                          ==========

 (h) Represents the pro forma decrease in current portion of long-term debt of K&T as a result of the payment of the balance by UPC as part of the acquisition. The payment of the debt by UPC is recorded by UPC as a receivable from K&T, which eliminates in consolidation.

Historical K&T current portion of long-term debt............                  31,651
Payment of balance by UPC...................................                 (31,651)
                                                                          ----------
                                                                                  --
                                                                          ==========

 (i) Represents the pro forma decrease in long-term debt of K&T as a result of the payment of the balance by UPC as part of the acquisition. The payment of the debt by UPC is recorded by UPC as a receivable from K&T, which eliminates in consolidation.

Historical K&T long-term debt...............................                 124,617
Payment of balance by UPC...................................                (124,617)
                                                                          ----------
                                                                                  --
                                                                          ==========

 (j) In July 1999, we closed the purchase of approximately 4.8% of SBS for E22.7 million. In August 1999 we acquired an additional 8.5% of SBS for E70.2 million. In February 2000, we further increased our investment in SBS by acquiring an additional 10.2% for E163.5 million. In March 2000, we announced an offer to acquire the remaining approximately 76.5% of SBS which we do not currently own. For purposes of these pro forma statements, we have used our closing share price of U.S.$73.34 (euro 73.85) on March 9, 2000, the date we announced our offer. On [DATE], 2000, our closing share
     price was U.S.$     (Euro     ). We have also assumed for purposes of the
     pro formas, that all holders of SBS's stock options tender their options, for a net payment to be made by us, 60% in cash and the remaining 40% value in our shares. Under the terms of the share exchange agreement, the option holders have the right to choose up to 60% cash, our shares or a combination, in exchange for their options. The following represents the historical amounts included in the SBS balance sheet as of December 31, 1999, except as indicated in (k), (l), (m), (n), (o) and (p), converted from US dollars to euro at the spot exchange rate as of December 31, 1999.

 (k) Represents the pro forma decreases in cash and cash equivalents as result of the SBS transactions:

Historical SBS cash and cash equivalents....................                  68,245
Net cash received by SBS related to UPC's purchase of
  3,000,000 newly issued SBS shares in February 2000........                 161,624
Cash paid by UPC related to UPC's purchase of 3,000,000
  newly issued SBS shares in February 2000..................                (163,512)
Net cash paid by UPC related to tender offer for remaining
  shares of SBS.............................................              (1,089,564)
                                                                          ----------
                                                                          (1,023,207)
                                                                          ==========

 (l) Represents the pro forma net decrease in investments in and advance to affiliated companies as a result of the SBS transactions:

Historical SBS investments in and advances to affiliates....                  19,743
Increase in UPC investments in and advances to affiliates
  due to UPC's acquisition of an additional interest in SBS
  in February 2000..........................................                 163,512
Elimination of UPC's investments in and advances to
  affiliates due to consolidation of SBS....................                (259,966)
                                                                          ----------
                                                                             (76,711)
                                                                          ==========

 (m) Represents the pro forma increase in goodwill and other intangibles as a result of the SBS transactions:

Historical SBS goodwill and other intangibles...............                  54,374
Additional pro forma goodwill and other intangibles due to
  the SBS transactions:
Historical SBS shareholders' equity.........................  (162,101)
Increase in SBS shareholders' equity related to shares
  issued to UPC in February 2000............................  (161,624)
Conversion of SBS warrants and convertible debt to equity...   (74,115)
Purchase price paid by UPC..................................  2,414,898
                                                              --------
                                                                           2,017,058
                                                                          ----------
                                                                           2,071,432
                                                                          ==========

 (n) Represents the pro forma decrease in other assets from
     the exercise of the SBS warrants as a result of the SBS
     transactions:                                                            78,706

Historical SBS other assets.................................                  (1,410)
                                                                          ----------
Exercise of outstanding SBS warrants in UPC tender offer....                  77,296
                                                                          ==========

 (o) Represents the pro forma decrease in long-term debt from the conversion of SBS's convertible debentures as a result of the UPC tender offer:

Historical SBS long-term debt...............................                 108,969
Conversion of SBS convertible debentures in UPC tender
  offer.....................................................                 (75,525)
                                                                          ----------
                                                                              33,444
                                                                          ==========

 (p) Represents the increase in shareholders' equity as a
     result of the issuance of 14,425,457 UPC ordinary
     shares A, assuming a price of U.S.$73.34 (euro 73.85)
     per share, to the holders of SBS's outstanding shares
     and option holders in UPC's tender offer...............               1,065,369
                                                                          ==========

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

     The following unaudited pro forma condensed statement of operations for the year ended December 31, 1999, gives effect to (1) our acquisition of @Entertainment in August 1999, (2) our acquisition of Stjarn in July 1999, (3) our acquisition of the K&T Group in March 2000, and (4) our acquisition in July and August 1999 of a 13.3% interest in SBS, our acquisition of an additional 10.2% interest in SBS in February 2000 and the successful completion of this offer to acquire the remaining shares of SBS in March 2000, as if each had occurred on January 1, 1999. For information about U.S. dollar/euro exchange rates, please see the section captioned "Exchange Rate Data."

                                                          FOR THE YEAR ENDED DECEMBER 31, 1999
                             ----------------------------------------------------------------------------------------------
                                                                 PRO FORMA ADJUSTMENTS
                                           ------------------------------------------------------------------
                                 UPC       @ENTERTAINMENT       STJARN         K&T GROUP            SBS             UPC
                             HISTORICAL    ACQUISITION(A)   ACQUISITION(D)   ACQUISITION(H)   TRANSACTIONS(L)    PRO FORMA
                             -----------   --------------   --------------   --------------   ---------------    ---------
                                               (IN THOUSANDS OF EURO, EXCEPT SHARE AND PER SHARE AMOUNTS)
Service and other
  revenue..................      447,501        43,432          17,726            74,778          440,075         1,023,512
  Operating expense........     (293,778)      (65,488)         (7,284)          (28,725)        (326,958)         (722,233)
Selling, general and
  administrative expense...     (466,260)      (47,220)         (5,483)          (18,582)        (100,480)         (638,025)
Depreciation and
  amortization.............     (266,070)      (47,933)(b)     (17,804)(e)       (82,064)(i)     (155,733)(m)      (569,604)
                             -----------      --------         -------          --------         --------       -----------
    Net operating loss.....     (578,607)     (117,209)        (12,845)          (54,593)        (143,096)         (906,350)
Interest income............       28,064         2,612             168                --            4,428            35,272
Interest expense...........     (186,408)      (60,080)(c)     (23,467)(f)      (107,704)(j)     (133,075)(n)      (510,734)
Gain on sale of assets.....        1,501            --              --                --               --             1,501
Foreign exchange gain
  (loss) and other income
  (expense), net...........      (22,561)       (2,024)         (7,714)(g)        (3,636)(k)      (15,812)(o)       (51,747)
                             -----------      --------         -------          --------         --------       -----------
    Net loss before income
      taxes and other
      items................     (758,011)     (176,701)        (43,858)         (165,933)        (287,555)       (1,432,058)
Share in results of
  affiliated companies,
  net......................      (29,760)         (929)             --            (1,682)          (9,834)(p)       (42,205)
Minority interests in
  subsidiaries.............        1,651            --              --               (29)           3,695             5,317
Income tax benefit
  (expense)................        1,822           (28)            258               170             (573)            1,649
                             -----------      --------         -------          --------         --------       -----------
    Net loss...............     (784,298)     (177,658)        (43,600)         (167,474)        (294,267)       (1,467,297)
                             ===========      ========         =======          ========         ========       ===========
Basic and diluted net loss
  per ordinary share(1)....        (2.08)                                                                             (3.54)
                             ===========                                                                        ===========
Weighted-average number of
  ordinary shares
  outstanding(1)...........  377,969,829                                                                        414,832,880(q)
                             ===========                                                                        ===========

---------------
(1) As adjusted for our 3-for-1 stock split in March 2000.

(a) In August 1999, we acquired 100% of @Entertainment for E750.7 million. We consolidated the results of @Entertainment for the last five months of 1999. The following represents the historical results of operations of @Entertainment for the seven months ended July 31, 1999, except as indicated in (b) and (c), converted from U.S. dollars to euro using the average exchange rate for the seven months ended July 31, 1999.

(b) Represents the increase in depreciation and amortization expense as a result of the @Entertainment acquisition:

Historical amortization and depreciation expense of
  @Entertainment............................................   (22,139)
Amortization of the goodwill purchase price allocation for
  the @Entertainment acquisition under purchase accounting,
  based on a 15 year life...................................   (25,794)
                                                              --------
                                                               (47,933)
                                                              ========

(c)  @Entertainment acquisition:

Historical interest expense of @Entertainment...............   (26,664)
Interest expense as a result of UPC's July 1999 senior notes incurred for the @Entertainment acquisition, at a blended
  weighted average interest rate of 8.3%....................   (33,416)
                                                              --------
                                                               (60,080)
                                                              ========

(d) In July 1999, we acquired 100% of Stjarn for E371.1 million. U.S.$100.0 million (E97.5 million) was paid in the form of a one-year seller's note with interest of 8% per annum and the balance was paid in cash. Upon maturity of the note, we will have the option to pay the note in either cash or our shares. We consolidated the results of Stjarn for the last five months of 1999. The following represents the historical results of operations of NBS Nordic, Stjarn's parent holding company, for the seven months ended July 31, 1999, except as indicated in (e), (f) and (g), converted from Swedish kronor to euro using the average exchange rate for the seven months ended July 31, 1999.

(e) Represents the increase in depreciation and amortization expense as a result of the Stjarn acquisition:

Historical amortization and depreciation expense of
  Stjarn....................................................    (5,373)
Amortization of the goodwill purchase price allocation for
  the Stjarn acquisition under purchase accounting, based on
  a 15 year life............................................   (12,431)
                                                              --------
                                                               (17,804)
                                                              ========

(f) Represents the increase in interest expense as a result of the Stjarn acquisition:

Historical interest expense of Stjarn.......................    (2,973)
Interest expense as a result of Stjarn seller's notes, at an
  interest rate of 8.0%.....................................    (4,335)
Interest expense as a result of UPC's July 1999 senior notes incurred for the @ Stjarn acquisition, at a blended
  weighted average interest rate of 10.875%.................   (16,159)
                                                              --------
                                                               (23,467)
                                                              ========

(g) Represents the increase in foreign exchange gain (loss) and other income (expense), net as a result of the Stjarn acquisition:

Historical foreign exchange gain (loss) and other income
  (expense), net of Stjarn..................................
Foreign exchange loss related to the proceeds of the U.S.
  dollar-denominated Stjarn seller's note...................    (7,714)
                                                              --------
                                                                (7,714)
                                                              ========

(h) We acquired 100% of K&T Group in March 2000. The following represents the historical results of operations of K&T Group for the year ended December 31, 1999, except as indicated in (i), (j) and (k), converted from Dutch guilders to euro using the fixed exchange rate.

   (i) Represents the increase in depreciation and amortization expense as a result of the K&T Group acquisition:

Historical amortization and depreciation expense of K&T
  Group.....................................................   (27,669)
Amortization of the goodwill purchase price allocation for
  the K&T Group acquisition under purchase accounting, based
  on a 15 year life.........................................   (54,395)
                                                              --------
                                                               (82,064)
                                                              ========

 (j) Represents the net increase in interest expense as a result of the K&T Group acquisition:

Historical interest expense of K&T Group....................   (11,967)
Elimination of historical interest expense due to payment by
  UPC of all outstanding debt of SBS........................    11,967
Interest expense as a result of UPC's October 1999 and
  January 2000 senior notes incurred for the K&T Group
  acquisition, at a blended weighted average interest rate
  of 10.1%..................................................  (107,704)
                                                              --------
                                                              (107,704)
                                                              ========

 (k) Represents the increase in foreign exchange gain (loss) and other income (expense), net as a result of the K&T Group acquisition:

Historical foreign exchange gain (loss) and other income
  (expense), net of K&T Group...............................        --
Foreign exchange loss related to the proceeds of the U.S.
  dollar-denominated senior notes used to acquire K&T
  Group.....................................................    (3,636)
                                                              --------
                                                                (3,636)
                                                              ========

 (l) Represents the historical results of operations of SBS for the year ended December 31, 1999, except as indicated in (m), (n), (o) and (p), converted from U.S. dollars to euro using the average exchange rate for the year ended December 31, 1999.

 (m) Represents the increase in depreciation and amortization expense as a result of the SBS transactions:

Historical amortization and depreciation expense of SBS.....   (21,658)
Elimination of historical amortization related to SBS
  warrants..................................................       395
Amortization of the goodwill purchase price allocation for
  the SBS transactions under purchase accounting, based on a
  15 year life..............................................  (134,470)
                                                              --------
                                                              (155,733)
                                                              ========

 (n) Represents the net increase in interest expense as a result of the SBS transactions:

Historical interest expense of SBS..........................   (19,871)
Elimination of historical interest expense due to conversion
  of SBS convertible debt to equity.........................     5,600
Interest expense as a result of UPC's October 1999 and
  January 2000 senior notes incurred for UPC's offer to
  acquire the remaining shares of SBS, at a blended weighted average interest rate of 11.4%............................  (118,804)
                                                              --------
                                                              (133,075)
                                                              ========

(o) Represents the increase in foreign exchange gain (loss) and other income (expense), net as a result of the SBS transactions:

Historical foreign exchange gain (loss) and other income
  (expense), net of SBS.....................................    (9,332)
Foreign exchange loss related to the proceeds of the U.S.
  dollar-denominated senior notes used for the tender
  offer.....................................................    (6,480)
                                                              --------
                                                               (15,812)
                                                              ========

(p) Represents the net decrease in share results of affiliated companies as a result of the SBS transactions:

Historical share in results of affiliated companies of
  SBS.......................................................   (15,017)
Elimination of historical share in results of affiliated
  companies recorded by UPC for its 13.3% interest in SBS
  for the five months ended December 31, 1999...............     5,183
                                                              --------
                                                                (9,834)
                                                              ========

(q) For pro forma purposes, the purchase price for UPC's acquisition in July/August 1999 of 13.3% of SBS for approximately E95.0 million, including direct costs, and UPC's acquisition in January 2000 of an additional 10.2% interest in SBS for approximately E163.5 million, are assumed to have been funded from the proceeds of UPC's initial public offering and secondary offering, respectively. Consequently, the pro forma weighted shares outstanding for the year ended December 31, 1999 assumes the issuance of 10,339,211 ordinary shares A at the initial offering price and 8,507,369 ordinary shares A at the secondary offering price of E9.18 and E19.22, respectively, net of underwriters' commissions.

     Additionally, for pro forma purposes, 14,425,457 ordinary shares A are assumed to be outstanding for the year ended December 31, 1999, related to UPC's ordinary shares A to be issued for the SBS tender offer.

                       DESCRIPTION OF UPC'S SHARE CAPITAL

     According to our articles of association, as amended, our authorized share capital is Euro 1,353,000,000, and includes:

    NUMBER OF                                   NOMINAL VALUE PER
AUTHORIZED SHARES        TYPE OF SHARES           SHARE (EURO)
-----------------        --------------         -----------------
   600,000,000      ordinary shares A                 1.00
   300,000,000      ordinary shares B                 0.01
           300      priority shares                   1.00
   149,999,700      class A preference shares         1.00
   600,000,000      class B preference shares         1.00

     As of [DATE], 2000, [               ] ordinary shares A and 100 priority
shares were outstanding. No preference shares or ordinary shares B were outstanding. The following description of our share capital is qualified in its entirety by reference to the full text of the articles of association, which have been included as an exhibit to the registration statement.

ORDINARY SHARES

     We have two classes of ordinary shares: ordinary shares A and ordinary shares B. Our ordinary shares B have similar rights to our ordinary shares A, except for the following primary differences:

     - Holders of ordinary shares B are entitled to one vote per share and holders of ordinary shares A are entitled to 100 votes per share; and

     - Our management board must obtain the approval of the meeting of holders of the ordinary shares B before cooperating with a public offer for our shares if the offer is limited to our ordinary shares A or the offer is not made on equal financial terms for both the ordinary shares A and the ordinary shares B.

     Ordinary shares may, at the option of the shareholder, be registered shares or bearer shares. Subject to certain conditions, a shareholder may convert ordinary shares in bearer form into registered ordinary shares of the same class at any time, and vice versa. The ordinary shares A in bearer form have already been listed on the Amsterdam Stock Exchange.

     Ordinary shares A in bearer form are embodied in a single global share certificate, which we have deposited with Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V., the Netherlands clearing house known as NECIGEF, for safe-keeping on behalf of the parties entitled to such ordinary shares A. The ordinary shares A in bearer form can only be transferred through the giro-based securities transfer system of NECIGEF.

     Holders of registered ordinary shares A will be entered in our shareholders register and share certificates will not be issued. At the request of the registered shareholder, we will, without fee, issue a non-negotiable extract from the shareholders register in the name of the holder. A deed of transfer, together with our written acknowledgment, is required to transfer registered shares.

     Issue of Ordinary Shares; Preemptive Rights. Pursuant to a resolution passed at a general meeting of our shareholders, all unissued shares of the authorized capital may be issued by the management board upon approval of both the Supervisory Board and UnitedGlobalCom as holder of all outstanding priority shares. The authority of the management board to issue ordinary shares will end July 26, 2004, unless extended by the articles of association or by resolution of the general meeting of shareholders for a period not exceeding five years in each instance. If no such extension is given, issues of ordinary shares will require a resolution of the general meeting of shareholders in addition to approval of the Supervisory Board and UnitedGlobalCom as holder of all outstanding priority shares. A resolution of the general meeting of shareholders to extend the authority of the management board to issue shares requires the approval of both the Supervisory Board and UnitedGlobalCom as holder of all outstanding priority shares.

     Except for issues of ordinary shares in return for non-cash consideration and shares issued to our employees or employees of any of our subsidiaries, as defined under Netherlands law, holders of ordinary shares will have preemptive rights to subscribe for their pro rata amount of all our new ordinary share issuances. These rights may be restricted or excluded, however, by a resolution of the management board if approved by both the supervisory board and UnitedGlobalCom, as the holder of our outstanding priority shares.

     Dividends. Each ordinary share A and ordinary share B is entitled to the same amount of dividend if one is declared. We may not pay a dividend to holders of ordinary shares A without paying a dividend to holders of ordinary shares B.

     Voting Rights. All ordinary shares (A and B) vote together on all matters presented at a general meeting of shareholders. Each ordinary share A represents the right to cast 100 votes at a general meeting of shareholders and each ordinary share B represents the right to cast one vote at a general meeting of shareholders.

     Special Approval Rights for Ordinary Shares B. The management board must obtain the approval of the meeting of holders of the ordinary shares B prior to cooperating with a public offer for our shares if the offer is limited to ordinary shares A or the offer is not made on equal financial terms for the shares of both classes (A and B) of our ordinary shares.

PRIORITY SHARES

     All of the issued and outstanding priority shares are held by UnitedGlobalCom. Except for the transfer of priority shares to us, priority shares can only be transferred with the approval of the management board and the supervisory board. In addition to holding a controlling majority of ordinary shares, UnitedGlobalCom, as the holder of the outstanding priority shares, has some specific rights and powers over us, including:

     - the right to approve the issuance by us of our shares

     - the right to approve the exclusion or restriction of the preemptive rights of existing shareholders

     - the right to nominate members for appointment to the management and supervisory boards, which nominations may only be set aside by a resolution of the general meeting of shareholders adopted by two-thirds of the votes cast representing more than one-half of the issued nominal capital

     - the right to approve certain decisions of our management board and

     - the exclusive right to propose amendments to our articles of association and to propose our merger, split up or dissolution.

     Priority shares are issued in the same way as ordinary shares, but carry no preemptive rights. Priority shares are entitled to an annual dividend of 5% of their nominal value, to the extent there are distributable profits.

     At such time as UnitedGlobalCom, the holder of the outstanding priority shares, holds less than 15% of the issued and outstanding ordinary shares A, UnitedGlobalCom is required to transfer all of the priority shares to a foundation, the board of which will be comprised of our Supervisory Directors.

PREFERENCE SHARES

     Our articles of association provide for the issuance of class A and class B preference shares.

     Class A preference shares may be issued exclusively for financing purposes. Holders of class A preference shares do not share in our reserves, although they may be entitled to a share premium reserve if it were so decided at the time of their first issuance. Class A preference shares are not listed. The class A preference shares will be registered shares and share certificates will not be issued. Class A preference shares can be issued in the same way as ordinary shares, but carry no preemptive rights. Each class A preference share will represent the right to cast 100 votes at a general meeting of shareholders. Class A preference shares will be paid an annual dividend, the amount of which will be determined at the time such shares are first issued by the management board, to the extent there are distributable profits.

     Class B preference shares exist as a preventive measure against unfriendly takeover bids. The minimum amount required to be paid on the class B preference shares upon issuance is 25% of the nominal amount issued. In the event of a hostile takeover bid, class B preference shares may be issued to a legal entity charged with caring for our interests and preventing influences that may threaten our continuity, independence or identity. Holders of class B preference shares do not share in our reserves and such shares are not listed. The class B preference shares will be registered shares and share certificates will not be issued. Class B preference shares can be issued in the same way as ordinary shares, but carry no preemptive rights. Each class B preference share will represent the right to cast 100 votes at a general meeting of shareholders. Class B preference shareholders will be paid a cumulative annual dividend calculated on the basis of the deposit interest rate of the European Central Bank to the paid up part of their nominal value, to the extent there are distributable profits.

     Class B preference shares may be issued by the management board upon approval of both the supervisory board and UnitedGlobalCom, as the holder of our priority shares, if such power has been granted to the management board by the general meeting of shareholders or by the articles of association. However, if class B preference shares are proposed to be issued and such shares would exceed 100% of all of our other outstanding shares, such issuance will require the approval of the general meeting of shareholders. In all instances where class B preference shares are issued, we must explain the reason for the issuance within four weeks thereof at a general meeting of shareholders. Within two years after the first issuance of class B preference shares, a general meeting of shareholders must be held to vote on whether the class B preference shares should be repurchased or canceled. If such a resolution is not adopted, another meeting must be held within two years of the previous meeting. This procedure is repeated until no class B preference shares are outstanding.

TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

     Citibank, N.A. is the depositary bank for the UPC ADSs.

     Mees Pierson N.V. is the transfer and dividend paying agent and registrar for the UPC ordinary shares A.

          SUMMARY OF ADDITIONAL MATERIAL PROVISIONS OF THE ARTICLES OF
                         ASSOCIATION AND OTHER MATTERS

GENERAL

     We were incorporated under Netherlands law on December 21, 1990 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), and were converted on December 11, 1997 into a public limited liability company (naamloze vennootschap). We have our corporate seat in Amsterdam, The Netherlands and are registered in the Amsterdam Commercial Register under number 33-274-976. We are not subject to the rules for large companies (structuurvennootschappen).

     You will find below a summary of certain material provisions of the articles of association, as amended, and Netherlands corporate law. This summary does not purport to be complete and is qualified in its entirety by reference to our articles of association and the law of The Netherlands. Copies of our articles of association and our most recent annual accounts and annual report may be obtained in both Dutch and English upon written request to us at our principal office.

CORPORATE PURPOSE

     Article 3 of our articles of association provides that our business activity shall be, among other things:

     - to own, operate, and develop subscription and multi-channel television systems, to render related consulting, engineering and programming services and to provide other communications services;

     - to incorporate, manage and finance, and to participate in other companies and enterprises; and

     - to take up loans, land and make investments and acquire, transfer and dispose of claims and assets in general.

ACQUISITION OF OUR OWN SHARES

     We may acquire our own shares subject to certain provisions of Netherlands law. We may only acquire our own fully paid-up shares for consideration if (1) the shareholders' equity less the payment required to make the acquisition does not fall below the sum of the paid-up and called portion of the share capital and any statutory reserves, and (2) we and our subsidiaries would thereafter not hold or hold in pledge shares with an aggregate nominal value exceeding one-tenth of our issued share capital. Shares held by us in our own capital or by our subsidiaries may not be voted or counted for quorum purposes at shareholders' meetings.

     Acquisitions by us of our own shares may be effected by our management board, subject to the approval of the supervisory board and UnitedGlobalCom, as the holder of our priority shares, only if the general meeting of shareholders has authorized the management board to effect such acquisitions. The general meeting adopted such a resolution on July 23, 1999. Such resolutions expire within 18 months. Acquisitions by us of our own shares that are listed on a stock exchange do not require the above-mentioned authorization of the general meeting if made for the purpose of transferring such shares to our employees or employees of a company in our group.

SHAREHOLDERS MEETING

     We are required to hold a general shareholders' meeting annually. Additionally, a general shareholders' meeting can be convened by the supervisory board, the management board or UnitedGlobalCom, as the holder of our priority shares. Holders of shares representing at least ten percent of the issued share capital may seek authority from a district court in The Netherlands to convene a general meeting of shareholders. Unless otherwise required by law or our articles of association, all decisions of the general meeting of shareholders may be adopted by a majority of the votes cast.

ADOPTION OF ANNUAL ACCOUNTS AND DISCHARGE

     Within five months following the end of each fiscal year, the management board must prepare annual accounts accompanied by an annual report. This period may be extended by the general meeting of shareholders on account of special circumstances for up to six months. The annual accounts and report must then be submitted to the Supervisory Board, which will present a report on it to the general meeting of shareholders. The annual accounts and the annual report will be available to shareholders from the day of notice convening the annual general meeting of shareholders.

     The general meeting of shareholders may discharge the members of the management board and supervisory board from liability in respect of the exercise of their duties during the fiscal year concerned. Such discharge is subject to mandatory provisions of Netherlands law, including those relating to liability of members of supervisory boards and management boards upon bankruptcy of a company. Moreover, this discharge does not extend to actions or omissions not disclosed in or apparent from the adopted annual accounts.

DIVIDENDS

     Subject to certain exceptions, dividends are only paid by us on profits as shown in our annual financial statements. We may not pay dividends if the payment would reduce shareholders' equity below the sum of the paid-up capital and any reserves required by Netherlands law. Pursuant to our articles of association, the priority shares and preference shares have preferential dividend rights. Please read "Description of Share Capital -- Priority Shares" and "-- Preference Shares." Thereafter, the management board, upon approval of the supervisory board, shall determine how much of the remaining profit shall be allocated to our reserves before dividends are paid on the ordinary shares. To date, we have not paid dividends on our ordinary shares and do not intend to do so for the foreseeable future. Please read "Risk Factors -- We do not intend to pay dividends for the foreseeable future." The management board may propose, with the approval of the supervisory board, to the shareholders at the general meeting that some or all of the dividends on the ordinary shares will be paid in our shares rather than in cash. The management board may, with the prior approval of the supervisory board and subject to certain statutory provisions, distribute one or more interim dividends. Any dividends paid but not claimed by the recipient within five years revert to us.

CAPITAL REDUCTION

     Upon the proposal of our management board and after approval by the supervisory board, the general meeting of shareholders may resolve to reduce the issued share capital by cancellation of shares or by reducing the nominal value of our shares, subject to certain statutory provisions and the provisions of our articles of association.

AMENDMENT OF THE ARTICLES OF ASSOCIATION; DISSOLUTION; LEGAL MERGER; SPLIT-UP

     The general meeting of shareholders cannot pass a resolution approving a statutory merger, split-up or dissolution or amend our articles of association unless the proposal is made by UnitedGlobalCom, as the holder of our priority shares.

LIQUIDATION RIGHTS

     In the event that we are dissolved or liquidated, the assets remaining after payment of all debts will be distributed to holders of our share capital as follows:

     - first, to any issued and outstanding class B preference shares in an amount equal to any previously declared but unpaid dividend and the paid-up amount of such class B preference shares;

     - second, to any issued and outstanding class A preference shares in an amount equal to any previously declared but unpaid dividend and the paid-up amount of such class A preference shares, including any share premium;

     - third, to the holders of priority shares in an amount equal to their nominal value; and

     - fourth, any remaining assets will be distributed to the holders of ordinary shares in proportion to the number of shares held by them regardless of the class of ordinary shares.

                   DESCRIPTION OF AMERICAN DEPOSITARY SHARES

     Citibank, N.A. is the depositary bank for the American depositary shares, or ADSs, representing the UPC ordinary shares A. Citibank's depositary offices are located at 111 Wall Street, New York, New York 10043, U.S.A. American depositary shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs are normally represented by certificates that are commonly known as "American depositary receipts" or "ADRs." The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank N.A., Amsterdam located at Europlaza, Hoogoordreef 54 B, 1101 BE Amsterdam ZO, The Netherlands.

     We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, U.S.A. Please refer to Registration Number 333-9850 when retrieving a copy.

     We are providing you with a summary description of the UPC ADSs and your rights as an owner of UPC ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that a holder's rights and obligations as an owner of ADSs will be determined by the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety as well as the form of ADR attached to the deposit agreement.

     Each UPC ADS represents one UPC ordinary share A. The UPC ordinary shares A underlying the UPC ADSs have been deposited into accounts maintained by the custodian with NECIGEF, the Netherlands central securities depository. An ADS will also represent any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

     If you become an owner of UPC ADSs, you will become a party to the deposit agreement and therefore will be bound by its terms as well as to the terms of the ADR that represents your UPC ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations, as owner of ADSs, and those of the depositary bank. As a UPC ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement is governed by New York law. However, our obligations to the holders of UPC ordinary shares A will continue to be governed by the laws of The Netherlands, which may be different from the laws of the United States.

     As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name or through a brokerage or safekeeping account. If you decide to hold your UPC ADSs through a brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an ADS owner. Please consult with your broker or bank to determine what those procedures are. This summary description assumes you have opted to own the UPC ADSs directly by means of an ADR registered in your name and, therefore, we will refer to you as the "holder."

DIVIDENDS AND DISTRIBUTIONS

     As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

  Distributions of Cash

     Whenever we make a cash distribution for the securities on deposit with the custodian, we will notify the depositary bank and deposit the funds with the custodian. Upon receipt of such notice and the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders.

     The conversion into U.S. dollars will take place only if practicable in the reasonable judgment of the depositary bank and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

  Distributions of UPC Ordinary Shares A

     Whenever we make a free distribution of UPC ordinary shares A for the securities on deposit with the custodian, we will notify the depositary bank and deposit the UPC ordinary shares A with the custodian. Upon receipt of this notice and deposit, the depositary bank will either distribute to holders new ADSs representing the UPC ordinary shares A deposited or modify the UPC ADSs to UPC ordinary shares A ratio, in which case each ADS you hold will represent rights and interests in the additional UPC ordinary shares A so deposited. For example, when UPC ordinary shares A were split three-for-one on March 20, 2000, holders of UPC ADSs each received two new UPC ADSs for each UPC ADS that they held. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

     The distribution of new UPC ADSs or the modification of the ADS-to-share ratio upon a distribution of UPC ordinary shares A will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new UPC ordinary shares A so distributed.

     No such distribution of new UPC ADSs will be made if it would violate the law (e.g., U.S. or Netherlands securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it will use its best efforts to sell the UPC ordinary shares A received and will distribute the proceeds of the sale as in the case of a distribution of cash.

  Distributions of Rights

     Whenever we intend to distribute rights to purchase additional UPC ordinary shares A, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

     The depositary bank will establish procedures to distribute rights to purchase additional UPC ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of UPC ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as legal opinions to address the legality of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new UPC ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new UPC ordinary shares A directly rather than new UPC ADSs.

     The depositary bank will not distribute the rights to you if:

     - we do not request that the rights be distributed to you or we ask that the rights not be distributed to you; or

     - we fail to deliver satisfactory documents to the depositary bank; or

     - it is either not lawful or not reasonably practicable to distribute the rights.

     The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

  Elective Distributions

     Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional UPC ordinary shares A, we will give prior notice to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

     The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

     If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in The Netherlands would receive for failing to make an election, as more fully described in the deposit agreement. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of a dividend in UPC ordinary shares A rather than ADSs.

  Other Distributions

     Whenever we intend to distribute property other than cash, UPC ordinary shares A or rights to purchase additional UPC ordinary shares A, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably equitable and practicable.

     If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property proportionately to the holders in a manner it deems practicable.

     The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

     The depositary bank will not distribute the property to you and will sell the property if:

     - we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

     - we do not deliver satisfactory documents to the depositary bank; or

     - the depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

     The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

REDEMPTION

     Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank. If it is reasonably practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will mail notice of the redemption to the holders.

     The custodian will be instructed to transfer the shares being redeemed to an institution with an account at NECIGEF, which will be referred to as a NECIGEF Participant, that we designate against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their UPC ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your UPC ADSs. If less than all securities on deposit are being redeemed, the UPC ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

CHANGES AFFECTING UPC ORDINARY SHARES A

     The UPC ordinary shares A held on deposit for your UPC ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or re-classification of such UPC ordinary shares A or a recapitalization, reorganization, merger, consolidation or sale of assets.

     If any such change occurs, your UPC ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the UPC ordinary shares A held on deposit. The depositary bank may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

ISSUANCE OF ADSS UPON DEPOSIT OF UPC ORDINARY SHARES A

     The UPC ordinary shares A to be represented by the UPC ADSs may be deposited in bearer form with the custodian and credited to an account maintained by the custodian at NECIGEF. The custodian will be the holder of record of all of these UPC ordinary shares A. Once the custodian confirms the deposit of the UPC ordinary shares A to its account at NECIGEF, the depositary bank may create UPC ADSs on your behalf. The depositary bank will deliver these UPC ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the UPC ordinary shares A. The records maintained by NECIGEF or NECIGEF Participants will show the ownership of the deposited UPC ordinary shares A and transfers of ownership interests.

     The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the UPC ordinary shares A have been duly credited to the custodian's NECIGEF account. The depositary bank will only issue ADSs in whole numbers.

     When you, through a NECIGEF Participant, make a deposit of UPC ordinary shares A, you will be responsible for transferring good and valid title to the custodian. Therefore, you will be deemed to represent and warrant that:

     - the UPC ordinary shares A are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

     - preemptive (and similar) rights, if any, with respect to such UPC ordinary shares A have been validly waived or exercised;

     - you are duly authorized to deposit the UPC ordinary shares A;

     - the UPC ordinary shares A presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the UPC ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement); and

     - the UPC ordinary shares A presented for deposit have not been stripped of any rights or entitlements.

     If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

WITHDRAWAL OF UPC ORDINARY SHARES A UPON CANCELLATION OF ADSS

     As a holder, you will be entitled to present your UPC ADSs to the depositary bank for cancellation in order to withdraw the underlying deposited securities. In order to withdraw the deposited securities, you will be required to pay to the depositary bank the fees for cancellation of UPC ADSs and any charges and taxes payable upon the transfer of the deposited securities being withdrawn. A NECIGEF Participant you designate will then be entitled to the delivery of the deposited securities represented by your UPC ADSs. You assume the risk for delivery of all funds and securities upon withdrawal. Once cancelled, you will not have any rights under the deposit agreement in respect of the UPC ADSs.

     If you hold an ADR registered in your name, the depositary bank may ask you to provide proof of identity, the genuineness of any signature and certain other documents the depositary bank deems appropriate before it will cancel your UPC ADSs. The withdrawal of the deposited securities represented by your UPC ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept UPC ADSs for cancellation that represent a whole number of securities on deposit.

     You will have the right to withdraw the deposited securities represented by your UPC ADSs at any time, except for:

     - temporary delays that may arise because (1) the transfer books for the UPC ordinary shares A or UPC ADSs are closed, or (2) UPC ordinary shares A are immobilized on account of a shareholders' meeting or a payment of dividends;

     - obligations to pay fees, taxes and similar charges; and

     - restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

     The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

VOTING RIGHTS

     As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the UPC ordinary shares A represented by your UPC ADSs. The voting rights of holders of UPC ordinary shares A are described in "Description of Share Capital -- Ordinary Shares -- Voting Rights."

     At our request, the depositary bank will mail to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by your ADSs.

     If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder's ADSs in accordance with such voting instructions.

     Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

FEES AND CHARGES

     As an ADS holder, you will be required to pay the following service fees to the depositary bank (although these fees will not be payable by you in connection with the exchange offer):

SERVICE                                                  FEES
-------                                                  ----
Issuance of ADSs                           Up to U.S.$0.05 per ADS issued
Cancellation of ADSs                       Up to U.S.$0.05 per ADS cancelled
Distribution of ADSs pursuant to free
  distributions or upon the exercise of
  rights to purchase additional ADSs       Up to U.S.$0.05 per ADS issued
Distribution of cash upon sale of
  rights and other entitlements            Up to U.S.$0.02 per ADS held

     As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

     - fees for the transfer and registration of UPC ordinary shares A (i.e., upon deposit and withdrawal of UPC ordinary shares A);

     - expenses incurred for converting foreign currency into U.S. dollars;

     - expenses for cable, telex and fax transmissions and for delivery of securities; and

     - taxes and duties upon the transfer of securities (i.e., when UPC ordinary shares A are deposited or withdrawn from deposit).

     Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

AMENDMENTS AND TERMINATION

     We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would prejudice any of their substantial rights under the deposit agreement (except in very limited circumstances enumerated in the deposit agreement).

     You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the UPC ordinary shares A represented by your ADSs (except as permitted by law).

     We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may, in certain circumstances, on its own initiative, terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Upon termination, the following will occur under the deposit agreement:

     - For a period of six months after termination, you will be able to request the cancellation of your UPC ADSs, the withdrawal of the UPC ordinary shares A represented by your UPC ADSs and the delivery of all other property held by the depositary bank in respect of those deposited securities on the terms existing prior to the termination. During such six month period, the depositary bank will continue to collect all distributions received on the UPC ordinary shares A on deposit but will not distribute any such property to you until you request the cancellation of your UPC ADSs.

     - After the expiration of such six-month period, the depositary bank may sell the securities held on deposit. The depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding.

BOOKS OF DEPOSITARY BANK

     The depositary bank will maintain UPC ADS holder records at its depositary office. You may inspect the records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the UPC ADSs and the deposit agreement. The depositary bank will maintain facilities in New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

LIMITATIONS ON OBLIGATIONS AND LIABILITIES

     The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

     - We and the depositary bank are only obligated to take the actions specifically stated in the deposit agreement, and we must do so without negligence or bad faith.

     - The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast and the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

     - The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in UPC ordinary shares A, for the validity or worth of the UPC ordinary shares A, for any tax consequences that result from the ownership of UPC ADSs, for the creditworthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices and for our failure to give notice.

     - We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

     - We and the depositary bank disclaim any liability if we are prevented or forbidden from acting on account of any law or regulation, any provision of our articles of association, any provision of any securities on deposit or by reason of any act of God, war or other circumstances beyond our control.

     - We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement, in our articles of association or in any provisions of securities on deposit.

     - We and the depositary bank disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting UPC ordinary shares A for deposit, any holder of UPC ADSs or authorized representative thereof, or any other person believed in good faith by either of us to be competent to give such advice or information.

     - We and the depositary bank disclaim liability for the inability of a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of UPC ordinary shares A but is not, under the terms of the deposit agreement, made available to you.

     - We and the depositary bank may rely without any liability upon any written notice, request or other document which we believe to be genuine and to have been signed or presented by the proper parties.

     - We and the depositary bank will not be liable for consequential or punitive damages for any breach of the terms of the deposit agreement.

PRE-RELEASE TRANSACTIONS

     The depositary bank may, in certain circumstances, issue UPC ADSs before receiving a deposit of UPC ordinary shares A or release UPC ordinary shares A before receiving UPC ADSs. These transactions are commonly referred to as "pre-release transactions." The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (e.g., the need to receive collateral, the type of collateral required and the representations required from brokers). The depositary bank may retain the compensation received from the pre-release transactions.

TAXES

     You will be responsible for the taxes and other governmental charges payable on the UPC ADSs and the securities represented by the UPC ADSs. We, the depositary bank and the custodian may deduct from any distribution payable to you the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay such taxes and governmental charges. You will be liable for any deficiency if the sale proceeds do not cover the taxes or charges that are due.

     The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

FOREIGN CURRENCY CONVERSION

     The depositary bank will arrange for the conversion of all foreign currency received by it into U.S. dollars, if such conversion is practicable in the reasonable judgment of the depositary bank, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred by the depositary bank in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

     If the conversion of foreign currency is not practicable or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

     - convert the foreign currency to the extent practicable and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practicable;

     - distribute the foreign currency to holders for whom the distribution is lawful and practicable; and

     - hold the foreign currency (without liability for interest) for the applicable holders.

OBLIGATIONS TO DISCLOSE HOLDINGS

     Pursuant to the Netherlands Act on Disclosure of Holdings in Listed Companies 1996, any holder of five percent or more of our issued capital or voting control, even if held in the form of UPC ADSs, at the time the UPC ordinary shares A are listed on the Amsterdam Stock Exchange must notify both us and the Securities Board of The Netherlands. Moreover, anyone obtaining or divesting UPC ordinary shares A after listing on the Amsterdam Stock Exchange and thereby causing that holder's percentage of issued capital or voting control to come under a different range must also notify us and the Securities Board of The Netherlands. The ranges are: 0 to 5%, 5 to 10%, 10 to 25%, 25 to 50%, 50 to 66 2/3% and 66 2/3% or more. Failure of such holders to disclose said shareholdings is a violation of the Netherlands Economic Offenses Act, and may result in civil penalties, including suspension of voting rights. As a holder of UPC ADSs, you agree to comply with these requirements in the deposit agreement.

     COMPARISON OF RIGHTS OF HOLDERS OF UPC ADSS AND HOLDERS OF SBS SHARES

     If you tender your SBS shares in the exchange offer, upon the completion of the exchange offer, you will become a holder of UPC ADSs representing UPC ordinary shares A. Your rights as a shareholder will be governed by the UPC articles of association, by Netherlands law and the deposit agreement that governs the UPC ADSs.

     If you become an owner of UPC ADSs, you will become a party to the deposit agreement and therefore will be bound by its terms as well as to the terms of the American depositary receipt, or ADR, that represents your ADSs. The deposit agreement and this American depositary receipt specify UPC's rights and obligations as well as your rights and obligations as owner of UPC ADSs and those of the depositary bank. Please read the section captioned "Description of American Depositary Shares."

     Your rights as a holder of UPC ADSs would differ in certain material respects from your rights as a shareholder of SBS, which are governed by SBS's articles of incorporation and by Luxembourg law. You will find more information about the rights generally of holders of UPC ordinary shares A in the sections captioned "Description of UPC's Share Capital" and "Summary of Additional Material Provisions of the Articles of Association and Other Matters."

     The following is a comparison of:

     - your current rights as a holder of SBS shares under Luxembourg law and SBS's articles of incorporation and

     - the rights you would have as a holder of UPC ordinary shares A (represented by UPC ADSs) under Netherlands law, the UPC articles of association and the UPC deposit agreement if you tender your SBS shares in the exchange offer and receive UPC ADSs.

     This comparison summarizes the material differences but is not intended to list all differences. It is qualified by reference to the corporate law of Luxembourg and the Netherlands, and you may wish to review both the SBS articles of incorporation and the UPC articles of association, which are available in the respective filings of UPC and SBS. Please read the section captioned "Where You Can Find More Information," above.

CAPITAL STOCK

     UPC

     The total number of authorized shares of UPC capital stock is 1,650,000,000 shares consisting of:

     - 600,000,000 ordinary shares A, nominal value Euro 1.00

     - 300,000,000 ordinary shares B, nominal value Euro 0.01

     - 300 priority shares, nominal value Euro 1.00

     - 149,999,700 class A preference shares, nominal value Euro 1.00

     - 600,000,000 class B preference shares, nominal value Euro 1.00.

     All unissued shares of the authorized capital may be issued by the UPC management board upon approval of both the supervisory board and UnitedGlobalCom, the holder of all outstanding priority shares. The authority of the management board to issue ordinary shares will end on July 26, 2004, unless extended under the articles of association or by resolution of the general meeting of shareholders for a period not exceeding five years in each instance. If an extension is not given, issues of ordinary shares will require a resolution of the general meeting of shareholders in addition to approval of the supervisory board and UnitedGlobalCom, as holder of all outstanding priority shares. A resolution of the general meeting of shareholders to extend the authority of the management board to issue shares requires the approval of both the supervisory board and UnitedGlobalCom, as holder of all outstanding priority shares.

     SBS

     According to SBS's most recent Annual Report on Form 20-F for the fiscal year ended December 31, 1999, the authorized capital of SBS consists of 75,000,000 SBS shares, of which 25,725,590 SBS shares (excluding 18,362 shares held by SBS) were issued and outstanding as of March 10, 2000.

     The SBS board of directors is authorized, without further shareholder action, to issue additional SBS shares from time to time up to the number of authorized SBS shares.

VOTING RIGHTS

     UPC

     All classes of UPC capital stock vote together on all matters presented at a general meeting of shareholders. Each ordinary share A represents the right to cast 100 votes at a general meeting of shareholders. Each ordinary share B represents the right to cast one vote, and each share of all other classes of capital stock represents the right to cast 100 votes, at a general meeting of shareholders.

     Generally, decisions of the general meeting of shareholders may be adopted by a majority of the votes cast. UnitedGlobalCom, as the holder of the priority shares, has certain specific rights and powers over UPC including:

     - the right to approve the issuance by us of our shares;

     - the right to approve the exclusion or restriction of the preemptive rights of existing shareholders;

     - the right to nominate members for appointment to the management and supervisory boards, which nominations may only be set aside by a resolution of the general meeting of shareholders adopted by two-thirds of the votes cast representing more than one-half of the issued nominal capital;

     - the right to approve certain decisions of our management board; and

     - the exclusive right to propose amendments to our articles of association and to propose our merger, split up or dissolution.

     As a holder of UPC ADSs, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the UPC ordinary shares A represented by your UPC ADSs. At our request, the depositary bank will mail to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by your UPC ADSs. If the depositary bank timely receives voting instructions from a holder of UPC ADSs, it will endeavor to vote the securities represented by the holder's UPC ADSs in accordance with such voting instructions. Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

     SBS

     Holders of SBS shares vote on all matters submitted to a vote of the shareholders, with each SBS share entitled to one vote. Under Luxembourg law, shareholder action can generally be taken by a simple majority of the SBS shares present or represented at a duly convened meeting. An amendment to the articles of incorporation requires a quorum, by presence or proxy, of 50% of the issued SBS shares and a two-thirds vote of those shares present or represented at a duly convened meeting. If a quorum is not achieved at a first meeting, a second meeting may be convened, which may proceed whether a quorum is achieved or not.

PREEMPTIVE RIGHTS

     UPC

     Except for issuances of UPC ordinary shares in return for non-cash consideration and shares issued to UPC employees or employees of any of UPC's group companies (groepsmaatschappijen), as defined under Netherlands law holders of UPC ordinary shares will have preemptive rights to subscribe for their pro rata portion of all new ordinary share issuances by UPC. These rights may be restricted or excluded, however, by a resolution of the management board if approved by both the supervisory board and UnitedGlobalCom, as holder of all outstanding priority shares. The management board's power to restrict or to exclude preemptive rights will terminate on July 26, 2004, unless extended by a resolution of the shareholders at a general meeting.

     A resolution of the general meeting of shareholders to restrict or to exclude preemptive rights, or to delegate the authority to restrict or to exclude preemptive rights to the management board, must be approved by a simple majority, unless less than one-half of the issued share capital is represented at the meeting, in which case two-thirds of the votes will be required to approve the resolution.

     SBS

     The holders of SBS shares have waived their preemptive rights as to the SBS shares that may be issued by the board of directors until the fifth anniversary of the later of (1) the publication of the most recent amendment to the SBS articles of association and (2) approval by the SBS shareholders of an extension of this five year period. This waiver is binding upon all current and future shareholders. Upon the expiration of the five year term, all SBS shareholders would be entitled to preemptive rights unless the board of directors recommends, and the SBS shareholders approve, the suppression of these rights.

DIRECTORS

     UPC

     The general affairs and business of UPC are supervised by a supervisory board appointed at the general meeting of shareholders from a list proposed by UnitedGlobalCom, as the holder of all of UPC's outstanding priority shares, or through direct appointment by Philips Electronics N.V. Under UPC's articles of association, Philips currently has the right to appoint and remove one of UPC's supervisory directors. Philips' representative on the supervisory board must approve (1) the disposition of assets aggregating more than 30% of the consolidated assets or generating more than 30% of the consolidated revenues of the Telekabel Group, or (2) UPC's merger or consolidation into any other entity that is not wholly-owned by UnitedGlobalCom. The Discount Group, UPC's partner in its Israeli system, has a contractual right to nominate one director and UnitedGlobalCom has agreed to vote in favor of the Discount Group's nominee subject to certain conditions. The Discount Group has not to date exercised its contractual right to nominate a supervisory director. The Discount Group's nomination may be set aside by two-thirds of the votes cast at the general meeting of shareholders representing more than one-half of the issued nominal capital.

     The management and policy making of UPC and its subsidiaries is entrusted to the management board under the supervision of the supervisory board. The general authority to represent UPC is vested in the management board, and two management board members acting jointly are authorized to represent UPC. Under the articles of association, the management board consists of one or more members. If the management board has two or more members, the supervisory board may designate one member president and one member chief executive officer, although one member may have both designations. Management board members are appointed by the general meeting of shareholders upon the proposal by UnitedGlobalCom, as holder of all outstanding priority shares. UnitedGlobalCom's proposal generally is binding upon the shareholders (that is, a UPC shareholder must choose one of the priority shareholder's nominees) if UnitedGlobalCom nominates at least two persons for each vacancy. However, the proposal can be set aside by two-thirds of the votes cast at the meeting if the two-thirds majority represents more than one-half of the issued capital. Certain decisions of the management board specified in the articles of association require the approval of the supervisory board. UnitedGlobalCom, as holder of all outstanding priority shares, may, after consultation with the supervisory board, resolve that certain managerial decisions require the approval of UnitedGlobalCom, as holder of all outstanding priority shares.

     UPC management board members can be suspended or removed by the general meeting of shareholders at any time. A resolution to suspend or remove other than at the proposal of UnitedGlobalCom, as holder of all outstanding priority shares, may only be passed by the general meeting of shareholders with a majority of at least two-thirds of the votes cast representing more than half of the issued capital. Members of the management board may also be suspended at any time by the vote of a majority of at least two-thirds of the supervisory board at a meeting at which at least half of the supervisory directors are present or represented. Such a suspension may be discontinued by the general meeting of shareholders at any time. Any suspension may be extended one or more times, but may not last longer than three months in the aggregate.

     SBS

     SBS has a board of directors composed of at least five persons elected by a simple majority vote of the outstanding SBS shares for a term not exceeding six years, until their successors are elected. A director may be removed with or without cause by a majority vote of the SBS shares present or represented at a general meeting of shareholders. Under the private placement agreement, UPC has the right to nominate one director to the SBS board.

CONTROLLING SHAREHOLDER

     UnitedGlobalCom owns about 53% of the outstanding UPC ordinary shares A and all of UPC's priority shares. If the exchange offer is completed, assuming all
of the SBS shares are tendered, UnitedGlobalCom will own about [     %] of the
outstanding UPC ordinary shares A. UnitedGlobalCom will therefore continue to control substantially all of UPC's business affairs and policies. The priority shares give UnitedGlobalCom additional approval rights over certain of UPC's actions. Please read "Risk Factors -- We will continue to be controlled by UnitedGlobalCom, whose interests may be different from those of other shareholders."

INDEMNIFICATION

     UPC

     Under UPC's articles of association, UPC must indemnify any person who is or has been a member of UPC's supervisory board or management board and who, either because he or she has served as a member of the supervisory board or management board or as an officer, employee or agent of UPC, becomes a party to any legal proceeding, whether civil, criminal, administrative or investigative (other than a legal proceeding in or by or on behalf of UPC). UPC must indemnify each of these persons against all expenses (including legal fees), judgments and other amounts reasonably incurred in connection with the legal proceeding, provided that he or she acted in good faith in carrying out his or her duties and in a manner that he or she reasonably believed to be in, or not opposed to, the best interest of UPC. In a criminal proceeding, an indemnified person must have had no reasonable cause to believe that his or her conduct was unlawful or outside his or her mandate.

     UPC's articles of association also require UPC to indemnify persons entitled to indemnification (as described in the previous paragraph) in legal proceedings in or by or on behalf of UPC against all expenses (including legal fees), judgments and other amounts reasonably incurred in connection with the legal action if he or she acted in good faith in carrying out his or her duties and in a manner that he or she reasonably believed to be in, or not opposed to, the best interest of UPC. This indemnification will generally not apply if the person seeking indemnification is found to have acted with gross negligence or with intentional failure (opzettelijk tekortschieten) in the performance of his or her duty to UPC, unless the court in which the action is brought determines that indemnification is otherwise fair and reasonable.

     Under UPC's articles of association, UPC can only indemnify a person upon a determination that indemnification is proper under the circumstances. This determination is made by a decision of the supervisory board adopted by a majority of the votes cast by members of the supervisory board who are not parties to the legal action, unless the entire supervisory board is named in the legal action or if the supervisory board directs, in which case the determination is made by independent legal counsel in a written opinion. Alternatively, this determination can be made by the general meeting of shareholders.

     UPC may, if authorized by the supervisory board, purchase insurance on behalf of any member of the supervisory board or management board or any officer, employee or agent of UPC to cover any liability incurred by a person in connection with his or her service to UPC.

     SBS

     Under UPC's articles of association, a majority of the members of the supervisory board (not being parties to the action) must approve any indemnification, unless the entire supervisory board is named in the lawsuit, in which case the indemnification may be approved by independent legal counsel in a written opinion or by the general meeting of shareholders. The supervisory board may extend the indemnification provisions of UPC's articles of association to any of its officers, employees or agents.

     SBS's articles of incorporation provide that subject to certain exceptions every person who is, or has been, a director of officer of SBS will be indemnified by SBS to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved, as a party or other wise, by virtue of his or her service as a director or officer of SBS.

     SBS will not indemnify any director or officer:

     - against any liability to SBS or its shareholders incurred by reason of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

     - with respect to any matter as to which he or she has been found by a court of law to have acted in bad faith and not in the interest of SBS; or

     - in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction of by SBS's board of directors.

SHAREHOLDER MEETINGS

     UPC

     UPC is required to hold a general shareholders' meeting annually, and a general shareholders' meeting can be convened by the supervisory board, the management board or UnitedGlobalCom, as holder of all outstanding priority shares.

     SBS

     SBS is required to hold a general meeting of shareholders each year in Luxembourg, and the board of directors may call any number of extraordinary general meetings. In addition, the board of directors is obligated to call a general meeting of shareholders within one month after receipt of a written demand by shareholders representing one-fifth of the outstanding SBS shares entitled to vote at a shareholder meeting.

     SBS shareholders may be represented by written proxy so long as the written proxy is deposited with SBS at its registered offices in Luxembourg, or with any member of the board of directors, five days before the meeting.

DIVIDENDS

     UPC

     Each UPC ordinary share A and ordinary share B is entitled to the same amount of dividend if one is declared. UPC may not pay a dividend to holders of UPC ordinary shares A without paying a dividend to holders of ordinary shares B.

     Subject to certain exceptions, UPC may only pay dividends on profits as shown in UPC's annual financial statements. UPC may not pay dividends if the payment would reduce shareholders' equity below the sum of the paid-up capital and any reserves required by Netherlands law. Under UPC's articles of association, the priority shares and preference shares have preferential dividend rights. Thereafter, the management board, upon approval of the supervisory board, determines how much of the remaining profit will be allocated to UPC's reserves before dividends are paid on the ordinary shares. The management board, with the approval of the supervisory board, may propose to the shareholders at the general meeting that some or all of the dividends on the ordinary shares will be paid in UPC shares rather than in cash. The management board, with the approval of the supervisory board and subject to certain statutory provisions, may distribute one or more interim dividends. Any dividends paid but not claimed by the recipient within five years revert to UPC.

     As a holder of UPC ADSs, you would generally have the right to receive the distributions UPC makes on the UPC ordinary shares A deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive these distributions under the terms of the deposit agreement in proportion to the number of UPC ADSs held as of a specified record date.

     SBS

     Holders of SBS shares participate pro rata in dividends, if any are declared.

     Interim dividends can be declared by SBS up to two times in any fiscal year (in the third and fourth quarter) by the board of directors. Interim dividends cannot be paid within six months of the closing of the preceding year and can only be paid after the prior year's financial statements have been approved, and SBS's independent auditor must report that SBS has adequate funds to pay the dividends at the time of the declaration. Final dividends may be declared by the board of directors once a year and must be approved at the annual general meeting of shareholders. Both interim and final dividends can be paid out of any earnings, retained and current, as well as paid-in surplus. Luxembourg law authorizes the payment of stock dividends if sufficient surplus exists to provide for the related increase in capital.

     Luxembourg law requires that each year 5% of SBS's net profits be allocated to a legal reserve until such reserve equals 10% of the issued and outstanding capital of SBS. Dividends cannot be called until such reserve is satisfied. This legal reserve is not available for dividends. If there are no net profits, the legal reserve may also be satisfied by a transfer from capital surplus. The legal reserve requirement for SBS has been satisfied by this kind of transfer. However, as SBS has not had any net profits, Luxembourg law prevents SBS from declaring or paying any dividends.

LIMITATIONS ON SHARE OWNERSHIP

     UPC

     UPC's articles of association do not place limitations on ownership of UPC ordinary shares A.

     Under the Dutch Act on Disclosure of Holdings in Listed Companies, any person who acquires or disposes of an interest in the capital stock and/or the voting rights of UPC (whether in the form of UPC ADSs or UPC ordinary shares A), must give written notice to UPC and to the Securities Board of The Netherlands of that acquisition or disposal if, as a result of that acquisition or disposal, that shareholder's total capital interest or voting rights in UPC rises or falls to a different percentage "bandwidth." The percentage bandwidths in the Dutch law are 0% to 5%, 5% to 10%, 10% to 25%, 25% to 50%, 50% to 66 2/3%, and over
66 2/3%.

     Under the Dutch Securities Market Supervision Act, any shareholder with a capital interest of more than 25% in any company that has listed securities on the Amsterdam Stock Exchange must also notify the Securities Board of the Netherlands of any and all transaction involving those securities and certain derivative securities. This requirement also applies to, among others, the directors of a company that is a 25% shareholder of a listed company.

     SBS

     A person who owns more than 20% of the SBS shares or voting power of SBS at any time who has not obtained approval from the board of directors cannot be registered, or otherwise accepted, as a shareholder, and such a person will have no voting rights, rights to dividends or distributions, or any other rights as a shareholder for that portion of that person's shareholding that exceeds 20%.

     The SBS board of directors may approve the ownership by a person of more than 20% of the SBS shares or voting power

     - if that person has, prior to purchasing more than 20% of the SBS shares or votes, requested the approval of the board of directors to own more than the 20% share ownership limit;

     - if that person has made a legally binding and irrevocable bona fide offer to all shareholders of SBS to purchase all SBS shares and votes in the company at a price deemed favorable by the board of directors, at its discretion; or

     - in other circumstances determined by the board of directors

     On December 10, 1999, SBS's board authorized UPC to exceed the 20% share ownership limit to hold up to approximately 23.4% of the issued and outstanding SBS shares. SBS's board has also authorized UPC to exceed the 20% share ownership limit to complete the exchange offer.

ACQUISITION OR REDEMPTION OF SHARES

     UPC

     UPC may acquire its own UPC ordinary shares A and other shares subject to certain provisions of Netherlands law. UPC may only acquire its own fully-paid shares for consideration if

     - the shareholders' equity less the payment required to make the acquisition does not fall below the sum of the paid-up and called portion of the share capital and any statutory reserves, and

     - UPC and its subsidiaries would thereafter not hold or hold in pledge shares with an aggregate nominal value exceeding one-tenth of UPC's issued share capital.

     Shares held by UPC in its own capital or by its subsidiaries may not be voted or counted for quorum purposes at shareholders' meetings.

     Acquisitions by UPC of its own shares may be effected by UPC's management board, subject to the approval of the supervisory board and UnitedGlobalCom, as holder of all outstanding priority shares, only if the general meeting of shareholders has authorized the management board to effect these acquisitions. The general meeting adopted a resolution of this type on July 23, 1999. Such resolutions expire within 18 months. Acquisitions by UPC of its own shares that are listed on a stock exchange do not require an authorization of the general meeting if made for the purpose of transferring shares to UPC's employees or employees of a company in the UPC group.

     Upon the proposal of our management board and after approval of our supervisory board, the general meeting of shareholders may resolve to reduce the issued share capital by cancellation of shares or by reducing the nominal value of our shares, subject to certain statutory provisions and the provisions of our articles of association.

     SBS

     SBS's articles of incorporation permit SBS to redeem its own shares, subject to applicable law.

FORM OF SHARES

     UPC

     UPC ordinary shares A may, at the option of the shareholder, be registered shares or bearer shares. Subject to certain conditions, shareholder may convert ordinary shares in bearer form into registered ordinary shares of the same class at any time, and vice versa.

     UPC ADSs are only in registered form.

     SBS

     SBS shares are only in registered form.

                MATERIAL TAX CONSEQUENCES UNDER NETHERLANDS LAW

     In general, for Dutch tax purposes, holders of UPC ADSs will be treated as owners of the UPC ordinary shares A represented by UPC ADSs.

DUTCH TAXES

     The statements below represent a broad analysis of Clifford Chance Limited Liability Partnership of the present Netherlands tax laws with respect to material Dutch tax implications of investing in the UPC ordinary shares A and UPC ADSs. They do not address special rules that may apply to special classes of holders of ordinary shares and are not to be read as extending by implication to matters not specifically referred to in this prospectus. As to individual tax consequences, each investor in UPC ordinary shares A or UPC ADSs should consult his or her tax counsel.

SUBSTANTIAL INTEREST

     A shareholder that owns, either via shares or options, directly or indirectly, five percent or more of any class of shares, or five percent or more of the total issued share capital of a company resident in The Netherlands (a substantial interest) is subject to special rules. Profit participation rights which give the holder rights to five percent or more of the annual profit or five percent or more of the liquidation proceeds of a company resident in The Netherlands will also qualify as a substantial interest. A shareholder is deemed to own a substantial interest if part of a substantial interest has been disposed of on a non-recognition basis. With respect to individuals, certain attribution rules exist in determining the presence of a substantial interest.

     Under the income tax treaty in effect between the United States and the Netherlands, a person who is a resident of the United States and who has a substantial or deemed substantial interest in our share capital will be exempt from income tax imposed by The Netherlands, unless that person is an individual who, at any time during the five-year period preceding the sale or disposition of UPC ordinary shares A or UPC ADSs, has been a resident of The Netherlands, and at the time of the sale or disposition owns, either alone or together with certain related individuals, at least 25% of any class of our shares.

     Unless indicated otherwise, the term "shareholder," as used below, includes an individual and entities as defined under Dutch tax law holding UPC ordinary shares A or UPC ADSs, but does not include any person owning a substantial interest in UPC.

DUTCH TAX CONSEQUENCES FOR RESIDENTS OR DEEMED RESIDENTS OF THE NETHERLANDS

DUTCH DIVIDEND WITHHOLDING TAX

     In general, a dividend distributed by UPC will be subject to a withholding tax imposed by The Netherlands at a statutory rate of 25%. Dividends include dividends in cash or in kind, deemed and constructive dividends, repayment of paid-in capital not recognized as capital for Netherlands dividend withholding tax purposes and liquidation proceeds in excess of the average paid-in capital recognized as capital for Netherlands dividend withholding tax purposes. Generally a resident shareholder will be allowed a credit against Dutch income tax or corporation tax for the tax withheld on dividends paid on UPC ordinary shares A or ADSs. A corporate resident shareholder that is not subject to Dutch corporate income tax may, under certain conditions, be entitled to a refund of the tax withheld. Ordinary share dividends paid out of our paid-in-share premium, recognized as capital for Netherlands dividend withholding tax purposes, will not be subject to this withholding tax.

     Dividends we pay to a corporate resident shareholder that qualifies for the "participation exemption," as defined in Article 13 of The Netherlands Corporation Tax Act 1969 (the "Corporation Tax Act"), will not be subject to the dividend withholding tax if the UPC ordinary shares A or UPC ADSs are attributable to the shareholder's business carried out in The Netherlands. A corporate resident shareholder will qualify for the participation exemption if, among other things, the corporate resident shareholder owns at least five percent of our nominal paid-up capital.

DUTCH INDIVIDUAL INCOME TAX AND CORPORATION INCOME TAX

     If the UPC ordinary shares A or UPC ADSs are held by an individual resident shareholder, income derived from the UPC ordinary shares A or UPC ADSs is subject to Dutch income tax on a net income basis at progressive rates. An individual generally is entitled to a dividend exemption of NLG1,000 a year (NLG2,000 a year for married couples). UPC ordinary shares A or UPC ADSs distributed to individual resident shareholders from our share premium account (as recognized for Dutch tax purposes) are also exempt from Dutch income tax. The dividend exemption is not available to an individual resident shareholder if the UPC ordinary shares A or UPC ADSs are:

     - attributable to a trade or business carried on by the shareholder; or

     - form part of a substantial interest.

     Dividends accruing to individual shareholders that hold a substantial interest are subject to income tax at a rate of 25% on a net basis.

     Dividends received from UPC ordinary shares A or UPC ADSs by corporate resident shareholders will be subject to Dutch corporation tax on a net basis unless the company's shareholding qualifies for the participation exemption. Dividends received from UPC ordinary shares A or UPC ADSs by a pension fund as defined in the Corporation Tax Act are not subject to Dutch corporation tax.

CAPITAL GAINS REALIZED FROM THE SALE OR EXCHANGE OF UPC ORDINARY SHARES A OR UPC ADSS

     Capital gains derived from the sale, conversion or disposition of UPC ordinary shares A or UPC ADSs by an individual resident shareholder are not subject to Dutch income tax provided:

     - the UPC ordinary shares A or UPC ADSs were not acquired directly or indirectly by us or our subsidiaries;

     - the shareholder did not have a substantial interest in our share capital at the time of the sale or exchange; and

     - the UPC ordinary shares A or UPC ADSs were not assets of a business.

     Capital gains realized by an individual resident shareholder on the disposal of UPC ordinary shares A or UPC ADSs forming part of a substantial interest are subject to tax at a rate of 25%. Capital gains realized by an individual resident shareholder from the sale or exchange of ordinary shares A or UPC ADSs forming part of the assets of a shareholder's business are subject to tax on a net income basis at the progressive income tax rates.

     If the UPC ordinary shares A or UPC ADSs are held by a corporate resident shareholder, capital gains realized from the sale or exchange of UPC ordinary shares A or UPC ADSs are subject to Dutch corporation tax unless the shareholding qualifies for the participation exemption. If the UPC ordinary shares A or UPC ADSs are held by a qualifying pension fund, gains realized from the sale or exchange of UPC ordinary shares A or UPC ADSs are exempt from Dutch corporation tax.

DUTCH NET WEALTH TAX

     An individual who resides, or is deemed to reside, in The Netherlands generally will be subject to a net wealth tax at a rate of 0.7% on the fair market value of the UPC ordinary shares A or UPC ADSs, with certain exceptions.

DUTCH GIFT TAX AND INHERITANCE TAX

     Dutch gift tax or inheritance tax will be due with respect to a gift or inheritance of UPC ordinary shares A or ADSs from a person who resided, or was deemed to have resided, in The Netherlands at the time of the gift or his or her death. A Dutch national is deemed to have been a resident of The Netherlands if he or she was a resident in The Netherlands at any time during the 10 years preceding the date of the gift or the date of his or her death. For gift tax purposes, each person, regardless of nationality, is deemed to be a Dutch resident if he or she was a resident in The Netherlands at any time during the 12 months preceding the date of the gift. The 10-year and 12-month residency rules may be modified by treaty.

     However, in case of a gift by an individual who at the time of the gift was neither a resident nor deemed to be a resident in The Netherlands and such individual dies within 180 days after the date of the gift, while being a resident or deemed to be a resident in The Netherlands, such tax will be due.

     Liability for payment of the gift tax or inheritance tax rests with the donee or heir, respectively. The rate at which these taxes are levied is primarily dependent on the fair market value of the gift or inheritance and the relationship between the donor and donee or the deceased and heir(s). Exemptions may apply under specific circumstances.

VALUE ADDED TAX

     No Netherlands value added tax is imposed on dividends under the UPC ordinary shares A or UPC ADSs or on the transfer of the UPC ordinary shares A or UPC ADSs.

RESIDENCE

     A non-resident shareholder will not become resident, or deemed to be resident, in The Netherlands solely as a result of holding an UPC ordinary share A or UPC ADSs or of the execution, performance, delivery and/or enforcement of rights in respect of the UPC ordinary shares A or UPC ADSs.

DUTCH TAX CONSEQUENCES FOR NON-RESIDENTS OF THE NETHERLANDS

DUTCH DIVIDEND WITHHOLDING TAX

     In general, a dividend distributed by UPC will be subject to a withholding tax imposed by The Netherlands at a statutory rate of 25%. Dividends include dividends in cash or in kind, deemed and constructive dividends, repayment of paid-in capital not recognized as capital for Netherlands dividend withholding tax purposes and liquidation proceeds in excess of the average paid-in capital recognized as capital for Netherlands dividend withholding tax purposes. Ordinary share dividends paid out of our paid-in-share premium, recognized as capital for Netherlands dividend withholding tax purposes, will not be subject to this withholding tax.

     A non-resident holder of UPC ordinary shares A or UPC ADSs can be eligible for a partial or complete exemption or refund of all or a portion of the above withholding tax under a tax convention that is in effect between The Netherlands and the non-resident shareholder's country of residence. The Netherlands has concluded such conventions with the United States, all European Union member states except Portugal, and a large number of other countries.

     A non-resident shareholder may benefit from a reduced dividend withholding tax rate pursuant to an income tax treaty in effect between the shareholder's country of residence and The Netherlands. Under most Dutch income tax treaties, the withholding tax rate is reduced to 15% or less provided that:

     - the recipient shareholder does not have a permanent establishment in The Netherlands to which the UPC ordinary shares A and UPC ADSs are attributable; and

     - the recipient shareholder is the beneficial owner of the dividends.

     A non-resident shareholder who receives dividends distributed by UPC on ordinary shares or who realizes a gain from the sale or disposition of ordinary shares, will not be subject to Netherlands taxation on the income or gain unless:

     - the income, dividend or capital gain is attributable to an enterprise or part thereof that is carried on through a permanent establishment or permanent representative in The Netherlands; or

     - the non-resident shareholder holds, directly or indirectly, a substantial interest or a deemed substantial interest in UPC that does not form part of the assets of an enterprise.

     The withholding of tax on UPC ordinary shares A or UPC ADS dividend distributions to a non-resident corporate shareholder carrying on a business through a Dutch permanent establishment is not required as long as:

     - the Dutch participation exemption applies; and

     - the UPC ordinary shares A or UPC ADSs form a part of the permanent establishment's business assets.

     To qualify for the participation exemption, this entity should hold at least five percent of our nominal paid-up capital and the UPC ordinary shares A or UPC ADSs must form a part of the permanent establishment's business assets.

DUTCH INDIVIDUAL INCOME TAX AND CORPORATION INCOME TAX ON INCOME AND CAPITAL
GAINS

     A non-resident shareholder who receives dividends distributed by UPC on ordinary shares or who realizes a gain from the sale or disposition of ordinary shares, will not be subject to Netherlands taxation on the income or gain unless:

     - the income, dividend or capital gain is attributable to an enterprise or part thereof that is carried on through a permanent establishment or permanent representative in The Netherlands; or

     - the non-resident shareholder holds, directly or indirectly, a substantial interest or a deemed substantial interest in UPC that does not form part of the assets of an enterprise.

     Capital gains derived from the sale, conversion or disposition of UPC ordinary shares A or UPC ADSs by a non-resident corporate shareholder carrying on a business through a permanent establishment in The Netherlands are not subject to Dutch corporation tax provided:

     - the Dutch participation exemption would apply; and

     - the UPC ordinary shares A or UPC ADSs are attributable to the business carried out in The Netherlands.

     To qualify for the participation exemption, the shareholder must hold at least five percent of the UPC nominal paid-up capital and meet certain other requirements.

     Under most Dutch tax treaties, the right to tax capital gains realized by a non-resident shareholder from the sale or exchange of UPC ordinary shares A or UPC ADSs is allocated to the shareholder's country of residence.

DUTCH NET WEALTH TAX

     A non-resident corporate shareholder is not subject to Netherlands net wealth tax. Netherlands net wealth tax will not be levied on an individual non-resident shareholder unless the UPC ordinary shares A or UPC ADSs are attributable to an enterprise or part thereof that is carried on through a permanent establishment or a permanent representative in The Netherlands.

DUTCH GIFT TAX AND INHERITANCE TAX

     A gift or inheritance of UPC ordinary shares A or UPC ADSs from a non-resident shareholder will not be subject to Dutch gift tax or inheritance tax in the hands of the donee or heir provided the nonresident shareholder was not:

     - a Dutch national who has been a resident in The Netherlands at any time during the 10 years preceding the date of gift or the date of death or, in the event he or she was a resident in The Netherlands during such period, the non-resident shareholder was not a Dutch national at the time of gift or death;

     - solely for the purpose of the gift tax, a resident of The Netherlands at any time during the 12 months preceding the time of the gift;

     - engaged in a business in The Netherlands through a permanent establishment or a permanent representative which included in its assets the UPC ordinary shares A or UPC ADSs; and

     - entitled to share directly (not through the beneficial ownership of UPC ordinary shares A or UPC ADSs or similar securities) in the profits of an enterprise managed and controlled in The Netherlands which owned or is deemed to have owned UPC ordinary shares A or ADSs.

     A Dutch national is deemed to have been a resident of The Netherlands if he or she was a resident in The Netherlands at any time during the 10 years preceding the date of the gift or the date of his or her death. For gift tax purposes, each person (regardless of nationality) is deemed to be a Dutch resident if he or she was a resident in The Netherlands at any time during the 12 months preceding the date of the gift. The 10-year and 12-month residency rules may be overruled by treaty.

     However, in case of a gift by an individual who at the time of the gift was neither a resident nor deemed to be a resident in The Netherlands and such individual dies within 180 days after the date of the gift, while being a resident or deemed to be a resident in The Netherlands, such tax will be due.

VALUE ADDED TAX

     No Netherlands value added tax is imposed on dividends under the UPC ordinary shares A or UPC ADSs or on the transfer of the UPC ordinary shares A or UPC ADSs.

RESIDENCE

     A non-resident shareholder will not become resident, or deemed to be resident, in The Netherlands solely as a result of holding an UPC ordinary share A or UPC ADSs or of the execution, performance, delivery and/or enforcement of rights in respect of the UPC ordinary shares A or UPC ADSs.

PENDING TAX REFORM

     In The Netherlands, a major tax reform is pending which is expected to become effective as of January 1, 2001. It will, in particular, change the taxation in relation to shares held by individual shareholders resident or deemed resident of The Netherlands. According to the proposed legislation, Dutch individual resident shareholders will be taxed annually at a rate of 30% on a deemed income of 4% of the average annual value of the shares, regardless of whether any dividends are received or capital gains are realized, or capital losses are suffered.

                           FORWARD-LOOKING STATEMENTS

     We caution you that, in addition to the historical financial information included herein, this prospectus includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act") that are based on management's beliefs, as well as on assumptions made by and information currently available to management. All statements other than statements of historical fact included in this prospectus, including statements concerning the business, anticipated events or trends, future financial position and economic prospects, results of operations, business strategy and anticipated benefits of our proposed business combination and plans, expectations, beliefs and objectives of management for future operations of UPC and SBS, may constitute forward-looking statements.

     In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "plan," "seek," or "continue" or the negative thereof or variations thereon or similar terminology. Such forward-looking statements involve known and unknown risks, including, but not limited to, national and international economic and market conditions, competitive activities or other business conditions, and customer reception of our existing and future services. Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations as of the date hereof, there can be no assurance that our actual results, performance or achievements will not differ materially from any future results, performance or achievements expressed or implied from such forward-looking statements.

     You should be aware that the multi-channel television, telephone and Internet/data service industries are changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent in this prospectus are subject to a greater degree of risk than similar statements regarding certain other industries. Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are disclosed in this prospectus, including without limitation in conjunction with the forward-looking statements included in this prospectus and under "Risk Factors." All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

     These and other risk factors are discussed in more detail in this prospectus. Many such factors are beyond our ability to control or predict. Readers are cautioned not to rely on forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

                                 LEGAL MATTERS

     Clifford Chance Limited Liability Partnership, Netherlands counsel for UPC, has rendered an opinion with respect to the validity of the UPC ordinary shares A to be issued in connection with the exchange offer and also has rendered an opinion with respect to certain Netherlands tax matters. Clifford Chance Rogers & Wells LLP, U.S. counsel for UPC, is advising UPC as to U.S. legal matters in connection with the exchange offer. Sullivan & Cromwell, U.S. counsel for SBS, is advising SBS as to certain U.S. legal matters in connection with the exchange offer. Stibbe Simont Monahan Dubot, Netherlands counsel to SBS, is advising SBS as to certain Netherlands legal matters in connection with the exchange offer. Arendt & Meternach, Luxembourg counsel for SBS, is advising SBS as to certain Luxembourg legal matters in connection with the exchange offer.

                                    EXPERTS

     The consolidated financial statements of United Pan-Europe Communications N.V. incorporated by reference in the registration statement of which this prospectus is a part for the year ended December 31, 1999 have been audited by Arthur Andersen, independent accountants, as indicated in their report with respect to it, and are incorporated by reference herein upon the authority of that firm as experts in giving that report.

     The consolidated financial statements of United TeleKabel Holding N.V. incorporated by reference in the registration statement of which this prospectus is a part for the period from commencement of operations (August 6, 1998) until December 31, 1998, have been audited by Arthur Andersen, independent accountants, as indicated in their report with respect to it, and are incorporated by reference herein upon the authority of said firm as experts in giving that report.

     The consolidated financial statements of @Entertainment, Inc. incorporated by reference in the registration statement of which this prospectus is a part have been audited by KPMG Polska Sp.z o.o, independent auditors, as indicated in their report with respect thereto, and are incorporated by reference herein upon the authority of that firm as experts in giving that report.

     The consolidated financial statements of NBS Nordic Broadband Services AB incorporated by reference in the registration statement of which this prospectus is a part have been audited by Ernst & Young AB, independent auditors, as indicated in their report with respect thereto, and are incorporated by reference herein upon the authority of that firm as experts in giving that report.

     The consolidated financial statements of Singapore Telecom International Svenska AB, as of and for the year ended March 31, 1998, and the Reconciliation of Significant Differences between U.S. and Swedish Generally Accepted Accounting Principles incorporated by reference in the registration statement of which this prospectus is a part from the United Pan-Europe Communications N.V. Form 8-K/A dated September 17, 1999 on pages F-70 through F-91 of that Form 8-K/A have been so incorporated in reliance on the reports of PricewaterhouseCoopers, independent accountants, given on the authority of that firm as experts in auditing and accounting.

     The combined financial statements of the ENECO KabelTV and Telecom Group as of December 31, 1999 and for the year then ended incorporated by reference in the registration statement of which this prospectus is a part have been audited by Arthur Andersen, independent accountants, as indicated in their report with respect to it, and are incorporated by reference herein upon the authority of that firm as experts in giving that report.

     The financial statements of TV3 Ltd., Schlieren for the period from July 8, 1998 to December 31, 1999 incorporated by reference in the registration statement of which this prospectus is a part have been audited by ATAG Ernst & Young Ltd., independent auditors, as indicated in their report with respect thereto, and are incorporated by reference herein upon the authority of that firm as experts in giving that report.

     The consolidated financial statements of SBS appearing in its Annual Report on Form 20-F for the year ended December 31, 1999, have been audited by Ernst & Young, Statsautoriseret Revisionsaktieselskab, independent auditors, as described in their report included in that Annual Report and incorporated by reference in the registration statement of which this prospectus is a part. These consolidated financial statements are incorporated by reference in the registration statement of which this prospectus is a part in reliance upon the report given on the authority of this firm as experts in accounting and auditing.

                                                                      SCHEDULE I

               INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE
               OFFICERS OF UNITED PAN-EUROPE COMMUNICATIONS N.V.
                           AND UNITEDGLOBALCOM, INC.

UPC DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is the name and the present principal occupation or employment and material occupations, positions, offices or employment for the past five years of the directors and executive officers of United Pan-Europe Communications N.V. ("UPC"). The principal business address of UPC and, unless otherwise indicated below, the current business address or a business address to which communications can be sent, for each individual listed below is Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands. Unless otherwise indicated, each such person is a citizen of the United States.

     During the past five years, UPC has not, and to the knowledge of UPC, none of the directors and executive officers of UPC described below has (1) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Supervisory Board

     The general affairs and business of UPC are supervised by a supervisory board appointed by the general meeting of shareholders upon proposal of UnitedGlobalCom, Inc. ("UnitedGlobalCom") as the holder of our outstanding priority shares. Mr. Gene Schneider, UnitedGlobalCom's Chairman and Chief Executive Officer and the former Chairman of the Supervisory Board, resigned from the Supervisory Board in February 1999. Pursuant to the rules and procedures of the Supervisory Board, he became a non-voting adviser to the Supervisory Board and has the right to attend and participate in the meetings of the Supervisory Board.

     UPC's supervisory directors are appointed at the general meeting of shareholders from a list proposed by UnitedGlobalCom, as the holder of all of UPC's outstanding priority shares or through direct appointment by Philips Electronics N.V. Philips currently has the right to appoint and remove one of UPC's supervisory directors, so long as Philips has any liability in respect of certain agreements relating to the Telekabel Wien system, which is expected to terminate by 2006. UPC has agreed to indemnify Philips against such liability. UPC and UnitedGlobalCom have agreed to use their reasonable best efforts to obtain the release by the City of Vienna of Philips from such liability. Philips' representative on the supervisory board must approve (1) the disposition of assets aggregating more than 30% of the consolidated assets or generating more than 30% of the consolidated revenues of the Telekabel Group, or
(2) UPC's merger or consolidation into any other entity that is not wholly-owned by UnitedGlobalCom. The Discount Group, UPC's partner in its Israeli system, has a contractual right to nominate one director and UnitedGlobalCom has agreed to vote in favor of the Discount Group's nominee subject to certain conditions. The Discount Group has not to date exercised its contractual right to nominate a supervisory director. The Discount Group's nomination may be set aside by two-thirds of the votes cast at the general meeting of shareholders representing more than one-half of the issued nominal capital.

     The Supervisory Directors and Adviser are:

                       Principal Occupation or Employment During Past Five Years,
Name                          Positions with UPC and Certain Directorships
----                   ----------------------------------------------------------

Michael T. Fries.......
                      Mr. Fries has been a member of the Supervisory Board since September 1998 and the Chairman since February 1999. Mr. Fries became a director of UnitedGlobalCom in November 1999 and is President of UnitedGlobalCom and President of United Latin America, Inc., a wholly-owned subsidiary of UnitedGlobalCom, positions he has held since September 1998. He is also the Executive Chairman of Austar United Communications Limited ("Austar United"), UnitedGlobalCom's majority-owned subsidiary, a position he has held since June 1999. Mr. Fries also serves as President and Chief Executive Officer of United Asia/Pacific Communications, Inc., a wholly-owned subsidiary of UnitedGlobalCom, positions he has held since June 1995 and December 1996, respectively. In January 2000, Mr. Fries also became a member of the Supervisory Board of chello broadband N.V., our Internet portal and ISP. From March 1990 to June 1995, Mr. Fries served as UnitedGlobalCom's Senior Vice President, Development, in which capacity he was responsible for managing UnitedGlobalCom's acquisitions and new business development activities, including UnitedGlobalCom's expansion into the Asia/Pacific, Latin American and European markets.

John P. Cole, Jr.......
                      Mr. Cole became a member of the Supervisory Board in February 1999 and has been a director of UnitedGlobalCom since March 1998. In January 2000, he also became a member of chello broadband's Supervisory Board. Mr. Cole has practiced law in Washington, D.C. since 1956 and has been counsel over the years in many landmark proceedings before the U.S. Federal Communications Commission, reflecting the development of the cable television industry. In 1966, he founded the law firm of Cole, Raywid & Braverman, a firm specializing in all aspects of telecommunications and media law.

Richard De Lange.......
                      Mr. De Lange has been a member of the Supervisory Board since April 1996. Since October 1998, Mr. De Lange has been Chairman of the Philips organization in The Netherlands (Philips Nederland B.V. and Nederlandse Philips Bedrijven B.V.). He also serves as President and Chief Executive Officer of Philips Media B.V., which position he assumed in February 1996. From April 1995 until October 1998, Mr. De Lange was Chairman and Managing Director of Philips Electronics UK Ltd. Previously, Mr. De Lange served since 1970 in various capacities with subsidiaries of Philips, including as President of Philips Lighting Europe from December 1990 until April 1995.

Ellen P. Spangler......
                      Ms. Spangler became a member of the Supervisory Board in February 1999. Ms. Spangler is the Senior Vice President of Business and Legal Affairs and Secretary of UnitedGlobalCom, positions she has held since December 1996. Ms. Spangler is responsible for the legal operations of UnitedGlobalCom. Prior to assuming her current positions, since February 1991, she served as a Vice President of UnitedGlobalCom, where her responsibilities included business and legal affairs, programming and assisting on development projects.

Tina Wildes............
                      Ms. Wildes became a member of the Supervisory Board in February 1999. Ms. Wildes has been a director of UnitedGlobalCom since November 1999 and the Senior Vice President of Development Oversight and Administration of UnitedGlobalCom since May 1998. In January 2000, she also became a member of the Supervisory Board of chello broadband. From October 1997 until May 1998, Ms. Wildes served as Senior Vice President of Programming for UnitedGlobalCom. From December 1993 to October 1997, she served as Regional Vice President of UnitedGlobalCom's Latin America region. Prior to that time, from 1988 to 1994, Ms. Wildes served as either a director or Vice President for development, programming and operations for several of UnitedGlobalCom's European operating companies.

Gene W. Schneider......
                      Mr. Schneider served as a member of the Supervisory Board from July 1995 until February 1999, when he became an adviser to the Supervisory Board. Mr. Schneider is also the Chairman of the Board of Directors of UnitedGlobalCom, a position he has held since its inception in May 1989 and was a director of United International Holdings, a Colorado general partnership, since September 1989 until its dissolution in December 1993. In addition to serving as UnitedGlobalCom's Chairman, Mr. Schneider has served as UnitedGlobalCom's Chief Executive Officer since October 1995, and served as UnitedGlobalCom's President from October 1997 until he relinquished the title in September 1998. Mr. Schneider has served as a director of Austar United since June 1999. Mr. Schneider served as Chairman of United Artists Entertainment Company, then the third largest multiple system cable operator in the United States, from May 1989 until its merger with Tele-Communications, Inc. in November 1991. He was a founder of United Cable Television Corporation in the early 1950s and, as its Chairman and Chief Executive Officer, helped build United Cable into the eighth-largest multiple system operator in the United States prior to its merger with United Artists in 1989. Mr. Schneider has been active in cable television affairs and has served on the board of the National Cable Television Association (the "NCTA") and on numerous committees and special projects thereof since NCTA's inception in the early 1950s. Mr. Schneider is one of the original inductees into NCTA's Cable Television Pioneers. Mr. Schneider is the Chairman of the Board of Advance Display Technologies, Inc. and an adviser to the Supervisory Board of chello broadband.

     The Supervisory Board has an Audit Committee and a Compensation Committee. The Audit Committee is comprised of Mr. Fries, Mr. Cole and Mr. De Lange. The Compensation Committee is comprised of Mr. Fries, Ms. Spangler and Ms. Wildes.

Family Relationships

     Tina Wildes, a member of the supervisory board, and Mark L. Schneider, the Chairman of the management board and chief executive officer, are sister and brother. Gene W. Schneider is their father. No other family relationships exist between any other members of the supervisory board or management board.

Management Board and Other Key Employees

     The members of the management board and other key employees are:

Mark L. Schneider......
                      Mr. Schneider has been Chief Executive Officer and Chairman of our management board since April 1997. Mr. Schneider has been a member of the board of directors of UnitedGlobalCom since April 1993 and served as its Executive Vice President from December 1996 to December 1999. In addition, Mr. Schneider has been chairman of the Supervisory Board of chello broadband since March 1998. From April 1997 to September 1998, he served as our President and from May 1996 to December 1996, he served as Chief of Strategic Planning and Operational Oversight of UnitedGlobalCom. He served as President of UnitedGlobalCom from July 1992 until June 1995 and as Senior Vice President of UnitedGlobalCom from May 1989 until July 1992. Mr. Schneider also worked as a consultant for UnitedGlobalCom from June 1995 to May 1996. Mr. Schneider is a director of Advance Display Technologies, Inc.

John F. Riordan........
                      Mr. Riordan was appointed President in June 1999, and has been a member of the management board since September 1998. Also in September 1998, Mr. Riordan was appointed Vice Chairman of the Supervisory Board of chello broadband, where he oversaw the implementation of UPC's Internet/data services and digital distribution platform and in June 1999, Mr. Riordan became a director of Austar United. Mr. Riordan has also served as a director of UnitedGlobalCom since March 1998. From March 1998 to June 1999, he served as Executive Vice President and from September 1998 to June 1999, he served as President of Advance Communications for UPC, where he oversaw the implementation of UPC's Internet/data services and digital distribution platform. From 1992 until November 1998, Mr. Riordan served as Chief Executive Officer of Princes Holdings Limited, the Irish multi-channel television operating company of which UPC owned 20% until its sale in November 1998.

Nimrod J. Kovacs.......
                      Mr. Kovacs was appointed Executive Chairman, Central Europe in August 1999. He was appointed managing director of Eastern Europe in March 1998 and a member of the management board in September 1998. He has served in various positions with UnitedGlobalCom, including president of United Programming, Inc., from December 1996 until August 1999, President, Eastern Europe Electronic Distribution & Global Programming Group from January to December 1996 and Senior Vice President, Central/Eastern Europe from March 1991 until December 1995.

Scott Bachman..........
                      Mr. Bachman has served as Managing Director of Technology and Purchasing since February 1998. From March 1996 until February 1998, Mr. Bachman was Vice President of Engineering and the Chief Technology Officer. From April 1991 to March 1996, Mr. Bachman was Vice President of Operations & Technology Projects for Cable Television Laboratories, Inc.

Charles
H. R. Bracken..........
                      Mr. Bracken has been Chief Financial Officer since November 1999. Prior to November 1999, Mr. Bracken served as Managing Director of Strategy, Acquisitions and Corporate Development from March 1999. Mr. Bracken became a member of the management board in July 1999 and a member of the Supervisory Board of chello broadband in March 1999. From 1994, he held a number of positions at Goldman Sachs International in London, most recently as Executive Director, Communications, Media and Technology. While at Goldman Sachs, he was responsible for providing merger and corporate finance advice to a number of communications companies, including UPC.

Steven D. Butler.......
                      Mr. Butler became managing director of UPC Capital and treasurer in February 1998. Mr. Butler is responsible for all corporate and project debt/equity financing activities, as well as banking and investor relations. From July 1995 until February 1998, Mr. Butler served as Vice President and Treasurer. Prior to that, Mr. Butler served as Director of Finance at UnitedGlobalCom since May 1991.

Simon Oakes............
                      Mr. Oakes has served as managing director of programming since March 1998 at UPC, where he is responsible for programming operations and development activities. From 1994 until joining UPC, Mr. Oakes independently developed and produced feature films including Single Girls' Diary (Granada Films), The Main of Buttermere (Tribeca and United Artists) and Cave (Working Title and Polygram). From 1989 until 1994, Mr. Oakes served as Co-chairman of Crossbow Films, a film production company.

Ray D. Samuelson.......
                      Mr. Samuelson was appointed managing director of finance and accounting in February 1998, responsible for all accounting, reporting, budgeting, management information systems and administrative activities. From UPC's formation in July 1995 until February 1998, Mr. Samuelson served as Vice President of Finance & Accounting. From 1992 to 1995, he was Vice President of Finance and Administration of the Cable Operations Division at UnitedGlobalCom. Prior to Mr. Samuelson's appointment with UnitedGlobalCom, he was employed by US WEST. While with US WEST, from 1990 to 1992, Mr. Samuelson was seconded to UnitedGlobalCom's and US WEST's Norwegian, Swedish and Hungarian cable television partnership, where he served as the Chief Financial Officer.

Anton M. Tuijten.......
                      Mr. Tuijten joined UPC in September 1998 as Vice President of legal services and was appointed General Counsel in May 1999. Mr. Tuijten has been a member of the management board since March 2000. Mr. Tuijten has also served as General Counsel for and a member of the management board of chello broadband since December 1998. From 1992 until joining UPC, Mr. Tuijten was General Counsel and Company Secretary of Unisource, an international telecommunications company. Prior to that he worked as a Senior Corporate Lawyer at KPN, the Dutch telecom operator.

Andrew Barron..........
                      Mr. Barron became Managing Director of Media in November 1999, a new position created to oversee the development of UPC's digital media strategy. Prior to joining UPC, Mr. Barron served as Executive Vice President of New Media & Business Development at Walt Disney International Europe, with responsibility for overseeing Walt Disney's Internet businesses in Europe. Mr. Barron joined Walt Disney in 1995. Prior to joining Walt Disney, Mr. Barron worked for McKinsey & Co. as a management consultant specializing in international telecoms strategy and mergers and acquisitions activity. Mr. Barron has also been a member of the Supervisory Board of chello broadband since January 2000.

Jereon Bergman.........
                      Mr. Bergman became Managing Director of Video and Marketing in July 1999. Prior to his appointment, Mr. Bergman served as the Commercial Director at Casema, a subsidiary of France Telecom, and the second largest cable television operator in The Netherlands after us, a position he had held since 1996. From 1993 to 1996, Mr. Bergman worked for Optus Vision, and its shareholder Optus Communications, a long distance and mobile communications operator in Australia, primarily owned by Cable & Wireless Optus Limited.

Sudhir Ispahani........
                      Mr. Ispahani has served as Chief Technology Officer and Managing Director of Operations and Technology for chello broadband since March 1999. His primary responsibility is developing and implementing chello's technology architecture. Mr. Ispahani joined chello broadband as Corporate Technology Officer in July 1998 and has been a member of chello broadband's Management Board since November 1998. Prior to joining chello broadband in July 1998, Mr. Ispahani spent the nine preceding years with MCI Telecommunications. While at MCI, Mr. Ispahani's responsibilities included overseeing the design, engineering and support of MCI's data and voice networks in the U.S.

Roger Lynch............
                      Mr. Lynch has been the President and Chief Executive Officer and Chairman of the management board of chello broadband since November 1999. Prior to November 1999, Mr. Lynch served as President and Chief Financial Officer of chello broadband from July 1999. Prior to joining UPC, Mr. Lynch spent five years at Morgan Stanley Dean Witter where he was responsible for the bank's Internet corporate finance activity in Europe. In addition, Mr. Lynch was Morgan Stanley Dean Witter's Internet sector specialist and had advised UPC and chello broadband during the year preceding his appointment with UPC.

Shane O'Neill..........
                      Mr. O'Neill joined UPC as Managing Director, Strategy, Acquisitions and Corporate Development in November 1999. Prior to joining UPC, Mr. O'Neill spent seven years at Goldman Sachs in the New York, Sydney and London offices. Most recently, Mr. O'Neill was an Executive Director in the Advisory Group for Goldman Sachs in London where he worked on a number of mergers and acquisitions and corporate finance transactions for companies in the communications industry, including UPC. Prior to joining Goldman Sachs, Mr. O'Neill spent four years at Macquarie Bank in Sydney as well as three years at KPMG in Dublin where he qualified as a chartered accountant.

Iain Osborne...........
                      Mr. Osborne has been Managing Director of Marketing Communications for chello broadband since March 1999 and has been a member of the management board of chello broadband since January 1999. Mr. Osborne's primary responsibility is to build the chello brand. Mr. Osborne joined UPC in July 1998 from Yahoo! Inc. where he served as Marketing and Communications Director, Europe.

UNITEDGLOBALCOM, INC. DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is the name and the present principal occupation or employment and material occupations, positions, offices or employments for the past five years of the directors and executive officers of UnitedGlobalCom. The principal business address of UnitedGlobalCom and, unless otherwise indicated below, the current business address or a business address to which communications can be sent, for each individual listed below is 4643 South Ulster Street, Suite 1300, Denver, Colorado USA 80237. Unless otherwise indicated, each such person is a citizen of the United States.

     During the past five years, UnitedGlobalCom has not, and to the knowledge of UPC, none of the directors and executive officers of UnitedGlobalCom described below has (1) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

     The directors and executive officers of UnitedGlobalCom and their ages, along with their respective position with UnitedGlobalCom as of March 31, 2000 are set forth below. All officers are appointed for an indefinite term serving at the pleasure of the Board.

NAME                                   AGE                           POSITION
----                                   ---                           --------
Gene W. Schneider....................  73     Chairman of the Board and Chief Executive Officer
Michael T. Fries.....................  37     Director and President
Mark L. Schneider....................  44     Director; Chief Executive Officer of UPC and Chairman
                                                of UPC's Board of Management
John F. Riordan......................  57     Director; President of UPC and Vice Chairman of UPC's
                                                Board of Management
Albert M. Carollo....................  86     Director
John P. Cole, Jr.....................  70     Director
Lawrence J. DeGeorge.................  83     Director
Curtis W. Rochelle...................  84     Director
John C. Malone.......................  59     Director
Henry P. Vigil.......................  42     Director
Tina M. Wildes.......................  39     Director and Senior Vice President

     The number of members of UnitedGlobalCom's Board is currently fixed at 11. UnitedGlobalCom's Second Restated Certificate of Incorporation provides for a classified Board of Directors, which may have the effect of deterring hostile takeovers or delaying changes in control or management of UnitedGlobalCom. For purposes of determining their terms, directors are divided into three classes. The Class I directors, whose terms expire at the 2000 annual stockholders' meeting, include Messrs. Carollo, DeGeorge, and Mark L. Schneider. The Class II directors, whose terms expire at the 2001 annual stockholders' meeting, include Mr. Cole. The Class III directors, whose terms expire at the 2002 annual stockholders' meeting, include Messrs. Riordan, Rochelle and Gene W. Schneider. In October 1999, Messrs. Lawrence F. DeGeorge, Antony Ressler and Bruce Spector resigned from the Board. The Board appointed Messrs. Michael T. Fries and John
C. Malone and Ms. Tina M. Wildes to the Board effective November 15, 1999, and Mr. Hank Vigil to the Board effective March 8, 2000, each to serve until the Meeting. On November 15, 1999, the Board also appointed Gregory P. Maffei as a director. Mr. Maffei resigned in March 2000.

                               Principal Occupation or Employment During Past Five Years,
Name                            Positions with UnitedGlobalCom and Certain Directorships
----                           ----------------------------------------------------------

Gene W. Schneider......
                      Mr. Schneider has served as Chairman of the Board of Directors of UnitedGlobalCom since its inception in May 1989 and was a director of United International Holdings, a Colorado general partnership (the "Partnership"), from September 1989 until its dissolution in December 1993. Mr. Schneider has also served as UnitedGlobalCom's Chief Executive Officer since October 1995, and served as President from October 1997 until he relinquished the title in September 1998. Since June 1999, Mr. Schneider has also served as a director of Austar United Communications Limited, a majority-owned subsidiary of UnitedGlobalCom ("Austar United"). Mr. Schneider served as a member of the Supervisory Board of UPC from July 1995 until February 1999, when he became an adviser to the Board. From May 1989 until its merger with TCI in November 1991, Mr. Schneider served as Chairman of United Artists Entertainment Company ("United Artists"), then the third largest cable television company and the largest theater owner in the world. He was a founder of United Cable Television Corporation ("United Cable") in the early 1950s and, as its Chairman and Chief Executive Officer, helped build United Cable into the eighth-largest multiple system operator in the United States prior to its merger with United Artists in 1989. He has been active in cable television affairs and has served on the Board of the National Cable Television Association ("NCTA"), and on numerous committees and special projects thereof, since the NCTA's inception in the early 1950s. Mr. Schneider is one of the original inductees into the NCTA's Cable Television Pioneers. Mr. Schneider is an adviser to the Supervisory Boards of UPC and chello broadband and the Chairman of the Board of Advance Display Technologies, Inc.

Michael T. Fries.......
                      Mr. Fries became a director of UnitedGlobalCom in November 1999 and has served as its President and as a member of the UPC Supervisory Board since September 1998 and as Chairman of the UPC Supervisory Board since February 1999. He has also served as President and Chief Executive Officer of United Asia/Pacific Communications, Inc., a wholly-owned subsidiary of UnitedGlobalCom ("UAP"), since June 1995 and December 1995, respectively, and Executive Chairman of Austar United, since June 1999. In addition, since September 1998, Mr. Fries has served as the President of United Latin America, Inc., a wholly-owned subsidiary of UnitedGlobalCom ("ULA"). In January 2000, he became a member of the chello broadband Supervisory Board. From March 1990 to June 1995, Mr. Fries served as Senior Vice President, Development, in which capacity he was responsible for managing UnitedGlobalCom's acquisitions and new business development activities, including its expansion into the Asia/Pacific, Latin America and European markets.

Mark L. Schneider......
                      Mr. Schneider has been a director of UnitedGlobalCom since April 1993. From December 1996 until December 1999, he also served as Executive Vice President of UnitedGlobalCom. In April 1997, Mr. Schneider also became Chief Executive Officer of UPC and Chairman of its Board of Management, and in March 1998 he also became Chairman of the Supervisory Board of chello broadband. From April 1997 to September 1998, he served as President of UPC, and from May 1996 to December 1996, he served as the Chief of Strategic Planning and Operations

                      Oversight for UnitedGlobalCom. Mr. Schneider served as President of UnitedGlobalCom from July 1992 to June 1995, and as Senior Vice President of UnitedGlobalCom from May 1989 to July 1992. He also worked as a consultant for UnitedGlobalCom from June 1995 to May 1996. Mr. Schneider is also a director of Advance Display Technologies, Inc.

John F. Riordan........
                      Mr. Riordan has been a director of UnitedGlobalCom since March 1998. Mr. Riordan became Vice Chairman of UPC's Board of Management in September 1998 and President of UPC in June 1999. Mr. Riordan has also served on the Supervisory Board of chello broadband since September 1998 and as a director of Austar United since June 1999. From March 1998 to June 1999, he served as Executive Vice President of UPC, and from September 1998 to June 1999, he served as President of Advanced Communications for UPC, where he oversaw the implementation of UPC's Internet/data services and digital distribution network. From 1992 to November 1998, Mr. Riordan served as Chief Executive Officer of Princes Holdings Limited, a multi-channel television operating company in Ireland in which UnitedGlobalCom held a 20% interest until its sale in November 1998.

Albert M. Carollo......
                      Mr. Carollo has been a director of UnitedGlobalCom since April 1993 and was a director of the Partnership from December 1990 until its dissolution in December 1993. Mr. Carollo is the Chairman of Sweetwater Television Company, a cable television company, and served as its President from 1955 until 1997. Mr. Carollo served as a director of United Artists from December 1988 until its merger with TCI in November 1991 and as a director of United Cable from 1974 until its merger with United Artists in 1989.

John P. Cole, Jr.......
                      Mr. Cole has been a director of UnitedGlobalCom since March 1998, and became a member of the Supervisory Board of UPC in February 1999. Also, in January 2000, he became a member of the Supervisory Board of chello broadband. Mr. Cole has practiced law in Washington, D.C. since 1956 and has been counsel over the years in many landmark proceedings before the Federal Communications Commission, reflecting the development of the cable industry. In 1966, he founded the law firm of Cole, Raywid & Braverman, a firm specializing in all aspects of telecommunications and media law.

Lawrence J. DeGeorge...
                      Mr. DeGeorge has been a director of UnitedGlobalCom since April 1993 and was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. DeGeorge served as Chairman of the Board and Chief Executive Officer of Amphenol Corporation, a major international manufacturer of electrical, electronic and fiber-optic connectors, cable and cable assemblies, from May 1987 until its sale in May 1997. Mr. DeGeorge also served as the Chief Executive Officer of Amphenol Corporation's subsidiary, Times Fiber Television Communications, Inc., a major U.S. manufacturer of coaxial cable for the cable television industry, from 1985 until the sale of Amphenol Corporation.

Curtis W. Rochelle.....
                      Mr. Rochelle has been a director of UnitedGlobalCom since April 1993 and was a director of the Partnership, from September 1989 until its dissolution in December 1993. He is a rancher in Rawlins, Wyoming, and the owner of Rochelle Livestock. Mr. Rochelle served as a director of United Artists from December 1988 until its merger with Telecommunications, Inc. ("TCI") in November 1991 and as a director of United Cable from 1974 until its merger with United Artists in 1989.

John C. Malone.........
                      Mr. Malone has been a director of UnitedGlobalCom since November 1999. He is the Chairman of Liberty Media Corporation ("Liberty"), a producer and distributor of entertainment, sports, informational programming and electronic retailing services. From 1996 to 1999 he served as Chairman of TCI and from 1994 to 1999 as Chief Executive Officer of TCI. Mr. Malone served as Chief Executive Officer from 1992 to 1994 and as President from 1993 to 1994 of TCI Communications, Inc. He is also a director of AT&T Corporation, The Bank of New York, @ Home Corporation, TCI Satellite Entertainment, Inc., USANi LLC, Black Entertainment Television Holdings II, and Cendant Corporation.

Henry P. Vigil.........
                      Mr. Vigil became a director of UnitedGlobalCom in March 2000. He is the Vice President, Consumer Strategy and Partnerships, of Microsoft Corporation ("Microsoft"), a computer software company, a position he has held since January 1999. At Microsoft he is responsible for developing consumer strategies, managing strategic engagements with consumer electronics companies and developing consumer platforms and consumer services. From January 1997 to January 1999, Mr. Vigil served as the Senior Director of Strategy Planning and Business Development for the Digital Television Group at Microsoft where he was responsible for the development of Microsoft's digital TV strategy. From September 1995 to January 1997, he served as the General Manager of Microsoft's Internet Commerce Business and Interactive Television Units.

Tina M. Wildes.........
                      Ms. Wildes has been a director of UnitedGlobalCom since November 1999 and the Senior Vice President of Development Oversight and Administration of UnitedGlobalCom since May 1998. She has also served as a member of the Supervisory Board of UPC since February 1999. In January 2000, she also became a member of the Supervisory Board of chello broadband. From October 1997 until May 1998, Ms. Wildes served as Senior Vice President of Programming for UnitedGlobalCom. From December 1993 until October 1997, Ms. Wildes served as a Regional Vice President of UnitedGlobalCom's Latin American region. Prior to that time, from 1988, Ms. Wildes served as either a director or vice president of development, programming and operations, for several of UnitedGlobalCom's European operating entities.

     Gene W. Schneider is the father of Mark L. Schneider and Tina Wildes who are brother and sister. No other family relationships exist between any other named executive officer or director of UnitedGlobalCom.

  Other Key Employees

     The following lists other officers who are not executive officers of UnitedGlobalCom but who make significant contributions to UnitedGlobalCom and its subsidiaries:

                               Principal Occupation or Employment During Past Five Years,
Name                            Positions with UnitedGlobalCom and Certain Directorships
----                           ----------------------------------------------------------

James Clark............
                      Mr. Clark, 45, became Vice President, Regional Operations, of UnitedGlobalCom May 1, 1999, where he oversees all operations in Asia/Pacific and Latin America. Mr. Clark has also served as a Vice President of UAP since August 1999 and of ULA since June 1999. Prior to his current positions he served as the Regional Manager for Austar Entertainment Pty Limited, which is a wholly-owned subsidiary of the Company, from 1997 to May 1999. From January 1996 to 1997, Mr. Clark served as Satellite Operations Manager at Austar Entertainment Pty Limited where he was responsible for launching direct broadcast satellite service in rural Australia. Prior to joining Austar Entertainment Pty Limited, from 1990 to 1995, Mr. Clark served as Regional Vice President for The Disney Channel where he managed sales and marketing in eight mid-west states serving over 1,000,000 subscribers.

Valerie L. Cover.......
                      Ms. Cover, 43, has served as the Controller for UnitedGlobalCom since October 1990 and as a Vice President of UnitedGlobalCom since December 1996. Ms. Cover is responsible for the accounting, financial reporting and information technology functions of UnitedGlobalCom. Prior to joining UnitedGlobalCom, she was the Director of Corporate Accounting at United Artists from May 1989 until October 1990 and Manager of Financial Reporting at United Cable from June 1986 until May 1989.

John C. Porter.........
                      Mr. Porter, 42, has served as the Chief Executive Officer and a director of Austar United since June 1999 and as the Managing Director of Austar Entertainment Pty Limited, a wholly-owned subsidiary of UnitedGlobalCom, from July 1997 to December 1999. In these positions, Mr. Porter is senior operating liaison for telecommunications projects in the Asia/Pacific region. From January 1997 to August 1999, he also served as the Chief Operating Officer of UAP. From 1995 until January 1997, Mr. Porter served as the Chief Operating Officer for Austar Entertainment Pty Limited, where he was responsible for the design and deployment of such company's multi-channel multi-point distribution system/satellite/ cable television network. Prior to joining Austar Entertainment Pty Limited, Mr. Porter served as the President of the Ohio Division of Time Warner, Inc., which had over 250,000 cable customers.

Ellen P. Spangler......
                      Ms. Spangler, 51, has served as Senior Vice President of Business and Legal Affairs and Secretary of UnitedGlobalCom since December 1996. She also became a member of the Supervisory Board of UPC in February 1999. Ms. Spangler is responsible for the legal operations of UnitedGlobalCom. Prior to assuming her current positions, since February 1991, she served as a Vice President of UnitedGlobalCom and her responsibilities included business and legal affairs, programming and assisting on development projects.

Blas Tomic.............
                      Mr. Tomic, 50, became the President of VTR GlobalCom S.A. (f/k/a VTR Hipercable S.A.), a wholly-owned subsidiary of UnitedGlobalCom ("VTR"), in April 1999. From 1994 to l999, Mr. Tomic served as Executive Member of the board of VTR, Cia. Nacional de Telfonos and Cia. Telfonos de Coyhaique S.A. During 1996 and 1997, Mr. Tomic served as Executive Member of the board of CTC-VTR Comunicaciones Moviles S.A. Mr. Tomic has also represented the Government of Chile, Ministry of Finance, in the United States and served as executive director of, and Chilean representative at, the Inter-American Development Bank.

Frederick G.
  Westerman............
                      Mr. Westerman, 34, became Chief Financial Officer of UnitedGlobalCom in June 1999. His responsibilities include oversight and planning of UnitedGlobalCom's financial and treasury operations. He also serves as Vice President of UAP and of ULA. From December 1997 to June 1999, Mr. Westerman served as Treasurer for EchoStar Communications Corporation where he was responsible for strategic planning, financial analysis, treasury operations, risk management, corporate budgeting and institutional investor relations. From June 1993 to September 1997, Mr. Westerman served as Vice President of Equity Research for UBS Securities LLC (a subsidiary of Union Bank of Switzerland) where he was responsible for primary research coverage of cable television and satellite communications and secondary coverage of media and entertainment.

Committees and Meetings

     UnitedGlobalCom has an Audit Committee and a Compensation Committee. There is no standing nomination committee of the Board.

     Audit Committee. The members of the Audit Committee are Messrs. Carollo, Cole and DeGeorge. The Audit Committee is charged with reviewing and monitoring UnitedGlobalCom's financial reports and accounting practices to ascertain that they are within acceptable limits of sound practice, to receive and review audit reports submitted by UnitedGlobalCom's independent auditors and to make such recommendations to the Board as may seem appropriate to the Audit Committee to assure that the interests of UnitedGlobalCom are adequately protected and to review all related party transactions and potential conflict-of-interest situations. The Audit Committee of UnitedGlobalCom held one meeting during the year ended December 31, 1999.

     Compensation Committee. The members of the Compensation Committee (the "Committee") during the year ended December 31, 1999, were Messrs. Carollo, Cole, DeGeorge, Malone (since his appointment in November 1999) and Rochelle. Mr. Vigil became a member of the Committee in March 2000. Also, former directors Lawrence F. DeGeorge, Antony Ressler and Bruce Spector were members of the Committee until their resignations in October 1999. The Committee held four meetings during 1999. The Committee administers UnitedGlobalCom's employee stock option plans, and in this capacity approves all option grants to UnitedGlobalCom executive officers and management under the Employee Plan. It also makes recommendations to the Board of Directors with respect to the compensation of the Chairman of the Board and Chief Executive Officer and approves the compensation paid to other senior executives.

                                  SCHEDULE II
             OPINION OF DONALDSON, LUFKIN & JENRETTE INTERNATIONAL

                          DONALDSON, LUFKIN & JENRETTE
                   DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
                        99 BISHOPSGATE, LONDON EC2M 3YF
                            TELEPHONE: 0207 655 7000

                                                                   March 9, 2000

Board of Directors
SBS Broadcasting S.A.
8-10 Rue Mathias Hardt
L-1717 Luxembourg

     Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the shareholders of SBS Broadcasting S.A. (the "Company") (other than to shareholders who are affiliates of the Company, including the Parent (as defined below)) of the consideration to be received by such shareholders pursuant to the terms of the Exchange Offer Agreement to be dated as of March 9, 2000 (the "Agreement") between United Pan-Europe Communications N.V. ("Parent") and the Company.

     Pursuant to the Agreement, Parent will commence an exchange offer for any and all outstanding common shares of the Company (other than common shares owned by Parent) for $40 per share in cash and 0.19408 ordinary shares A of Parent subject to a collar as described in the Agreement (the "Parent Shares") for each common share of the Company (the "Consideration") pursuant to an exchange offer (the "Offer").

     In arriving at our opinion, we have reviewed the draft dated March 8, 2000 of the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Parent including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company prepared by the management of the Company and certain financial projections of Parent prepared by certain industry research analysts, which we discussed with the management of Parent. In addition, we have compared certain financial and securities data of the Company and Parent with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the shares of the Company and Parent, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company or any of its assets.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Parent or their respective representatives, or that was otherwise reviewed by us. With respect to the financial projections of the Company reviewed by us, we have relied on representations that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. With respect to the financial projections of Parent referred to above, we have relied on representations that they are not materially different from the best currently available estimates and judgments of the management of Parent as to the

           REGISTERED BY THE SECURITIES AND FUTURES AUTHORITY LIMITED
                    REGISTERED IN ENGLAND AND WALES: 2475089 future operating performance of Parent. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Parent Shares will actually trade at any time. Our opinion does not address the relative merits of the proposed transaction and other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the proposed transaction. Our opinion does not constitute a recommendation to any shareholder as to whether or not such shareholder should tender its shares in the Offer.

     Donaldson, Lufkin & Jenrette International ("DLJI"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJI and its affiliates have performed investment banking and other services for the Company and Parent in the past and has been compensated for such services. For example, DLJI has acted or is acting as lead or co-managing underwriter for Parent, the Company and their respective affiliates on numerous recent offerings of notes and equity securities. Certain affiliates of DLJI in the aggregate own less than two percent of SBS Broadcasting S.A. and less than one percent of United Pan-Europe Communications N.V.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the shareholders of the Company pursuant to the Offer is fair to such shareholders (other than to shareholders who are affiliates of the Company, including Parent) from a financial point of view.

                                          Very truly yours

                                          DONALDSON LUFKIN & JENRETTE
                                            INTERNATIONAL

                                          By: /s/ LEE A. LE BRUN
                                            ------------------------------------
                                            Lee A. Le Brun
                                            Senior Vice President

     Photocopies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal, Certificates for SBS shares and any other required documents should be sent or delivered by each shareholder of SBS or such shareholder's broker, dealer, commercial bank, trust company or other nominee to the exchange agent at one of its addresses set forth below:

                 The Exchange Agent for the Exchange Offer is:

                                 CITIBANK, N.A.

             By Hand:                           By Mail:                    By Overnight Courier:

          CITIBANK, N.A.                     CITIBANK, N.A.                     CITIBANK, N.A.
   C/O SECURITIES TRANSFER AND             CORPORATE ACTIONS                  CORPORATE ACTIONS
     REPORTING SERVICES INC.                 P.O. BOX 2544            SUITE 4660 -- 525 WASHINGTON BLVD.
     ATTN: CORPORATE ACTIONS          JERSEY CITY, N.J. 07303-2544         JERSEY CITY, N.J. 07303
  100 WILLIAM STREET -- GALLERIA
       NEW YORK, N.Y. 10038

                                            For Information:
                                         In the United States:
                                             (877) 248-4237
                                               In Europe:
                                            +44-20-7986-2138

     Questions and requests for assistance may be directed to the information agent or the Dealer Manager at their respective addresses and telephone numbers listed below. Additional copies of this prospectus, the Letter of Transmittal and other tender offer materials may be obtained from the information agent as set forth below, and will be furnished promptly at UPC's expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.

                The Information Agent for the Exchange Offer is:

                                   D.F. KING


                UNITED STATES                                      EUROPE
            D.F. KING & CO., INC.                        D.F. KING (EUROPE) LIMITED
               77 WATER STREET                       2ND FLOOR, 2 LONDON WALL BUILDINGS
           NEW YORK, NEW YORK 10005                     LONDON WALL, LONDON EC2M 5PP
        CALL TOLL FREE: (800) 769-4414                 CALL COLLECT: +44 207 920 9700
         CALL COLLECT: (212) 269-5550

                           Banks and Brokerage Firms
                          Call Collect: (212) 269-5550

                 The Dealer Manager for the Exchange Offer is:

                              GOLDMAN, SACHS & CO.
                                  85 BROAD ST.
                            NEW YORK, NEW YORK 10004
                                 (212) 902-1000

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Netherlands law, each member of UPC's Supervisory Board and Board of Management is responsible to UPC for the proper performance of his or her assigned duties. UPC's articles of association provide that the adoption by the general meeting of shareholders of the annual accounts shall discharge the Supervisory Board and Board of Management from liability in respect of the exercise of their duties during the financial year concerned unless an explicit reservation is made by the general meeting of shareholders. This discharge of liability may also be limited by mandatory provisions of Netherlands law, such as in the case of bankruptcy, and furthermore extends only to actions or omissions not disclosed in or apparent from the adopted annual accounts. In the event of such actions or omissions, the members of the Supervisory Board or Board of Management will be jointly and severally liable to third parties for any loss sustained by such third parties as a result of such actions or omissions, unless the Supervisory Board or Board of Management member proves that he or she is not responsible for the actions or omissions. Generally, under Netherlands law, directors will not be held personally liable for decisions based on reasonable business judgment.

     Under UPC's articles of association, UPC must indemnify any person who is or has been a member of UPC's supervisory board or management board and who, either because he or she has served as a member of the supervisory board or management board or as an officer, employee or agent of UPC, becomes a party to any legal proceeding, whether civil, criminal, administrative or investigative (other than a legal proceeding in or by or on behalf of UPC). UPC must indemnify each of these persons against all expenses (including legal fees), judgments and other amounts reasonably incurred in connection with the legal proceeding, provided that he or she acted in good faith in carrying out his or her duties and in a manner that he or she reasonably believed to be in, or not opposed to, the best interest of UPC. In a criminal proceeding, an indemnified person must have had no reasonable cause to believe that his or her conduct was unlawful or outside his or her mandate.

     UPC's articles of association also require UPC to indemnify persons entitled to indemnification (as described in the previous paragraph) in legal proceedings in or by or on behalf of UPC against all expenses (including legal fees), judgments and other amounts reasonably incurred in connection with the legal action if he or she acted in good faith in carrying out his or her duties and in a manner that he or she reasonably believed to be in, or not opposed to, the best interest of UPC. This indemnification will generally not apply if the person seeking indemnification is found to have acted with gross negligence or with intentional failure (opzettelijk tekortschieten) in the performance of his or her duty to UPC, unless the court in which the action is brought determines that indemnification is otherwise fair and reasonable.

     Under UPC's articles of association, UPC can only indemnify a person upon a determination that indemnification is proper under the circumstances. This determination is made by a decision of the supervisory board adopted by a majority of the votes cast by members of the supervisory board who are not parties to the legal action, unless the entire supervisory board is named in the legal action or if the supervisory board directs, in which case the determination is made by independent legal counsel in a written opinion. Alternatively, this determination can be made by the general meeting of shareholders.

     UPC may, if authorized by the supervisory board, purchase insurance on behalf of any member of the supervisory board or management board or any officer, employee or agent of UPC to cover any liability incurred by a person in connection with his or her service to UPC.

ITEM 21.  EXHIBITS AND FINANCIAL DATA SCHEDULES.

     (a) The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 2.1      Exchange Offer Agreement, dated as of March 9, 2000, between
          UPC and SBS Broadcasting S.A.
 2.2      Letter Agreement, dated as of April 11, 2000, by and between
          UPC and SBS amending the Exchange Offer Agreement.
 2.3      Share Exchange Agreement, dated as of March 9, 2000, between
          UPC and each of the several shareholders listed on the
          signature page thereof.
 3.1      Amended and Restated Articles of Association of UPC
          (incorporated herein by reference to Exhibit 3.1 from UPC's
          Amendment No. 1 to Registration Statement on Form S-1 filed
          September 23, 1999 (File No. 333-84427)).
 3.2      Amendment to the Articles of Association of UPC dated March
          17, 2000 (incorporated herein by reference to Exhibit 3.1
          from UPC's Form 8-K filed March 17, 2000 (File No.
          000-25365)).
 4.1      Amended and Restated Deposit Agreement, dated as of October
          25, 1999, by and among UPC, Citibank N.A., as Depositary,
          and the Holders and Beneficial Owners of ADSs evidenced by the ADRs issued thereunder (incorporated herein by reference to Exhibit (a) from UPC's Post-Effective Amendment No. 1 to
          Form F-6 filed October 14, 1999 (File No. 333-9850)).
 5.1      Opinion of Clifford Chance Limited Liability Partnership,
          Netherlands counsel to UPC, regarding the validity of the
          UPC ordinary shares A.
 8.1      Opinion of Clifford Chance Limited Liability Partnership,
          Netherlands counsel to UPC, regarding certain Netherlands
          tax matters.
10.1      Letter Agreement, dated as of March 9, 2000, by and between
          Harry Evans Sloan and UPC.
10.2      Letter Agreement, dated as of March 9, 2000, by and between
          Howard A. Knight and UPC.
10.3      Letter Agreement, dated as of March 9, 2000, by and between
          Michael Finkelstein and UPC.
10.4      Letter Agreement, dated as of March 9, 2000, by and between
          Martin Lindskog and UPC.
23.1      Consent of Arthur Andersen (UPC).
23.2      Consent of Arthur Andersen (United TeleKabel Holding N.V.).
23.3      Consent of Arthur Andersen (ENECO KabelTV and Telecom
          Group).
23.4      Consent of Ernst & Young, Statsautoriseret
          Revisionsaktieselskab (SBS).
23.5      Consent of KPMGPolska Sp.z o.o (@Entertainment, Inc.).
23.6      Consent of Ernst & Young AB (NBS Nordic Broadband Services
          AB).
23.7      Consent of PricewaterhouseCoopers (Singapore Telecom
          International Svenska AB)
23.8      PricewaterhouseCoopers Auditing Standards Letter.
23.9      Consent of ATAG Ernst & Young Ltd. (TV3 Ltd., Schlieren).
23.10     Consent of Clifford Chance Limited Liability Partnership,
          Netherlands counsel to UPC (contained in Exhibit 5.1).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
23.11     Consent of Clifford Chance Limited Liability Partnership,
          Netherlands counsel to UPC (contained in Exhibit 8.1).
23.12     Consent of Donaldson, Lufkin & Jenrette International, SBS's
          Financial Adviser.
24.1      Power of Attorney.
99.1      Form of Letter of Transmittal.*
99.2      Form of Notice of Guaranteed Delivery.*
99.3      Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and other Nominees.*
99.4      Form of Letter to Clients for use by Brokers, Dealers,
          Commercial Banks, Trust Companies and other Nominees.*
99.5      Guidelines for Certification of Taxpayer Identification
          Number on Substitute Form W-9.*
99.6      Opinion of Donaldson, Lufkin & Jenrette International, SBS's
          Financial Adviser (included as Schedule II to the
          Prospectus).
99.7      Press Release issued by UPC on March 9, 2000 (incorporated herein by reference to Exhibit 99.1 from UPC's Form 8-K
          filed March 13, 2000 (File No. 000-25365)).
99.8      Press Release issued by UPC on April 11, 2000 (incorporated herein by reference to Exhibit 99.1 from UPC's Form 8-K
          filed April 18, 2000 (File No. 000-25365)).

---------------
* To be filed by amendment.

     (b) Financial Statement Schedules.

         None.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the Registrant in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to this request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on this 12th day of May, 2000.

                                          UNITED PAN-EUROPE COMMUNICATIONS N.V.,
                                          a Netherlands public limited liability
                                          company

                                          By: /s/ CHARLES H.R. BRACKEN
                                            ------------------------------------
                                          Name:  Charles H.R. Bracken
                                          Title:    Board of Management Member
                                                    and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----
                         *                           Chairman of Board of Management     May   , 2000
---------------------------------------------------    and Chief Executive Officer
                 Mark L. Schneider

                         *                           Board of Management Member and      May   , 2000
---------------------------------------------------    President
                  John F. Riordan

             /s/ CHARLES H.R. BRACKEN                Board of Management Member and      May   , 2000
---------------------------------------------------    Chief Financial Officer
               Charles H. R. Bracken

                         *                           Board of Management Member,         May   , 2000
---------------------------------------------------    Managing Director, Eastern
                 Nimrod J. Kovacs                      Europe and Executive Chairman,
                                                       UPC Central Europe

                         *                           Board of Management Member and      May   , 2000
---------------------------------------------------    General Counsel
                 Anton M. Tuijten

                         *                           Managing Director, Finance and      May   , 2000
---------------------------------------------------    Accounting (Chief Accounting
                 Ray D. Samuelson                      Officer)

                         *                           Chairman of Supervisory Board       May   , 2000
---------------------------------------------------    and Authorized U.S.
                 Michael T. Fries                      Representative

                         *                           Supervisory Director                May   , 2000
---------------------------------------------------
                   John P. Cole

                                                     Supervisory Director                May   , 2000
---------------------------------------------------
                 Richard De Lange

                         *                           Supervisory Director                May   , 2000
---------------------------------------------------
                 Ellen P. Spangler

                         *                           Supervisory Director                May   , 2000
---------------------------------------------------
                  Tina M. Wildes

           *By /s/ CHARLES H.R. BRACKEN
   ---------------------------------------------
               Charles H.R. Bracken,
                 Attorney-in-fact